UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒		Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
MPG OFFICE TRUST, INC.

(Name of Registrant as Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common stock, par value $0.01 per share

(2)
Aggregate number of securities to which transaction applies: (i) 57,334,529 shares of common stock outstanding, (ii) 135,526 shares of common stock issuable upon exchange of common units of limited partnership interest in MPG Office, L.P., and (iii) 3,267,628 restricted stock units and shares of common stock issuable upon exercise of outstanding options with an exercise price of less than $3.15.

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0‑11 (set forth the amount on which the filing fee is calculated and state how it was determined): Solely for purposes of calculating the registration fee, the maximum aggregate value of the transaction was calculated as the sum of (i) 57,334,529 shares of common stock, at $3.15 per share, plus (ii) 135,526 shares of common stock issuable upon exchange of common units of limited partnership interest in MPG Office, L.P., at $3.15 per share, plus (iii) 3,267,682 restricted stock units and shares of common stock issuable upon exercise of outstanding options with an exercise price of less than $3.15, at $3.15 per share. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.00013640 by the maximum aggregate value of the transaction.

	(4)	Proposed maximum aggregate value of transaction: $191,323,871.55

	(5)	Total fee paid: $26,096.58

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0‑11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

[*], 2013

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders of MPG Office Trust, Inc., a Maryland corporation (“the Company”), to be held at [*], local time, on [*], [*], 2013, at the Omni Los Angeles Hotel, 251 South Olive Street, Los Angeles, California 90012.

On April 24, 2013, the Company and MPG Office, L.P. entered into a merger agreement with Brookfield DTLA Holdings LLC, a Delaware limited liability company (which was converted from a Delaware limited partnership on May 10, 2013), Brookfield DTLA Fund Office Trust Investor Inc., Brookfield DTLA Fund Office Trust Inc. and Brookfield DTLA Fund Properties LLC, pursuant to which, among other things, the Company agreed to merge with and into Brookfield DTLA Fund Office Trust Inc. (the “merger”). At the special meeting of stockholders, we will ask you to consider and vote on the approval of the merger and the other transactions contemplated by the merger agreement. We will also solicit for approval to adjourn the special meeting to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger and the other transactions contemplated by the merger agreement. In addition, we will solicit stockholder approval, on an advisory (non-binding) basis, of certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the consummation of the merger (which we refer to as the “merger-related compensation”).

Upon completion of the merger, our common stockholders will receive consideration of $3.15 for each share of common stock held at the effective time of the merger, in cash, without interest and less any required withholding tax. On [*], 2013, the last trading day prior to the printing of the proxy statement that accompanies this letter, the closing price of our common stock on the New York Stock Exchange was $[*.**] per share. Upon completion of the merger, our minority operating partnership unit holders will receive consideration of $3.15 for each operating partnership unit held at the effective time of the merger, in cash, without interest and less any required withholding tax. Upon completion of the merger, each share of 7.625% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, of the Company (which we refer to as “Company preferred shares”) outstanding immediately prior to the effective time of the merger will automatically, and without a vote by Company preferred stockholders, be converted into, and canceled in exchange for one share of 7.625% Series A Cumulative Redeemable Preferred Stock of Brookfield DTLA Fund Office Trust Investor Inc. (the “Sub REIT preferred shares”). The merger agreement also contemplates that an entity affiliated with Brookfield Office Properties Inc. (“BPO”) will commence a tender offer to acquire up to all of the Company preferred shares outstanding immediately prior to the effective time of the merger at a price per share equal to $25.00, payable net to the seller in cash, without interest and less any withholding tax required by applicable law. For the sake of clarity, Company preferred shares that are not tendered pursuant to this tender offer will not be cashed out in the merger, but will instead be converted into Sub REIT preferred shares. The Sub REIT preferred shares will be issued by Brookfield DTLA Fund Office Trust Investor Inc., an entity affiliated

[*], 2013

with BPO. However, BPO is not an obligor of, and is not required to provide credit support for, the Sub REIT preferred shares.

After careful consideration, including the fact that the merger agreement resulted from a third‑party solicitation and negotiation process lasting more than eight months, during which more than 90 potential investors and sponsors were contacted, of which 26 executed confidentiality agreements, 12 participated in property tours of the Company’s assets and four submitted preliminary bids, the board of directors unanimously approved the merger agreement and the merger and the other transactions contemplated by the merger agreement and determined that the merger is advisable and in the best interests of our company. The board of directors unanimously recommends that you vote FOR the proposal to approve the merger and the other transactions contemplated by the merger agreement. The board of directors also recommends that you vote FOR any proposed adjournments of the special meeting for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the merger and the other transactions contemplated by the merger agreement and FOR approval, on an advisory (non-binding) basis, of the merger-related compensation.

We cannot complete the merger unless the holders of at least two-thirds of our issued and outstanding shares of common stock entitled to vote at the special meeting vote to approve the merger and the other transactions contemplated by the merger agreement. The accompanying notice of special meeting of stockholders provides specific information concerning the special meeting. The enclosed proxy statement provides you with a summary of the merger, the merger agreement and the other transactions contemplated by the merger agreement and additional information about the parties to the merger agreement. We encourage you to read carefully the enclosed proxy statement and the merger agreement, a copy of which is included in the proxy statement as Annex A.

Some of our directors and executive officers and certain other persons have interests and arrangements that may be different from, or in addition to, and may conflict with, your interests as a stockholder of the Company. These interests are summarized in the section entitled “The Merger—Proposal 1—Interests of Our Directors and Executive Officers in the Merger” on page 67 of the enclosed proxy statement.

Your vote is very important. Whether or not you plan to attend the special meeting, please authorize a proxy to vote your shares as promptly as possible. To authorize a proxy, (i) complete, sign, date and mail your proxy card in the pre-addressed postage-paid envelope provided, (ii) call the toll free telephone number listed on your proxy card or (iii) use the Internet as described in the instructions on your proxy card. Authorizing a proxy will ensure that your vote is counted at the special meeting if you do not attend in person. If your shares of common stock are held in “street name” by your bank, brokerage firm or other nominee, only your bank, brokerage firm or other nominee can vote your shares of common stock and the vote cannot be cast unless you provide instructions to your bank, brokerage firm or other nominee on how to vote or obtain a legal proxy from your bank, brokerage firm or other nominee.

[*], 2013

You should follow the directions provided by your bank, brokerage firm or other nominee regarding how to instruct your bank, brokerage firm or other nominee to vote your shares of common stock. You may revoke your proxy at any time before it is voted by delivery of a properly executed, later-dated proxy or by attending the special meeting in person and notifying the chairman of the meeting that you would like your proxy revoked.

Sincerely,

Paul M. Watson
Chairman of the Board

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [*], 2013
[*], 2013

To Our Stockholders:

NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of MPG Office Trust, Inc., a Maryland corporation (the “Company”), will be held at [*], local time, on [*], [*], 2013, at the Omni Los Angeles Hotel, 251 South Olive Street, Los Angeles, California 90012, for the following purposes:

1.    to consider and vote upon a proposal to approve the merger of the Company with and into Brookfield DTLA Fund Office Trust Inc. (“REIT Merger Sub”), with REIT Merger Sub as the surviving corporation (the “merger”), pursuant to the Agreement and Plan of Merger (as it may be amended from time to time, the “merger agreement”), dated as of April 24, 2013, by and among Brookfield DTLA Holdings LLC, a Delaware limited liability company (which was converted from a Delaware limited partnership on May 10, 2013) (“Brookfield DTLA”), Brookfield DTLA Fund Office Trust Investor Inc. (“Sub REIT”), REIT Merger Sub, Brookfield DTLA Fund Properties LLC (“Partnership Merger Sub”) (Brookfield DTLA, Sub REIT, REIT Merger Sub, Partnership Merger Sub, Brookfield Office Properties Inc. (“BPO”) and the tender offer purchaser (as defined below), collectively, the “Brookfield parties”), the Company, and MPG Office, L.P. (the “Partnership”, and together with the Company, the “MPG parties”), and the other transactions contemplated by the merger agreement, as more fully described in the enclosed proxy statement;

2.    to consider and vote upon any proposal to adjourn the special meeting to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger and the other transactions contemplated by the merger agreement;

3.    to consider and cast an advisory (non-binding) vote on a proposal to approve the merger-related compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger (which we refer to as the “merger-related compensation”); and

4.    to transact such other business as may properly come before the special meeting or any adjournment or postponement thereof by or at the direction of our board of directors (the “Board”).

The Board has determined that the merger and the other transactions contemplated by the merger agreement are advisable and in the best interests of the Company on the terms set forth in the merger agreement and has approved the merger and the other transactions contemplated by the merger agreement. Accordingly, the Board recommends that you vote FOR approval of the merger and the other transactions contemplated by the merger agreement, FOR any proposal to adjourn the special meeting to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger and FOR approval, on an advisory (non-binding) basis, of the merger-related compensation.

[*], 2013

All common stockholders of record as of the close of business on May 24, 2013 are entitled to receive notice of, and to attend and vote at, the special meeting and any postponements or adjournments of the special meeting. Each stockholder is entitled to one vote for each share of common stock, par value $0.01 per share, of the Company (each a “Company common share”) owned as of the close of business on the record date. Approval of the merger and the other transactions contemplated by the merger agreement requires the affirmative vote of holders of at least two-thirds of the Company common shares that are issued and outstanding and entitled to vote at the special meeting. Accordingly, regardless of the number of Company common shares you own, your vote is important.

Whether or not you plan to attend the special meeting, please authorize a proxy to vote your shares as promptly as possible. To authorize a proxy, (i) complete, sign, date and mail your proxy card in the pre-addressed postage-paid envelope provided, (ii) call the toll free telephone number listed on your proxy card or (iii) use the Internet as described in the instructions on your proxy card. Authorizing a proxy will ensure that your vote is counted at the special meeting if you do not attend in person. If your Company common shares are held in “street name” by your bank, brokerage firm or other nominee, only your bank, brokerage firm or other nominee can vote your Company common shares and the vote cannot be cast unless you provide instructions to your bank, brokerage firm or other nominee on how to vote or obtain a legal proxy from your bank, brokerage firm or other nominee. You should follow the directions provided by your bank, brokerage firm or other nominee regarding how to instruct your bank, brokerage firm or other nominee to vote your Company common shares. You may revoke your proxy at any time before it is voted by delivery of a properly executed, later-dated proxy or by attending the special meeting in person and voting or notifying the chairman of the meeting that you would like your proxy revoked. By authorizing your proxy promptly, you can help us avoid the expense of further proxy solicitations.

Your attention is directed to the proxy statement accompanying this notice (including the exhibits thereto) for a more complete description of the matters proposed to be acted on at the special meeting. We encourage you to read this proxy statement carefully. If you have any questions or need assistance voting your shares, please call our proxy solicitor, MacKenzie Partners, Inc. (“MacKenzie Partners”) at (800) 322-2885.

The attached proxy statement is dated [*], 2013 and is expected to be first mailed to common stockholders on or about [*], 2013.

By Order of the Board of Directors,

Christopher M. Norton
Secretary

i

TABLE OF CONTENTS (continued)

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to address briefly some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a stockholder of the Company. Please refer to the “Summary” and the more detailed information contained elsewhere in this proxy statement, the exhibits to this proxy statement and the documents referred to in this proxy statement, which you should read carefully and in their entirety. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find Additional Information” on page 117.

What am I being asked to vote on?

Holders of Company common shares are being asked to:

•	consider and vote upon Proposal 1, to approve the merger and the other transactions contemplated by the merger agreement;

•	consider and vote upon Proposal 2, to approve any adjournments of the special meeting for the purpose of soliciting additional proxies;

•	consider and vote upon Proposal 3, to approve on an advisory (non-binding) basis the merger-related compensation; and

•	transact any other business that may properly come before the special meeting or any adjournments or postponements of the special meeting by or at the direction of the Board.
What is the proposed merger transaction?

The Agreement and Plan of Merger (as it may be amended from time to time, the “merger agreement”), dated as of April 24, 2013, by and among Brookfield DTLA Holdings LLC, a Delaware limited liability company (which was converted from a Delaware limited partnership on May 10, 2013) (“Brookfield DTLA”), Brookfield DTLA Fund Office Trust Investor Inc. (“Sub REIT”), Brookfield DTLA Fund Office Trust Inc., a Maryland corporation (“REIT Merger Sub”), Brookfield DTLA Fund Properties LLC (“Partnership Merger Sub”) (Brookfield DTLA, Sub REIT, REIT Merger Sub, Partnership Merger Sub, Brookfield Office Properties Inc. (“BPO”) and the tender offer purchaser (as defined below), collectively, the “Brookfield parties”), the Company, and MPG Office, L.P. (the “Partnership”, and together with the Company, the “MPG parties”) provides that the Company will merge with and into REIT Merger Sub. REIT Merger Sub will be the surviving corporation in the merger and will continue to do business following the merger. As a result of the merger, the Company common shares will be delisted from the New York Stock Exchange (the “NYSE”) and the Company will cease to be a publicly traded company. If the merger is completed, you will not own any shares of the capital stock of the surviving corporation. For additional information about the merger, please review the merger agreement attached to this proxy statement as Annex A and incorporated by reference into this proxy statement. We encourage you to read the merger agreement carefully and in its entirety, as it is the principal document governing the merger and the other transactions contemplated by the merger agreement.

What will I receive in the merger?

You will be entitled to receive $3.15 in cash per share (the “merger consideration”), without interest and less any required withholding tax, for each outstanding Company common share that you own as of the effective time of the merger. The merger consideration is fixed and will not be adjusted for changes in the trading price of the Company common shares. For example, if you own 100 Company common shares, you will receive $315.00 in cash in exchange for your Company common shares, less any required withholding taxes. You will not own any shares of capital stock in the surviving corporation.

What is the location, date and time of the special meeting?

The special meeting will be held at [*], local time, on [*], 2013, at the Omni Los Angeles Hotel, 251 South Olive Street, Los Angeles, California 90012.

Who is entitled to vote at the special meeting?

Only our common stockholders of record at the close of business on May 24, 2013 (the “record date”) are entitled to attend the special meeting and to vote the shares that they held on that date at the special meeting, or any postponements or adjournments of the special meeting. Each stockholder has one vote for each Company common share owned at the close of business on the record date. As of the record date, there were [*] Company common shares outstanding and entitled to vote at the special meeting.

How many votes must be present to hold the special meeting?

A majority of the outstanding Company common shares entitled to vote at the special meeting, represented in person or by proxy, will constitute a quorum. Company common shares represented in person or by proxy, including abstentions and broker non-votes, will be counted for determining whether a quorum is present. A broker non-vote is a vote that is not cast on a non-routine matter because the shares entitled to cast the vote are held in street name, the broker lacks discretionary authority to vote the shares and the broker has not received voting instructions from the beneficial owner.

What vote is required to approve the merger and the other transactions contemplated by the merger agreement?

Approval of the merger and the other transactions contemplated by the merger agreement requires the affirmative vote of the holders of at least two-thirds of our Company common shares that are issued and outstanding and entitled to vote at the special meeting. We urge you to authorize your proxy by (i) completing, signing, dating and mailing your proxy card in the pre-addressed postage-paid envelope provided, (ii) calling the toll free telephone number listed on your proxy card or (iii) using the Internet as described in the instructions on your proxy card to assure the voting of your shares at the special meeting.

What vote is required to approve an adjournment of the special meeting?

Approval of any adjournment of the special meeting to solicit additional proxies requires the affirmative vote of a majority of the votes cast on such proposal.

What vote is required to approve, on an advisory (non-binding) basis, the merger-related compensation?

The affirmative vote of a majority of the votes cast on such proposal is required for approval of the advisory (non-binding) proposal on merger-related compensation.

Will any other matters be voted on at the special meeting?

As of the date of this proxy statement, our management knows of no other matters that will be presented for consideration at the special meeting other than those matters discussed in this proxy statement.

What is the premium to the market price of Company common shares offered in the merger?

The $3.15 cash per share merger consideration represents an approximate 21% premium to the closing price of our Company common shares on April 24, 2013, the last full trading day before we announced entry into the merger agreement with certain of the Brookfield parties, and a 15% premium over the volume-weighted average closing price of our Company common shares over the three-month trading period ended April 24, 2013. In addition, the cash per share merger consideration represents an approximate 64% premium to the closing price of our Company common shares on June 22, 2012, the day the Board approved engaging financial advisors to assist the Company in a potential strategic transaction.

If the merger is completed, when can I expect to receive the merger consideration for my Company common shares?

As soon as practicable after the completion of the merger, you will receive (i) a letter of transmittal describing how you may exchange your Company common shares for the merger consideration and (ii) instructions for use in effecting the surrender of any stock certificates held by you. At that time, if you have physical possession of any Company stock certificates, you must send those stock certificates with your completed letter of transmittal to the paying agent. You should not send your stock certificates to us or anyone else until you receive these instructions. You will receive payment of the merger consideration, without interest and less any required withholding tax, after the paying agent receives from you a properly completed letter of transmittal, together with your stock certificates. If you hold your Company common shares in “street name,” your bank, brokerage firm or other nominee must take the actions required to obtain delivery of your portion of the merger consideration to your account on your behalf and you will not be required to take any action yourself to receive the merger consideration.

v

What does the Board recommend?

The Board has approved the merger and the other transactions contemplated by the merger agreement and declared the merger and such other transactions, in accordance with the terms and conditions of the merger agreement, advisable and in our best interests. The Board recommends that holders of Company common shares vote FOR approval of the merger and the other transactions contemplated by the merger agreement. For a description of factors considered by the Board, please see the section captioned “The Merger—Proposal 1—Recommendation of the Board and Its Reasons for the Merger” on page 43. The Board also recommends that holders of Company common shares vote FOR any proposed adjournments of the special meeting for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the merger and the other transactions contemplated by the merger agreement and FOR approval, on an advisory (non-binding) basis, of the merger-related compensation. See “Adjournments and Postponements of the Special Meeting—Proposal 2” on page 112 and “Advisory Vote on Merger-Related Compensation—Proposal 3” on page 113.

How do I authorize a proxy to vote my Company common shares?

If you are a stockholder of record (that is, if your Company common shares are registered in your name with American Stock Transfer & Trust Company, LLC, our transfer agent) there are three ways to authorize a proxy to vote your Company common shares:

•
By Mail: You may authorize your proxy by completing, signing and returning your proxy card in the postage-paid envelope provided with this proxy statement. The proxy holders will vote your Company common shares according to your directions. If you sign and return your proxy card without specifying choices, your Company common shares will be voted by the persons named in the proxy in accordance with the recommendations of the Board as set forth in this proxy statement.

•
By Telephone: You may authorize your proxy by calling the toll-free telephone number indicated on your proxy card. Please follow the voice prompts that allow you to authorize your proxy and confirm that your voting instructions have been properly recorded.

•
Via the Internet: You may authorize your proxy by logging on to the website indicated on your proxy card. Please follow the website prompts that allow you to authorize your proxy and confirm that your voting instructions have been properly recorded.

In addition, you may cast your vote in person at the special meeting. Written ballots will be passed out to our common stockholders or legal proxies who want to vote in person at the meeting.
Authorizations of proxies by telephone and via the Internet for common stockholders of record as of the record date will be available 24 hours a day and will close at 11:59 p.m., eastern time, on [*], 2013. Authorizations of proxies by telephone and via the Internet is convenient, provides postage and mailing cost savings and is recorded immediately, minimizing the risk that postal delays may cause proxies to arrive late and therefore not be counted. Even if you plan to attend the special meeting, you are encouraged to authorize a proxy. You may still vote your Company common shares in person at the meeting even if you have previously authorized a proxy. If you are present at the meeting and desire to vote in person, your previous proxy will not be counted.

If you fail to either return your proxy card or vote in person at the special meeting, or if you mark your proxy card ABSTAIN, the effect will be the same as a vote AGAINST the merger and the other transactions contemplated by the merger agreement. In addition, broker non-votes, if any, will not be counted as votes cast and will have the same effect as a vote AGAINST the merger and the other transactions contemplated by the merger agreement. For the purposes of the vote to adjourn the special meeting to solicit additional proxies, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. For the purposes of the advisory (non-binding) vote to approve the merger-related compensation, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. If you sign and return your proxy card and fail to indicate your vote on your proxy, your shares will be voted FOR the merger and the other transactions contemplated by the merger agreement, FOR any adjournment of the special meeting to solicit additional proxies and FOR approval, on an advisory (non-binding) basis, of the merger-related compensation.

If my Company common shares are held for me by my broker, will my broker vote my shares for me?

You should follow the voting directions provided by your bank, brokerage firm or other nominee. You may complete and mail a voting instruction card to your bank, brokerage firm or other nominee or, in most cases, submit voting instructions by telephone or the Internet to your bank, brokerage firm or other nominee. If you provide specific voting instructions by mail, telephone or the Internet, your bank, brokerage firm or other nominee will vote your Company common shares as you have directed. Please note that if you wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the special meeting.

If you do not instruct your bank, brokerage firm or other nominee to vote your Company common shares, your shares will not be voted and (i) the effect will be the same as a vote “AGAINST” the proposal to approve the merger and the other transactions contemplated by the merger agreement, but (ii) there will be no effect on the proposal to adjourn the special meeting and the advisory (non‑binding) vote on merger-related compensation.

How will proxy holders vote my Company common shares?

If you complete and properly sign the proxy card attached to this proxy statement and return it to us prior to the special meeting, your Company common shares will be voted as you direct. Unless you give other instructions on your proxy card, the persons named as proxy holders will vote your shares in accordance with the Board’s recommendation. The Board recommends a vote FOR approval of the merger and the other transactions contemplated by the merger agreement, FOR any adjournment of the special meeting to solicit additional proxies and FOR approval, on an advisory (non-binding) basis, of the merger-related compensation. Please see the sections captioned “The Merger—Proposal 1—Recommendation of the Board and Its Reasons for the Merger” on page 43, “Adjournments and Postponements of the Special Meeting—Proposal 2” on page 112 and “Advisory Vote on Merger-Related Compensation—Proposal 3” on page 113.

What happens if I sell my Company common shares before the special meeting or before the completion of the merger?

If you held your Company common shares on the close of business on the record date but transfer them prior to the date of the special meeting, you will retain your right to vote at the special meeting, but not the right to receive the merger consideration for the Company common shares. The right to receive such consideration will pass to the person who owns your Company common shares when the merger becomes effective.

How can I change my vote after I have delivered my proxy card?

If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the special meeting by:

•
submitting notice in writing to the Company at MPG Office Trust, Inc., 355 South Grand Avenue, Suite 3300, Los Angeles, California 90071, Attention: Christopher M. Norton that you are revoking your proxy;

•	authorizing a new proxy by telephone or via the Internet after the date of the earlier voted proxy;

•	authorizing another proxy card with a later date and returning it to us prior to the special meeting; or

•	attending the special meeting and voting in person. Please note that simply attending the meeting without voting will not revoke your proxy or change your vote.

If you hold your Company common shares in street name, you may submit new voting instructions by contacting your bank, brokerage firm or other nominee. You may also vote in person at the special meeting if you obtain a legal proxy from your bank, brokerage firm or other nominee.

Who will count the votes?

A representative of Broadridge Financial Solutions, Inc. will count the votes and will serve as the independent inspector of elections.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers or our transfer agent. Please vote all of these shares by signing and returning each proxy card that you receive. We encourage you to register all of your Company common shares in the same name and address. You may do this by contacting your broker or our transfer agent. Our transfer agent may be reached at (800) 937-5449 or at the following address:

American Stock Transfer & Trust Company, LLC
Operations Center
6201 15th Avenue
Brooklyn, New York 11219

Does the Company expect to pay any dividends on the Company common shares prior to the closing of the merger?

No. The merger agreement contains certain restrictions on the activities of the Company between the signing of the merger agreement and the closing of the merger. One restriction is that the Company may not pay any dividend or other distribution with respect to any Company common share.

What rights do I have if I oppose the merger?

You can vote AGAINST the merger and the other transactions contemplated by the merger agreement by authorizing your proxy to vote your Company common shares AGAINST the proposal. Because our Company common shares are listed on the NYSE, you are not entitled to dissenters’ or appraisal rights under Maryland law in connection with the merger.

Is the merger expected to be taxable to me?

Yes. The receipt of the merger consideration in exchange for each Company common share pursuant to the merger will be a taxable transaction to common stockholders for U.S. federal income tax purposes. Generally, for U.S. federal income tax purposes, you will recognize gain or loss measured by the difference, if any, between the merger consideration received in exchange for a Company common share and your adjusted tax basis in that share. In addition, under certain circumstances, withholding may be required on all or a portion of the merger consideration received in exchange for a Company common share under applicable tax laws, including with respect to the merger consideration payable to non-U.S. common stockholders under the Foreign Investment in Real Property Tax Act. You should read “Material U.S. Federal Income Tax Consequences” on page 107 for a more complete discussion of the U.S. federal income tax consequences of the merger to holders of Company common shares. Tax matters can be complicated, and the tax consequences of the merger to you will depend on your particular tax situation. We encourage you to consult your tax advisor regarding the tax consequences of the merger to you.

Do any of the Company’s directors or officers have interests in the merger that may differ from or be in addition to my interests as a stockholder?

Yes. In considering the recommendation of the Board with respect to the proposal to approve the merger and the other transactions contemplated by the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of our common stockholders generally. The Board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger and the other transactions contemplated by the merger agreement, and in recommending that the merger and the other transactions contemplated by the merger agreement be approved by the common stockholders of the Company. See “The Merger—Proposal 1—Interests of Our Directors and Executive Officers in the Merger” on page 67 and “Advisory Vote on Merger-Related Compensation—Proposal 3” on page 113.

Should I send my Company common share certificates now?

No. After the merger is completed, a paying agent will send you a letter of transmittal describing how you may exchange Company common share certificates for the merger consideration. At that time, you must send in your Company common share certificates or execute an appropriate instrument of transfer of your shares, as applicable, with your completed letter of transmittal to the paying agent to receive the merger consideration. If you hold your shares in “street name,” your bank, brokerage firm or other nominee must surrender your shares following completion of the merger.

What will happen to my Company common shares after completion of the merger?

Following the completion of the merger, your Company common shares will be canceled and will represent only the right to receive the merger consideration. Trading in Company common shares on the NYSE will cease and price quotations for Company common shares will no longer be available.

Upon consummation of the merger, will the Company continue as a public company?

No. If the merger is completed, the Company common shares will be delisted from the NYSE and deregistered under the Exchange Act of 1934, as amended (the “Exchange Act”). As such, we would cease to be publicly traded and would no longer file periodic reports with the Securities and Exchange Commission (the “SEC”).

When do you expect to complete the merger?

A special meeting of our stockholders is scheduled to be held on [*], 2013, to, among other matters, consider and vote on the merger and the other transactions contemplated by the merger agreement. Because obtaining the requisite approval of the merger by our common stockholders is only one of the conditions to the completion of the merger, we can give you no assurance as to when or whether the merger will occur, but we expect to close the merger in the third quarter of 2013. For more information regarding the other conditions to the merger, please see the section captioned “The Merger Agreement—Conditions to Completion of the Merger” on page 91.

What happens if the merger is not completed?

If the merger and the other transactions contemplated by the merger agreement are not approved by the common stockholders of the Company or if the merger is not completed for any other reason, the common stockholders of the Company will not receive any payment for their Company common shares. Instead, the Company will remain an independent public company, and the Company common shares will continue to be listed and traded on the NYSE. Under specified circumstances, the Company may be required to pay to Brookfield DTLA a fee with respect to the termination of the merger and the merger agreement. See “The Merger Agreement—Termination Payments and Expenses” on page 102.

Why am I being asked to cast an advisory (non-binding) vote to approve the merger-related compensation payable to the Company’s named executive officers in connection with the merger?

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act, the Company is providing its common stockholders with the opportunity to cast an advisory (non-binding) vote with respect to the merger-related compensation.

x

What is the merger-related compensation?

The merger-related compensation is compensation arising from any agreement or understanding, whether written or unwritten, between the Company’s named executive officers and the acquiring company or the Company, concerning any type of compensation, whether deferred or contingent, that is based upon or otherwise relates to the merger, and that may be paid or become payable to the named executive officers. See “Advisory Vote on Merger-Related Compensation – Proposal 3” on page 113.

What will happen if common stockholders do not approve the merger-related compensation at the special meeting?

Approval of the merger-related compensation is not a condition to completion of the merger. The vote with respect to the merger-related compensation is an advisory vote and will not be binding on the Company or Brookfield DTLA. Further, the underlying compensatory plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the non-binding advisory vote, if the merger and the other transactions contemplated by the merger agreement are approved by the common stockholders and the merger is completed, the Company’s named executive officers will be eligible to receive the merger-related compensation.

What do I need to do now?

Even if you plan to attend the special meeting, after carefully reading and considering the information contained in this proxy statement, please authorize your proxy promptly to ensure that your shares are represented at the special meeting. If you hold your Company common shares in your own name as the stockholder of record, please authorize a proxy for your Company common shares. To authorize a proxy, (i) complete, sign, date and mail your proxy card in the pre-addressed postage-paid envelope provided, (ii) call the toll free telephone number listed on your proxy card or (iii) use the Internet as described in the instructions on your proxy card. If you decide to attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously authorized. If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you.

Where can I find more information about MPG Office Trust, Inc.?

We file annual, quarterly and other periodic reports, proxy statements and other information with the SEC. You may read and copy any reports, statements, or other information we file with the SEC at its public reference room in Washington, D.C. (100 F Street, N.E. 20549). Our SEC filing number is 001-31717. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings are also available to the public on the Internet, through a website maintained by the SEC at http://www.sec.gov and on our website at http://www.mpgoffice.com. Information contained on our website is not part of, or incorporated into, this proxy statement. Please see the section captioned “Where You Can Find Additional Information” on page 117.

Whom can I contact with questions?

If you have questions, require assistance voting your Company common shares or need additional copies of proxy materials, you may contact:

MPG Office Trust, Inc.
355 South Grand Avenue, Suite 3300
Los Angeles, California 90071
Attention: Peggy M. Moretti
(213) 626-3300

or

MacKenzie Partners, Inc.
105 Madison Avenue
New York, New York 10016
(800) 322-2885

Who will solicit and pay the cost of soliciting proxies?

The Company and Brookfield DTLA will pay the expenses related to printing, filing and mailing this proxy statement. In addition to solicitation by mail and, without additional compensation for such services, proxies may be solicited personally, or by telephone or telecopy, by our officers or employees. The Company will bear the cost of soliciting proxies. Additionally, the Company has engaged MacKenzie Partners to assist in the solicitation of proxies for the special meeting and will pay MacKenzie Partners a fee for its services. We will also request that banking institutions, brokerage firms, custodians, trustees, nominees, fiduciaries and other like parties forward the solicitation materials to the holders of record of Company common shares, and we will, upon request of such record holders, reimburse forwarding charges and out-of-pocket expenses.

If you have further questions, you may contact our proxy solicitor, MacKenzie Partners, at (800) 322-2885.

SUMMARY

This summary highlights selected information contained elsewhere in this proxy statement relating to the merger and other matters to be addressed at the special meeting and may not contain all of the information that is important to you. In this proxy statement, we refer to the merger of the Company with and into REIT Merger Sub as the “merger.” For a more complete description of the merger and other transactions contemplated by the merger agreement, you should carefully read this entire proxy statement as well as the additional documents to which it refers, including the merger agreement, a copy of which is attached to this proxy statement as Annex A, and the Waiver and First Amendment to Agreement and Plan of Merger (the “First Amendment”), attached to this proxy statement as Annex B. For instructions on obtaining more information, see “Who Can Answer Other Questions” on page 13. References to “MPG,” “the Company,” “we,” “our” or “us” in this proxy statement refer to MPG Office Trust, Inc. and its subsidiaries unless otherwise indicated or the context otherwise requires.

This proxy statement is dated [*], 2013 and is first being mailed to common stockholders on or about [*], 2013.

Parties to the Merger

MPG Office Trust, Inc.

355 South Grand Avenue, Suite 3300
Los Angeles, California 90071
(213) 626-3300

The Company is the largest owner and operator of Class A office properties in the Los Angeles central business district. The Company is a full-service real estate company with substantial in-house expertise and resources in property management, leasing, and financing. The Company’s common stock trades on the NYSE under the symbol MPG. For more information on the Company, visit our website at http://www.mpgoffice.com.

The Company was formed as a Maryland corporation on June 26, 2002 and elected to be a real estate investment trust (“REIT”) for U.S. federal income tax purposes commencing with its taxable year ended December 31, 2003. On June 27, 2003, the Company completed its initial public offering.

The Company’s operations are carried out through its operating partnership, MPG Office, L.P., referred to herein as the Partnership, which is a Maryland limited partnership. The Company is the sole general partner of the Partnership and owns 99.8% of the Partnership.

The Brookfield Parties

The Brookfield Parties that are Parties to the Merger Agreement.  Brookfield DTLA was formed as a Delaware limited partnership on February 21, 2013 and converted to a Delaware limited liability company on May 10, 2013. Sub REIT is a Maryland corporation and was incorporated on April 19, 2013 and is an indirect wholly-owned subsidiary of Brookfield DTLA (except at or prior to the closing of the transactions contemplated by the merger agreement for preferred shares reasonably necessary to satisfy REIT requirements and the Sub REIT preferred shares (as defined below) to be registered with the SEC). REIT Merger Sub is a Maryland corporation and was incorporated on April 19, 2013 and is a direct wholly-owned subsidiary of Sub REIT (except at or prior to the closing of the transactions contemplated by the merger agreement for preferred shares reasonably necessary to satisfy REIT requirements). Partnership Merger Sub is a Maryland limited liability company and a direct wholly-owned subsidiary of REIT Merger Sub formed on April 19, 2013. Each of Brookfield DTLA, Sub REIT, REIT Merger Sub and Partnership Merger Sub has its principal executive offices at Brookfield Place, 181 Bay Street, Suite 330, Toronto, Ontario, Canada M5J 2T3. The telephone number of each of Brookfield DTLA, Sub REIT, REIT Merger Sub and Partnership Merger Sub principal executive offices is (416) 369-2300. Each of Brookfield DTLA, Sub REIT, REIT Merger Sub and Partnership Merger Sub is affiliated with BPO and was formed for the purpose of consummating the transactions contemplated by the merger agreement and has conducted no activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement.

BPO.  BPO is a corporation formed under the laws of Canada with its principal executive offices at Brookfield Place, 181 Bay Street, Suite 330, Toronto, Ontario, Canada M5J 2T3. The telephone number of BPO’s principal executive offices is (416) 369-2300. BPO operates head offices in New York, Toronto, Sydney and London. BPO owns, develops and manages premier office properties in the United States, Canada, Australia and the United Kingdom. As of the date hereof, BPO’s portfolio is comprised of interests in 109 properties totaling 66 million leasable square feet in the downtown cores of New York, Washington, D.C., Houston, Los Angeles, Denver, Seattle, Toronto, Calgary, Ottawa, London, Sydney, Melbourne and Perth, making it the global leader in the ownership and management of office assets. Landmark properties include the Brookfield Places in New York, Toronto and Perth, Bank of America Plaza in Los Angeles, Bankers Hall in Calgary and Darling Park in Sydney. BPO’s common shares trade on the NYSE and Toronto Stock Exchange under the symbol “BPO”. BPO is a guarantor of certain obligations of certain of the BPO parties in connection with the merger agreement. However, BPO is not an obligor of, and is not required to provide credit support for, the Sub REIT preferred shares.

The Special Meeting

The special meeting will be held at [*], local time, on [*], [*], 2013, at the Omni Los Angeles Hotel, 251 South Olive Street, Los Angeles, California 90012. At the special meeting, you will be asked to consider and vote upon (i) approval of the merger and the other transactions contemplated by the merger agreement, (ii) approval of any proposal to adjourn the special meeting to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger and the other transactions contemplated by the merger agreement, (iii) approval on an advisory (non-binding) basis of the merger-related compensation, and (iv) approval of the transaction of any other business that may properly come before the special meeting or any adjournments or postponements of the special meeting by or at the direction of the Board.

Record Date, Notice, Quorum and Mailing

We have set May 24, 2013 as the record date for determining those common stockholders who are entitled to notice of, attend and vote at, the special meeting. As of the close of business on the record date, [*] Company common shares were outstanding.

The presence at the special meeting, in person or by proxy, of holders of a majority of the aggregate number of Company common shares outstanding and entitled to vote at the special meeting will constitute a quorum, allowing us to conduct the business of the special meeting.

A properly executed proxy marked ABSTAIN and a broker non-vote, if any, will be counted for purposes of determining whether a quorum is present at the special meeting but will not be considered votes cast at the special meeting.

This proxy statement is first being mailed to common stockholders on or about [*], 2013.
Proxies; Revocation of Proxies

Holders of record of Company common shares entitled to vote at the special meeting may authorize a proxy to vote their shares by (i) completing, signing, dating and mailing their proxy card in the pre-addressed postage-paid envelope provided, (ii) calling the toll-free telephone number listed on their proxy card, or (iii) using the Internet as described in the instructions on their proxy card. You may also cast your vote in person at the special meeting. If you hold your Company common shares in “street name” (that is, through a bank, brokerage firm or other nominee), your bank, brokerage firm or other nominee will not vote your shares unless you provide instructions to your bank, brokerage firm or other nominee on how to vote your shares. Accordingly, you should instruct your bank, brokerage firm or other nominee how to vote your shares by following the directions provided by your bank, brokerage firm or other nominee. If you wish to vote in person at the special meeting and your Company common shares are held by a bank, brokerage firm or other nominee, you must bring to the special meeting a legal proxy from the bank, brokerage firm or other nominee authorizing you to vote your shares. It can often take several days to obtain a legal proxy from a bank, brokerage firm or other nominee.

Even after you have properly authorized your proxy card, you may change your vote at any time before the proxy is voted by delivering to us either a notice of revocation or a duly executed proxy bearing a later date. In addition, the powers of the proxy holders will be suspended with respect to your proxy if you attend the special meeting in person and (i) vote or (ii) notify the chairman of the meeting that you would like your proxy revoked. Attendance at the special meeting will not by itself revoke a previously granted proxy. If you have instructed a bank, brokerage firm or other nominee to vote your shares, you must follow the directions received from your bank, brokerage firm or other nominee in order to change your proxy instructions.

The Merger

The Merger Agreement

The MPG parties and certain of the Brookfield parties have entered into the merger agreement attached as Annex A to this proxy statement, as amended by the First Amendment, attached as Annex B to this proxy statement, which are is incorporated herein by reference. The Company encourages you to read the merger agreement, as amended, in its entirety because it is the principal document governing the merger and the other transactions contemplated by the merger agreement.

The REIT Merger

Subject to the terms and conditions of the merger agreement, at the closing of the merger, the Company will merge with and into REIT Merger Sub, with REIT Merger Sub surviving the merger as an indirect subsidiary of Brookfield DTLA, pursuant to the terms of the merger agreement. We sometimes use the term “surviving corporation” in this proxy statement to describe REIT Merger Sub as the surviving corporation following the merger.

The Partnership Merger

The merger agreement also provides for the merger of Partnership Merger Sub with and into the Partnership (the “Partnership merger”), upon the terms and subject to the conditions set forth in the merger agreement. The Partnership will be the surviving partnership in the Partnership merger.

The Merger Consideration

At the effective time of the merger and by virtue of the merger, each outstanding Company common share will automatically be canceled in exchange for the right to receive $3.15 in cash (the “merger consideration”), without interest and less any required withholding tax. At the effective time of the merger and by virtue of the Partnership merger, each outstanding operating partnership unit owned by a third party will automatically be canceled in exchange for the right to receive $3.15 in cash, without interest and less any required withholding tax. The merger consideration is fixed and will not be adjusted for changes in the trading price of Company common shares.

Treatment of Other Equity Interests

7.625% Series A Cumulative Redeemable Preferred Stock. Each share of 7.625% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, of the Company (which we refer to as “Company preferred shares”) outstanding immediately prior to the effective time of the merger will automatically, and without a vote by Company preferred stockholders, be converted into, and canceled in exchange for one share of 7.625% Series A Cumulative Redeemable Preferred Stock, par value $.01 per share, of Sub REIT (collectively, the “Sub REIT preferred shares”) with the rights, terms and conditions set forth in the Sub REIT charter and bylaws. For the sake of clarity,

Company preferred shares that are not tendered pursuant to the tender offer will not be converted into cash but will be converted into Sub REIT preferred shares. The Sub REIT preferred shares will be issued by Sub REIT, an entity affiliated with BPO. However, BPO is not an obligor of, and is not required to provide credit support for, the Sub REIT preferred shares.

Stock Options. Immediately prior to the effective time of the merger, each outstanding stock option to purchase shares of Company common shares (the “Stock Options”), whether or not then exercisable, will be canceled in exchange for the right to receive a single lump sum cash payment equal to the product of (i) the number of Company common shares subject to such Stock Option immediately prior to the effective time, and (ii) the excess, if any, of the merger consideration over the exercise price per share of such Stock Option (the “Option Merger Consideration”), without interest and less any required withholding tax. If the exercise price per share of any such Stock Option is equal to or greater than the merger consideration, such Stock Option will be canceled without any cash payment being made in respect thereof.

Restricted Stock. Immediately prior to the effective time of the merger, each outstanding Company common share of restricted stock (the “Restricted Stock”) will cease to be subject to any forfeiture or vesting conditions and each such share will be automatically canceled in exchange for the right to receive the merger consideration, without interest (the “Restricted Stock Merger Consideration”) in accordance with the terms and conditions of the conversion of the Company common shares.

Restricted Stock Units. Immediately prior to the effective time of the merger, each outstanding Company restricted stock unit award (the “RSUs”) will be canceled in exchange for the right to receive a single lump sum cash payment, without interest, equal to the product of (i) the number of Company common shares subject to such RSU immediately prior to the effective time, whether or not vested, and (ii) the merger consideration (the “RSU Merger Consideration”), without interest and less any required withholding tax.

Recommendation of the Board

The Board recommends that holders of Company common shares vote FOR approval of the merger and the other transactions contemplated by the merger agreement.  At a meeting held on April 24, 2013, the Board declared unanimously that the merger, in accordance with the terms and conditions of the merger agreement, the merger agreement and the other transactions contemplated by the merger agreement are advisable and in the best interests of the Company and determined to recommend that holders of Company common shares vote to approve the merger and the other transactions contemplated by the merger agreement on the terms and conditions set forth in the merger agreement.

Voting Requirements for the Proposals

The Merger

The proposal to approve the merger and the other transactions contemplated by the merger agreement requires the affirmative vote of holders of at least two-thirds of our issued and outstanding Company common shares entitled to vote at the special meeting.

Adjournments

Under our bylaws, any proposal to adjourn the special meeting to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger and the other transactions contemplated by the merger agreement will require the affirmative vote of a majority of the votes cast at the special meeting.

Merger-Related Compensation

The affirmative vote of a majority of the votes cast at the special meeting is required for approval of the advisory (non-binding) proposal on the merger-related compensation.

Other Voting Matters

Each Company common share is entitled to one vote. If you hold your shares in “street name” (that is, through a bank, brokerage firm or other nominee), your bank, brokerage firm or other nominee will not vote your shares unless you provide instructions to your bank, brokerage firm or other nominee on how to vote your shares. You should instruct your bank, brokerage firm or other nominee how to vote your shares by following the directions provided by your bank, brokerage firm or other nominee.

Because the required vote to approve the merger and the other transactions contemplated by the merger agreement is based on the number of Company common shares outstanding rather than on the number of votes cast, if you fail to authorize a proxy to vote your shares by completing and returning your proxy card or via telephone or the Internet, fail to vote in person or fail to instruct your bank, brokerage firm or other nominee on how to vote or abstain from voting, it will have the same effect as a vote AGAINST this proposal.

An abstention or a broker non-vote, if any, as to the proposal to approve the merger and the other transactions contemplated by the merger agreement will have the same effect as a vote AGAINST that proposal. An abstention or a broker non-vote, if any, as to adjournment of the special meeting for the purpose of soliciting additional proxies and the merger-related compensation will have no effect on the result of the vote on such proposals. A broker non-vote occurs when a broker returns a properly executed proxy but does not vote on a proposal on which the broker is prohibited from exercising its discretionary voting authority. If you sign and return your proxy card and fail to indicate your vote on your proxy, your shares will be voted FOR the merger, FOR any adjournment of the special meeting to solicit additional proxies and FOR approval, on an advisory (non-binding) basis, of the merger-related compensation.

Opinions of the Company’s Financial Advisors

Opinion of Wells Fargo Securities, LLC

In connection with the merger, the Board received an opinion, dated April 24, 2013, of Wells Fargo Securities, LLC, which we refer to in this proxy statement as “Wells Fargo Securities,” as to the fairness, from a financial point of view and as of such date, of the merger consideration to be received pursuant to the merger agreement by holders of Company common shares. The full text of Wells Fargo Securities’ written opinion is attached as Annex D to this proxy statement and is incorporated herein by reference. The written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken by Wells Fargo Securities in rendering its opinion. The opinion was addressed to the Board (in its capacity as such) for its information and use in connection with its evaluation of the merger consideration from a financial point of view and did not address any other terms, aspects or implications of the merger or any related transactions. Wells Fargo Securities’ opinion did not address the merits of the underlying decision by the Company to enter into the merger agreement or the relative merits of the merger or any related transactions compared with other business strategies or transactions available or that have been or might be considered by the Company’s management or Board or in which the Company might engage. The opinion should not be construed as creating any fiduciary duty on the part of Wells Fargo Securities to any party and the opinion does not constitute a recommendation to the Board or any other person or entity in respect of the merger or any related transactions, including whether any preferred stockholder should participate in the tender offer for the Company preferred shares or how any stockholder should vote or act in connection with the merger or any related transactions.

Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated

In connection with the merger, the Company’s financial advisor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, which we refer to in this proxy statement as “BofA Merrill Lynch,” delivered a written opinion, dated April 24, 2013, to the Board as to the fairness, from a financial point of view and as of such date, of the merger consideration to be received pursuant to the merger agreement by holders of Company common shares. The full text of BofA Merrill Lynch’s written opinion, dated April 24, 2013, is attached as Annex E to this proxy statement and sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken in rendering its opinion.  BofA Merrill Lynch delivered its opinion to the Board for the benefit and use of the Board (in its capacity as such) in connection with and for purposes of its evaluation of the merger consideration from a financial point of view. BofA Merrill Lynch’s opinion did not address any other aspect of the merger or any related transactions and no opinion or view was expressed as to the relative merits of the merger or any related transactions in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the merger or any related transactions. The opinion should not be construed as creating any fiduciary duty on BofA Merrill Lynch’s part to any party and BofA Merrill Lynch expressed no opinion or recommendation as to whether any preferred stockholder should participate in the tender offer for the Company preferred shares or how any stockholder should vote or act in connection with the merger or any related transactions.

Directors and Officers of the Surviving Corporation

At the effective time of the merger, the board of directors of REIT Merger Sub immediately prior to the effective time and, if all of the Company preferred shares are not purchased in the tender offer, the two directors of the Company who were elected by the holders of the Company preferred shares, will be the directors of the surviving corporation. The officers of REIT Merger Sub immediately prior to the effective time will be the initial officers of the surviving corporation.

Interests of Our Directors and Executive Officers in the Merger

In considering the recommendation of the Board to approve the merger and the other transactions contemplated by the merger agreement, the Company’s common stockholders should be aware that the Company’s directors and executive officers may have certain interests in the merger that may be different from, or in addition to, the interests of the Company’s common stockholders generally. See “The Merger—Proposal 1—Interests of Our Directors and Executive Officers in the Merger” beginning on page 67. The Board is aware of these interests and considered them in approving the merger and the other transactions contemplated by the merger agreement.

Stock Ownership of Directors and Executive Officers

As of the close of business on the record date, our directors and executive officers beneficially owned an aggregate of 473,542 Company common shares, representing, in the aggregate, approximately 0.8% of the voting power of Company common shares entitled to vote at the special meeting. Our directors and executive officers have informed us that they intend to vote the Company common shares that they own in favor of the approval of the merger and the other transactions contemplated by the merger agreement, for the approval of any adjournments of the special meeting for the purpose of soliciting additional proxies and for the approval on an advisory (non-binding) basis of the merger-related compensation.

Delisting and Deregistration

If the merger is completed, the Company common shares will be delisted from the NYSE and deregistered under the Exchange Act.

No Dissenters’ or Appraisal Rights

Under Maryland law, because, among other things, our Company common shares are listed on the NYSE, no appraisal or dissenter rights are available to holders of Company common shares in connection with the merger.

Conditions to the Merger

The merger will be completed only if the conditions specified in the merger agreement are either satisfied or waived (to the extent permissible). Subject to certain exceptions and limitations, conditions specified in the merger agreement include, among other things, the following:

•     obtaining the requisite approval of the holders of Company common shares;
•     the absence of any law, order, stipulation, or other legal restraint of any court of competent jurisdiction or governmental authority prohibiting the merger;
•      the accuracy of each party’s representations and warranties;
•     obtaining certain required debt consents to the merger; and
•     each party’s compliance with the covenants included in the merger agreement.

If the holders of the requisite percentage of Company common shares approve the merger and the other conditions to the merger are satisfied or waived (to the extent permissible), then we intend to consummate the merger as soon as practicable following the special meeting.

Regulatory Approvals

The completion of the merger is not expected to require any consent, approval, authorization or permit of, or filing with or notification to, any United States federal, state, county or local or any foreign government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body, except for (i) applicable requirements, if any, of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, state securities or “blue sky” laws and state takeover laws, (ii) the filing with the SEC of this proxy statement, as amended or supplemented from time to time, (iii) any filings required under the rules and regulations of the NYSE, and (iv) the filing of the Articles of Merger and Partnership Articles of Merger with the State Department of Assessments and Taxation of Maryland in accordance with the Maryland General Corporation Law (the “MGCL”) and the Maryland Revised Uniform Limited Partnership Act, as amended (the “MRULPA”), as applicable.

Form S-4

Sub REIT will prepare and file with the SEC a registration statement on Form S-4 (the “Form S-4”) relating to the issuance of Sub REIT preferred shares to the holders of Company preferred shares pursuant to the merger agreement. Thereafter, Sub REIT will use its commercially reasonable efforts to (a) have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing, (b) ensure that the Form S-4 complies in all material respects with the Exchange Act or Securities Act, and (c) keep the Form S-4 effective for so long as necessary to complete the contemplated transactions. The parties have agreed, among other things, to furnish to Sub REIT all necessary information and such other assistance as may be reasonably requested to prepare, file and distribute the Form S-4 and to cooperate to file any necessary amendments or supplements to the Form S-4.

In the absence of an SEC stop order that is then in effect, the effectiveness of the Form S-4 is not a condition to the relevant Brookfield parties’ obligations to consummate the merger or the other transactions contemplated by the merger agreement. However, if all the conditions to the obligations of the relevant Brookfield parties to consummate the mergers and the other transactions contemplated by the merger agreement have been satisfied (other than those required to be satisfied or waived at the closing of the merger) but either (i) the Form S-4 has not become effective or (ii) the SEC has issued a stop order suspending the effectiveness of the Form S-4 that remains in effect, then Brookfield DTLA will have the right, by written notice to the Company delivered one or more times, to delay the closing until the earliest to occur of (A) the date specified in the written notice by Brookfield DTLA, (B) one business day after the date of effectiveness of the Form S-4, (C) one business day after any stop order in respect of the Form S-4 has been lifted, reversed or otherwise terminated, and (D) September 25, 2013. If Brookfield DTLA exercises this right, then (x) it will be deemed to have immediately and irrevocably waived all of the conditions to its obligations to close the merger and the other transactions contemplated by the merger agreement, other than the conditions relating to the following: (1) the absence of a legal restraint prohibiting the consummation of the merger and the other transactions contemplated by the merger agreement to the extent not related to a stop order suspending the effectiveness of the Form S-4, (2) performance by the Company and the Partnership of their agreements and covenants under the merger agreement, but only if the failure of such condition to be satisfied arises from an action by the Company or the Partnership that constitutes a willful and material breach of the merger agreement that results in a long-term adverse effect on the business of the Company and the Partnership (a “willful and material breach”), and (3) the absence of a Material Adverse Effect (as defined below); and (y) after August 15, 2013, Brookfield DTLA will be deemed to have irrevocably waived all conditions to its obligations to close the merger and the other transactions contemplated by the merger agreement except for the condition related to the Company and Partnership performance of agreements and covenants under the merger agreement, but only if the failure of such condition to be satisfied arises from an action by the Company or the Partnership that constitutes a willful and material breach of the merger agreement.

Solicitation of Other Offers

The Company has agreed not to directly or indirectly solicit, initiate, or knowingly encourage or knowingly facilitate any alternative acquisition proposals, and, subject to certain exceptions, not to participate or engage in any negotiations or discussions concerning, or provide confidential information in connection with, any alternative acquisition proposal. Subject to certain exceptions, the Board cannot withhold, withdraw, qualify or modify (or publicly propose to do the same) its recommendation that the holders of Company common shares approve the merger in a manner adverse to Brookfield DTLA or approve, adopt or recommend (or publicly propose to do the same) any acquisition proposal.

However, if a third party submits a bona fide unsolicited acquisition proposal after the date of the merger agreement and before the Company common stockholders approve the merger that the Board (or duly authorized committee thereof) determines in good faith is or could reasonably be expected to lead to a superior proposal (as defined below), and with respect to which the Company provides notice to Brookfield DTLA, the Company may provide such party with access to the Company’s properties, material contracts, personnel, books and records and other non-public or confidential information and participate in discussions or negotiations with such third party, subject to certain conditions. Further, if the acquisition proposal was not improperly solicited and the Board (or duly authorized committee thereof) determines in good faith that the failure to take such action would be inconsistent with the duties of the Board under applicable law, then the Board may grant a limited waiver, amendment or release under any standstill or confidentiality agreement for the solepurpose of allowing the third party to make such a private and confidential unsolicited acquisition proposal.

Furthermore, at any point prior to receipt of the approval of Company common stockholders for the merger, the Board may make an adverse recommendation change and/or terminate the merger agreement if an alternative acquisition proposal received in compliance with the procedures noted above (i) is made after the date of the merger agreement and not withdrawn, (ii) the Board determines in good faith that the acquisition proposal constitutes a superior proposal (as defined below) and that a failure to take such action would be inconsistent with the duties of the Board under applicable law, and (iii) (a) the Company provides Brookfield DTLA three business days prior written notice, (b) the Company negotiates in good faith with Brookfield DTLA during such three‑day period to make revisions to the merger agreement that would permit the Board not to effect an adverse recommendation change or terminate the merger agreement, and (c) the Board determines that the acquisition proposal continues to be a superior proposal compared to the merger agreement, as-revised by any changes irrevocably committed to by Brookfield DTLA. For more information, see “The Merger Agreement—Solicitation of Other Offers; Recommendation Withdrawal; Termination in Connection with a Superior Proposal” on page 99.

Termination of the Merger Agreement; Payment of Termination Fees and Merger Expenses

Subject to certain exceptions and limitations, the merger agreement may be terminated as follows:

•     by mutual written consent of Brookfield DTLA and the Company;
•     by either Brookfield DTLA or the Company, if:
¡     any court or other governmental authority with jurisdiction over such matters issues an order prohibiting the merger, and such order has become final and unappealable;
¡     the merger has not been consummated on or before August 15, 2013, subject to extension by Brookfield DTLA to August 30, 2013 and extension by the Company to September 16, 2013 or October 31, 2013 under certain circumstances;
¡     the requisite holders of Company common shares do not approve the merger; or
¡     a breach of a representation or warranty of the other party occurs, or if a representation or warranty of that other party becomes untrue, which in either case would result in a failure of certain closing conditions and cannot be cured by August 15, 2013 (as extended, as provided above), or if capable of being cured, will not have been cured within 30 calendar days following notice;

•     by Brookfield DTLA if, prior to obtaining approval by the holders of Company common shares, the Board makes a recommendation against the merger; or
•     by the Company if, prior to obtaining approval by the holders of the Company common shares, (i) the Company has received a superior proposal, (ii) the Board has determined in good faith that the failure to accept such superior proposal is reasonably likely to be inconsistent with its duties under applicable law, (iii) the Company has complied with its non-solicitation obligations set forth in the merger agreement, and (iv) the Company pays certain termination fees and Brookfield DTLA’s expenses. See “The Merger Agreement—Termination” on page 100.

Depending on the circumstances of termination, the Company will be required to reimburse Brookfield DTLA for up to $6.0 million in expenses, pay a no vote termination fee of $4.0 million and/or pay a termination fee of $17.0 million, which would be reduced by the amount of any no vote termination fee paid. Accordingly, the Company could pay up to a maximum of $23.0 million in termination and reimbursement fees. For more information on the fees to be paid by the Company, see “The Merger Agreement—Termination Payments and Expenses” on page 102.

Material U.S. Federal Income Tax Consequences of the Merger

The receipt of the merger consideration in exchange for each Company common share pursuant to the merger will be a taxable transaction to common stockholders for U.S. federal income tax purposes. Generally, for U.S. federal income tax purposes, you will recognize gain or loss as a result of the merger measured by the difference, if any, between the merger consideration received in exchange for a Company common share and your adjusted tax basis in that share. In addition, under certain circumstances, withholding may be required on all or a portion of the merger consideration received in exchange for a Company common share under applicable tax laws, including with respect to the merger consideration payable to non-U.S. common stockholders under the Foreign Investment in Real Property Tax Act.

For further information on the material U.S. federal income tax consequences of the merger, please see the section captioned “Material U.S. Federal Income Tax Consequences” on page 107. Tax matters can be complicated, and the tax consequences of the merger to you will depend on your particular tax situation. We encourage you to consult your tax advisor regarding the tax consequences of the merger to you.

Fees and Expenses

Except for the termination fees and expenses discussed above and in the section “The Merger Agreement—Termination Payments and Expenses” on page 102, all costs and expenses incurred in connection with the merger agreement and the merger are to be paid by the party incurring such expenses, whether or not the merger and its related transactions are consummated; provided, however, that each of Brookfield DTLA and the Company will pay one-half of the expenses related to printing, filing and mailing this proxy statement (and any amendments or supplements thereto) and any other necessary SEC filings.

Litigation Relating to the Merger

After the announcement of the execution of the merger agreement, four putative class actions were filed against the Company, the members of the Board, the Partnership, BPO, Sub REIT, REIT Merger Sub, Partnership Merger Sub and Brookfield DTLA Inc. Two of these suits, captioned Coyne v. MPG Office Trust, Inc., et al., No. BC507342 (the “Coyne Action”), and Masih v. MPG Office Trust, Inc., et al., No. BC507962 (the “Masih Action”), were filed in the Superior Court of the State of California in Los Angeles County on April 29, 2013 and May 3, 2013, respectively. The other two suits, captioned Kim v. MPG Office Trust, Inc. et al., No. 24-C-13-002600 (the “Kim Action”), and Perkins v. MPG Office Trust, Inc., et al., No. 24-C-13-002778 (the “Perkins Action”) were filed in the Circuit Court of the State of Maryland in Baltimore on May 1, 2013 and May 8, 2013, respectively. In each of these lawsuits, the plaintiffs allege, among other things, that the Company’s directors breached their fiduciary duties in connection with the proposed merger by failing to maximize the value of the Company and ignoring or failing to protect against conflicts of interest, and that the relevant Brookfield parties named as defendants aided and abetted those breaches of fiduciary duty. The Kim Action further alleges that the Partnership also aided and abetted the breaches of fiduciary duty by the Company’s directors. The plaintiffs in the four lawsuitsseek an injunction against the proposed merger, rescission or rescissory damages in the event the merger has been consummated, an award of fees and costs, including attorneys’ and experts’ fees, and other relief. See “The Merger—Proposal 1—Litigation Relating to the Merger” on page 81.

Who Can Answer Other Questions

If you have any questions about the merger or any of the other transactions contemplated by the merger agreement or about how to authorize your proxy or would like additional copies of this proxy statement, you should contact our proxy solicitor, MacKenzie Partners, at (800) 322-2885.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “intend,” “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “would” and similar expressions are intended to identify forward-looking statements. These statements are based on the current expectations and beliefs of our management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward‑looking statements. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed in a forward-looking statement.

In any forward-looking statement in which we express an expectation or belief as to future results, that expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. Risks and uncertainties pertaining to the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements:

•	the possibility that the proposed merger will not be consummated on the terms described in this proxy statement, or at all;

•	the potential adverse effect on our business, properties and operations because of certain covenants we made in the merger agreement;

•	the decrease in the amount of time and attention that management can devote to our business and properties while also devoting its attention to effectuating the proposed merger;

•	increases in operating costs resulting from the expenses related to the proposed merger;

•	the effect of the announcement of the merger on our business relationships, operating results and business generally;

•	uncertainties as to the timing of the closing of the merger;

•	our inability to retain and, if necessary, attract key employees, particularly in light of the proposed merger;

•	risks resulting from any lawsuits that may arise out of or have arisen as a result of the proposed merger;

•
risks generally incident to the ownership of real property, including the ability to retain tenants and rent space upon lease expirations, the financial condition and solvency of our tenants, the relative illiquidity of real estate and changes in real estate taxes, regulatory compliance costs and other operating expenses;

•
risks associated with the Downtown Los Angeles market, which is characterized by challenging leasing conditions, including limited numbers of new tenants coming into the market and the downsizing of large tenants in the market such as accounting firms, banks and law firms;

•
risks related to increased competition for tenants in the Downtown Los Angeles market, including aggressive attempts by competing landlords to fill large vacancies by providing tenants with lower rental rates, increasing amounts of free rent and providing larger allowances for tenant improvements;

•
the possibility that, if the proposed merger is not consummated, the Company may be required to relinquish certain properties to the property mortgage lenders in order to avoid additional negative cash burn with respect to such properties, and, in such case, any equity value attributable to such properties would be eliminated;

•
the possibility that the Company’s significant on-going cash needs could require it to engage in additional asset sales for cash, and any additional asset sales of properties constituting its core Downtown Los Angeles portfolio could diminish any portfolio value currently attributable to its remaining holdings, as well as reduce the attractiveness of any future strategic event;

•
the risk that the Company’s stock price, which has increased since press reports of the commencement of a strategic transaction process by the Company, could fall substantially if the merger is not consummated; and

•
risks related to our status as a REIT for U.S. federal income tax purposes, such as the existence of complex regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation and the adverse consequences of the failure to qualify as a REIT.

Many of these and other important factors are detailed in this proxy statement or in various SEC filings made periodically by us. We discussed a number of material risks in our most recent Quarterly Report on Form 10-Q, copies of which are available from us without charge or online at http:// www.mpgoffice.com. Please review this proxy statement and these filings and do not place undue reliance on these forward-looking statements.

You should consider the cautionary statements contained or referred to in this section in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. We do not undertake any obligation to release publicly any revisions to any forward-looking statements contained in this proxy statement to reflect events or circumstances that occur after the date of this proxy statement or to reflect the occurrence of unanticipated events.

THE SPECIAL MEETING

The special meeting will be held at [*], local time, on [*], 2013 at the Omni Los Angeles Hotel, 251 South Olive Street, Los Angeles, California 90012. At the special meeting, you will be asked to consider and vote upon (i) the merger and the other transactions contemplated by the merger agreement (Proposal 1), (ii) any proposal to adjourn the special meeting to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger and the other transactions contemplated by the merger agreement (Proposal 2), (iii) approval on an advisory (non‑binding) basis of the merger-related compensation (Proposal 3), and (iv) approval of the transaction of any other business that may properly come before the special meeting or any adjournments or postponements of the special meeting by or at the direction of the Board.

Record Date, Notice and Quorum Requirement

The Board has fixed the close of business on May 24, 2013 as the record date for determining which common stockholders of the Company are entitled to notice of, and to vote their shares in person or by proxy at, the special meeting and any postponements or adjournments of the special meeting. As of the close of business on the record date, there were [*] Company common shares outstanding and entitled to vote at the special meeting.

The holders of a majority of Company common shares that were outstanding as of the close of business on the record date, present in person or represented by proxy, will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting. Abstentions and broker non-votes will be counted as shares present for the purposes of determining the existence of a quorum.

Voting Required for Approval

Approval of the proposal to approve the merger and the other transactions contemplated by the merger agreement requires the affirmative vote of the holders of at least two-thirds of all of the outstanding Company common shares entitled to vote on such proposal. Approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of a majority of the votes cast on such proposal. Approval on an advisory (non-binding) basis of the merger-related compensation requires the affirmative vote of a majority of the votes cast on such proposal.

Other Voting Matters

We do not expect that any matters other than the proposals described in this proxy statement will be brought before or at the special meeting. If, however, such a matter is properly presented before or at the special meeting, or any adjournments or postponements of the special meeting, the persons appointed as proxies will have authority to vote the shares represented by duly executed proxies in accordance with their discretion.

Abstentions and Broker Non-Votes

An abstention or a broker non-vote, if any, as to the merger and the other transactions contemplated by the merger agreement will have the same effect as a vote AGAINST that proposal. An abstention or a broker non-vote, if any, as to adjournment of the special meeting for the purpose of soliciting additional proxies and the merger-related compensation will have no effect on the result of the vote on such proposals. A broker non-vote occurs when a broker returns a properly executed proxy but does not vote on a proposal on which the broker is prohibited from exercising its discretionary voting authority.

Manner of Authorizing a Proxy

Company common stockholders may submit their votes for or against the proposals submitted at the Company’s special meeting in person or by proxy. Company common stockholders may authorize a proxy in the following ways:

•
Internet. Company common stockholders may authorize a proxy over the Internet by going to the website listed on their proxy card or voting instruction card. Once at the website, they should follow the instructions to authorize a proxy.

•	Telephone. Company common stockholders may authorize a proxy using the toll-free number listed on their proxy card or voting instruction card.

•	Mail. Company common stockholders may authorize a proxy by completing, signing, dating and returning their proxy card or voting instruction card in the pre-addressed postage-paid envelope provided.

Company common stockholders should refer to their proxy cards or the information forwarded by their bank, brokerage firm or other nominee to see which options are available to them.

The Internet and telephone proxy authorization procedures are designed to authenticate common stockholders and to allow them to confirm that their instructions have been properly recorded. If you authorize a proxy over the Internet or by telephone, then you need not return a written proxy card or voting instruction card by mail. The Internet and telephone facilities available to record holders will close at 11:59 p.m., eastern time, on [*], 2013.

The method by which Company common stockholders authorize a proxy will in no way limit their right to vote at the Company’s special meeting if they later decide to attend the meeting and vote in person. If Company common shares are held in the name of a bank, brokerage firm or other nominee, Company common stockholders must obtain a proxy, executed in their favor, from the bank, brokerage firm or other nominee, to be able to vote in person at the Company’s special meeting.

All Company common shares entitled to vote and represented by properly completed proxies received prior to the Company’s special meeting, and not revoked, will be voted at the Company’s special meeting as instructed on the proxies. If Company common stockholders of record as of the record date return properly executed proxies but do not indicate how their Company common shares should be voted on a proposal, the Company common shares represented by their properly executed proxy will be voted as the Board recommends and therefore, FOR the proposal to approve the merger and the other transactions contemplated by the merger agreement, FOR the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies to approve the merger and the other transactions contemplated by the merger agreement and FOR approval on an advisory (non-binding) basis of the merger-related compensation and the other transactions contemplated by the merger agreement.

Shares Held in “Street Name”

If Company common stockholders hold Company common shares in an account of a bank, brokerage firm or other nominee and they wish to vote such shares, they must return their voting instructions to the bank, brokerage firm or other nominee.

If Company common stockholders hold Company common shares in an account of a bank, brokerage firm or other nominee and attend the Company’s special meeting, they should bring a proxy (referred to as a “legal proxy”) from their bank, brokerage firm or other nominee authorizing them to vote. Company common shares held by banks, brokerage firms or other nominees will NOT be voted unless such Company common stockholders instruct such banks, brokerage firms or other nominees how to vote.

Revocation of Proxies or Voting Instructions

Company common stockholders of record as of the record date may change their vote or revoke their proxy at any time before it is exercised at the Company’s special meeting by:

•
submitting notice in writing to the Company at MPG Office Trust, Inc., 355 South Grand Avenue, Suite 3300, Los Angeles, California 90071, Attention: Christopher M. Norton that you are revoking your proxy;

•	executing and delivering a later-dated proxy card or authorizing a later-dated proxy by telephone or on the Internet; or

•	voting in person at the Company’s special meeting.

Attending the Company’s special meeting without voting will not revoke your proxy.

Company common stockholders who hold Company common shares in an account of a bank, brokerage firm or other nominee may revoke their voting instructions by following the instructions provided by their bank, brokerage firm or other nominee.

Tabulation of Votes

A representative of Broadridge Financial Solutions, Inc. will serve as the independent inspector of elections for the Company’s special meeting to tabulate affirmative and negative votes and abstentions.

Solicitation of Proxies

The Company has engaged MacKenzie Partners to assist in the solicitation of proxies for the special meeting and the Company estimates it will pay MacKenzie Partners a fee of approximately $50,000.

THE MERGER – PROPOSAL 1

This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A, and the First Amendment, attached to this proxy statement as Annex B. You should read the entire merger agreement, as amended, carefully as it is the legal document that governs the merger.

The Parties

MPG Office Trust, Inc.

The Company is the largest owner and operator of Class A office properties in the Los Angeles central business district. The Company is a full-service real estate company with substantial in-house expertise and resources in property management, leasing, and financing. The Company’s common stock trades on the NYSE under the symbol MPG. For more information on the Company, visit our website at http://www.mpgoffice.com.

The Company was formed as a Maryland corporation on June 26, 2002 and elected to be a REIT for U.S. federal income tax purposes commencing with its taxable year ended December 31, 2003. On June 27, 2003, the Company completed its initial public offering.

The Company’s operations are carried out through its operating partnership, MPG Office, L.P., referred to herein as the Partnership, which is a Maryland limited partnership. The Company is the sole general partner of the Partnership and owns 99.8% of the Partnership.

The Brookfield Parties

The Brookfield Parties that are Parties to the Merger Agreement. Brookfield DTLA was formed as a Delaware limited partnership formed on February 21, 2013 and converted to a Delaware limited liability company on May 10, 2013. Sub REIT is a Maryland corporation and was incorporated on April 19, 2013 and is an indirect wholly-owned subsidiary of Brookfield DTLA (except at or prior to the closing of the transactions contemplated by the merger agreement for preferred shares reasonably necessary to satisfy REIT requirements and the Sub REIT preferred shares to be registered with the SEC). REIT Merger Sub is a Maryland corporation and was incorporated on April 19, 2013 and is a direct wholly-owned subsidiary of Sub REIT (except at or prior to the closing of the transactions contemplated by the merger agreement for preferred shares reasonably necessary to satisfy REIT requirements). Partnership Merger Sub is a Maryland limited liability company and a direct wholly-owned subsidiary of REIT Merger Sub formed on April 19, 2013. Each of Brookfield DTLA, Sub REIT, REIT Merger Sub and Partnership Merger Sub has its principal executive offices at Brookfield Place, 181 Bay Street, Suite 330, Toronto, Ontario, Canada M5J 2T3. The telephone number of each of Brookfield DTLA, Sub REIT, REIT Merger Sub and Partnership Merger Sub principal executive offices is (416) 369-2300. Each of Brookfield DTLA, Sub REIT, REIT Merger Sub and Partnership Merger Sub is affiliated with BPO and was formed for the purpose of consummating the transactions contemplated by the merger agreement and has conducted no activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement.

BPO. BPO is a corporation formed under the laws of Canada with its principal executive offices at Brookfield Place, 181 Bay Street, Suite 330, Toronto, Ontario, Canada M5J 2T3. The telephone number of BPO’s principal executive offices is (416) 369-2300. BPO operates head offices in New York, Toronto, Sydney and London. BPO owns, develops and manages premier office properties in the United States, Canada, Australia and the United Kingdom. As of the date hereof, BPO’s portfolio is comprised of interests in 109 properties totaling 66 million leasable square feet in the downtown cores of New York, Washington, D.C., Houston, Los Angeles, Denver, Seattle, Toronto, Calgary, Ottawa, London, Sydney, Melbourne and Perth, making it the global leader in the ownership and management of office assets. Landmark properties include the Brookfield Places in New York, Toronto and Perth, Bank of America Plaza in Los Angeles, Bankers Hall in Calgary and Darling Park in Sydney. BPO’s common shares trade on the NYSE and Toronto Stock Exchange under the symbol “BPO”. BPO is a guarantor of certain obligations of certain of the BPO parties in connection with the merger agreement. However, BPO is not an obligor of, and is not required to provide credit support for, the Sub REIT preferred shares.

General Description of the Merger

The Board has unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement and declared the same advisable and in the best interests of the Company. The merger agreement provides that the Company will merge with and into REIT Merger Sub. REIT Merger Sub will be the surviving corporation in the merger and will continue to do business following the merger. As a result of the merger, the Company will cease to be a publicly traded company. The officers of REIT Merger Sub will continue as the officers of the surviving corporation. See “The Merger Agreement—Directors and Officers of the Surviving Corporation” on page 84. In connection with the merger, Company common stockholders will receive the merger consideration described under “The Merger Agreement—Merger Consideration; Effects of the Merger and the Partnership Merger” on page 84.

Background of the Merger

In connection with its normal business activities and long-term planning, the Company regularly evaluates market conditions and potential financial and strategic alternatives to enhance stockholder value. From time to time since 2006, the Board considered various potential strategic alternatives, including a potential sale transaction. On two such occasions, in 2006 and again in 2008, the Company and BPO engaged in discussions regarding potential acquisition transactions. None of these conversations, with BPO or other interested parties, progressed beyond preliminary stages.

Beginning in 2008, and accelerating over the past several years, the Company carried out a business plan designed to increase stockholder value by rationalizing the Company’s portfolio. To this end, the Company systematically disposed of assets in order to generate and preserve cash, reduce its consolidated indebtedness and re-focus the Company on a concentration of trophy-quality office buildings in Downtown Los Angeles. By the end of the second quarter of 2012, the Company had made significant progress in achieving these goals. Between year-end 2008 and June 30, 2012, the Company had disposed of interests in 25 wholly-owned properties and three joint venture assets, aggregating approximately 8.7 million rentable square feet, and had reduced its consolidated indebtedness by more than $2.2 billion. In addition, by June 30, 2012, the Company had agreements in place to dispose of additional interests in four wholly-owned properties and one joint venture asset, aggregating approximately 2.3 million rentable square feet that would reduce its consolidated indebtedness by an incremental $759.8 million. All of these assets were disposed of by December 31, 2012. In addition, on July 9, 2012, the Company extended the maturity date of the mortgage loan secured by KPMG Tower for an additional one year to October 9, 2013.

Despite this progress, the Company’s business continued to face significant challenges, including increasing capital requirements. Market conditions in Downtown Los Angeles remained soft, and landlords (including the Company) responded to such market softness and other market pressures by increasing rental concessions and tenant improvement allowances. These market trends increased the costs of attracting and retaining tenants. Additionally, the perception among existing and prospective tenants that the Company was financially distressed also made it increasingly difficult and more expensive for the Company to attract and retain tenants. As of July 9, 2012, the Company had approximately $900.0 million of indebtedness maturing in 2013. Much of this indebtedness was not expected to be re-financeable absent significant debt pay-downs in order to “re-margin” the debt to market-acceptable levels. The combination of the magnitude of the Company’s upcoming capital needs, an indebtedness level which was significantly in excess of market peers and a capital structure that included Company preferred shares with more than $64.9 million of dividends in arrears as of June 30, 2012, made accessing the capital markets difficult. In addition, the existence of tax indemnification agreements entered into with Robert F. Maguire III at the time of the Company’s initial public offering, restricted the Company’s ability to dispose of two of its properties prior to June 27, 2013, and an additional three properties prior to June 27, 2015. These agreements limited the ability of the Company to sell assets to improve its liquidity. The Company also continued to experience negative monthly cash flow, putting additional pressure on the Company’s liquidity.

Towards the end of the second quarter of 2012, the process of rationalizing the Company’s business was nearing completion. The end result of that was a portfolio consisting primarily of core Downtown Los Angeles properties. However, the Company’s existing capital structure and on-going liquidity challenges made it difficult, and potentially impossible, for the Company to retain that portfolio while continuing to make the investments necessary to increase occupancy to the stabilized levels necessary to create long-term value.

Recognizing these developments, the Board and senior management concluded that enhancing stockholder value likely required a significant, Company-level transaction that would either reshape the Company’s capital structure while addressing the Company’s liquidity issues, or result in a sale of the Company to a buyer with the financial structure and resources necessary to potentially realize the substantial long-term value of the Company’s portfolio. The Board and senior management also noted that, despite the Company’s substantial progress in refocusing its business and shedding debt, the Company’s common share price continued to languish. Accordingly, in early 2012, the Board determined to begin a more formal and intensive exploration of potential strategic alternatives for the Company. With the Board’s consent, senior management and one of the independent directors held a series of meetings with potential financial advisors during late February 2012 and early March 2012. Thereafter, at a meeting on March 8, 2012, the Board determined to invite two financial advisors to attend a future Board meeting in late March 2012 to present their qualifications and experience.

At a March 20, 2012 Board meeting, the Board invited Wells Fargo Securities and BofA Merrill Lynch to attend the meeting and discuss their respective qualifications and experience in acting as the Company’s financial advisor. The Board discussed, among other things, preliminary potential strategic alternatives available to the Company. Following this meeting, the Board and senior management evaluated the qualifications of each of Wells Fargo Securities and BofA Merrill Lynch, with a view toward determining whether the Company should hire one or both of them as its financial advisor.

On June 22, 2012, the Board held a meeting, together with representatives of the Company’s management, the Company’s outside legal counsel, Latham & Watkins LLP (“L&W”), Wells Fargo Securities and BofA Merrill Lynch, to discuss the Company’s existing capitalization, liquidity and operational challenges and potential strategic alternatives for the Company. These strategic alternatives included (i) continuing to operate the Company pursuant to its existing long-term plan and sell assets to maintain liquidity as needed, (ii) raising capital in one or more public offerings in an amount sufficient to address short-term and long-term liquidity needs, (iii) raising a similar amount of capital in private transactions and (iv) a sale of the Company. The Board considered that continuing operations without raising significant capital was unrealistic given the Company’s high leverage ratio, its liquidity issues and near-term debt maturities, and the need to utilize asset sales as a means of generating cash that detracted from the Company’s core strengths as a dominant owner of Downtown Los Angeles trophy-quality office assets. It also was noted that a significant capital raising transaction, whether public or private, raised significant challenges. Foremost among these was the amount of funds that the Company would need to raise in order to fully address its near-term and long-term capital requirements. Recent market precedent called into question whether it would be possible to consummate a capital-raising transaction of sufficient magnitude to achieve the Company’s goals. Even assuming that it was possible to consummate a transaction of sufficient magnitude to achieve the Company’s goals, it was likely that, given the large size of such a transaction, the market would view the transaction as a de facto “re-IPO.” Pricing would therefore likely result in significant dilution to existing holders of Company common shares. If the Company sought to raise the required capital in one or more private transactions, it was likely that a potential bidder would seek rights and protections that would require the Company to obtain stockholder approval and consents of lenders under certain of the Company’s property-level loans as conditions to closing. In evaluating whether to undertake a formal sale process, the Board acknowledged that a sale transaction also presented a number of significant challenges. First, it would require approval of stockholders holding at least two-thirds of Company common shares. Although this is the default standard under Maryland law, the Board noted that this approval threshold had sometimes been difficult to satisfy in transactions involving other REITs, even in transactions that were generally well-received by stockholders, proxy advisors and analysts. Second, the Board considered that the Company would likely be required to obtain consents from lenders under certain of the Company’s property-level loans, adding closing risk to any transaction that might emerge from the process. Additionally, prepayment restrictions and penalties on the Company’s Gas Company Tower and Wells Fargo Tower mortgage loans substantially limited, or made economically inefficient, the Company’s ability to refinance these loans as part of any such transaction. After weighing these and other factors, the Board ultimately determined that the Company should undertake a strategic transaction process focused on a potential sale of the Company, but left open the possibility of alternative transactions, possibly including investments in the Company or its subsidiaries, if those alternatives could result in the creation of greater value for the Company’s stockholders.

The Board also concluded that, given the Company’s liquidity and debt maturity issues, it would be more challenging to undertake a sale process at a future stage if the current process were unsuccessful; accordingly, the Board determined that the Company should solicit interest from a broad list of potential bidders in order to enhance both the likelihood of success and value for the Company’s common stockholders. During and after the June 22, 2012 meeting, the Board and senior management devoted substantial time to developing a list of potential process participants, including a broad cross-section of private equity firms, advisors and operators with well-developed relationships with capital sources, sovereign wealth funds and sovereign pension funds, public REITs and other public companies, international investors and extremely high net-worth individuals. The Board and senior management stressed the importance of establishing a systematic and broad process with as level a playing field as possible, but noted that among the key considerations in selecting potential bidders was whether they would have sufficient financial resources and experience owning and operating commercial real estate assets to meet certain “qualified transferee” requirements under certain of the Company’s property-level loans. Meeting those criteria would facilitate obtaining debt consents, which, as noted above, was likely to present a risk to closing a strategic transaction.

At the conclusion of the June 22, 2012 meeting, the Board determined to engage both of Wells Fargo Securities and BofA Merrill Lynch as the Company’s financial advisors. In making that determination, the Board considered, among other things, Wells Fargo Securities’ and BofA Merrill Lynch’s respective reputation and experience in transactions involving equity REITs. In the case of Wells Fargo Securities, the Board also considered that (i) an affiliate of Wells Fargo Securities had made a personal loan to a borrower that was secured by operating partnership units and Company common shares and that, if fully foreclosed, would result in an affiliate of Wells Fargo Securities becoming the holder of more than 5.0 million operating partnership units, (ii) a Wells Fargo Securities affiliate owned approximately 1.1 million Company common shares as a result of a partial surrender of the collateral securing such loan, (iii) an affiliate held a participation interest in the mortgage loan secured by KPMG Tower that was acquired as a result of a loan portfolio acquisition, (iv) an affiliate served as master servicer on several CMBS facilities relating to Company properties, and (v) an affiliate was a tenant in Wells Fargo Tower. The Board determined, notwithstanding these matters, that engaging Wells Fargo Securities (including the Eastdil Secured real estate investment banking group) would be important to the success of any sale process because of its prominent position in the industry and its significant experience in the Downtown Los Angeles real estate market. However, the Board also believed that it would be prudent to engage a second financial advisor and that BofA Merrill Lynch was the best choice for this role given its reputation and experience in transactions involving equity REITs.

At market close on June 22, 2012, the Company common shares were trading at $1.92 per share.

From July 2012 through September 2012, in accordance with the Board’s directives, approximately 90 potential bidders were contacted based on the list of potential process participants that had been developed by the Board and senior management in consultation with the financial advisors. The Company negotiated and executed confidentiality agreements with 24 sponsors and investors and two capital sources, all of which met the qualified transferee requirements that the Board had established in its June 22, 2012 meeting. The Company gave property tours to 11 sponsors and investors and one capital source. During this period, the potential transaction parties that had executed confidentiality agreements and elected to move forward in the process were given access to an online data room to facilitate review of due diligence materials.

Each confidentiality agreement entered into as described above contained a provision, referred to as a standstill, preventing, for periods ranging from one year to two years, the potential bidder from taking action to seek control of the Company, including by making a proposal to acquire the Company, unless specifically invited in writing by the Company. Each confidentiality agreement also contained a provision making clear that the Company reserved the right, in its sole discretion, to conduct any process it deemed appropriate with respect to any proposed transaction involving the Company. The provisions together were designed to provide the Board with control over the process of soliciting acquisition proposals for the Company and to maximize the value of such proposals in such process. In addition, each confidentiality agreement contained a provision stating that a potential bidder was not permitted to ask for a waiver of the standstill, referred to as a no-ask, no-waiver provision. The no-ask, no waiver provision was intended to prevent a situation in which a potential bidder might avoid complying with the processes determined by the Board by seeking a waiver and forcing a premature public disclosure of the Company’s strategic transaction process. As noted above, the Board had concluded that, given the Company’s liquidity and debt maturity issues, it would be more challenging to undertake a sale process at a future stage if the current process were unsuccessful. Accordingly, the no-ask, no-waiver provision was also intended to maximize the possibility that the process would be successful by incentivizing parties with interest in a potential acquisition of, or investment in, the Company to participate actively in the process. The no-ask, no-waiver provision allowed the Company to solicit competing proposals from all parties subject to such standstill provisions and allowed all such parties to make competing proposals, subject to certain conditions, without violation of the standstill.

On July 23, 2012, at the request of Robert F. Maguire III, the Company issued 3,975,707 Company common shares to an unaffiliated third party in exchange for operating partnership units owned by Mr. Maguire and related entities. As a result of these redemptions, all tax indemnification agreements in favor of Mr. Maguire and related entities expire on June 27, 2013, including the restrictions on the Company’s ability to sell in taxable transactions each of Gas Company Tower, US Bank Tower, KPMG Tower, Wells Fargo Tower and Plaza Las Fuentes. The Company announced the redemptions and the resulting acceleration of the expiration of these tax indemnification agreements on July 26, 2012. That same day, an article appeared in REIT Wrap, a daily email newsletter published by REIT Zone Publications, LLC, speculating that the Company was engaged in a sale process.

At market close on July 26, 2012, the Company common shares were trading at $3.26 per share, up from $2.57 a day earlier. The trading price for the Company common shares remained at or above $2.50 per share for substantially the entire period thereafter until announcement of the Company’s transaction with BPO.

On August 21, 2012, The Wall Street Journal printed an article indicating that the Company was pursuing a possible sale. These articles increased attention on the Company and speculation about the strategic transaction process.

In late September 2012, the Board established a first round bid deadline of September 28, 2012, which was relayed to the potential bidders. On October 2, 2012, the Board met to discuss the progress of the strategic review process. As of the date of the meeting, the Company had received non-binding proposals from the following four parties:

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BPO proposed to acquire the Company in an all-cash transaction that valued the Company common shares at $2.10 per share. The Company preferred shares would remain outstanding and BPO would assume all of the Company’s outstanding loans. BPO’s proposal assumed that the definitive transaction agreement would include customary deal protections and a satisfactory termination fee. BPO had engaged in significant due diligence prior to making its bid. As a result of this and BPO’s ownership of three assets in the Downtown Los Angeles office market, BPO was familiar with the Company’s assets and the Downtown Los Angeles office market.

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Investor Group A, a combination of two sophisticated investment groups that did not own assets in Downtown Los Angeles, but had significant experience with office property investments, proposed to acquire the Company in an all-cash transaction that valued the Company common shares at $5.00 per share. Investor Group A was committed to fund 50% of the equity capital required to complete the transaction and make all necessary post-closing investments. Accordingly, Investor Group A would be required to raise the remaining required equity capital from third party capital sources. Given its historical ability to raise capital, Investor Group A believed it would be able to raise the required capital. Investor Group A had not specified how the Company preferred shares or the Company’s indebtedness would be treated, and conducted limited diligence prior to making its proposal.

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Investor B, a private institutional REIT with a well-known and sophisticated sponsor, proposed a transaction pursuant to which a new public company would acquire both the Company and the Investor B REIT, with the Company’s stockholders receiving equity in the new public REIT equal in value to approximately $100.0 million (or 5% of the equity value of the combined company), which would be approximately $1.65 per share based on the Company’s then fully diluted Company common shares. Investor B’s proposal contemplated that the Company preferred shares would remain outstanding and all indebtedness would remain in place. In the creation of a new public REIT, Investor B’s proposal contemplated a number of complexities absent in the other transactions, including negotiations regarding the structure and governance of the combined entity, the relative value of Investor B’s assets that consisted primarily of Class B office and apartment assets, and the terms of any external management agreement, all of which would have important implications affecting the Company’s stockholders.

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Investor C, a large, well-known private equity firm with access to significant capital, proposed a $300.0 to $400.0 million single-draw, 10-year term loan to the Company with a 12% coupon, up to 4% of which would be pay-in-kind, which would begin amortizing after five years and include a five-year prepayment lockout. Investor C would also receive penny warrants equal to 19.9% of the Company common shares. Important details of the loan proposal were unspecified, including key covenants, operating restrictions and potential governance rights. Investor C also conducted limited diligence prior to making its proposal.

The Board discussed the relative merits of the four proposals, and instructed senior management, with the assistance of the financial advisors, to continue pursuing potential transactions with each of BPO, Investor Group A and Investor B. The Board preliminarily had determined not to pursue additional discussions with Investor C based largely on an initial view that Investor C’s proposal was unlikely to result in any benefit to the Company’s common stockholders. Between the significant interest rate on the proposed loan and the penny warrants contemplated by Investor C, it appeared that most or all of the value that could be generated by $300.0 million to $400.0 million of new capital would flow to Investor C and, if market conditions deteriorated, the loan could be foreclosed leaving the Company’s common stockholders with nothing. In addition, there was a possibility that the operating covenants in the term loan would result in a de facto change of control of the Company. The Board also requested additional information with respect to Investor C’s proposal and, if such a loan could be beneficial to the Company and achievable on terms reasonably likely to be acceptable to a potential bidder, the Board could instruct the financial advisors to re-engage with Investor C, and potentially others, to pursue such an option. After discussions with senior management and the Company’s advisors, the Board determined to target a second round bid deadline on or around October 22, 2012.

Following the October 2, 2012 meeting, a draft merger agreement and related disclosure schedule were posted to the Company’s online data room.

Throughout October 2012, BPO continued to conduct due diligence relating to the Company, including attending an in-person due diligence session and management presentation on October 16, 2012. In accordance with the Board’s directives, the financial advisors also held discussions with Investor Group A and Investor B on multiple occasions during this period, but neither bidder engaged in any meaningful due diligence on the Company leading up to the October 22, 2012 bid deadline.

No bids were submitted at the October 22, 2012 bid deadline. Nevertheless, at the Board’s request, the financial advisors continued discussions with each of the three bidders in an effort to obtain bids. These discussions included calls between the financial advisors and BPO about its bid on October 23, 2012 and again on November 2, 2012. During the November 2nd call, BPO informed the financial advisors that it was withdrawing its initial indication of interest based primarily on valuation concerns, but expressed a willingness to evaluate individual asset acquisitions. In accordance with the Board’s directives, the financial advisors informed BPO that individual assets were not for sale.

Thereafter, the financial advisors made substantial efforts on behalf of the Company to progress Investor Group A’s and Investor B’s proposals and had a number of calls and meetings with Investor Group A and Investor B. On or around October 30, 2012, the Company delivered to Investor B a draft term sheet setting forth a structure that could be used as a basis to effect a combination transaction with Investor B. No pricing terms were included, although it was noted that the value proposed by Investor B would need to be increased substantially if discussions were to progress. Investor B responded to the Company’s term sheet with a mark-up on November 5, 2012. The mark-up reflected little progress, with key features of Investor B’s proposal largely unchanged.

On November 8, 2012, the Board met to review the strategic transaction process. Senior management and the Company’s legal and financial advisors updated the Board on the status of discussions with each of the bidders. The Board discussed with the financial advisors financial aspects of Investor B’s and Investor C’s respective proposals. Based on discussions with Investor B and preliminary due diligence, the financial advisors noted for the Board a preliminary estimate of the value of Investor B’s proposal of approximately $1.28 to $1.53 per share. After discussions regarding Investor C’s loan proposal, the Board concluded that such a loan proposal would not be economically attractive to the Company or likely to increase stockholder value.

Up to this point in the process, at the Board’s direction, senior management had not engaged in direct negotiations with either Investor Group A or Investor B. In an effort to determine whether a transaction with either Investor Group A or Investor B would be viable, the Board now requested that senior management become personally involved in discussions with the two bidders and seek to negotiate directly with them in the coming weeks.

Given the uncertainty of the remaining proposals, the Board also requested that senior management and the financial advisors review other potential alternatives available to the Company, including limited asset sales. In response to the Board’s request, senior management engaged in a series of discussions with Beacon Capital (“Beacon”), the Company’s joint venture partner in One California Plaza and Cerritos Corporate Center, about a potential acquisition by Beacon of the Company’s interest in the joint venture. Those discussions progressed rapidly and, by the end of November 2012, Beacon had made a definitive proposal that could be consummated before year-end. The Board also requested that senior management propose a retention plan that would incentivize the Company’s employees to stay with the Company in the event the sale process was unsuccessful.

In the two weeks after the November 8, 2012 Board meeting, L&W and Investor Group A’s legal counsel discussed on multiple occasions legal matters relating to Investor Group A’s proposal.

On November 9, 2012, Investor Group A informed the financial advisors that it was unlikely to be able to obtain the additional 50% equity financing necessary to consummate its earlier acquisition proposal. As a result, Investor Group A proposed instead to acquire newly issued Company common shares at a price of $4.00 per share, and warrants to acquire additional Company common shares at $5.25 per share, for aggregate consideration of $150.0 million. The initial shares would represent approximately 38.5% of the outstanding Company common shares on a post-issuance basis, and the shares subject to warrants would increase Investor Group A’s ownership to approximately 51%. Investor Group A’s proposal would require common stockholder approval under applicable NYSE rules, and would be conditioned on the extension or refinancing of all of the Company’s 2013 debt maturities.

On November 13, 2012, the Company, together with representatives of the financial advisors, met with Investor Group A to discuss Investor Group A’s proposal and a process and timeline for Investor Group A to conduct due diligence and negotiate definitive agreements. On November 21, 2012, the Company delivered a draft term sheet to Investor Group A that set forth a framework for a potential transaction. On November 26, 2012, the Company and its advisors conducted an in-person due diligence and negotiation session with Investor Group A. At the end of the meeting, Investor Group A expressed concern that there was not sufficient value in the transaction and, if it did proceed, it would want full control of the Company. Following that meeting, Investor Group A was not willing to discuss the Company’s counterproposal term sheet in detail, but suggested it would provide additional feedback in the near future. Based on these indications, it appeared that Investor Group A was unlikely to proceed with the transaction.

In accordance with the Board’s directives, the Company’s advisors met with representatives of Investor B on November 14, 2012 and November 16, 2012 to review the proposed terms of the strategic transaction. Investor B’s proposal continued to contemplate a combination of the Company and the Investor B REIT in a new public company. Despite multiple conversations in which the Company and its advisors had made it clear to Investor B that the value for the Company’s common stockholders implied in Investor B’s proposal was inadequate, Investor B had not altered its proposal to increase its potential value to the Company’s stockholders. Investor B also now proposed that, prior to a stockholder vote and regardless of whether the transaction closed, the Company would be obligated to sell 777 Tower and the 755 South Figueroa land parcel to Investor B for consideration that was substantially less than the amount that could potentially be obtained in a fully marketed sale process. Although Investor B was willing to consummate the transaction even in the absence of obtaining debt consents, Investor B was unwilling to permit the Company to spend any of its own money to obtain those consents. Proceeding with the transaction in the absence of debt consents raised a number of legal and financial issues, including potential violations of so-called “non-recourse carve-out guarantees” by the Partnership that could have resulted in property-level mortgage debt becoming a recourse obligation of the Partnership. This would have been significantly detrimental to holders of the Company preferred shares, which would remain outstanding following the transaction. The proposal also contemplated that all transaction costs would be paid for by the Company. Investor B was not willing to put any of its own capital at risk. The combined company also would have an external, fee-based management structure, which structure it was believed, based on other publicly traded externally managed REITs, could adversely affect the trading price of Company common shares after the closing. Finally, Investor B still had not engaged in significant due diligence efforts and had indicated that it would not be willing to proceed with due diligence and negotiation of definitive agreements unless the Company granted it exclusivity and agreed to reimburse it for its due diligence expenses. Based on these discussions, it appeared that Investor B would not deviate significantly from the terms proposed at the meeting and would be unlikely to increase its proposed merger consideration.

On November 11, 2012, in accordance with the Board’s directives, the financial advisors discussed with Overseas Union Enterprise Ltd (“OUE”), a hotel and property group controlled by Indonesia’s Lippo Group, about OUE’s potential interest in a strategic transaction. The Company entered into a confidentiality agreement with OUE on November 20, 2012, which included a standstill and a no‑ask, no waiver provision. OUE indicated that, while it might consider an investment in the Company, it was primarily interested in purchasing individual assets as the leverage level of the Company as a whole was greater than it was willing to undertake. At the Company’s direction, the financial advisors focused OUE’s interest on US Bank Tower.

On November 14, 2012, the Company’s and BPO’s senior management met briefly at a National Association of Real Estate Investment Trusts conference and BPO expressed potential interest in exploring a funding structure that could facilitate a purchase of the Company. Representatives of BPO stressed that BPO would have to raise a substantial portion of the capital for any transaction and it would not attempt to raise the capital unless the Company gave it an exclusivity period in which to do so. No specific transaction terms, including price, were discussed. On November 27, 2012, in accordance with the Board’s directives, senior management and the financial advisors had discussions with BPO as a follow up to the November 14, 2012 meeting. Representatives of BPO again indicated that BPO might be willing to make an acquisition proposal in the future, at a price in the range of $2.55 to $2.65 per share, but that any acquisition proposal would be contingent on obtaining additional third-party capital and an exclusivity period.

In response to the Board’s previous request that senior management propose a retention plan for the Company’s management and key employees that would incentivize them to stay with the Company in the event the sale process were unsuccessful, the Compensation Committee of the Board (the “Compensation Committee”) held a meeting on November 16, 2012 at which it considered certain proposed initiatives developed in consultation with the Compensation Committee’s independent compensation consultant and the Company’s outside legal advisor to enhance retention for the Company’s management and key employees. These proposed initiatives included (i) adopting a retention program for all employees, including senior management, that generally provided for certain cash payments on a quarterly basis during 2013 (12.5% per quarter) and the balance (50%) at the end of the first quarter of 2014, subject to certain payment delay by up to two calendar quarters, provided that, severance payments for senior executives with employment agreements would be reduced by an amount equal to 75% of the retention payment, (ii) amending the Company’s then-current change in control severance plan to provide for certain severance benefits equal to two weeks of base salary per year of service, with a cap of 26 weeks (subject to limited exceptions) in the event of a termination of employment without cause (irrespective of whether a change in control of the Company had occurred), and (iii) making certain other changes to employment arrangements for certain employees below senior management. In addition, the Company’s outside legal advisor outlined certain proposed amendments to the employment agreements with Mr. Weinstein, Mr. Norton and Ms. Moretti that would (A) for each executive, clarify that a termination of employment (other than for cause, voluntary resignation or due to death or disability) that occurred as a result of a disposition of all or substantially all of the Company’s assets would constitute a termination without cause (or for good reason, if applicable), (B) for Mr. Weinstein and Mr. Norton only, convert the agreement from a fixed employment term to an indefinite term, (C) for Ms. Moretti only, extend her existing employment term by one year until December 31, 2015, and (D) for Mr. Norton only, update his title and duties and responsibilities to reflect his promotion to Executive Vice President, General Counsel and Secretary, and include “good reason” termination provisions consistent with his position. The Compensation Committee unanimously determined to recommend to the Board that the Company adopt the proposed retention plan and amended severance plan, and approve the proposed employment agreement amendments for Mr. Weinstein, Ms. Moretti and Mr. Norton. In addition, the Compensation Committee unanimously approved the other changes to employment arrangements for certain employees below senior management.

On November 28, 2012, the Board met to consider various matters, including the continued review of potential strategic transactions. The financial advisors informed the Board of recent developments with each of BPO, Investor Group A, Investor B and OUE. Although BPO had expressed the possibility of submitting an acquisition proposal, it had not yet done so. The Board then discussed with the Company’s legal and financial advisors Investor B’s revised proposal. The Board determined that there were significant, and potentially insurmountable, problems with Investor B’s proposal. The purchase price was considered too low, the structure of the transaction would have left the Company’s stockholders owning only 5% of the combined entity, the proposed treatment of debt consents presented substantial risks to the preferred stockholders, the proposal for the sale of 777 Tower and 755 South Figueroa was commercially unacceptable and the transaction would have been taxable to the Company’s common stockholders without providing them with cash to pay such taxes. In addition, Investor B had not performed significant due diligence. The Board therefore rejected Investor B’s request for exclusivity and reimbursement of diligence expenses. Given the lack of interest by other potential bidders, the Board instructed senior management and the financial advisors to continue to pursue discussions with BPO, Investor Group A and Investor B in the hope of producing an acceptable proposal. Next, the Board considered the potential sale to Beacon of the Company’s interests in their joint venture. The Board considered the price and terms of the Beacon transaction and concluded that the transaction was in the Company’s best interest. The Board directed senior management to negotiate definitive agreements with a goal of completing the transaction before year-end. Finally, the Board received detailed information regarding the proposed retention plan and amended severance plan, and the proposed employment agreement amendments for Mr. Weinstein, Mr. Norton and Ms. Moretti that were recommended by the Compensation Committee at its November 16, 2012 meeting, and the Compensation Committee’s approval of certain other changes to employment arrangements for certain employees below senior management. Given the necessity to retain employees to continue the operation of the Company as an ongoing entity in the event that the strategic transaction process failed to produce an executable transaction that increased stockholder value and in light of the fact that the two remaining acquisition proposals were perceived to have limited probability of developing into acquisition proposals that would create stockholder value, the Board unanimously adopted the proposed retention plan and amended severance plan, approved the proposed employment agreement amendments for Mr. Weinstein, Ms. Moretti and Mr. Norton and approved the other changes to employment arrangements for certain employees below senior management.

On November 29, 2012, Investor Group A formally informed the Company that it was not going to proceed with its proposal to invest $150.0 million in the Company. Investor Group A stated that it would need to acquire the Company and gain full operational control. While unwilling to provide price guidance, Investor Group A noted that, assuming it were able to raise equity financing, it would expect to pay a price per Company common share above the Company’s then current market price, and that the Company preferred shares would likely remain outstanding after any such acquisition. Investor Group A indicated that it could fund only $150.0 million of any acquisition price, and would need to syndicate the remaining equity. Accordingly, it proposed a process whereby it and the Company would agree on the material terms of a transaction, and potentially the form of acquisition agreement, and then Investor Group A would be given a period of exclusivity to approach potential co-investors and raise the remaining equity financing.

Also on November 29, 2012, in accordance with the Board’s directives, the financial advisors held a call with representatives of OUE to provide information on the Company and its assets.

Between November 29, 2012 and December 4, 2012, in accordance with the Board’s directives, the Company’s legal and financial advisors engaged in a series of discussions with Investor B and, on November 30, 2012, the Company delivered to Investor B a revised term sheet which reflected terms that were consistent with the concerns raised by the Board. During this period, the Company’s and Investor B’s respective tax advisors also engaged in a series of discussions, which resulted in a mutual conclusion that Investor B’s proposal presented potentially significant tax risks for the Company’s common stockholders. On December 4, 2012, the Company’s financial advisors met in-person with Investor B to discuss its proposal.

On December 4, 2012, representatives of BPO orally relayed a proposal to acquire the Company in an all-cash transaction that valued the Company common shares at $2.70 per share. BPO indicated that this was the maximum price that it would be willing to pay for the Company. BPO would structure the transaction as a combination of the Company and its own Downtown Los Angeles properties, and would seek to create a fund that would directly or indirectly hold all of these assets. The proposal was subject to BPO’s ability to raise significant third-party equity, and BPO had proposed a transaction process whereby it and the Company would negotiate the form of definitive transaction documents during a period of exclusivity in which BPO would seek third-party equity capital commitments from its current investors in its Downtown Los Angeles portfolio and other institutional investors with which it had investment relationships. BPO was optimistic but made no assurance that it could raise the required capital. BPO also stated that its due diligence was substantially complete, except that it would seek to conduct environmental tests at certain of the Company’s Downtown Los Angeles properties for a widely used commercial building material that could potentially contain asbestos (the “building material testing”).

Later on December 4, 2012, the Board met to consider various matters, including to continue its review of the strategic transaction process. The financial advisors updated the Board on developments in the process and the Board encouraged senior management, with the assistance of the Company’s advisors, to continue efforts with BPO.

On December 7, 2012, BPO submitted a mark-up of the Company’s proposed merger agreement, and requested that, as a condition to BPO committing to pursue a definitive agreement and raise equity capital, the Company agree to negotiate exclusively with BPO for a period of 60 days. BPO’s merger agreement mark-up, which had been delivered through its counsel, Fried, Frank, Harris, Shriver & Jacobson LLP (“Fried Frank”), presented a number of significant issues, including: (i) that BPO’s obligation to close was conditioned on receipt of consents from lenders on all of the Company’s outstanding debt, (ii) the limitations on the Company’s rights and BPO’s obligations to take actions necessary to obtain debt consents, (iii) that BPO’s obligation to close was conditioned on the Company having a minimum net worth at the closing, (iv) an extensive package of deal protection provisions, including (x) a proposed termination fee implied to be between $40.0 million and $48.0 million, (y) triggers for the payment of the termination fee that made it highly probable that the Company would ultimately have to pay the fee if the transaction were not approved by the Company’s stockholders and (z) a provision that would force the Company to terminate the agreement if the Board were required to exercise its legal duty to change its recommendation to stockholders, (v) the breadth of the definition of “material adverse effect,” which was used to qualify the Company’s representations and warranties and to determine whether adverse events prior to the closing were sufficient to relieve BPO of its obligation to close, (vi) the significant limitations on the Company’s ability to refinance, replace, extend or modify its indebtedness with near-term maturities, (vii) significant limitations on the Company’s ability to operate in the ordinary course without consent from BPO to certain matters between signing and closing, including significant restrictions on hiring or replacing employees, entering into leases, and making capital expenditures, (viii) the scope of the Company’s representations and warranties, and the extent to which those representations would need to be true at closing (colloquially, the “representation and warranty bring-down standard”) in order for BPO to remain obligated to close, (ix) questions about whether the BPO parties to the agreement would be fully credit worthy, or shell entities, (x) considerations related to whether the buyer entities would satisfy the “qualified transferee” provisions under the Company’s various loan agreements and (xi) a proposed “outside date,” after which either party would be free to terminate the agreement if they had not breached the agreement, that the Company viewed as too short.

Also on December 7, 2012, representatives of OUE contacted the Company’s financial advisors to express preliminary interest in acquiring US Bank Tower.

On December 10, 2012, Investor Group A informed the Company’s financial advisors that it was continuing to attempt to raise equity capital to pursue a transaction with the Company but was having difficulty raising the equity capital required to make a definitive proposal. Investor Group A stated that if it were unable to make progress over the next few days, it would withdraw from the process.

Between December 5, 2012 and December 10, 2012, in accordance with the Board’s directives, the financial advisors had a number of conversations with representatives of Investor B, but little progress was made in negotiations.

Between December 8, 2012 and December 10, 2012, the Company and its advisors prepared a revised draft of the merger agreement responding to the points raised in BPO’s December 7, 2012 mark‑up. L&W delivered the draft to Fried Frank on December 10, 2012.

On December 11, 2012, the Board met to consider various matters, including an update on the strategic transaction process. The financial advisors updated the Board on developments with each of the bidders. Senior management and L&W summarized BPO’s mark-up to the draft merger agreement, highlighting key issues, as well as describing how the Company and L&W had responded to those issues in its reply draft. The Board concurred with senior management’s and L&W’s views regarding the key issues presented by BPO’s draft and the Company’s positions on responses.

The Board also considered BPO’s request for exclusivity and authorized management to negotiate and enter into an exclusivity agreement with BPO, subject to certain limitations on key terms. In making this determination, the Board noted that BPO was the only bidder that had conducted significant due diligence in the process, was the only bidder that had submitted a mark-up to the Company’s draft merger agreement and was essentially the only bidder left in the process given the low probability in the Board’s view that Investor Group A and Investor B would proceed with their respective proposals. The Board considered that Investor Group A appeared likely to withdraw from the process, that negotiations with Investor B had not progressed despite weeks of efforts, and that Investor B’s proposal also appeared to be impacted by tax issues that could result in a taxable transaction to the Company’s common stockholders without providing those stockholders with any cash consideration. The Board also considered that OUE’s interest centered primarily on US Bank Tower rather than a whole company transaction. Additionally, the Board noted that, although BPO’s proposed transaction was subject to raising significant third-party capital, BPO had a proven history of raising commercial real estate funds and deep ties with potential co‑investors. BPO also had a portfolio of high-quality office properties in Downtown Los Angeles that it could combine with the Company’s properties in any fund structure, enhancing the potential attractiveness of the investment opportunity and therefore increasing the likelihood that BPO would be able to raise the needed funds. The Board also took into consideration that BPO had expressed its unwillingness to move forward without exclusivity, in part because BPO did not believe it would be able to raise the necessary equity capital if other potential buyers were in the market seeking to raise funds for a competing transaction. In light of all these factors, the Board determined that granting BPO a period for exclusive negotiations was prudent and in the Company’s best interests.

On December 12, 2012, in accordance with the Board’s directives, senior management and the financial advisors contacted BPO to discuss its request for exclusivity and related process matters. Senior management and the financial advisors highlighted certain open points in BPO’s draft merger agreement, and indicated that, prior to granting exclusivity to BPO, the Company would need to approve a list of investors that BPO intended to approach and that the parties would need to make additional progress toward resolving these open points. Later that day, L&W delivered a revised draft of the merger agreement to Fried Frank.

On December 13, 2012, Investor B submitted a revised proposal, the terms of which were largely consistent with its prior proposal and did not address any of the major concerns that had been raised by the Board. Despite substantial efforts over two months, Investor B remained unwilling to revise its bid to address most of the significant concerns that had been raised by the Company and still had not engaged in significant due diligence. Moreover, the parties’ respective tax advisors had not been able to solve the tax risks presented by Investor B’s proposed structure. Based on these considerations, and at the Board’s request, the financial advisors informed Investor B on December 17, 2012 that the Company was unwilling to proceed on Investor B’s proposed terms. While the Company did not formally preclude Investor B from continuing to pursue a potential transaction, Investor B effectively withdrew from the process at that point.

On December 14, 2012, in accordance with the Board’s directives, the financial advisors met in person with representatives of OUE to discuss due diligence of the Company and certain of its assets.

On December 17, 2012, representatives of BPO discussed with the Company’s financial advisors BPO’s proposed list of equity investors. The financial advisors conferred with the Company regarding these potential investors and, over a period of days thereafter, the Company and BPO agreed on a list of prospective investors that BPO could approach. The list evolved at various times thereafter with the Company’s approval.

On December 21, 2012, the Company announced the sale of its 20% joint venture interest in One California Plaza and Cerritos Corporate Center to Beacon.

Throughout late December 2012 and early January 2013, BPO, the Company, and their respective counsel negotiated the terms of an exclusivity agreement. The parties executed a definitive exclusivity agreement on January 9, 2013. The agreement provided for an exclusivity period ending on February 28, 2013, included a customary “fiduciary out” in favor of the Company, permitted the Company to concurrently pursue, but not consummate, potential sales of US Bank Tower and Plaza Las Fuentes and gave the Company the right to terminate the agreement if certain milestones were not achieved relating to negotiation of definitive agreements and BPO’s efforts to obtain requisite equity financing.

On January 10, 2013, the Board held a meeting to receive updates on a number of matters, including the strategic transaction process. As part of its contingency planning in the event that the strategic transaction process was unsuccessful, the Company had begun preparations to sell Plaza Las Fuentes. Senior management and the Board shared the view that retaining the flexibility to sell this asset was important in the negotiations with BPO. Senior management then informed the Board that earlier that day, OUE had relayed a preliminary indication of interest to acquire US Bank Tower. Senior management and the Board agreed that the Company should seek an increased purchase price and actively pursue a transaction with OUE. Although a sale of US Bank Tower would not address many of the longer-term issues facing the Company, it would provide sufficient cash to address most of the Company’s near-term liquidity needs. This cash, in turn, would mitigate the potentially negative results that may occur if no strategic transaction was consummated, and the sale would also address the pending maturity of the US Bank Tower mortgage loan in early July 2013. Retaining the flexibility to sell Plaza Las Fuentes would likewise improve the Company’s liquidity position and offset the risks of a failed strategic transaction process. As owning US Bank Tower was an element of BPO’s proposed transaction, OUE’s proposed acquisition of US Bank Tower and BPO’s proposed transaction might prove mutually exclusive. Nonetheless, the Board and senior management agreed that achieving an outcome that accommodated both transactions should be among the Company’s key negotiating goals.

On January 24, 2013, representatives of BPO discussed with the financial advisors the status of BPO’s equity-raise efforts. Representatives of BPO also reviewed with the financial advisors BPO’s investor presentation and related analyses.

On January 30, 2013, the Board met to receive updates on various matters, including the strategic transaction process. The Board was updated on the marketing of Plaza Las Fuentes and ongoing discussions with OUE regarding a potential sale of US Bank Tower and was informed that, earlier that day, OUE had submitted a revised proposal for US Bank Tower that increased the purchase price to

$365.0 million. It was noted that OUE continued to engage in substantial due diligence on US Bank Tower. Included with the proposal to purchase US Bank Tower was a proposal to purchase $260.0 million of Company common shares at $3.00 per share. OUE reserved the right to revisit its proposed price. The proposal was subject to due diligence and negotiation of a purchase and sale agreement and included a request for a 30-day exclusivity period. The Company did not respond to this proposal as it was subject to an exclusivity agreement with BPO. The financial advisors informed the Board that a large private equity firm (the “potential private equity bidder”) had that morning expressed potential interest in a strategic transaction. The potential private equity bidder had been contacted as part of the initial outreach to potential process participants, but it had declined to participate in the process at the time. Accordingly, the potential private equity bidder had not engaged in any due diligence on the Company, and the extent of its interest and its willingness to submit a definitive proposal were not assured. The Board noted that the BPO exclusivity agreement would prevent the Company from engaging with this potential new bidder, and determined that it would be prudent to continue negotiations with BPO on a whole-company transaction and actively pursue negotiations with OUE on a sale of US Bank Tower only.

On February 4, 2013 and then again on February 12, 2013, the Company and its advisors participated in tax due diligence calls with representatives of BPO.

On February 12, 2013, Fried Frank distributed a revised draft of the merger agreement to L&W. The draft raised most of the same issues presented in Fried Frank’s December 7, 2012 draft and, therefore, continued to present significant value and deal certainty concerns, as well as a package of deal protections that also raised concerns. The Company and BPO agreed to instruct counsel to work through the agreement over a day or two of telephonic negotiations, with a view toward solving minor issues and identifying significant business issues. L&W and Fried Frank engaged in negotiations on February 17, 2013 and February 18, 2013, making progress on various points in the merger agreement and agreeing on a list of significant open items. L&W distributed that list to the principal negotiation parties on February 19, 2013 and the parties held an “all hands” negotiation session on February 20, 2013. The discussions left a number of key issues unresolved. In particular, representatives of BPO indicated that bridging the differences between the sides on deal protection provisions would require it to re‑evaluate its approach, and indicated that it would make a new proposal on those provisions in the near future. At this meeting, BPO agreed to the Company’s request that any definitive transaction agreement between the Company and BPO permit the Company to sell Plaza Las Fuentes, but subject to certain conditions that remained unresolved. The Company also requested that any definitive transaction agreement between the Company and BPO permit the Company to sell US Bank Tower. BPO said it would consider the request but that its underwriting assumed continued ownership of US Bank Tower Plaza. During the course of these discussions, the Company suggested that Company common stockholders who also owned Company preferred shares might have conflicting incentives when weighing whether to vote in favor of a strategic transaction, and could vote against a transaction if they viewed a liquidation of the Company to be in their financial self-interest. At the conclusion of these discussions, representatives of BPO reiterated that, prior to entering into any definitive agreement with the Company, it would need to conduct the building material testing.

Between February 21, 2013 and February 27, 2013, Company senior management and representatives of BPO discussed the Company’s request that any definitive transaction agreement between the Company and BPO permit the Company to sell US Bank Tower. Following such discussions, BPO agreed to this request, subject to certain conditions.

On February 27, 2013, L&W distributed to Fried Frank a revised draft of the merger agreement which was intended to reflect the points agreed to by the parties in their negotiations the week before. It left unaddressed certain key points, including deal protection provisions that remained open pending a revised proposal from BPO. Among the key open points at the time were: (i) whether BPO’s obligation to close would be conditioned on receipt of debt consents for all existing indebtedness, (ii) the limitations on the Company’s rights and BPO’s obligations to take actions necessary to obtain debt consents, (iii) the breadth of the definition of “material adverse effect,”(iv) the limitations on the Company’s ability to refinance, replace, extend or modify its indebtedness with near-term maturities, (v) limitations on the Company’s ability to operate in the ordinary course between signing and closing, (vi) the scope of the Company’s representations and warranties and the representation and warranty bring-down standard and (vii) the “outside date” and whether either party would have the right to extend that date under certain conditions.

On February 28, 2013, BPO and the Company agreed to an extension of the exclusivity agreement until March 8, 2013.

On March 5, 2013, the Board met again primarily to consider various matters in connection with the potential sale of US Bank Tower to OUE. The transaction had progressed significantly, and it appeared that definitive agreements would be executed soon thereafter.

On March 8, 2013, BPO and the Company agreed to a second extension of the exclusivity agreement until March 15, 2013.

On March 11, 2013, the Company and OUE executed a purchase and sale agreement with respect to the sale of US Bank Tower and issued a press release announcing the purchase and sale agreement.

That same day, L&W and Fried Frank discussed various legal points in the draft merger agreement. Based on those discussions, Fried Frank prepared a revised draft of the merger agreement, which was delivered to L&W on March 12, 2013. This draft reflected continued incremental progress on these points, but substantial work remained on the most material issues, including debt consent provisions and deal protection provisions. With respect to deal protection provisions, the Fried Frank draft continued to leave those provisions open pending a revised proposal from BPO.

On March 13, 2013 and March 14, 2013, the parties, their respective legal advisors and the Company’s financial advisors met for in-person negotiations. The parties continued to make progress on open points in the merger agreement, but again the most material issues, including debt consent provisions and deal protection provisions, remained open. During the course of these negotiations, the Company indicated that it would be willing to accept that certain debt consents would be conditions to closing, but only if BPO agreed to pursue such consents jointly with the Company. In addition, senior management indicated to BPO that a number of things had changed since BPO and the Company entered into negotiations. Most importantly, the pending sale of US Bank Tower was at a price that was expected to create net proceeds at the Company of over $100.0 million. Senior management further indicated that in order to receive their support for any transaction, BPO would need to increase the merger consideration. In addition, senior management again expressed concern that Company common stockholders who also owned Company preferred shares might have conflicting incentives when weighing whether to vote in favor of a strategic transaction, and that BPO needed to offer preferred stockholders an alternative to leaving their Company preferred shares outstanding and offer them liquidity. Senior management suggested that BPO offer to conduct a tender offer for all of the Company preferred shares at the trading price prior to entering into a merger agreement. No agreements were reached on these matters at that point. On March 17, 2013, L&W distributed a revised draft of the merger agreement reflecting these discussions.

The parties continued discussions over the next two weeks while BPO focused on discussions with its equity co-investors. These discussions centered primarily on price, debt consent issues and treatment of Company preferred shares in the transaction, but no agreements were reached on these points.

On March 28, 2013, in connection with matters not related to the Company’s strategic transaction process, representatives of the Company’s financial advisors had meetings with senior representatives of the potential private equity bidder. During the course of that meeting, the representatives of the potential private equity bidder, without prompting or solicitation by the financial advisors, noted that the potential private equity bidder was institutionally bearish on Downtown Los Angeles Office Market. At no point before or after that meeting did the potential private equity bidder execute or attempt to negotiate a confidentiality agreement, or engage with the Company or its advisors in an effort to take additional steps toward making a proposal for a strategic transaction involving the Company.

On March 30, 2013, BPO delivered a proposal to the Company that sought to address all open issues in the merger agreement. BPO had agreed to increase its price from $2.70 to $3.00 per Company common share. BPO also proposed (i) to conduct a tender offer for all of the Company preferred shares at $25.00 per share, such tender offer to be conditioned on the closing of the merger as well as on the sale of US Bank Tower and (ii) that the Board increase its size to 12 directors and stagger itself into three classes. BPO was also considering a request that the Company issue to BPO an option to purchase, for cash at fair market value, a number of newly issued Company common shares equal to approximately 19.9% of the currently outstanding Company common shares. BPO was seeking a $28.0 million termination fee, payable if the Company accepted a superior proposal or if the merger agreement were terminated after the Board made an adverse recommendation change. In addition, if the Company’s common stockholders did not approve the transaction for any reason, the Company would be obligated to reimburse BPO’s transaction expenses up to a to be agreed upon cap. In the event the Company common stockholders rejected the transaction, depending on the circumstances of such rejection, one of the following would result: (x) if the Company’s common stockholders did not approve the deal and prior to the stockholder vote another potential buyer had made a competing acquisition proposal, BPO would be entitled to the termination fee, regardless of whether an agreement for a competing transaction were executed or whether a competing transaction were actually consummated, or (y) if no competing proposal had been made prior to the stockholder vote (colloquially referred to as a “naked no vote”), BPO would have the right to purchase KPMG Tower and the 755 South Figueroa development parcel at a to be determined price. BPO had agreed to narrow its list of required debt consents, and had proposed modifications to various provisions relating to the parties’ respective rights and obligations in connection with obtaining debt consents. BPO also proposed that the definition of “material adverse effect” would include certain uninsured casualty losses, and that each party would have the option to extend the “outside date” under certain circumstances. In connection with this proposal, BPO reiterated that, prior to entering into any definitive agreement with the Company, it would need to conduct the building material testing.

On April 1, 2013, Fried Frank sent L&W a revised draft of the merger agreement which reflected BPO’s March 30, 2013 proposal.

On April 2, 2013, the Board met to review BPO’s proposal and provide guidance to senior management and the Company’s advisors on a proposed response. After extensive deliberation, the Board was encouraged by the progress that had been made toward a deal, but concluded that BPO’s proposal continued to present significant issues. In general, the Board believed that the closing risks were still too acute and that BPO’s requested package of deal protection provisions continued to be unacceptable. The Board instructed the Company’s negotiation team to propose a package response that included the following: (i) the purchase price would increase to $3.35 per Company common share, (ii) to help ensure that the conditions to BPO’s proposed tender offer for Company preferred shares would be satisfied, the Company would have the flexibility to take certain actions in connection with the pending US Bank Tower sale, (iii) the Board would neither increase in size nor become staggered, (iv) the Company would not issue to BPO an option to purchase Company common shares, (v) the Company’s combined obligations for termination fees and expense reimbursements as part of a package of deal protection mechanisms should not exceed $15.0 million, (vi) the Company would not agree to sell any of its assets to BPO in the event of a “naked no vote,” (vii) payment of the termination fee would be tied to “superior proposal” triggers that required the Company take definitive steps to effect or facilitate a competing deal contemplating a sale of the business or a change of control, and would not be triggered merely because the Company engaged in bona fide asset sales, capital raising transactions or a determination to liquidate after termination of the transaction, (viii) the Company would accept BPO’s proposed “material adverse effect” definition, (ix) modifications to certain rights and obligations of the parties in connection with obtaining required debt consents and (x) each party would be permitted to extend the “outside date” under certain circumstances, but BPO’s right to do so would be conditioned on BPO (x) paying the Company a $5.0 million fee to defray certain operating costs and (y) waiving certain debt consents. The Board also determined that, while the Company should be prepared to facilitate BPO’s requested building material testing if necessary to facilitate a deal, these tests should be conducted only after the parties had reached agreement on substantially all of the key negotiation points.

In making its determinations regarding this package response, the Board considered various factors and information regarding Company preferred stockholders who appeared also to have extensive holdings of Company common shares. The Board continued to view this cross-ownership as a significant deal risk, and agreed it might be amenable to BPO’s proposed tender offer approach in order to provide Company preferred stockholders with a liquidity alternative. The Board viewed BPO’s requests for changes to the Board, as well as the 19.9% Company common share option, as deal protection mechanisms that diluted the voting power of the Company’s existing common stockholders. The Board also expressed concerns that permitting BPO, a competitor in the Downtown Los Angeles market, potentially to become the Company’s largest common stockholder would present business challenges in the event of a terminated deal. The Board also considered information regarding termination fees, expense reimbursements and triggers for the payment of each. The Board acknowledged that the Company’s capitalization structure complicated the review of BPO’s requests. While as a percentage of equity value, BPO’s requested fees and expenses were arguably high relative to other public company acquisition transactions, on an enterprise value basis, which the Board believed was the more relevant metric given the Company’s unusually high debt, BPO’s requested fees were actually very low. The Board considered whether and the extent to which the combined fees and expenses requested by BPO might deter competing bids from other potential acquirors, as well as the extent to which the possibility that the Company might be obligated to pay these fees and expenses might affect how the Company’s common stockholders viewed the transaction and whether to approve it. Since the fees and expenses requested by BPO were a small percentage of the enterprise value of the Company, the Board concluded that such fees and expenses were unlikely to deter a potential acquiror from making a competing bid, and were also unlikely to have a meaningful impact on how the Company’s common stockholders voted. The Board also expressed the view that BPO’s requests were not unreasonable given how extensively the Company had been marketed during the strategic transaction process, and in light of the extensive time and expense that BPO had devoted to structuring a complex proposal that would require it and its co‑investors to make firm, months-long investment commitments of hundreds of millions of dollars in connection with a transaction that was not assured of closing. Nevertheless, the Board believed that the downside risks of fees and expenses potentially as large as those requested by BPO was unacceptable. Moreover, the Board viewed the triggers for payment of these fees and expenses as perhaps more significant than their size. In light of the potential challenges to closing a transaction with BPO, the fact that sales of US Bank Tower and Plaza Las Fuentes could not be assured, and the Company’s long-term business challenges, the Board concluded that any possibility that the Company may be required to pay these fees and expenses in connection with ordinary course asset sales, capital raising transactions or a determination to liquidate the Company would not be commercially acceptable under any circumstances. For similar reasons, the Company determined that BPO’s request that the Company sell KPMG Tower and the 755 South Figueroa development parcel to BPO in the event of a “naked no vote” was also commercially unacceptable.

Between April 3, 2013 and April 6, 2013, the parties and their respective legal advisors exchanged mark-ups of the merger agreement, and additional progress was made on other material points. These discussions were meant, in part, to facilitate in-person negotiations among the parties and their respective legal and financial advisors on April 7, 2013 and April 8, 2013 in New York City.

On April 7, 2013 and April 8, 2013, the Company and its legal and financial advisors attended an in-person meeting with representatives of BPO and its legal advisor regarding the merger agreement. The negotiations addressed all of the major negotiation points, and agreement was reached on most of them. Progress was made on negotiations on price, but no agreement was reached. Subject to the Company agreeing to BPO’s proposed termination fees (discussed below), BPO agreed to increase its proposed purchase price to $3.15 per Company common share, subject to potential further increase of up to $3.25 per Company common share if certain conditions were met. The Company agreed to reduce its requested asking price from $3.35, but continued to push for a flat purchase price of $3.25 per Company common share. BPO had agreed to provide the Company with the flexibility that the Board had requested in respect of the pending US Bank Tower sale. The parties also agreed that BPO would be given the option, but not the obligation, to elect to acquire all remaining Company preferred shares (i.e., shares not tendered in the offer) at the tender offer price so long as (i) at least two-thirds of existing Company preferred shares had been tendered in the tender offer, (ii) the tender offer price was greater than or equal to the liquidation preference of the Company preferred shares, and (iii) doing so otherwise complied with applicable law and the Company’s charter in all respects. BPO agreed to drop its requests for changes to the Board, the 19.9% Company common share option and the right to acquire KPMG Tower and the 755 South Figueroa development parcel in the event of a “naked no vote.” BPO also agreed that a “naked no vote” would not trigger the payment of the full termination fee, but instead proposed a $10.0 million “naked no vote” fee (i.e., a fee payable to BPO if the Company’s common stockholders rejected the transaction, regardless of whether a competing deal was in the market at the time of the stockholder vote). No agreement was reached on BPO’s request for a “naked no vote” fee, but the Company’s negotiating team indicated that it would address the request with the Board. BPO also agreed to address many of the Board’s concerns regarding triggers for the payment of the termination fee. Specifically, BPO agreed that, in the event the Company common stockholders did not approve the transaction, BPO would be entitled to a full termination fee only if, within 12 months thereafter, three or more of the Company’s Downtown Los Angeles properties were sold to a single buyer in a Company‑level transaction or in a single transaction or a series of related transactions. The size of the termination fee and expense reimbursement cap remained open, but BPO had reduced its requests to an aggregate of $28.0 million. The Company and BPO reached agreement on substantially all points relating to debt consents and the parties’ respective rights and obligations in connection with obtaining those consents, as well as all remaining points regarding limitations on the Company’s operations between signing and closing. The parties agreed that the Company would be able to extend the outside date under the merger agreement until September 16, 2013, but that BPO would be able to extend only until August 30, 2013. All conditions to closing other than the stockholder vote and receipt of debt consents would need to be satisfied before either party would be entitled to extend the outside date. Finally, the Company agreed to BPO’s requests regarding inclusion of certain uninsured casualty losses in the definition of “material adverse effect.”

Between April 8, 2013 and April 9, 2013, L&W and Fried Frank worked on revisions to the merger agreement to reflect the points agreed to in the parties’ negotiation sessions.

On April 9, 2013, the Board met to discuss the status of negotiations relating to the merger agreement. Representatives from the Company’s legal and financial advisors updated the Board on recent discussions with BPO, including proposed agreements between the parties and the parties’ respective provisions on open issues. After extensive discussion, the Board expressed its support for the items that the Company’s negotiating team had agreed to with BPO since the Board’s last meeting, all of which the Board viewed as consistent with its advice and instructions. The Board also provided direction on how the negotiating team should seek to resolve the remaining open issues. The Board noted that the Company had negotiated a 17%-20% increase in BPO’s proposed purchase price over the past two weeks, and that the price now represented a significant premium to the recent trading price of the Company common shares on the NYSE. Accordingly, the Board viewed BPO’s proposed price of $3.15 per Company common share, with the possibility of increase to $3.25 if certain conditions were met, as potentially acceptable, subject to resolution of the remaining open points in the merger agreement and related matters. The Board determined that it was acceptable for BPO to receive a termination fee, expense reimbursements and a “naked no vote” fee, but instructed the negotiating team to continue its efforts to reduce these amounts. The Board suggested that the Company initially counter with a termination fee of $15 million, a “naked no vote” fee of $4.0 million, and an expense reimbursement capped at $6.0 million, but indicated that it was prepared to increase those amounts if necessary to reach final agreement with BPO. In making these determinations, the Board considered various factors. Among these were the factors considered at its April 2, 2013 meeting, many of which had been updated and refined based on Board questions and discussions at that meeting, but all of which the Board believed continued to support its views regarding the reasonableness of the fees and expense reimbursements requested by BPO. The Board also noted that the sizes of the termination fee and expense reimbursement were significant as standalone issues, but they were part of a package of deal protection provisions, with respect to which BPO had made significant concessions during recent negotiations. All of these concessions had addressed specific, and significant, risks that had been identified by the Board. The Board discussed these requests with the Company’s legal and financial advisors and the Board considered that the foregoing factors, in particular the significant monetary resources that BPO and its equity sources had committed to a potential transaction, rendered BPO’s request for a “naked no vote” fee reasonable under the circumstances. The Board noted that compensating BPO to some extent for the risk in the event that the Company’s common stockholders rejected the transaction was reasonable if doing so were necessary in order for BPO to agree to a deal that was in the best interests of the Company and its common stockholders. The Board also considered that BPO had explicitly conditioned its willingness to increase its purchase price on the Company’s agreement to a higher termination fee and expense reimbursement and on the Company’s willingness to pay a “naked no vote” fee. BPO had maintained this view consistently in recent weeks, despite repeated efforts by the Company’s negotiation team to convince BPO to drop the request, and the Board determined that agreeing to the basic fee / expense reimbursement proposed by BPO was necessary in order to reach a final deal. Furthermore, the Board took into account the fact that BPO’s requested termination fee, expense reimbursement and “naked no vote” fee amounts represented approximately 0.8%, 0.3% and 0.2%, respectively, of the Company’s enterprise value, which were relatively small in size and, in the Board’s view, would not preclude competing bids by other potential buyers. With regard to BPO’s request for the aforementioned building material testing, given the progress that had been made in negotiations, the Board concluded that it was appropriate to permit BPO to begin testing, which was expected to take at least one week.

In accordance with the Board’s directives, senior management and the Company’s financial advisors communicated the Company’s counterproposal to representatives of BPO later that day.

On April 10, 2013, BPO and the Company agreed to a third extension of the exclusivity agreement until April 19, 2013. That same day, BPO commenced the building material testing.

Between April 10, 2013 and April 17, 2013, L&W and Fried Frank traded revisions and comments to the draft merger agreement and a number of ancillary agreements, including drafts of a guarantee to be delivered to the Company by BPO in favor of the Company with respect to certain obligations of certain of the BPO parties in connection with the merger agreement specified therein (the “guarantee”). The merger agreement and principal ancillary agreements, including the guarantee, were largely finalized by April 17, 2013.

On April 17, 2013, BPO informed the Company that it had found the building material referred to above during the initial building material testing, that it had not conducted further testing to determine if this building material in the Company’s buildings actually contained any asbestos, and that it was prepared to cease the building material testing in exchange for a reduction in the purchase price to $3.05 per Company common share and the Company’s agreement to a $17.0 million termination fee, a $6.0 million expense reimbursement cap and a $4.0 million “naked no vote” fee. The Company countered with a higher purchase price and the parties engaged in extensive negotiations over the next day.

On April 18, 2013, BPO and the Company reached a tentative agreement, subject to approval by the Board and by BPO’s equity co-investors, whereby BPO would cease the building material testing and accept potential environmental risks as discussed by the parties, the purchase price would be $3.15 per Company common share and the termination fee, expense reimbursement cap and “naked no vote” fee would be the amounts most recently proposed by BPO (i.e., $17.0 million, $6.0 million and $4.0 million, respectively).

On April 19, 2013, the Board held a meeting, joined by the Company’s legal and financial advisors to discuss the latest developments in negotiations with BPO. The meeting began with a review of the directors’ duties presented by Venable LLP, the Company’s Maryland counsel. L&W then provided a summary of the key provisions of the merger agreement, including the proposed resolution of environmental, price and deal protection provisions that had been negotiated between the parties over the prior two days. The financial advisors discussed with the Board an overview of the process undertaken to reach a near-final agreement with BPO and the types of financial analyses that would be performed in evaluating the fairness, from a financial point of view, of the merger consideration. The Board also discussed with representatives of MacKenzie Partners potential stockholder responses to the proposed transaction, and a recommended process for seeking common stockholder approval of the deal. The Board engaged in full discussion, and considered each of the positive and negative factors and risks associated with the proposed transaction that are discussed in detail in the section entitled “The Merger—Proposal 1—Recommendation of the Board and Its Reasons for the Merger” on page 43. The Board also reviewed the treatment of the Company preferred shares in the transaction, including the proposed tender offer, the terms of the Sub REIT preferred shares and the Company’s obligations in respect of the Company preferred shares under the Company’s charter. As BPO was still discussing the transaction with its equity co-investors, the Board made no formal determinations regarding the proposed transaction at this meeting.

Between April 18, 2013 and April 24, 2013, L&W and Fried Frank finalized the transaction documents.

On April 24, 2013, BPO informed the Company that it had finished discussions with its equity co-investors and was prepared to execute definitive agreements.

Also on April 24, 2013, the Board met with Company management, representatives of L&W and Venable LLP as well as the financial advisors. L&W reviewed the minor changes that had been made to each of the transaction documents since the Board’s April 19 meeting. At the meeting, Wells Fargo Securities and BofA Merrill Lynch each reviewed with the Board its financial analysis of the merger consideration and rendered to the Board an oral opinion, confirmed by delivery of a written opinion, dated April 24, 2013, to the effect that, as of such date and based on and subject to various qualifications, limitations and assumptions stated in its opinion, the merger consideration to be received pursuant to the merger agreement by holders of Company common shares was fair, from a financial point of view, to such holders. After further deliberations, the Board resolved, by unanimous vote, that the merger agreement and the transactions contemplated thereby, including the merger, were advisable and in the best interests of the Company. The Board recommended that the holders of Company common shares vote to approve the merger and the other transactions contemplated by the merger agreement on the terms and conditions set forth in the merger agreement. The Board further authorized officers of the Company to submit the merger and the other transactions contemplated by the merger agreement for consideration at a meeting of the holders of Company common shares. In addition, the Board authorized a waiver of certain ownership limits on the Company preferred shares contained in the Company’s charter for the purposes of facilitating the tender offer of the Company preferred shares.

Immediately following the meeting of the Board, the parties executed the merger agreement and the guarantee. On April 25, 2013, before the opening of trading on the NYSE, each of the Company and BPO issued a press release announcing the execution of the merger agreement.

On May 15, 2013, the Board met with Company management and representatives of L&W to discuss, among other things, a proposed form of waiver and amendment to the merger agreement to address certain issues involving the Form S-4 to be filed by Sub REIT and the treatment of Company preferred shares not tendered in the tender offer. The Board discussed the proposed waiver and amendment with Company management and representatives of L&W and determined that the proposed waiver and amendment was beneficial to the Company and facilitated the closing of the merger. The proposed amendment was discussed with representatives of BPO on May 16, 2013, and later that day representatives of L&W and Fried Frank finalized the terms of the proposed waiver and amendment. The Board, by unanimous vote, authorized the Company to finalize and enter into the proposed waiver and amendment to the merger agreement. On May 19, 2013, the parties executed the waiver and amendment to the merger agreement.

Recommendation of the Board and Its Reasons for the Merger

By vote at a meeting held on April 24, 2013, the Board unanimously (i) determined and declared that the merger agreement, the merger and the other transactions contemplated by the merger agreement are advisable and in the best interests of the Company, (ii) approved the merger agreement, the merger and the other transactions contemplated by the merger agreement, (iii) directed that the merger and the other transactions contemplated by the merger agreement be submitted for consideration at a meeting of the Company’s stockholders, and (iv) recommended the approval of the merger and the other transactions contemplated by the merger agreement by the Company’s common stockholders. The Board unanimously recommends that the Company’s common stockholders vote FOR the proposal to approve the merger and the other transactions contemplated by the merger agreement, FOR the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies to approve the merger and the other transactions contemplated by the merger agreement and FOR the proposal to approve, on an advisory (non-binding) basis, the merger-related compensation.

In evaluating the merger agreement, the Board consulted with the Company’s management and legal and financial advisors and, in deciding to declare advisable and approve the merger agreement, the merger and the other transactions contemplated by the merger agreement and to recommend that the Company’s common stockholders vote to approve the merger and the other transactions contemplated by the merger agreement, the Board considered several factors that it viewed as supporting its decision, including the following material factors:

•
the Board’s and management’s strong understanding of the business, operations, financial condition, earnings and prospects of the Company, as well as of the current and prospective environment in which the Company operates, including economic and market conditions;

•
the consideration of several strategic alternatives that might have been available, in addition to pursuing a potential sale of the Company, including (i) continuing to operate the Company as a stand-alone entity, (ii) raising capital in one of more public offerings in amounts necessary to adequately address current liquidity issues and near-term debt maturities, or (iii) raising a similar amount of capital in private transactions, and the conclusion, after consideration of the potential benefits and risks, that the best alternative for maximizing value for Company common stockholders is a sale of the Company;

•	the risks facing the Company in the future if it does not pursue a sale of the Company, including that:

◦	the Company’s cash generated from operations is currently insufficient to cover operating costs, resulting in a “negative cash burn”;

◦
if the merger is not consummated, the Company may have to relinquish certain properties to the property mortgage lenders in order to avoid additional negative cash burn with respect to such properties, and that in such case, any equity value attributable to such properties would be eliminated;

◦
the Company’s significant on-going cash needs could require it to engage in additional asset sales for cash, and that any additional asset sales of properties constituting its core Downtown Los Angeles portfolio could diminish any portfolio value currently attributable to its remaining holdings as well as reduce the attractiveness of any future strategic event;

◦
the Company’s existing high leverage, complex capital structure and accrued preferred dividend significantly limit capital raising and liquidity alternatives and, based on such matters, the Company is not currently likely to be able to successfully raise capital through a public or private equity offering and any such offering, even if successful, would result in extreme dilution to the Company’s current common stockholders;

◦
the Company historically has lost significant executives and employees due to its financial and operational difficulties, and the loss of key executives and employees could continue or accelerate in the future;

◦	adverse press regarding the Company’s financial position could negatively impact leasing activity and retention of key employees;

◦
the Downtown Los Angeles market is characterized by challenging leasing conditions, including limited numbers of new tenants coming into the market and the downsizing of large tenants in the market such as accounting firms, banks and law firms;

◦
the Company’s leasing activity had been, and would likely continue to be, impacted by increased competition for tenants in the Downtown Los Angeles market, including aggressive attempts by competing landlords to fill large vacancies by providing tenants with lower rental rates, increasing amounts of free rent and providing larger allowances for tenant improvements;

◦
a market perception that the Company is in financial difficulty could lead prospective tenants to not enter into new leases with us or current tenants to not renew their existing leases with us, or could result in more onerous demands by prospective tenants (or current tenants with respect to renewals) relating to collateralization of tenant improvement allowances and leasing commissions and demands by lenders that the Company establish reserves for such expenditures that are much larger than in the past;

◦	the Company’s assets may require substantial capital expenditures in future years that may be difficult for the Company to finance; and

◦
the Company’s stock price has increased since press reports of the commencement of a strategic transaction process by the Company and such stock price could fall substantially in the event of the failure by the Company to pursue a sale;

•
the sale of the Company allows the common stockholders to take advantage of currently favorable conditions in the real estate market, including the impact of a consistently low interest rate environment and substantial global monetary stimulus, facilitating financing alternatives for high-quality borrowers like BPO and its affiliates and increasing demand for alternative, potentially higher-yielding investments like commercial real estate;

•
the fact that the merger agreement resulted from a third-party solicitation and negotiation process lasting more than eight months, during which more than 90 potential bidders were contacted, of which 26 executed confidentiality agreements, 12 participated in property tours of the Company’s assets and four submitted preliminary bids;

•
the consideration of several proposals in addition to the BPO proposal, and the conclusion, after consideration of the potential benefits and risks to the Company and its common stockholders associated with each of those proposals, that the best alternative for maximizing value for Company common stockholders is a sale of the Company to BPO or its affiliates;

•	the risks contained in the other investor proposals, including:

◦
Investor Group A’s initial proposal was made before it had completed thorough due diligence to substantiate its proposal, and after updating its proposal, Investor Group A’s inability to obtain satisfactory commitments for the $450.0 million that it estimated it would need to acquire the Company and make necessary investments to refinance, lease, and maintain the Company’s properties, and further, that after conducting further due diligence, Investor Group A dropped its proposal;

◦
the fact that Investor B’s proposal would, among other things, have (i) provided a lower implied value, (ii) left Company common stockholders owning only 5% of the combined entity, (iii) required the sale of one of the Downtown Los Angeles properties prior to stockholder vote with any discount to market value being unrecoverable, (iv) contemplated having the closing occur without obtaining debt consents, and (v) been taxable to the Company’s common stockholders without providing such stockholders with cash to pay such taxes; and

◦
the fact that Investor C’s proposal contemplated (i) a term loan of $300.0 million to $400.0 million, which did not support all required refinancing capital, (ii) distributing penny warrants to the investor, which would result in significant dilution to the Company’s existing stockholder base, and (iii) the possibility that the operating covenants in the term loan would result in a de facto change of control;

•
the current and historical prices of Company common shares and the fact that the merger consideration of $3.15 per Company common share in cash represents a premium of approximately 21% to the Company’s closing share price of $2.60 on April 24, 2013;

•	the all-cash merger consideration allows the Company’s common stockholders to immediately realize a fair value that is liquid and certain;

•
the fixed merger consideration that will not fluctuate as a result of changes in the price of Company common shares during the pendency of the transaction, which limits the impact of external factors on the transaction;

•
the separate financial presentations and written opinions, dated April 24, 2013, of Wells Fargo Securities and BofA Merrill Lynch to the Board as to the fairness, from a financial point of view and as of such date, of the merger consideration to be received pursuant to the merger agreement by holders of Company common shares, which opinions were based on and subject to the assumptions made, procedures followed, factors considered and limitations on the review undertaken as further described in the section of this proxy statement entitled “The Merger—Proposal 1—Opinions of the Company’s Financial Advisors”;

•
the efforts made by the Board to evaluate, with the assistance of senior management and the Company’s advisors, the terms of the merger agreement, make recommendations regarding its negotiations, and execute a merger agreement favorable to Company common stockholders;

•	the careful review of the provisions of the merger agreement, the ancillary documents, and the preparation of the Company’s disclosure letter, by the management team and L&W;

•
the merger agreement provisions permitting the Board to withhold, withdraw, modify or qualify its recommendation with respect to the merger (referred to herein as an adverse recommendation change), at any time prior to the stockholder approval, if (i) (a) the Board receives an alternative acquisition proposal in compliance with the no solicitation provision of the merger agreement, that is not withdrawn, (b) the Board determines in the good faith that the acquisition proposal represents a superior proposal (as defined in the merger agreement) and that a failure to take such action would be inconsistent with its duties under applicable law, and (c) (1) the Company provides Brookfield DTLA three business days prior written notice, (2) the Company negotiates in good faith with Brookfield DTLA during such three-day period to make revisions to the merger agreement that would permit the Board not to effect an adverse recommendation change or terminate the merger agreement, and (3) the Board determines that the acquisition proposal continues to be a superior proposal compared to the merger agreement, as revised by any changes irrevocably committed to by Brookfield DTLA; or (ii) other than in response to an acquisition proposal, the Board determines in good faith that the failure to make an adverse recommendation change would be inconsistent with its duties under applicable law;

•
the commitment of the parties to complete the merger pursuant to their respective obligations under the terms of the merger agreement, and the likelihood that BPO and its affiliates will complete the transactions contemplated by the merger agreement based on, among other things:

◦
the fact that BPO and its affiliates own significant assets in Downtown Los Angeles, similar to the Company’s existing property portfolio, which are expected to offer substantial opportunities to realize synergies and provide an advantage in seeking additional equity capital;

◦	the fact that there is no financing or due diligence condition to the completion of the merger;

◦	the Board’s assessment of BPO’s and its affiliates’ resources and access to financing sources to fund the consideration contemplated by the merger agreement;

◦
the fact that the financial and other terms and conditions of the merger agreement and the other transactions contemplated thereby were the product of extensive arm’s-length negotiations among the parties; and

◦	the fact that the outside date under the merger agreement allows for sufficient time to complete the merger;

•	the guarantee of BPO of the obligations of certain of its affiliates under the merger agreement;

•
the merger agreement provides the Company with the ability to complete the sale of US Bank Tower and Plaza Las Fuentes during the pendency of the transaction, thereby mitigating the risk associated with the Company’s liquidity position should the transaction fail to close;

•
the provisions of the merger agreement that provide the Company with the necessary flexibility to operate its business in the ordinary course and to address reasonably anticipated challenges that may arise during the pendency of the merger;

•
the availability of NOL carryforwards to substantially shield tax gains recognized by the Company in connection with the transaction, while enabling BPO and its affiliates to structure a taxable transaction giving its investors the benefit of a step-up in tax basis of the Company’s assets;

•	the parties’ respective obligations in respect of debt consents;

•	the fact that Brookfield DTLA agreed to assume certain potential environmental risks under the merger agreement;

•	the ability of the Company to pursue other strategic alternatives or continue to operate in the event of the failure of the transaction;

•
the understanding, after extensive negotiations with BPO and its affiliates and discussions with advisors, that the termination fee, no vote termination fee and expense reimbursement were necessary as part of the deal protection provisions in order to reach an agreement with BPO and its affiliates in light of the significant resources that BPO and its affiliates have committed and will commit to the potential transaction, and are a small risk in comparison to the Company’s common stockholders losing the option to accept a transaction offering substantial value and liquidity;

•
the understanding that the termination fee, expense reimbursement, and no vote termination fee represent less than 0.8%, 0.3% and 0.2%, respectively of the Company’s enterprise value and, due to their small size relative to the Company’s enterprise value, in the Board’s view would not preclude competing bids by other strategic or financial buyers;

•
the fact that the Company will not have to pay the full termination fee after a no vote, unless a subsequent acquisition proposal, within 12 months of termination of the merger agreement, involves the sale of three or more of the Company’s Downtown Los Angeles properties to a single buyer in a company-level transaction or in a single asset-level transaction or a series of related transactions, and the Company’s belief that such a subsequent acquisition proposal is unlikely to occur or could be structured to avoid payment of the full termination fee;

•	the merger being subject to approval of the Company’s common stockholders who have the option to reject the merger agreement and the merger; and

•
the tender offer for all of the Company preferred shares that will be commenced by BPO or one of its affiliates, which, unlike the other proposals received by the Company, provides the opportunity for holders of Company preferred shares to achieve certainty of value and liquidity.

The Board also identified and considered various risks and potentially negative factors concerning the merger agreement and the transactions contemplated by it, including the merger. These factors included, among others:

•	the potential risk of diverting management’s focus and resources from operational matters and other strategic opportunities while working to implement the merger;

•	the substantial costs to be incurred in connection with the transaction, including the transaction expenses arising from the merger and payments to the external advisors of the Company;

•
the possibility that the merger may be unduly delayed or not completed, including due to holders of less than two-thirds of the Company common shares approving the merger and the other transactions contemplated by the merger agreement;

•
the risk that failure to complete the merger could negatively affect the price of the Company common shares and the operating results of the Company, particularly in light of the costs incurred in connection with the transaction;

•	the risk that failure to complete the merger could negatively affect the Company’s ability to attract and retain tenants and personnel and finance its properties and operations;

•	the Company’s higher stock trading price being primarily predicated on the market believing BPO, or another entity, will acquire the Company;

•	the interests of some of the Company’s directors and officers in the transaction are different from, or in addition to, the interests of the common stockholders generally;

•	the restrictions on the conduct of the Company’s business between the date of the merger agreement and the effective time of the merger;

•
the risk related to obtaining the debt consents that are triggered as a result of the merger, which are not in the control of the parties, including the increased costs and delay on closing the transaction;

•	the risk that the sale of US Bank Tower might fail to close, which could heighten the risks associated with the failure to complete the merger;

•
the $17.0 million termination fee, $6.0 million expense reimbursement and/or $4.0 million no vote termination fee to be paid to Brookfield DTLA if the merger agreement is terminated under circumstances specified in the merger agreement, which represent approximately 10.9%, 3.8% and 2.6%, respectively, of the common equity value of the Company based on the closing price per share of the Company’s common shares on April 24, 2013, the last full trading day prior to announcement of the merger, and 0.8%, 0.3% and 0.2%, respectively, of the Company’s enterprise value on that date;

•
the terms of the merger agreement placing limitations on the ability of the Company to solicit, initiate, or knowingly encourage or knowingly facilitate the making, submission or announcement of any acquisition proposal or any proposal or offer that would reasonably be expected to lead to an alternative acquisition proposal from a third party;

•
the cash merger consideration and cancellation of the Company common shares upon completion of the merger which precludes common stockholders from having the opportunity to participate in the future performance of the Company’s assets and to realize any potential future appreciation in the value of the Company common shares;

•	the tax consequences to the Company’s common stockholders from their receipt of the cash consideration in the merger;

•	the absence of appraisal rights for Company common and preferred stockholders under Maryland law;

•	the two-thirds vote requirement under Maryland law coupled with the $4.0 million no vote termination fee; and

•
the accumulation of Company common shares by holders of Company preferred shares, which could make it difficult to effect a strategic transaction favored by the board and common stockholders who do not also own Company preferred shares and the fact that if these stockholders block the merger, the Company will be required to pay Brookfield DTLA the $4.0 million no vote termination fee and up to $6.0 million of expense reimbursement payments.

The Board also considered the interests that certain executive officers and directors of the Company may have with respect to the merger (see the section entitled “The Merger—Proposal 1—Interests of Our Directors and Executive Officers in the Merger” on page 67), which the Board considered as being neutral in its evaluation of the proposed transaction.

Although the foregoing discussion sets forth the material factors considered by the Board in reaching its recommendation, it may not include all of the factors considered by the Board, and each director may have considered different factors or given different weights to different factors. In view of the various factors and the amount of information considered, the Board did not find it practicable to, and did not, make specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching its recommendation. The Board did not reach any specific conclusion with respect to any of the factors considered and instead conducted an overall review of such factors and determined that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of approving the merger agreement.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE COMPANY’S COMMON STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, “FOR” THE PROPOSAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES TO APPROVE THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT AND “FOR” THE PROPOSAL TO APPROVE ON AN ADVISORY (NON-BINDING) BASIS THE MERGER‑RELATED COMPENSATION.

In considering the recommendation of the Board with respect to the merger and the other transactions contemplated by the merger agreement, you should be aware that certain of the Company’s directors and officers have arrangements that cause them to have interests in the transaction that are different from, or are in addition to, the interests of the Company’s common stockholders generally. See “The Merger—Proposal 1—Interests of Our Directors and Executive Officers in the Merger” on page 67.

The explanation of the reasoning of the Board and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements” on page 14.

Opinions of the Company’s Financial Advisors

Wells Fargo Securities, LLC

The Company has retained Wells Fargo Securities to act as the Company’s financial advisor in connection with the merger. As part of Wells Fargo Securities’ engagement, the Board requested that Wells Fargo Securities evaluate the fairness, from a financial point of view, of the merger consideration to be received pursuant to the merger agreement by holders of Company common shares. On April 24, 2013, at a meeting of the Board held to evaluate the merger, Wells Fargo Securities rendered to the Board an oral opinion, confirmed by delivery of a written opinion dated April 24, 2013, to the effect that, as of such date and based on and subject to various qualifications, limitations and assumptions stated in its opinion, the merger consideration to be received pursuant to the merger agreement by holders of Company common shares was fair, from a financial point of view, to such holders.

The full text of Wells Fargo Securities’ written opinion, dated April 24, 2013, to the Board is attached as Annex D to this proxy statement and is incorporated herein by reference. The written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken by Wells Fargo Securities in rendering its opinion. The following summary is qualified in its entirety by reference to the full text of the opinion. The opinion was addressed to the Board (in its capacity as such) for its information and use in connection with its evaluation of the merger consideration from a financial point of view and did not address any other terms, aspects or implications of the merger or any related transactions. Wells Fargo Securities’ opinion did not address the merits of the underlying decision by the Company to enter into the merger agreement or the relative merits of the merger or any related transactions compared with other business strategies or transactions available or that have been or might be considered by the Company’s management or the Board or in which the Company might engage. The opinion should not be construed as creating any fiduciary duty on the part of Wells Fargo Securities to any party and the opinion does not constitute a recommendation to the

Board or any other person or entity in respect of the merger or any related transactions, including whether any preferred stockholder should participate in the tender offer for the Company preferred shares or how any stockholder should vote or act in connection with the merger or any related transactions.

The terms of the merger were determined through negotiations between the Company and BPO, rather than by any financial advisor, and the decision to enter into the merger was solely that of the Board. Wells Fargo Securities did not recommend any specific form of consideration to the Board or that any specific form of consideration constituted the only appropriate consideration for the merger or any related transactions. The opinion was only one of many factors considered by the Board in its evaluation of the merger and should not be viewed as determinative of the views of the Board, management or any other party with respect to the merger or any related transactions or the consideration payable in the merger or any related transactions.

In arriving at its opinion, Wells Fargo Securities, among other things:

•	reviewed an execution version, provided on April 24, 2013, of the merger agreement, including the financial terms of the merger;

•
reviewed certain publicly available business, financial and other information regarding the Company, including information set forth in its annual reports to stockholders and annual reports on Form 10-K for the fiscal years ended December 31, 2010, 2011 and 2012;

•
reviewed certain other business and financial information regarding the Company furnished to Wells Fargo Securities by and discussed with the Company’s management, including financial forecasts and estimates prepared by the Company’s management for fiscal years ending December 31, 2013 through 2017 after giving effect to pending and planned sales and dispositions of, and refinancings of loans related to, certain properties of the Company;

•	discussed with the Company’s management the operations and prospects of the Company, including the historical financial performance and trends in the results of operations of the Company;

•
participated in discussions among representatives of the Company, BPO and their respective advisors regarding the proposed merger and related transactions and considered the results of the efforts on behalf of the Company to solicit, at the direction of the Company, indications of interest and definitive proposals from third parties with respect to a possible acquisition of the Company;

•
analyzed the estimated net asset value of the Company’s real estate portfolio based upon financial forecasts and estimates referred to above and related assumptions discussed with and confirmed as reasonable by the Company’s management;

•
analyzed the estimated value of the Company upon liquidation based upon financial forecasts and estimates referred to above and related assumptions discussed with and confirmed as reasonable by the Company’s management;

•
analyzed the estimated present value of the future cash flows of the Company based upon financial forecasts and estimates referred to above and related assumptions discussed with and confirmed as reasonable by the Company’s management; and

•	considered other information, such as financial studies, analyses, and investigations, as well as financial, economic and market criteria, that Wells Fargo Securities deemed relevant.

In connection with its review, Wells Fargo Securities assumed and relied upon the accuracy and completeness of the financial and other information provided, discussed with or otherwise made available to Wells Fargo Securities, including all accounting, tax, regulatory and legal information, and Wells Fargo Securities did not make (and assumed no responsibility for) any independent verification of such information. Wells Fargo Securities relied upon assurances of the Company’s management that it was not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial forecasts, estimates and other information utilized in Wells Fargo Securities’ analyses, Wells Fargo Securities was advised by the Company’s management and, at the Company’s direction, Wells Fargo Securities assumed that they were reasonably prepared and reflected the best currently available estimates, judgments and assumptions of such management as to the future financial performance of the Company. Wells Fargo Securities assumed no responsibility for, and expressed no view as to, such forecasts, estimates or other information utilized in Wells Fargo Securities’ analyses or the judgments or assumptions upon which they were based. Wells Fargo Securities also assumed that there were no material changes in the condition (financial or otherwise), results of operations, business or prospects of the Company since the respective dates of the most recent financial statements and other information provided to Wells Fargo Securities. In arriving at its opinion, Wells Fargo Securities did not conduct physical inspections of the properties or assets of the Company or any other entity, nor did it make, and it was not provided with, any evaluations or appraisals of the properties, assets or liabilities (contingent or otherwise) of the Company or any other entity. Wells Fargo Securities also did not evaluate the solvency or fair value of the Company, BPO or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters.

In rendering its opinion, Wells Fargo Securities assumed, at the Company’s direction, that the final form of the merger agreement, when signed by the parties thereto, would not differ from the execution version of the merger agreement reviewed by Wells Fargo Securities in any respect meaningful to its analyses or opinion, that the merger and related transactions would be consummated in accordance with the terms described in the merger agreement and in compliance with all applicable laws, without amendment or waiver of any material terms or conditions, that, in the course of obtaining any necessary legal, regulatory or third party consents, approvals or agreements for the merger and related transactions, no delay, limitation or restriction, including any divestiture or other requirements, would be imposed or action would be taken that would have an adverse effect on the Company or the merger and that no such adverse effect would result in the event that the merger was effected through an alternative structure as permitted under the terms of the merger agreement. Wells Fargo Securities was advised by representatives of the Company that the Company has operated in conformity with the requirements for qualification as a REIT for U.S. federal income tax purposes since its formation as a REIT. Wells Fargo Securities’ opinion was necessarily based on economic, market, financial and other conditions existing, and information made available to Wells Fargo Securities, as of the date of its opinion. The credit, financial and stock markets have been experiencing unusual volatility and Wells Fargo Securities expressed no opinion or view as to any potential effects of such volatility on the Company or the merger. Although subsequent developments may affect the matters set forth in its opinion, Wells Fargo Securities does not have any obligation to update, revise, reaffirm or withdraw its opinion or otherwise comment on or consider any such events occurring or coming to Wells Fargo Securities’ attention after the date of its opinion.

Wells Fargo Securities’ opinion only addressed the fairness, from a financial point of view and as of the date of its opinion, of the merger consideration to be received pursuant to the merger agreement by holders of Company common shares to the extent expressly specified in its opinion, and no opinion or view was expressed with respect to any other consideration to be received or other amounts payable in respect of any other securities of the Company or any other party. Wells Fargo Securities’ opinion did not address any other terms, aspects or implications of the merger, any related transactions or any other agreement, arrangement or understanding entered into in connection with or contemplated by the merger, any related transactions or otherwise, including, without limitation, the form or structure of the merger or any terms, aspects or implications of the Partnership merger or any related transactions, including the purchase by DTLA Fund Holding Co. of newly issued common units representing limited partnership interests in the Partnership or the tender offer for the Company preferred shares. Wells Fargo Securities’ opinion also did not address any terms or other aspects of pending or planned sales or dispositions of, or refinancings of loans related to, certain properties of the Company or any alternatives with respect to such properties. In addition, Wells Fargo Securities’ opinion did not address the fairness of the amount or nature of, or any other aspects relating to, any compensation to be received by any officers, directors, managers or employees of any parties to the merger or any related transactions, or class of such persons, relative to the merger consideration or otherwise. Wells Fargo Securities also did not express any view or opinion with respect to, and with the Company’s consent relied upon the assessments of the Company’s representatives regarding, accounting, tax, regulatory, legal or similar matters and Wells Fargo Securities understood that the Company obtained such advice as it deemed necessary from qualified professionals. Except as described in this summary, the Company imposed no other instructions or limitations on Wells Fargo Securities with respect to the investigations made or procedures followed by Wells Fargo Securities in rendering its opinion.

In connection with rendering its opinion, Wells Fargo Securities performed certain financial, comparative and other analyses as summarized below. This summary is not a complete description of the financial analyses performed and factors considered in connection with such opinion. In arriving at its opinion, Wells Fargo Securities did not ascribe a specific value to Company common shares but rather made its determinations as to the fairness, from a financial point of view, of the merger consideration on the basis of various financial and comparative analyses taken as a whole. The preparation of a financial opinion is a complex process and involves various determinations as to the most appropriate and relevant methods of financial and comparative analyses and the application of those methods to the particular circumstances. Therefore, a financial opinion is not readily susceptible to summary description.

In arriving at its opinion, Wells Fargo Securities did not attribute any particular weight to any single analysis or factor considered but rather made qualitative judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered and in the context of the circumstances of this particular transaction. Accordingly, the analyses must be considered as a whole, as considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying such opinion. The fact that any specific analysis has been referred to in the summary below is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary. No company or transaction is identical to the Company or the merger and an evaluation of Wells Fargo Securities’ analyses is not entirely mathematical; rather, such analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or other values of the companies reviewed.

In performing its analyses, Wells Fargo Securities considered industry performance, general business and economic conditions and other matters existing as of the date of its opinion, many of which are beyond the control of the Company or any other parties to the merger. None of the Company, Wells Fargo Securities or any other person assumes responsibility if future results are different from those discussed whether or not any such difference is material. Any estimates contained in these analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of properties, businesses or securities do not purport to be appraisals or necessarily reflect the prices at which properties, businesses or securities may actually be sold or acquired. Accordingly, the assumptions and estimates used in, and the results derived from, the following analyses are inherently subject to substantial uncertainty.

The following is a summary of the material financial analyses provided on April 24, 2013 to the Board by Wells Fargo Securities in connection with its opinion. Certain financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of such financial analyses.

Net Asset Value Analysis. Wells Fargo Securities performed a net asset valuation of the Company as of March 31, 2013 and projected as of September 30, 2013 based on internal estimates of the Company’s management. An estimated range of gross asset values for the Company’s properties was calculated based on asset-level discounted cash flow analyses of such properties (or, in the case of US Bank Tower, the proposed purchase price for such property as reflected in the Company’s definitive agreement for the pending sale of such property), taking into consideration per square foot values and capitalization rates implied by such property values, and applying a 5% increase/decrease to such estimated gross asset values. An implied net asset value range was then calculated for the Company by deducting property-level outstanding debt and taking into account the Company’s other tangible assets and liabilities as reflected on its balance sheet and/or estimated by the Company’s management and the Company’s outstanding preferred stock at its liquidation preference plus accrued dividends as of March 31, 2013 and projected as of September 30, 2013. An implied per share equity value range for the Company was calculated based on the Company’s implied net asset value divided by the number of fully diluted Company common shares and Partnership units per the Company’s management. This analysis indicated the following approximate implied per share equity value reference ranges for the Company as of March 31, 2013 and September 30, 2013, as compared to the merger consideration:

Implied Per Share Equity Value Reference Ranges as of:		Merger Consideration
March 31, 2013	September 30, 2013

$3.04 – $5.21	$2.45 – $3.99	$3.15

Wells Fargo Securities also noted for the Board that, after taking into account certain transaction costs estimated by the Company’s management, this analysis indicated implied per share equity value reference ranges for the Company as of March 31, 2013 and September 30, 2013 of $2.53 to $4.68 and $2.16 to $3.68, respectively.

Liquidation Analysis. Wells Fargo Securities performed a liquidation analysis of the Company to calculate a range of implied present values of estimated net proceeds available for distribution to the Company’s stockholders on December 31, 2013 upon an orderly liquidation of the Company based on the Company’s public filings and internal estimates of the Company’s management. Net liquidation proceeds were calculated as total net cash flows for the Company after the disposition of the Company’s properties utilizing the estimated range of gross asset values for such properties as derived from Wells Fargo Securities’ net asset value analysis described above or internal estimates of the Company’s management, after adjustment for each property’s estimated debt outstanding and working capital as of such property’s disposition and estimated transaction costs associated with such disposition per the Company’s management. Further adjustments were then made for certain tangible assets and liabilities as reflected on the Company’s balance sheet and/or estimated by the Company’s management as of March 31, 2013, less liquidation costs estimated by the Company’s management, the redemption amount payable in respect of Company preferred shares at its liquidation preference and payment of accrued dividends through December 31, 2013 and estimated income tax liabilities per the Company’s management. Estimated net liquidation proceeds per share were calculated by dividing the estimated net liquidation proceeds by the number of fully diluted Company common shares and Partnership units per the Company’s management. The present values (as of March 31, 2013) of such net liquidation proceeds per share were then calculated using a discount rate range of 12.5% to 27.5%. This analysis indicated the following approximate implied per share equity value reference range for the Company, as compared to the merger consideration:

Implied Per Share Equity Value Reference Range	Merger Consideration

$1.56 – $3.22	$3.15

Discounted Cash Flow Analysis. Wells Fargo Securities performed a discounted cash flow analysis of the Company utilizing internal estimates of the Company’s management to calculate a range of implied present values of the standalone unlevered free cash flows that the Company was forecasted to generate during the last nine months of the fiscal year ending December 31, 2013 through the full fiscal year ending December 31, 2017 and of terminal values for the Company based on gross asset values of the Company’s remaining properties as of December 31, 2017. Estimated gross asset values as of December 31, 2017 were based on asset-level discounted cash flow analyses of such properties, taking into consideration per square foot values and capitalization rates implied by such property values, and applying a 5% increase/decrease to such estimated gross asset values. Present values (as of March 31, 2013) of the unlevered free cash flows and terminal values were then calculated using a discount rate range of 9.0% to 11.0%. An implied per share equity value range for the Company was calculated based on the Company’s implied enterprise value derived from such analysis less the Company’s net debt and outstanding preferred stock at its liquidation preference plus accrued dividends as of March 31, 2013 divided by the number of fully diluted Company common shares and Partnership units per the Company’s management. This analysis indicated the following approximate implied per share equity value reference range for the Company, as compared to the merger consideration:

Implied Per Share Equity Value Reference Range	Merger Consideration

$(0.28) – $1.91	$3.15

Miscellaneous

Wells Fargo Securities is the trade name for certain capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC. Wells Fargo Securities is an internationally recognized investment banking firm which is regularly engaged in providing financial advisory services in connection with mergers and acquisitions. The Company selected Wells Fargo Securities to act as its financial advisor because of its qualifications, reputation and experience and its familiarity with the Company and its business. The issuance of Wells Fargo Securities’ opinion was approved by an authorized committee of Wells Fargo Securities.

In connection with its engagement, the Company has agreed to pay Wells Fargo Securities an aggregate fee currently estimated to be approximately $5.7 million, a portion of which was payable upon delivery of its opinion and approximately $4.7 million of which is contingent upon consummation of the merger. The Company also has agreed to reimburse certain of Wells Fargo Securities’ expenses, including fees and disbursements of Wells Fargo Securities’ counsel, and to indemnify Wells Fargo Securities and certain related parties against certain liabilities, including liabilities under the U.S. federal securities laws, that may arise out of Wells Fargo Securities’ engagement. Wells Fargo Securities and its affiliates provide a full range of investment banking and financial advisory, securities trading, brokerage and lending services in the ordinary course of business, for which Wells Fargo Securities and such affiliates receive customary fees. In connection with unrelated matters, Wells Fargo Securities and its affiliates in the past have provided, currently are providing and in the future may provide banking and financial services to the Company, BPO and certain of their respective affiliates, for which Wells Fargo Securities and such affiliates have received and expect to receive fees, including (i) acting as syndication agent for and/or lender or participant under certain credit facilities of, and providing certain real estate, financial advisory and other financial services to, the Company and (ii) acting as a lender under certain credit facilities of, and providing real estate, financial advisory, capital markets and other financial services to, BPO and its affiliates. Wells Fargo Securities’ affiliate, Eastdil Secured, LLC, was retained by the Company to provide certain real estate brokerage services relating to pending and planned sales of certain properties, expected to be consummated prior to the closing of the merger, for which services such affiliate will receive customary compensation. The Company and/or its affiliates also lease or in the past have leased various properties to Wells Fargo Securities or its affiliates. From January 1, 2011 through the first quarter of 2013 (the approximate two-year period prior to the date of Wells Fargo Securities’ opinion rendered on April 24, 2013), the investment banking, capital markets and real estate advisory divisions of Wells Fargo Securities and its affiliates received aggregate fees of less than $25.0 million from BPO and certain of its affiliates and of less than $3.0 million from the Company and certain of its affiliates for certain services unrelated to the merger. In addition, an affiliate of Wells Fargo Securities filed a Schedule 13G with respect to its beneficial ownership of approximately 9.79% of outstanding Company common shares. In the ordinary course of business, Wells Fargo Securities and its affiliates may actively trade, hold or otherwise effect transactions in the securities or financial instruments (including bank loans or other obligations) of the Company, BPO and their respective affiliates for Wells Fargo Securities’ and its affiliates’ own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities or financial instruments.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

As part of BofA Merrill Lynch’s engagement, the Board requested that BofA Merrill Lynch evaluate the fairness, from a financial point of view, of the merger consideration to be received in the merger pursuant to the merger agreement by holders of Company common shares. At the April 24, 2013 meeting of the Board held to evaluate the merger, BofA Merrill Lynch rendered to the Board an oral opinion, confirmed by delivery of a written opinion dated April 24, 2013, to the effect that, as of that date and based on and subject to various qualifications, limitations and assumptions described in the opinion, the merger consideration to be received by holders of Company common shares was fair, from a financial point of view, to such holders.

The full text of BofA Merrill Lynch’s written opinion, dated April 24, 2013, is attached as Annex E to this proxy statement and is incorporated herein by reference. The written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken by BofA Merrill Lynch in rendering its opinion. The following summary of BofA Merrill Lynch’s opinion is qualified in its entirety by reference to the full text of the opinion. BofA Merrill Lynch delivered its opinion to the Board for the benefit and use of the Board (in its capacity as such) in connection with and for purposes of its evaluation of the merger consideration from a financial point of view and did not address any other terms, aspects or implications of the merger or any related transactions. BofA Merrill Lynch expressed no opinion or view as to the relative merits of the merger or any related transactions in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the merger or any related transactions. The opinion should not be construed as creating any fiduciary duty on BofA Merrill Lynch’s part to any party and BofA Merrill Lynch expressed no opinion or recommendation as to whether any preferred stockholder should participate in the tender offer for the Company preferred shares or how any stockholder should vote or act in connection with the merger or any related matter.

In connection with its opinion, BofA Merrill Lynch, among other things:

•	reviewed certain publicly available business and financial information relating to the Company;

•
reviewed certain internal financial and operating information with respect to the business, operations and prospects of the Company furnished to or discussed with BofA Merrill Lynch by the Company’s management, including certain financial forecasts relating to the Company prepared by such management after giving effect to pending and planned sales and dispositions of, and refinancings of loans related to, certain properties of the Company, referred to as the Company forecasts;

•	discussed the past and current business, operations, financial condition and prospects of the Company with members of the Company’s senior management;

•	reviewed the trading history for Company common shares and a comparison of that trading history with the trading histories of other companies BofA Merrill Lynch deemed relevant;

•	compared certain financial and stock market information of the Company with similar information of other companies BofA Merrill Lynch deemed relevant;

•	compared certain financial terms of the merger to financial terms, to the extent publicly available, of other transactions BofA Merrill Lynch deemed relevant;

•
considered the results of the efforts on behalf of the Company to solicit, at the direction of the Company, indications of interest and definitive proposals from third parties with respect to a possible acquisition of the Company;

•	reviewed an execution version, provided on April 24, 2013, of the merger agreement; and

•	performed such other analyses and studies and considered such other information and factors as BofA Merrill Lynch deemed appropriate.

In arriving at its opinion, BofA Merrill Lynch assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with it and BofA Merrill Lynch relied upon the assurances of the Company’s management that it was not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Company forecasts, BofA Merrill Lynch was advised by the Company, and BofA Merrill Lynch assumed, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the Company’s management as to the future financial performance of the Company. BofA Merrill Lynch did not make and was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or any other entity, nor did BofA Merrill Lynch make any physical inspection of the properties or assets of the Company or any other entity. BofA Merrill Lynch did not evaluate the solvency or fair value of the Company, BPO or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Merrill Lynch assumed, at the Company’s direction, that the merger and related transactions would be consummated in accordance with their respective terms without waiver, modification or amendment of any material term, condition or agreement, that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the merger and related transactions, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on the Company or the merger and that no such adverse effect would result in the event that the merger was effected through an alternative structure as permitted under the terms of the merger agreement. BofA Merrill Lynch also assumed, at the Company’s direction, that the final executed merger agreement would not differ in any material respect from the execution version of the merger agreement reviewed by BofA Merrill Lynch. BofA Merrill Lynch was advised by representatives of the Company that the Company had operated in conformity with the requirements for qualification as a REIT for U.S. federal income tax purposes since its formation as a REIT.

BofA Merrill Lynch expressed no view or opinion as to any terms or other aspects or implications of the merger (other than the merger consideration to the extent expressly specified in its opinion), any related transactions or any other agreement, arrangement or understanding entered into in connection with or contemplated by the merger, any related transactions or otherwise, including, without limitation, the form or structure of the merger or any terms, aspects or implications of the Partnership merger or any related transactions, including (i) the purchase by DTLA Fund Holding Co. of newly issued common units representing limited partnership interests in the Partnership or (ii) the tender offer for the Company preferred shares. BofA Merrill Lynch also expressed no view or opinion as to any terms or other aspects of pending or planned sales or dispositions of, or refinancings of loans related to, certain properties of the Company or any alternatives with respect to such properties. BofA Merrill Lynch’s opinion was limited to the fairness, from a financial point of view, of the merger consideration to be received by holders of Company common shares and no opinion or view was expressed with respect to any consideration received in connection with the merger or any related transactions by, or other amounts payable to, holders of any other securities of the Company or any other party or any class of securities, creditors or other constituencies of any party. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any officers, directors, managers or employees of any party to the merger or any related transactions, or class of such persons, relative to the merger consideration or otherwise. BofA Merrill Lynch also expressed no view or opinion with respect to, and relied, with the Company’s consent, upon the assessments of the Company’s representatives regarding, legal, regulatory, accounting, tax and similar matters as to which BofA Merrill Lynch understood that the Company obtained such advice as it deemed necessary from qualified professionals.

BofA Merrill Lynch’s opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Merrill Lynch as of, the date of its opinion. The credit, financial and stock markets have been experiencing unusual volatility and BofA Merrill Lynch expressed no opinion or view as to any potential effects of such volatility on the Company or the merger. It should be understood that subsequent developments may affect BofA Merrill Lynch’s opinion, and BofA Merrill Lynch does not have any obligation to update, revise or reaffirm its opinion. The issuance of BofA Merrill Lynch’s opinion was approved by BofA Merrill Lynch’s Americas Fairness Opinion Review Committee. Except as described in this summary, the Company imposed no other instructions or limitations on the investigations made or procedures followed by BofA Merrill Lynch in rendering its opinion.

The following represents a brief summary of the material financial analyses presented by BofA Merrill Lynch in connection with its opinion, dated April 24, 2013, to the Board. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Merrill Lynch, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Merrill Lynch. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Merrill Lynch.

Selected Public Companies Analysis. BofA Merrill Lynch reviewed publicly available financial and stock market information of the Company and the following six publicly traded office REITs:

•	Boston Properties, Inc.

•	Brookfield Office Properties Inc.

•	Douglas Emmett, Inc.

•	Kilroy Realty Corporation

•	SL Green Realty Corp.

•	Vornado Realty Trust

BofA Merrill Lynch reviewed, among other things, enterprise values of the selected REITs, calculated as equity values based on closing stock prices on April 23, 2013, plus debt, preferred stock and minority interest, less cash and cash equivalents, as a multiple of calendar year 2013 estimated earnings before interest, taxes, depreciation and amortization, referred to as EBITDA. The observed low, mean, median and high calendar year 2013 estimated EBITDA multiples for the selected REITs were 18.0x, 21.4x, 21.4x and 23.4x, respectively. BofA Merrill Lynch then applied a selected range of calendar year 2013 estimated EBITDA multiples of 21.5x to 23.5x derived from the selected REITs to corresponding data of the Company. Financial data of the selected REITs were based on publicly available research analysts’ estimates, public filings and other publicly available information. Financial data of the Company were based on the Company forecasts. This analysis indicated the following approximate implied per share equity value reference range for the Company, as compared to the merger consideration:

Implied Per Share Equity Value Reference Range	Merger Consideration

$0.00 – $2.38	$3.15

No company used in this analysis is identical to the Company. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which the Company was compared.

Illustrative Selected Precedent Transactions Analysis. For illustrative purposes, BofA Merrill Lynch reviewed publicly available financial information relating to the following nine selected transactions in the office REIT sector:

Announcement Date	Acquiror	Target

• 7/24/2007	• Liberty Property Trust	• Republic Property Trust
• 5/22/2007	• Morgan Stanley Real Estate Fund	• Crescent Real Estate Equities Company
• 11/19/2006	• Blackstone Group L.P.	• Equity Office Properties Trust
• 11/6/2006	• JP Morgan Asset Management	• Columbia Equity Trust, Inc.
• 8/21/2006	• Morgan Stanley Real Estate Fund	• Glenborough Realty Trust Incorporated
• 8/3/2006	• SL Green Realty Corporation	• Reckson Associates Realty Corp.
• 7/23/2006	• Lexington Corporate Properties Trust	• Newkirk Realty Trust, Inc.
• 6/5/2006	• Brookfield Properties Corporation / The Blackstone Group	• Trizec Properties, Inc.
• 3/6/2006	• The Blackstone Group	• Carramerica Realty Corporation

BofA Merrill Lynch reviewed, among other things, transaction values, calculated as the purchase prices paid for the target companies in the selected transactions plus debt, preferred stock and minority interest, less cash and cash equivalents, as a multiple of the target company’s forward year estimated EBITDA. The observed low, mean, median and high forward year estimated EBITDA multiples for the selected transactions were 11.5x, 17.5x, 17.9x and 20.9x, respectively. BofA Merrill Lynch then applied a selected range of forward year EBITDA multiples of 19.0x to 21.0x derived from the selected transactions to the Company’s calendar year 2013 estimated EBITDA. Financial data of the selected transactions were based on publicly available research analysts’ estimates, public filings and other publicly available information. Financial data of the Company were based on the Company forecasts. This analysis did not indicate a positive implied per share equity value reference range for the Company.

No company, business or transaction used in this analysis is identical to the Company or the merger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which the Company and the merger were compared.

Corporate-Level Discounted Cash Flow Analysis. BofA Merrill Lynch performed a discounted cash flow analysis of the Company by calculating the estimated present value of the standalone unlevered, after-tax free cash flows that the Company was forecasted to generate during the nine months ending December 31, 2013 through the three months ending March 31, 2018 based on the Company forecasts. BofA Merrill Lynch calculated terminal values for the Company by applying to the Company’s next 12 months (as of March 31, 2018) estimated net operating income a range of exit capitalization rates of 5.60% to 6.10%. The Company’s cash flows and terminal value were then discounted to present value as of March 31, 2013 using discount rates ranging from 8.5% to 10.5%. An implied per share equity value range for the Company was calculated based on the Company’s implied enterprise value derived from such analysis less the Company’s net debt and outstanding preferred stock at its liquidation preference plus accrued dividends as of March 31, 2013 divided by the number of fully diluted Company common shares and Partnership units. This analysis indicated the following approximate implied per share equity value reference range for the Company, as compared to the merger consideration:

Implied Per Share Equity Value Reference Range	Merger Consideration

$0.00 – $1.99	$3.15

Net Asset Value Analysis. BofA Merrill Lynch performed a net asset valuation of the Company as of March 31, 2013 based on the Company forecasts. An estimated range of gross asset values for the Company’s properties was calculated based on asset-level discounted cash flow analyses of such properties (or, in the case of US Bank Tower, the proposed purchase price for such property as reflected in the Company’s definitive agreement for the pending sale of such property), taking into consideration per square foot values and capitalization rates implied by such property values, and applying a 5% increase/decrease to such estimated gross asset values. An implied net asset value range was then calculated for the Company by deducting property-level outstanding debt and taking into account the Company’s unrestricted cash and cash equivalents, net tangible assets and liabilities as reflected on its balance sheet and/or estimated by the Company’s management and the Company’s outstanding preferred stock at its liquidation preference plus accrued dividends as of March 31, 2013. An implied per share equity value range for the Company was calculated based on the Company’s implied net asset value divided by the number of fully diluted Company common shares and Partnership units per the Company’s management.

This analysis indicated the following approximate implied per share equity value reference range for the Company, as compared to the merger consideration:

Implied Per Share Equity Value Reference Range	Merger Consideration

$2.42 – $4.16	$3.15

Liquidation Analysis. BofA Merrill Lynch performed a liquidation analysis of the Company to calculate a range of implied present values of estimated net proceeds available for distribution to the Company’s stockholders on December 31, 2013 upon an orderly liquidation of the Company based on the Company’s public filings and the Company forecasts. Net liquidation proceeds were calculated as total net cash flows for the Company after the disposition of the Company’s properties utilizing the estimated range of gross asset values for such properties as derived from BofA Merrill Lynch’s net asset value analysis described above or internal estimates of the Company’s management, after adjustment for each property’s estimated debt outstanding and working capital as of such property’s disposition and estimated transaction costs associated with such disposition per the Company’s management. Further adjustments were then made for certain tangible assets and liabilities as reflected on the Company’s balance sheet and/or estimated by the Company’s management as of March 31, 2013, less liquidation costs estimated by the Company’s management, the redemption amount payable in respect of Company preferred shares at its liquidation preference and payment of accrued dividends through December 31, 2013 and estimated income tax liabilities per the Company’s management. Estimated net liquidation proceeds per share were derived by dividing the estimated net liquidation proceeds by the number of fully diluted Company common shares and Partnership units per the Company’s management. The present values (as of March 31, 2013) of such net liquidation proceeds per share were then calculated using a discount rate range of 17.5% to 22.5%. This analysis indicated the following approximate implied per share equity value reference range for the Company, as compared to the merger consideration:

Implied Per Share Equity Value Reference Range	Merger Consideration

$1.08 – $2.46	$3.15

Other Factors. BofA Merrill Lynch also noted certain additional factors that were not considered part of BofA Merrill Lynch’s financial analyses with respect to its opinion but were referenced for informational purposes, including, among other things, the following:

•
historical trading performance of Company common shares during the 52-week period ended April 23, 2013, which reflected low and high closing prices for Company common shares during such period of approximately $1.66 to $3.81 per share; and

•
publicly available Wall Street research analyst stock price and net asset value per share targets for the Company, which indicated a target stock price for the Company of approximately $3.50 per share and a range of target net asset values for the Company of approximately $2.31 to $3.45 per share.

Miscellaneous

As noted above, the discussion set forth above is a summary of the material financial analyses presented by BofA Merrill Lynch to the Board in connection with its opinion and is not a comprehensive description of all analyses undertaken or factors considered by BofA Merrill Lynch in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Merrill Lynch believes that the analyses summarized above must be considered as a whole. BofA Merrill Lynch further believes that selecting portions of its analyses considered or focusing on information presented in tabular format, without considering all analyses or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying BofA Merrill Lynch’s analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

In performing its analyses, BofA Merrill Lynch considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. The estimates of the future performance of the Company in or underlying BofA Merrill Lynch’s analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Merrill Lynch’s analyses. These analyses were prepared solely as part of BofA Merrill Lynch’s analysis of the fairness, from a financial point of view, of the merger consideration to be received by holders of Company common shares in the merger and were provided to the Board in connection with the delivery of BofA Merrill Lynch’s opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or acquired or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Merrill Lynch’s view of the actual value of the Company.

The type and amount of consideration payable in the merger was determined through negotiations between the Company and BPO, rather than by any financial advisor, and was approved by the Board. The decision to enter into the merger agreement was solely that of the Board. As described above, BofA Merrill Lynch’s opinion and analyses were only one of many factors considered by the Board in its evaluation of the merger and should not be viewed as determinative of the views of the Board, management or any other party with respect to the merger or any related transactions or the consideration payable in the merger or any related transactions.

In connection with its engagement, the Company has agreed to pay BofA Merrill Lynch an aggregate fee of $1.5 million, a portion of which was payable upon the rendering of its opinion and $700,000 of which is contingent upon consummation of the merger. The Company has agreed to reimburse BofA Merrill Lynch for its expenses, including fees and expenses of BofA Merrill Lynch’s legal counsel, incurred in connection with BofA Merrill Lynch’s engagement and to indemnify BofA Merrill Lynch and related persons against liabilities, including liabilities under the federal securities laws, arising out of BofA Merrill Lynch’s engagement.

BofA Merrill Lynch and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of its businesses, BofA Merrill Lynch and its affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of the Company, BPO and certain of their respective affiliates.

The Company and/or its affiliates lease or in the past have leased various properties to BofA Merrill Lynch or its affiliates.

In addition, BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to BPO and/or its affiliates and have received or in the future may receive compensation for the rendering of these services, including having (i) acted or acting as a lender under certain credit facilities and (ii) provided or providing certain treasury management services. From January 1, 2011 through the first quarter of 2013 (the approximate two-year period prior to the date of BofA Merrill Lynch’s opinion rendered on April 24, 2013), BofA Merrill Lynch and its affiliates received less than $5.0 million in the aggregate from BPO and certain of its affiliates for corporate, commercial and investment banking services unrelated to the merger.

BofA Merrill Lynch is an internationally recognized investment banking firm which is regularly engaged in providing financial advisory services in connection with mergers and acquisitions. The Company selected BofA Merrill Lynch to act as its financial advisor in connection with the merger on the basis of BofA Merrill Lynch’s experience in similar transactions and its reputation in the investment community.

Certain Prospective Financial Information Reviewed by the Company

The Company does not as a matter of course make public projections as to future cash flows, revenues, earnings or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, the Company is including certain unaudited prospective financial information that was made available to the Board and to BPO in connection with the evaluation of the merger. This information also was provided to the financial advisors for use in connection with their respective financial analyses summarized under the section entitled “The Merger—Proposal 1—Opinions of the Company’s Financial Advisors” on page 50. The inclusion of this information should not be regarded as an indication that any of the Company, the financial advisors or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results.

The unaudited prospective financial information has been prepared by, and is the responsibility of, our management. The unaudited prospective financial information was not prepared with a view toward public disclosure; and, accordingly, do not necessarily comply with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or generally accepted accounting principles, or GAAP. KPMG LLP, our independent registered public accounting firm, has not audited, compiled or performed any procedures with respect to the unaudited prospective financial information and does not express an opinion or any form of assurance related thereto. In addition, the unaudited prospective financial information requires significant estimates and assumptions that make it inherently less comparable to the similarly titled GAAP measures in the Company’s historical GAAP financial statements.

The unaudited prospective financial information consists of (i) projected cash flows for the nine months ending December 31, 2013, assuming a sale or disposition of all of the Company’s assets during 2013 (the “Liquidation Cash Flow Projections”), and (ii) projected cash flows on an unlevered basis (i.e., calculated without reducing projected cash flows for debt service and common and preferred dividends) for the nine months ending December 31, 2013 and for the fiscal years ending December 31, 2014 through 2017, assuming that the Company continues as a going concern (the “Unlevered Going Concern Cash Flow Projections”).

Liquidation Cash Flow Projections

The Liquidation Cash Flow Projections are intended to estimate the Company’s cash flow for 2013 assuming that the Company had elected to liquidate and therefore sold or disposed of all of its assets and repaid all of its indebtedness during the last nine months of 2013. The Liquidation Cash Flow Projections assume: (i) the sale or disposition of all of the Company’s assets during 2013 and the repayment of all of the Company’s indebtedness, (ii) the disposition of Gas Company Tower and Wells Fargo Tower and extinguishment of related mortgage indebtedness for no equity proceeds, (iii) the closing of sale of the currently pending US Bank Tower sale pursuant to the terms of the applicable acquisition agreement and (iv) the redemption of the Company preferred shares as of December 31, 2013. The Liquidation Cash Flow Projections also give effect to estimated transaction costs and estimated costs to operate the Company for the remainder of 2013, but do not reflect estimated income taxes, the costs to liquidate the Company or changes in corporate net working capital.

The following is a summary of the Liquidation Cash Flow Projections (all dollar amounts in thousands):

For the Nine Months Ending December 31, 2013
Total Property-level Net Cash Flow	$(3,105)
Net Cash Flow before Dispositions (1)	(23,599)
Total Net Cash Flow (2)	376,337
Unrestricted Cash before Estimated Taxes, Liquidation Costs, Net Working Capital Adjustments and Payments to Preferred Stockholders	521,288
__________

(1)	Represents Total Property-Level Net Cash Flow, plus general and administrative expense and other corporate income and expenses.

(2)
Represents Net Cash Flow before Dispositions, plus the aggregate net proceeds from asset dispositions. Net proceeds from asset dispositions have been calculated to reflect estimates for debt repayments, transaction costs and any tangible working capital at the applicable projected sale dates.

Unlevered Going Concern Cash Flow Projections

The Unlevered Going Concern Cash Flow Projections are intended to estimate the Company’s unlevered cash flows for the last nine months of 2013 and for the fiscal years ending December 31, 2014 through 2017 assuming that the Company continues as a going concern. Because the Unlevered Going Concern Cash Flow Projections are determined on an “unlevered” basis–i.e., without reducing projected cash flows for debt service and common and preferred dividends – these projections provide an estimate of cash that would be available for distribution to all sources of current or future debt and equity financing (i.e., lenders, holders of Company preferred shares, holders of Company common shares, our minority operating partnership unit holders and potentially other sources of financing). The Unlevered Going Concern Cash Flow Projections assume: (i) the disposition of Gas Company Tower and Wells Fargo Tower and extinguishment of related mortgage indebtedness for no equity proceeds, (ii) the closing of sale of the currently pending US Bank Tower sale pursuant to the terms of the applicable acquisition agreement, (iii) the sale of Plaza Las Fuentes in approximately mid-year 2013, and (iv) that the Company will continue to operate as a going concern owning a portfolio consisting only of KPMG Tower, 777 Tower and the 755 South Figueroa development parcel.

The following is a summary of the Unlevered Going Concern Cash Flow Projections (all dollar amounts in thousands):

	For the Nine Months Ending December 31, 2013	Fiscal Year Ending December 31,
		2014	2015	2016	2017
Total Operating Cash Flow	$6,589	$6,624	$16,599	$23,869	$30,707
Total Cash Flow from Other Transactions (1)	424,986	—	—	—	—
Total Unlevered Cash Flow (2)	431,575	6,624	16,599	23,869	30,707
__________

(1)	Represents estimated asset sale proceeds, net of estimated transaction costs and estimated taxes.

(2)
Represents cash flow before debt service and common and preferred dividends. The Company’s obligations for debt service and accrued dividends on the Company preferred shares are significant. Although asset dispositions assumed for purposes of the Unlevered Going Concern Cash Flow Projections would reduce debt service going forward, the three properties included in the going concern portfolio for fiscal years 2014 through 2017 were encumbered by approximately $634.4 million of mortgage indebtedness. Please see our most recent Quarterly Report on Form 10-Q for additional information regarding this mortgage indebtedness. As of March 31, 2013, the aggregate amount of accrued dividends on the Company preferred shares was $78.8 million.

The unaudited prospective financial information, while presented with numerical specificity, necessarily was based on numerous variables and assumptions that are inherently uncertain and many of which are beyond the control of our management. These assumptions and variables include, among other things, interest rates, corporate financing activities, occupancy and tenant retention levels, changes in rent, the potential amount, timing and cost of existing and planned development properties, the amount and timing of asset sales, the amount of income taxes paid, and the amount of general and administrative costs. These assumptions involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions which may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among others, the risks and uncertainties described under the caption “Cautionary Statement Regarding Forward-Looking Statements” on page 14 and the risks described in the periodic reports filed by the Company with the SEC, which reports can be found as described under the caption “Where You Can Find Additional Information” on page 117. The unaudited prospective financial information also reflects assumptions as to certain business decisions that are subject to change. Many or most of the assumptions made by our management may not be realized; accordingly, actual results likely will differ, and may differ materially, from those reflected in the unaudited prospective financial information. In addition, because portions of the unaudited prospective financial information cover multiple years, by their nature, they become subject to greater uncertainty with each successive year.

Readers of this proxy statement are cautioned not to place undue reliance on the unaudited prospective financial information set forth above. No representation is made by the Company or any other person to any Company stockholder regarding the ultimate performance of the Company compared to the information included in the above unaudited prospective financial information. The inclusion of unaudited prospective financial information in this proxy statement should not be regarded as an indication that the prospective financial information will be necessarily predictive of actual future events, and such information should not be relied on as such.

THE COMPANY DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE UNAUDITED PROSPECTIVE FINANCIAL INFORMATION TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE PROSPECTIVE FINANCIAL INFORMATION ARE NO LONGER APPROPRIATE, EXCEPT AS MAY BE REQUIRED BY LAW.

Interests of Our Directors and Executive Officers in the Merger

In considering the recommendation of the Board to approve the merger and the other transactions contemplated by the merger agreement, the Company’s common stockholders should be aware that certain executive officers and directors of the Company have interests in the merger that may be different from, or in addition to, the interests of the Company’s common stockholders generally. These interests may create potential conflicts of interest. The Board was aware of those interests and considered them, among other matters, in reaching its decision to approve the merger agreement and the transactions contemplated thereby.

These interests are described in more detail below, and certain of them are quantified in the tables that follow the narrative below and under the heading “Advisory Vote on Merger-Related Compensation—Proposal 3” on page 113. The dates used below to quantify these interests have been selected for illustrative purposes only and do not necessarily reflect the dates on which certain events will occur.

For further information with respect to the compensatory arrangements between the Company and its executive officers and directors, please also see the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC on March 18, 2013 under the headings “Compensation Discussion and Analysis” and “Director Compensation.”

Stock Options

The merger agreement provides that, immediately prior to the effective time, each outstanding Stock Option, whether or not then exercisable, will be canceled in exchange for the right to receive a single lump sum cash payment equal to the product of (i) the number of shares subject to such Stock Option immediately prior to the effective time, and (ii) the excess, if any, of the merger consideration over the exercise price per share of such Stock Option (the Option Merger Consideration), without interest and less any required withholding tax. If the exercise price per share of any such Stock Option is equal to or greater than the merger consideration, such Stock Option will be canceled without any cash payment being made in respect thereof. For more information, please see “The Merger Agreement—Merger Consideration; Effects of the Merger and the Partnership Merger—Merger Consideration—Stock Options” on page 84.

Pursuant to the terms of the applicable stock option agreements evidencing the Stock Options granted to the Company’s executive officers, in the event that a change in control of the Company, such as the completion of the merger, occurs and the grantee remains employed by the Company until at least immediately prior to such change in control, the Stock Option will become fully vested and exercisable. Pursuant to the terms of the applicable stock option agreements evidencing the Stock Options granted to the Company’s directors, in the event that of a merger of the Company with or into another corporation or a change in control of the Company, such as the completion of the merger, occurs, the Stock Option will become fully vested and exercisable.

The table below sets forth information regarding the Stock Options held by the Company’s executive officers and directors as of May 10, 2013, having an exercise price per share less than $3.15 that would be canceled in exchange for the right to receive the Option Merger Consideration that would be paid in connection with the consummation of the merger, assuming that the completion of the merger had occurred on May 10, 2013.

	Vested Options to be Canceled in Exchange for the Option Merger Consideration			Unvested Options to be Accelerated and Canceled in Exchange for the Option Merger Consideration
Name	Number of Options	Weighted Average Exercise Price Per Option	Option Merger Consideration	Number of Options	Weighted Average Exercise Price Per Option	Option Merger Consideration	Total Merger Consideration of Options

David L. Weinstein	475,000	$2.26	$422,250	15,000	$2.93	$3,300	$425,550
Kelly E. Samuelson	8,167	0.58	20,989	—	—	—	20,989
Peggy M. Moretti	60,000	0.58	154,200	—	—	—	154,200
Christopher M. Norton	—	—	—	—	—	—	—
Robert M. Deutschman	—	—	—	—	—	—	—
Christine N. Garvey	75,000	1.52	122,250	15,000	2.93	3,300	125,550
Michael J. Gillfillan	82,500	1.49	136,800	15,000	2.93	3,300	140,100
Edward J. Ratinoff	—	—	—	—	—	—	—
Joseph P. Sullivan	82,500	1.49	136,800	15,000	2.93	3,300	140,100
George A. Vandeman	45,000	2.15	45,150	15,000	2.93	3,300	48,450
Paul M. Watson	75,000	1.52	122,250	15,000	2.93	3,300	125,550

Restricted Stock

The merger agreement provides that, immediately prior to the effective time, each outstanding share of Restricted Stock will cease to be subject to any forfeiture or vesting conditions and each such share will be automatically canceled in exchange for, the right to receive the merger consideration (the Restricted Stock Merger Consideration), without interest and less any required withholding tax. For more information, please see “The Merger Agreement—Merger Consideration; Effects of the Merger and the Partnership Merger—Merger Consideration—Restricted Stock” on page 85.

Pursuant to the terms of the applicable restricted stock award agreement evidencing the Restricted Stock granted to the Company’s executive officers, in the event that a change in control of the Company, such as the completion of the merger, occurs, each share of Restricted Stock will become fully vested.

The table below sets forth information regarding the Restricted Stock held by the Company’s executive officers as of May 10, 2013, that would be subject to accelerated vesting and canceled in exchange for the right to receive the Restricted Stock Merger Consideration, assuming that the completion of the merger had occurred on May 10, 2013. As of May 10, 2013, none of the directors of the Company held any Restricted Stock.

Name	Number of Shares of Restricted Stock to be Accelerated	Restricted Stock Merger Consideration (1)

David L. Weinstein	—	$—
Kelly E. Samuelson	2,043	6,435
Peggy M. Moretti	—	—
Christopher M. Norton	—	—
___________

(1)	The Restricted Stock Merger Consideration is calculated by multiplying the number of shares of restricted stock that would be accelerated by $3.15.

Restricted Stock Units

The merger agreement provides that, immediately prior to the effective time, each outstanding RSU will be canceled in exchange for the right to receive a single lump sum cash payment equal to the product of (i) the number of shares subject to such RSU immediately prior to the effective time, whether or not vested, and (ii) the merger consideration (the RSU Merger Consideration), without interest and less any required withholding tax. For more information, please see “The Merger Agreement—Merger Consideration; Effects of the Merger and the Partnership Merger—Merger Consideration—Restricted Stock Units” on page 85.

Pursuant to the terms of the applicable RSU award agreement evidencing the RSUs granted to the Company’s executive officers and directors, in the event that a change in control of the Company, such as the completion of the merger, occurs, all of the RSUs granted thereunder will become fully vested.

The table below sets forth information regarding the RSUs held by the Company’s executive officers and directors as of May 10, 2013, that would be canceled in exchange for the right to receive the RSU Merger Consideration, assuming that the completion of the merger had occurred on May 10, 2013.

	Vested RSUs to be Canceled in Exchange for the RSU Merger Consideration		Unvested RSUs to be Accelerated and Canceled in Exchange for the RSU Merger Consideration
Name	Number of RSUs	RSU Merger Consideration (1)	Number of RSUs	RSU Merger Consideration (1)

David L. Weinstein	566,712	$1,785,143	633,288	$1,994,857
Kelly E. Samuelson	23,198	73,074	17,331	54,593
Peggy M. Moretti	163,479	514,959	45,161	142,257
Christopher M. Norton	48,879	153,969	59,901	188,688
Robert M. Deutschman	9,583	30,186	42,292	133,220
Christine N. Garvey	8,333	26,249	41,667	131,251
Michael J. Gillfillan	8,333	26,249	41,667	131,251
Edward J. Ratinoff	9,583	30,186	42,292	133,220
Joseph P. Sullivan	8,333	26,249	41,667	131,251
George A. Vandeman	8,333	26,249	41,667	131,251
Paul M. Watson	8,333	26,249	41,667	131,251
________

(1)	The RSU Merger Consideration is calculated by multiplying the number of RSUs by $3.15.

Employment Agreements

The Company has previously entered into employment agreements with each of its four officers, including its three named executive officers which provide for specified payments and benefits in the event of certain terminations of employment and/or a change in control of the Company. For more information with respect to the agreements between the Company and its named executive officers, please see “Advisory Vote on Merger-Related Compensation—Proposal 3” on page 113.

Weinstein Employment Agreement

David L. Weinstein serves as the Company’s President and Chief Executive Officer pursuant to an amended and restated employment agreement effective December 15, 2011, as amended on June 29, 2012 and November 28, 2012 (the “Weinstein Employment Agreement”). Pursuant to the terms of the Weinstein Employment Agreement:

•
If Mr. Weinstein’s employment is terminated by the Company without “cause” or by him for “good reason” (each as defined in the Weinstein Employment Agreement), subject to his execution and non-revocation of a general release of claims, Mr. Weinstein will receive the following severance payments and benefits:

◦
A lump-sum cash payment equal to 200% of the sum of his annual base salary in effect on the date of termination plus the average actual annual bonus awarded to him for the three full fiscal years immediately preceding the year in which the date of termination occurs (or such lesser number of full fiscal years that he has been employed by the Company if he has not been employed by the Company for at least three full fiscal years);

◦	A lump-sum cash payment equal to any unpaid prior year annual bonus;

◦
A lump-sum cash payment equal to a pro-rated annual bonus for the year in which the termination occurs, reduced by any semi-annual or quarterly incentive bonus payments made during the fiscal year in which the termination date occurs;

◦
To the extent not previously vested and exercisable as of the date of termination, any outstanding equity-based awards (including stock options, restricted common stock and restricted stock units) held by Mr. Weinstein, other than equity-based awards subject to performance vesting, will immediately vest and become exercisable in full; and

◦	Certain health insurance benefits at the Company’s expense for up to 18 months.

•
If Mr. Weinstein’s employment is terminated by the Company without cause or by him for good reason within two years after a “change in control” (as defined in the Weinstein Employment Agreement), subject to his execution and non-revocation of a general release of claims, he will receive the benefits and payments described above, except that the pro-rated annual bonus will be calculated based on Mr. Weinstein’s maximum annual bonus (250% of his then-current annual base salary). Additionally, to the extent not previously vested and exercisable as of the date of a change in control, any outstanding equity-based awards (including stock options, restricted common stock and restricted stock units), other than equity-based awards subject to performance vesting, will immediately vest and become exercisable in full upon a change in control.

•
Notwithstanding the foregoing, the amount of cash severance payable to Mr. Weinstein in the event that his employment is terminated by the Company without cause or by him for good reason, as described in the preceding two paragraphs, will be reduced by an amount equal to 75% of the Retention Bonus paid to him under the Retention Bonus Plan (not including any Additional Retention Payments), as further described in the section entitled “Retention Bonus Plan” below.

•
Any Company stock, options and other equity awards that were granted to Mr. Weinstein prior to November 21, 2010 in connection with his service as a member of the Board will immediately vest and become exercisable in full in the event that (i) Mr. Weinstein incurs a termination of employment by the Company without cause or by Mr. Weinstein for good reason, or (ii) a change in control occurs.

Samuelson Employment Agreement

Kelly E. Samuelson serves as the Company’s Vice President, Chief Accounting Officer and principal accounting officer pursuant to an employment agreement effective January 1, 2012, as amended on November 28, 2012 (the “Samuelson Employment Agreement”). Pursuant to the terms of the Samuelson Employment Agreement:

•
If Ms. Samuelson’s employment is terminated by the Company without “cause” (as defined in the Samuelson Employment Agreement) prior to December 31, 2013 (which is the expiration date of the Samuelson Employment Agreement), subject to her execution and non‑revocation of a general release of claims, Ms. Samuelson will receive a severance payment equal to her remaining base salary due through December 31, 2013; or

•	If Ms. Samuelson’s employment is terminated solely due to the expiration of the Samuelson Employment Agreement on December 31, 2013, she will not be entitled to the above severance payment.

In addition to the severance payable under the terms of the Samuelson Employment Agreement, Ms. Samuelson is eligible to receive severance pay under the Severance Plan, as further described in the section entitled “Severance Plan” below.

Moretti Employment Agreement

Peggy M. Moretti serves as the Company’s Executive Vice President, Investor and Public Relations & Chief Administrative Officer pursuant to an amended and restated employment agreement effective January 1, 2012, as amended on June 29, 2012 and November 28, 2012 (the “Moretti Employment Agreement”). Pursuant to the terms of the Moretti Employment Agreement:

•
If Ms. Moretti’s employment is terminated by the Company without “cause” (as defined in the Moretti Employment Agreement), subject to her execution and non-revocation of a general release of claims, Ms. Moretti will receive the following severance payments and benefits:

◦	A lump-sum cash payment equal to 100% of the sum of her then-current annual base salary and her then-current target annual bonus;

◦	A lump-sum cash payment equal to any unpaid prior year annual bonus;

◦
A lump-sum cash payment equal to a pro-rated annual bonus for the year in which the termination occurs, reduced by any semi-annual or quarterly incentive bonus payments made during the fiscal year in which the termination date occurs;

◦	Certain health insurance benefits at the Company’s expense for up to 18 months; and

◦	Reasonable outplacement services at the Company’s expense for up to one year following the date of termination.

•	Ms. Moretti does not receive any enhanced severance payments if she is terminated in connection with a change in control.

•
Notwithstanding the foregoing, the amount of cash severance payable to Ms. Moretti in the event that her employment is terminated by the Company without cause as described in the preceding paragraph will be reduced by an amount equal to 75% of the Retention Bonus paid to her under the Retention Bonus Plan (not including any Additional Retention Payments), as further described in the section entitled “Retention Bonus Plan” below.

Norton Employment Agreement

Christopher M. Norton serves as the Company’s Executive Vice President, General Counsel and Secretary pursuant to a second amended and restated employment agreement effective November 28, 2012 (the “Norton Employment Agreement”).

Pursuant to the terms of the Norton Employment Agreement:

•
If Mr. Norton’s employment is terminated by the Company without “cause” or by him for “good reason” (each as defined in the Norton Employment Agreement), subject to his execution and non-revocation of a general release of claims, Mr. Norton will receive the following severance payments and benefits:

◦
A lump-sum cash payment equal to 100% of the sum of his annual base salary in effect on the date of termination plus the annual bonus earned by him for the most recently completed fiscal year of the Company preceding the termination;

◦	A lump-sum cash payment equal to any unpaid prior year annual bonus;

◦
A lump-sum cash payment equal to a pro-rated annual bonus for the year in which the termination occurs, reduced by any semi-annual or quarterly incentive bonus payments made during the fiscal year in which the termination date occurs; and

◦	Certain health insurance benefits at the Company’s expense for up to 18 months.

•	Mr. Norton does not receive any enhanced severance payments if he is terminated in connection with a change in control.

•
Notwithstanding the foregoing, the amount of cash severance payable to Mr. Norton in the event that his employment is terminated by the Company without cause or by him for good reason as described in the preceding paragraph will be reduced by an amount equal to 75% of the Retention Bonus paid to him under the Retention Bonus Plan (not including any Additional Retention Payments), as further described in the section entitled “Retention Bonus Plan” below.

Retention Bonus Plan

The Company maintains the MPG Office Trust, Inc. Retention Bonus Plan (the “Retention Bonus Plan”), as amended on March 20, 2013, which provides eligible employees with certain cash retention bonus payments in connection with their continued employment with the Company. Mr. Weinstein, Mr. Norton, Ms. Samuelson and Ms. Moretti each participate in the Retention Bonus Plan. Pursuant to the Retention Bonus Plan, each participant will be eligible to receive payment of a retention bonus (the “Retention Bonus”) in an amount determined by the Compensation Committee and paid as follows, subject to the participant’s continued employment with the Company:

•	12.5% of the retention bonus will be paid to the participant on the last day of each calendar quarter of 2013; and

•	50% of the retention bonus will be paid to the participant on the last day of the first calendar quarter of 2014.

The Compensation Committee may, in its sole discretion, elect to delay the payment of 25% of the final installment of the Retention Bonus (i.e., 12.5% of the total Retention Bonus) for up to two additional calendar quarters. In the event that such an election is made, the participant will be entitled to receive for each calendar quarter that such payment is delayed, an additional amount (an “Additional Retention Payment”) equal to 12.5% times the amount of the Retention Bonus, subject to the participant’s continued employment with the Company through the last day of the applicable calendar quarter. In the event of a termination of a participant’s employment by the Company without cause or by the participant for good reason (if such participant has an employment agreement with the Company which provides for such right), the participant will receive payment of any unpaid portion of the Retention Bonus, plus in the event the Company has made an election to delay the payment of 25% of the final installment of the Retention Bonus, any unpaid Additional Retention Payment(s). In the event of a termination of employment for any other reason, the participant will forfeit any unpaid portion of the Retention Bonus and Additional Retention Payment(s), if applicable.

Pursuant to the Retention Bonus Plan, the Compensation Committee (or its designee) has the authority to award Retention Bonuses at any time during the term of the Retention Bonus Plan, including after the completion of one or more calendar quarters in 2013. Such Retention Bonuses may be in the form of a reallocation of amounts forfeited by participants whose employment with the Company has terminated. With respect to any Retention Bonus awarded to a participant during 2013 after a completed 2013 calendar quarter, any amount of the Retention Bonus that would have otherwise been paid to the participant for a previously completed 2013 calendar quarter will instead be paid to the participant as part of the final installment payment of the Retention Bonus in accordance with the terms of the Retention Bonus Plan.

The Compensation Committee awarded the following Retention Bonuses to the executive officers of the Company under the Retention Bonus Plan: Mr. Weinstein – $2,625,000; Ms. Samuelson – $101,000; Ms. Moretti – $100,000; and Mr. Norton – $350,000. On March 29, 2013, the first installment of the Retention Bonuses was paid. The executive officers received: Mr. Weinstein – $328,125; Ms. Samuelson – $9,563; Ms. Moretti – $12,500; and Mr. Norton – $43,750.

Severance Plan

The Company maintains the MPG Office Trust, Inc. Severance Plan (the “Severance Plan”), which provides employees at the level of Vice President and below with certain severance pay in the event of a qualifying termination of employment. The Severance Plan generally provides that if a participant’s employment is involuntarily terminated, the participant will receive a lump-sum cash severance payment in an amount equal to two weeks of the participant’s annual base compensation for each year of service (pro-rated for any partial year), subject to a maximum payment of 26 weeks of annual base compensation, provided that the participant executes and does not revoke a general release of claims. Ms. Samuelson is eligible to receive severance pay under the Severance Plan, in addition to the severance payable under the terms of her employment agreement. Mr. Weinstein, Ms. Moretti and Mr. Norton do not participate in the Severance Plan.

Pro Rata Bonus

Pursuant to the merger agreement, immediately prior to, but conditioned on, the merger, the Company and/or the Partnership will pay to each employee who is a participant in the Company’s quarterly cash incentive bonus program a pro-rata portion of the cash bonuses that would otherwise be payable to such employee as of the end of the applicable quarter in which the closing of the merger occurs, pursuant to the terms and conditions of the program. Each of Mr. Weinstein, Ms. Samuelson, Ms. Moretti and Mr. Norton is a participant in the Company’s quarterly cash incentive bonus program.

Agreements with Members of the Company’s Current Management Team

In connection with the merger, no member of the Company’s management has entered into an employment agreement or other agreement or commitment with respect to continuing employment, nor has any member of the Company’s management entered into an equity rollover agreement or other agreement or commitment with the Brookfield parties with respect to a co-investment with the Brookfield parties in the Company. It is possible that members of the Company’s management will enter into agreements with the Brookfield parties or their affiliates after the date of this proxy statement. Any such agreements would not become effective until the merger is completed.

Employee Benefits

The merger agreement requires Brookfield DTLA (or the surviving corporation or its affiliate) to continue to provide certain compensation and benefits for a period of at least one year following the effective time, to honor in accordance with their terms all employment, severance and retention plans and agreements of employees, and to take certain other actions in respect of employee benefits provided to the Company’s employees, including its executive officers. For a detailed description of these requirements, please see “The Merger Agreement—Employee Benefits” on page 103.

Section 16 Matters

Pursuant to the merger agreement, the Board has adopted a resolution to cause to be exempt under Rule 16b-3 under the Exchange Act any dispositions of Company common shares that are treated as dispositions under Rule 16b-3 and result from the transactions contemplated under the merger agreement by each officer or director of the Company who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company.

Indemnification and Insurance

Subject to certain exceptions, Brookfield DTLA, Sub REIT, the surviving corporation and the Partnership will indemnify, among others, each director or executive officer of the Company to the fullest extent permitted by law against all claims, judgments, fines, penalties and amounts paid in settlement. Brookfield DTLA, Sub REIT, the surviving corporation and the Partnership will also pay or advance to each director or executive officer, to the fullest extent permitted by law, any expenses incurred in defending, serving as a witness with respect to or otherwise participating in any claim in advance of the final disposition of such claim, subject to repayment of such expenses if it is ultimately determined that such party is not entitled to indemnification. The indemnification and advancement obligations will extend to acts or omissions occurring at or before the effective time of the merger and any claim relating thereto. The foregoing is in addition to any other rights the directors and executive officers may have under any employment or indemnification agreement or under the organizational documents of the Company.

The surviving corporation and the Partnership will (i) for a period of six years after the effective time of the merger maintain in effect in their respective organizational documents, provisions regarding elimination of liability of directors and officers, indemnification of officers, directors and employees and advancement of expenses that are no less advantageous to the intended beneficiaries as those currently contained in the organizational documents, and (ii) on or before the closing date, in consultation with Brookfield DTLA, obtain a directors’ and officers’ liability insurance “tail” policy lasting for six years with respect to claims arising from facts or events that occurred on or before the effective time of the merger for the benefit of each person covered by, and on terms no less advantageous to, the Company’s existing insurance policies, except that the maximum premium payable will not exceed 300% of the annual directors’ and officers’ liability insurance premiums payable by the Company beginning in September 2012. See “The Merger Agreement—Indemnification; Director and Officer Insurance” on page 103.

The Board was aware of the interests described in this section and considered them, among other matters, in approving the merger agreement and making its recommendation that the Company’s common stockholders approve the merger and the other transactions contemplated by the merger agreement. See “The Merger—Proposal 1—Recommendation of the Board and Its Reasons for the Merger” on page 43.

Security Ownership of Our Directors and Executive Officers and Current Beneficial Owners

The following table sets forth the only persons known to us to be the beneficial owner, or deemed to be the beneficial owner, of more than 5% of the Company common shares (or Company common shares currently outstanding and Company common shares issuable at our option upon the redemption of noncontrolling common units of the Partnership as of May 10, 2013:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock (1)	Percent of Common Stock and Units (1)
(a)	(b)	(c)	(d)
Wells Fargo & Company (2) 420 Montgomery Street San Francisco, CA 94104	5,597,662	9.76%	9.74%

DW Investment Management, LP (3) 590 Madison Avenue, 9th Floor New York, NY 10022	4,625,267	8.07%	8.05%

HG Vora Capital Management, LLC (4) 870 Seventh Avenue Second Floor New York, NY 10019	4,521,500	7.89%	7.87%

Appaloosa Partners Inc. (5) c/o Appaloosa Management L.P. 51 John F. Kennedy Parkway Short Hills, NJ 07078	4,099,174	7.15%	7.13%
__________

(1)
Amounts and percentages in this table are based on 57,334,529 Company common shares and 135,526 noncontrolling common units of the Partnership (other than units held by the Company) outstanding as of May 10, 2013. Partnership units are redeemable for cash or, at our option, Company common shares on a one-for-one basis.

(2)
Information regarding Wells Fargo & Company (“WFC”) and Wells Fargo Bank, N.A. (“WFB”) is based solely on a Schedule 13G filed with the SEC on February 13, 2013. The Schedule 13G indicates that (i) WFC had sole voting and dispositive power with respect to 5,596,227 Company common shares and shared voting or dispositive power with respect to 1,435 Company common shares; and (ii) WFB had sole voting and dispositive power with respect to 5,594,220 Company common shares and shared voting or dispositive power with respect to 1,435 Company common shares. The Schedule 13G indicates that WFB is subsidiary of WFC and that aggregate beneficial ownership reported by WFC is on a consolidated basis and includes any beneficial ownership reported by a subsidiary. The business address of WFB is 101 North Phillips Avenue, Sioux Falls, SD 57104.

(3)
Information regarding DW Investment Management, LP (“DWIM”) and DW Investment Partners, LLC (“DWIP”) is based solely on a Schedule 13G filed with the SEC on February 14, 2013. The Schedule 13G indicates that DWIM and DWIP have shared voting and dispositive power with respect to 4,625,267 Company common shares and no sole voting or dispositive power. The Schedule 13G indicates that DWIM serves as the investment manager of the accounts of certain private funds and may direct the vote and dispose of the 4,625,267 Company common shares held by such funds. DWIP serves as the general partner of DWIM and may direct DWIM to direct the vote and disposition of the 4,625,267 Company common shares held by such funds. The business address of DWIP is 590 Madison Avenue, 9th Floor, New York, NY 10022.

(4)
Information regarding HG Vora Special Opportunities Master Fund, Ltd. (the “Fund”), HG Vora Capital Management, LLC (the “Investment Manager”) and Parag Vora is based solely on a Schedule 13G/A filed with the SEC on February 14, 2013. The Schedule 13G/A indicates that (i) the Fund directly owned and had shared voting and dispositive power with respect to 4,521,500 Company common shares and no sole voting or dispositive power; (ii) the Investment Manager may be deemed to have beneficially owned and had shared voting and dispositive power with respect to 4,521,500 Company common shares and no sole voting or dispositive power; and (iii) Mr. Vora may be deemed to have beneficially owned and had shared voting and dispositive power with respect to 4,521,500 Company common shares and no sole voting or dispositive power. The business address of the Fund is Queensgate House, South Church Street, Grand Cayman, KY1-1108, Cayman Islands. The business address of Mr. Vora is 870 Seventh Avenue, Second Floor, New York, NY 10019.

(5)
Information regarding Appaloosa Investment Limited Partnership I (“AILP”), Palomino Fund Ltd. (“Palomino”), Thoroughbred Fund L.P. (“TFLP”), Thoroughbred Master Ltd. (“TML”), Appaloosa Management L.P. (“AMLP”), Appaloosa Partners Inc. (“API”) and David A. Tepper is based solely on a Schedule 13G/A filed with the SEC on February 14, 2013. The Schedule 13G/A indicates that (i) AILP had shared voting and dispositive power with respect to 1,319,771 Company common shares and no sole voting or dispositive power; (ii) Palomino had shared voting and dispositive power with respect to 1,927,644 Company common shares and no sole voting or dispositive power; (iii) TFLP had shared voting and dispositive power with respect to 416,736 Company common shares and no sole voting or dispositive power; (iv) TML had shared voting and dispositive power with respect to 435,023 Company common shares and no sole voting or dispositive power; (v) AMLP had shared voting and dispositive power with respect to 4,099,174 Company common shares and no sole voting or dispositive power; (vi) API had shared voting and dispositive power with respect to 4,099,174 Company common shares and no sole voting or dispositive power; and (vii) Mr. Tepper had shared voting and dispositive power with respect to 4,099,174 Company common shares and no sole voting or dispositive power. The Schedule 13G/A indicates that Mr. Tepper is the sole stockholder and the President of API. API is the general partner of, and Mr. Tepper owns a majority of the limited partnership interest in, AMLP. AMLP is the general partner of AILP and TFLP, and acts as investment advisor to Palomino and TML.

The following table sets forth the beneficial ownership of the Company common shares (or Company common shares currently outstanding and Company common shares issuable at the Company’s option upon the redemption of noncontrolling common units of the Partnership of (1) our current directors, (2) our Chief Executive Officer, (3) our Chief Accounting Officer, (4) each of our other current executive officers, other than our Chief Executive Officer, as of May 10, 2013, and (5) our current directors and executive officers as a group, in each case as of May 10, 2013. In preparing this information, we relied solely upon information provided to us by our directors and current executive officers.

Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Common Stock (3)	Percent of Common Stock and Units (3)
(a)	(b)	(c)	(d)
David L. Weinstein (4)	931,217	1.61%	1.61%
Kelly E. Samuelson (5)	26,137	*	*
Peggy M. Moretti (6)	68,395	*	*
Christopher M. Norton (7)	—	*	*
Robert M. Deutschman (8)	—	*	*
Christine N. Garvey (9)	108,960	*	*
Michael J. Gillfillan (10)	97,500	*	*
Edward J. Ratinoff (8)	—	*	*
Joseph P. Sullivan (10)	97,500	*	*
George A. Vandeman (11)	73,500	*	*
Paul M. Watson (12)	113,500	*	*
Directors and Executive Officers as a group (11 persons) (13)	1,516,709	2.60%	2.59%
__________

*	Less than 1.0%.

(1)	The address for each listed beneficial owner is c/o MPG Office Trust, Inc., 355 South Grand Avenue, Suite 3300, Los Angeles, California 90071.

(2)
Unless otherwise indicated, each person is the direct owner of and has sole voting and dispositive power with respect to such Company common share. Amounts and percentages in this table are based on 57,334,529 Company common shares and 135,526 noncontrolling common units of the Partnership (other than units held by the Company) outstanding as of May 10, 2013. Partnership units are redeemable for cash or, at our option, Company common shares on a one-for-one basis.

(3)
The total number of shares outstanding used in calculating the percentages shown in columns (c) and (d) assumes that all Company common shares that each person has the right to acquire upon exercise of stock options within 60 days of May 10, 2013 are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other beneficial owner.

(4)
Includes (i) 428,717 Company common shares held directly and (ii) 502,500 Company common shares issuable upon exercise of stock options. Excludes 1,200,000 restricted stock units, of which 671,506 units will be vested within 60 days of May 10, 2013. Vested restricted stock units will not be distributed in Company common shares or, at our option, paid in cash until the earliest to occur of the last regularly scheduled vesting date (December 19, 2013 with respect to 600,000 restricted stock units and June 29, 2015 with respect to 600,000 restricted stock units), the date of the occurrence of a change in control or the date of Mr. Weinstein’s separation from service for any reason.

(5)
Includes (i) 15,927 Company common shares held directly, (ii) 2,043 shares of unvested restricted common stock, and (iii) 8,167 Company common shares issuable upon exercise of stock options. Excludes 40,529 restricted stock units, of which 26,349 units will be vested within 60 days of May 10, 2013. Vested restricted stock units will not be distributed in Company common shares or, at our option, paid in cash until the earliest to occur of the last regularly scheduled vesting date (December 9, 2013 with respect to 12,165 restricted stock units, December 19, 2013 with respect to 14,182 restricted stock units and June 29, 2015 with respect to 14,182 restricted stock units), the date of the occurrence of a change in control or the date of Ms. Samuelson’s separation from service for any reason.

(6)
Includes (i) 8,395 Company common shares held directly and (ii) 60,000 Company common shares issuable upon exercise of stock options. Excludes 208,640 restricted stock units, of which 174,597 units will be vested within 60 days of May 10, 2013. Vested restricted stock units will not be distributed in Company common shares or, at our option, paid in cash until the earliest to occur of the last regularly scheduled vesting date (October 2, 2013 with respect to 79,250  restricted stock units, December 9, 2013 with respect to 85,000 restricted stock units, December 19, 2013 with respect to 24,390 restricted stock units and June 29, 2015 with respect to 20,000 restricted stock units), the date of the occurrence of a change in control or the date of Ms. Moretti’s separation from service for any reason.

(7)
Excludes 108,780 restricted stock units, of which 58,436 units will be vested within 60 days of May 10, 2013. Vested restricted stock units will not be distributed in Company common shares or, at our option, paid in cash until the earliest to occur of the last regularly scheduled vesting date (December 19, 2013 with respect to 48,780 restricted stock units and June 29, 2015 with respect to 60,000 restricted stock units), the date of the occurrence of a change in control or the date of Mr. Norton’s separation from service for any reason.

(8)
Excludes 51,875 restricted stock units, of which 17,917 units will be vested within 60 days of May 10, 2013. Vested restricted stock units will not be distributed in Company common shares or, at our option, paid in cash until the earliest to occur of the date of the grantee’s death, the date of the occurrence of a change in control or the date of the grantee’s separation from service for any reason.

(9)
Includes (i) 4,460 Company common shares held indirectly, (ii) 2,000 Company common shares held directly and (iii) 102,500 Company common shares issuable upon exercise of stock options. Excludes 50,000 restricted stock units, of which 16,667 units will be vested within 60 days of May 10, 2013. Vested restricted stock units will not be distributed in Company common shares or, at our option, paid in cash until the earliest to occur of the date of Ms. Garvey’s death, the date of the occurrence of a change in control or the date of Ms. Garvey’s separation from service for any reason.

(10)
Includes 97,500 Company common shares issuable upon exercise of stock options. Excludes 50,000 restricted stock units, of which 16,667 units will be vested within 60 days of May 10, 2013. Vested restricted stock units will not be distributed in Company common shares or, at our option, paid in cash until the earliest to occur of the date of the grantee’s death, the date of the occurrence of a change in control or the date of the grantee’s separation from service for any reason.

(11)
Includes (i) 1,000 Company common shares held directly and (ii) 72,500 Company common shares issuable upon exercise of stock options. Excludes 50,000 restricted stock units, of which 16,667 units will be vested within 60 days of May 10, 2013. Vested restricted stock units will not be distributed in Company common shares or, at our option, paid in cash until the earliest to occur of the date of Mr. Vandeman’s death, the date of the occurrence of a change in control or the date of Mr. Vandeman’s separation from service for any reason.

(12)
Includes (i) 11,000 Company common shares held indirectly and (ii) 102,500 Company common shares issuable upon exercise of stock options. Excludes 50,000 restricted stock units, of which 16,667 units will be vested within 60 days of May 10, 2013. Vested restricted stock units will not be distributed in Company common shares or, at our option, paid in cash until the earliest to occur of the date of Mr. Watson’s death, the date of the occurrence of a change in control or the date of Mr. Watson’s separation from service for any reason.

(13)
Excludes 1,911,699 restricted stock units, of which 1,050,055 units will be vested within 60 days of May 10, 2013. Vested restricted stock units will not be distributed in Company common shares or, at our option, paid in cash until the earliest to occur of the anniversary of the date of grant (or in the case of members of the Board, their date of death), the date of the occurrence of a change in control or the date of the grantee’s separation from service for any reason.

Regulatory Approvals

The completion of the merger is not expected to require any consent, approval, authorization or permit of, or filing with or notification to, any United States federal, state, county or local or any foreign government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body, except for (i) applicable requirements, if any, of the Securities Act, the Exchange Act, state securities or “blue sky” laws and state takeover laws, (ii) the filing with the SEC of this proxy statement, as amended or supplemented from time to time, (iii) any filings required under the rules and regulations of the NYSE, and (iv) the filing of the articles of merger and Partnership articles of merger with the SDAT in accordance with the MGCL and the MRULPA, as applicable. The Company is working to evaluate and comply in all material respects with these requirements, as appropriate, and does not currently anticipate that they will hinder, delay or restrict completion of the merger.

It is possible that one or more of the regulatory approvals required to complete the merger will not be obtained on a timely basis or at all. Under the merger agreement, the Company and Brookfield DTLA have each agreed to use its commercially reasonable efforts to take, or cause to be taken, all reasonably appropriate action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws to consummate and make effective the merger and the other contemplated transactions, including, without limitation, using its commercially reasonable efforts to obtain all permits, consents, approvals, authorizations, waivers, exemptions, qualifications and orders as are necessary for the consummation of the merger and the other contemplated transactions and to fulfill the conditions to the closing.

Form S-4

Sub REIT will prepare and file with the SEC the Form S-4 relating to the issuance of Sub REIT preferred shares to the holders of Company preferred shares pursuant to the merger agreement. Thereafter, Sub REIT will use its commercially reasonable efforts to (a) have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing, (b) ensure that the Form S-4 complies in all material respects with the Exchange Act or Securities Act, and (c) keep the Form S-4 effective for so long as necessary to complete the contemplated transactions. The parties have agreed, among other things, to furnish to Sub REIT all necessary information and such other assistance as may be reasonably requested to prepare, file and distribute the Form S-4 and to cooperate to file any necessary amendments or supplements to the Form S-4.

In the absence of an SEC stop order that is then in effect, the effectiveness of the Form S-4 is not a condition to the relevant Brookfield parties’ obligations to consummate the merger or the other transactions contemplated by the merger agreement. However, if all the conditions to the obligations of the relevant Brookfield parties to consummate the mergers and the other transactions contemplated by the merger agreement have been satisfied (other than those required to be satisfied or waived at the closing of the merger) but either (i) the Form S-4 has not become effective or (ii) the SEC has issued a stop order suspending the effectiveness of the Form S-4 that remains in effect, then Brookfield DTLA will have the right, by written notice to the Company delivered one or more times, to delay the closing until the earliest to occur of (A) the date specified in the written notice by Brookfield DTLA, (B) one business day after the date of effectiveness of the Form S-4, (C) one business day after any stop order in respect of the Form S-4 has been lifted, reversed or otherwise terminated, and (D) September 25, 2013. If Brookfield

DTLA exercises this right, then (x) it will be deemed to have immediately and irrevocably waived all of the conditions to its obligations to close the merger and the other transactions contemplated by the merger agreement, other than the conditions relating to the following: (1) the absence of a legal restraint prohibiting the consummation of the merger and the other transactions contemplated by the merger agreement to the extent not related to a stop order suspending the effectiveness of the Form S-4, (2) performance by the Company and the Partnership of their agreements and covenants under the merger agreement, but only if the failure of such condition to be satisfied arises from an action by the Company or the Partnership that constitutes a willful and material breach of the merger agreement, and (3) the absence of a Material Adverse Effect (as defined below), and (y) after August 15, 2013, Brookfield DTLA will be deemed to have irrevocably waived all conditions to its obligations to close the merger and the other transactions contemplated by the merger agreement except for the condition related to the Company and Partnership performance of agreements and covenants under the merger agreement, but only if the failure of such condition to be satisfied arises from an action by the Company or the Partnership that constitutes a willful and material breach of the merger agreement.

Delisting and Deregistration

If the merger is completed, the Company common shares will be delisted from the NYSE and deregistered under the Exchange Act, and the Company will no longer file periodic reports with the SEC.

Litigation Relating to the Merger

After the announcement of the execution of the merger agreement, the Coyne Action and the Masih Action were filed in the Superior Court of the State of California in Los Angeles County and the Kim Action and Perkins Action were filed in the Circuit Court of the State of Maryland in Baltimore, naming the Company, the members of the Board, the Partnership, BPO, Sub REIT, REIT Merger Sub, Partnership Merger Sub and Brookfield DTLA Inc. as defendants. In each of these lawsuits, the plaintiffs allege, among other things, that the Company’s directors breached their fiduciary duties in connection with the proposed merger by failing to maximize the value of the Company and ignoring or failing to protect against conflicts of interest, and that the relevant Brookfield parties named as defendants aided and abetted those breaches of fiduciary duty. The Kim Action further alleges that the Partnership also aided and abetted the breaches of fiduciary duty by the Company’s directors. The plaintiffs in the four lawsuits seek an injunction against the proposed merger, rescission or rescissory damages in the event the merger has been consummated, an award of fees and costs, including attorneys’ and experts’ fees, and other relief.

THE MERGER AGREEMENT

This section of this proxy statement describes the material provisions of the merger agreement, which is attached as Annex A to this proxy statement, and the First Amendment, which is attached as Annex B, and are incorporated herein by reference. As a stockholder, you are not a third party beneficiary of the merger agreement and therefore you may not directly enforce any of its terms and conditions.

This summary may not contain all of the information about the merger agreement that is important to you. The Company urges you to read carefully the full text of the merger agreement because it is the legal document that governs the merger. The merger agreement is not intended to provide you with any factual information about the Company. In particular, the assertions embodied in the representations and warranties contained in the merger agreement (and summarized below) are qualified by information the Company filed with the SEC prior to the effective date of the merger agreement, as well as by certain disclosure letters each of the parties to the merger agreement delivered to the other in connection with the signing of the merger agreement, that modify, qualify and create exceptions to the representations and warranties set forth in the merger agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may apply contractual standards of materiality in a way that is different from what may be viewed as material by investors or that is different from standards of materiality generally applicable under the U.S. federal securities laws or may not be intended as statements of fact, but rather as a way of allocating risk among the parties to the merger agreement. The representations and warranties and other provisions of the merger agreement and the description of such provisions in this document should not be read alone but instead should be read in conjunction with the other information contained in the reports, statements and filings that the Company filed with the SEC and the other information in this proxy statements. See “Where You Can Find Additional Information” beginning on page 117.

The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this proxy statement not misleading.

Form, Effective Time and Closing of the Merger

The REIT Merger

The merger agreement provides for the merger of the Company with and into REIT Merger Sub, upon the terms and subject to the conditions set forth in the merger agreement. REIT Merger Sub will be the surviving corporation in the merger and will continue to do business following the merger. Brookfield DTLA has the option to restructure the merger such that the REIT Merger Sub will merge with and into the Company with the Company surviving the merger. The merger will become effective at such time as the articles of merger have been accepted for record by the SDAT or at a later date and time agreed to by the parties and specified in the articles of merger, but not to exceed five days after the articles of merger are accepted for record by the SDAT.

The merger agreement provides that the closing of the merger will take place upon the later of the first business day after June 27, 2013 on which the last of the conditions to closing of the merger (described under “The Merger Agreement—Conditions to Completion of the Merger”) have been satisfied or waived (other than the conditions that by their terms are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver of those conditions) and the second business day after the last of the conditions to closing of the merger (described under “The Merger Agreement—Conditions to Completion of the Merger”) have been satisfied or waived (other than the conditions that by their terms are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver of those conditions) and in each case subject to the foregoing , the closing of the merger shall take place at such time and on a date to be specified by the parties. Notwithstanding the foregoing, if the closing is scheduled to occur on the second day through last business day of any month, Brookfield DTLA has a one-time right to delay the closing until the earlier of one business day prior to August 15, 2013 and the last business day of such month. Additionally, Brookfield DTLA and the Company each may extend the closing to August 30, 2013 and September 16, 2013, respectively, under certain circumstances, as discussed under “The Merger Agreement—Termination” on page 100.

The Partnership Merger

The merger agreement also provides for the merger of Partnership Merger Sub with and into the Partnership, upon the terms and subject to the conditions set forth in the merger agreement. The Partnership will be the surviving partnership in the merger. At the election of Brookfield DTLA, immediately after the effective time of the merger and immediately prior to the effective time of the partnership merger, DTLA Fund Holding Co., a Maryland corporation, will purchase from the Partnership newly issued Limited Partner Common Units, as that term is defined in the merger agreement (such election to purchase, the “DTLA Fund Holding Co. Investment”).

After the effective time of the merger and, if Brookfield DTLA elects, the DTLA Fund Holding Co. Investment, Partnership Merger Sub and the Partnership will duly execute and file with the SDAT articles of merger. The partnership merger will become effective at such time as the partnership articles of merger have been accepted for record by the SDAT or at a later date and time agreed to by the parties and specified in the articles of merger, but not to exceed five days after the articles of merger are accepted for record by the SDAT.

Organizational Documents of the Surviving Corporation and the Surviving Partnership

Upon completion of the merger, the charter and bylaws of the surviving corporation will be in the forms attached as exhibits to the merger agreement, subject to any modifications reasonably approved by the Company.

The certificate of limited partnership of the Partnership, as in effect immediately prior to the partnership merger effective time, will be the certificate of limited partnership of the surviving partnership. The limited partnership agreement of the Partnership, as in effect immediately prior to the Partnership merger effective time, will be the limited partnership agreement of the surviving partnership (subject to any amendments made or requested by Brookfield DTLA substantially contemporaneously with the closing in order to effectuate certain provisions of the merger agreement) (the “surviving partnership agreement”) until thereafter amended or further amended as provided therein or by law.

Directors and Officers of the Surviving Corporation

At the effective time of the merger, the board of directors of REIT Merger Sub immediately prior to the effective time and, if all of the Company preferred shares are not purchased in the tender offer, the two directors of the Company who were elected by the holders of the Company preferred shares, will be the directors of the surviving corporation. The officers of REIT Merger Sub immediately prior to effective time will be the initial officers of the surviving corporation.

The surviving corporation will be the general partner of the surviving partnership following the partnership merger effective time.

Merger Consideration; Effects of the Merger and the Partnership Merger

Merger Consideration

At the effective time of the merger and by virtue of the merger, each Company common share issued and outstanding immediately prior to the effective time will be converted into, and canceled in exchange for, a right to receive an amount in cash to be paid by Brookfield DTLA equal to $3.15, which is referred to herein as the merger consideration, without interest and less any required withholding tax.

7.625% Series A Cumulative Redeemable Preferred Stock. Each Company preferred share issued and outstanding immediately prior to the effective time of the merger will automatically, and without a vote by Company preferred stockholders, be converted into, and canceled in exchange for, one share of 7.625% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, of Sub REIT with the rights, terms and conditions set forth in the Sub REIT charter and bylaws; unless more than 66.6% of the Company preferred shares are purchased in the tender offer, in which case Brookfield DTLA will have the right, but not the obligation, to cause all remaining Company preferred shares not tendered in the tender offer to be converted into a price per share equal to the tender offer price, in cash, without interest and less any required withholding tax, as long as such conversion complies in all respects with applicable law and the Company’s charter. Pursuant to the First Amendment, Brookfield DTLA has irrevocably waived its right to cash out non-tendered Company preferred shares as described above. Accordingly, all Company preferred shares that are not validly tendered and accepted for payment in the tender offer will be converted into Sub REIT preferred shares. The Sub REIT preferred shares will be issued by Sub REIT, an entity affiliated with BPO. However, BPO will not be an obligor of, and will not be required to provide credit support for, the Sub REIT preferred shares.

Stock Options. Immediately prior to the effective time, each outstanding Stock Option, whether or not then exercisable, will be canceled in exchange for the right to receive a single lump sum cash payment equal to the product of (i) the number of Company common shares subject to such Stock Option immediately prior to the effective time, and (ii) the excess, if any, of the merger consideration over the exercise price per share of such Stock Option (the “Option Merger Consideration”), without interest and less any required withholding tax. If the exercise price per share of any such Stock Option is equal to or greater than the merger consideration, such Stock Option will be canceled without any cash payment being made in respect thereof. For more information as it relates to the Company’s executive officers and directors who hold Stock Options, please see “The Merger—Proposal 1—Interests of Our Directors and Executive Officers in the Merger—Stock Options” on page 68.

Restricted Stock. Immediately prior to the effective time, each outstanding share of Restricted Stock will cease to be subject to any forfeiture or vesting conditions and each such share will be automatically converted into , and canceled in exchange for the right to receive the merger consideration, without interest (the “Restricted Stock Merger Consideration”) in accordance with the terms and conditions of the conversion and cancellation of the Company common shares. For more information as it relates to the Company’s executive officers who hold Restricted Stock, please see “The Merger—Proposal 1—Interests of Our Directors and Executive Officers in the Merger—Restricted Stock” on page 69.

Restricted Stock Units. Immediately prior to the effective time, each outstanding RSU will be canceled in exchange for the right to receive a single lump sum cash payment equal to the product of (i) the number of Company common shares subject to such RSU immediately prior to the effective time, whether or not vested, and (ii) the merger consideration (the “RSU Merger Consideration”), without interest and less any required withholding tax. For more information as it relates to the Company’s executive officers and directors who hold RSUs, please see “The Merger—Proposal 1—Interests of Our Directors and Executive Officers in the Merger—Restricted Stock Units” on page 69.

Partnership Merger Consideration. As a result of the partnership merger, each outstanding limited partner common unit in the Partnership, other than such units held by the Company or any subsidiary or acquired by DTLA Fund Holding Co., will be converted into, and canceled in exchange for, the right to receive an amount in cash equal to the merger consideration, which is referred to herein as the partnership merger consideration, without interest and less any required withholding tax. Each outstanding limited partner common unit in the Partnership held by any Company subsidiary and each general partner common unit in the Partnership will be converted into, and canceled in exchange for, one Series B partnership general partner unit, with the rights, terms and conditions set forth in the surviving partnership agreement. The Series B partnership general partner units will rank junior to the Partnership’s 7.625% Series A Cumulative Redeemable Partnership Units. Each limited partner common unit in the Partnership acquired by DTLA Fund Holding Co. or via partnership redemptions will remain outstanding as one limited partner common unit of the surviving partnership. Each general partner preferred unit will remain outstanding as one general partner preferred unit of the surviving partnership. All partnership interest in Partnership Merger Sub will automatically be canceled, retired and cease to exist.

Procedures for Exchange of Company Common Shares, Preferred Shares and Unit Certificates

The exchange of Company common shares into the right to receive the merger consideration will occur automatically at the effective time of the merger. In accordance with the merger agreement, Brookfield DTLA will appoint a paying agent reasonably satisfactory to the Company to handle the payment and delivery of the merger consideration. On or before the effective time of the merger, Brookfield DTLA will deposit with the paying agent the merger consideration and partnership merger consideration. As promptly as practicable after the effective time, but in any event within five business days thereafter, the surviving corporation will cause the paying agent to send to each record holder of Company common shares immediately prior to the effective time, a letter of transmittal and instructions explaining how to surrender Company common shares to the paying agent in exchange for merger consideration. As promptly as practicable after the effective time, but in any event within five business days thereafter, Sub REIT will cause the paying agent to send to each record holder of Company preferred shares immediately prior to the effective time, a letter of transmittal and instructions explaining how to surrender Company preferred shares to the paying agent in exchange for Sub REIT preferred shares. As promptly as practicable after the partnership effective time, but in any event within five business days thereafter, the surviving corporation will cause the paying agent to send to each record holder of Limited Partner Common Units immediately prior to the effective time, a letter of transmittal and instructions explaining how to surrender Limited Partner Common Units to the paying agent in exchange for partnership merger consideration.

Upon adherence to the applicable procedures set forth in the letter transmittal or surrender of a certificate for cancellation, as the case may be, the holder of such Company common share or certificate will receive the merger consideration due to such stockholder, without interest and less any required withholding tax. At the effective time of the merger, each certificate that previously represented Company common shares will only represent the right to receive the merger consideration into which those Company common shares have been converted. At the effective time of the partnership merger, each certificate that previously represented a Limited Partner Common Unit in the Partnership will only represent the right to receive the partnership merger consideration into which those Limited Partner Common Units in the Partnership have been converted.

Payment of Option Merger Consideration, Restricted Stock Merger Consideration and RSU Merger Consideration

Prior to the effective time, the Company will deliver to Brookfield DTLA a schedule setting forth the amount of the Option Merger Consideration to be paid to the holders of Stock Options, the Restricted Stock Merger Consideration to be paid to the holders of Restricted Stock and the RSU Merger Consideration to be paid to the holders of RSUs. On or before the effective time, Brookfield DTLA will deposit with the Company the Option Merger Consideration, the Restricted Stock Merger Consideration, and the RSU Merger Consideration to be paid to the holders of such Stock Options, Restricted Stock and RSUs, as the case may be. The Company will thereafter pay, without interest and less any required withholding tax, the Option Merger Consideration, the Restricted Stock Merger Consideration and the RSU Merger Consideration to the holders of such Stock Options, Restricted Stock and RSUs, as the case may be, reasonably promptly (but in no event more than five business days) following the closing. At the effective time of the merger, holders of Stock Options, Restricted Stock and RSUs will have no further rights with respect to any such award, other than the right to receive the Option Merger Consideration, the Restricted Stock Merger Consideration or the RSU Merger Consideration, as applicable, due to such holder.

Available Funds

Brookfield DTLA has represented in the merger agreement that it currently has, or has access to, and will have, on the closing date, cash sufficient to pay the merger consideration, partnership merger consideration and Option Merger Consideration, respectively, and to satisfy the obligations of the relevant Brookfield parties set forth in the merger agreement including all transactions contemplated by the merger agreement and all related expenses to be paid by Brookfield DTLA or REIT Merger Sub.

Concurrently with the execution of the merger agreement, BPO has agreed to deliver to the Company a guarantee, attached hereto as Annex C, in favor of the Company with respect to payment and monetary obligations of the relevant Brookfield parties under the merger agreement.

Withholding

All payments under the merger agreement are subject to required withholding requirements.

Dissenters’ Rights

No dissenters’ or appraisal rights, or rights of objecting common or preferred stockholders under Section 3-202 of the MGCL, will be available with respect to the merger or the other transactions contemplated by the merger agreement.

Representations and Warranties

The merger agreement contains a number of customary representations and warranties made by the MPG parties, on the one hand, and certain of the Brookfield parties, on the other hand. The representations and warranties were made by the parties as of the date of the merger agreement and do not survive the effective time of the merger. Certain of these representations and warranties are subject to specified exceptions and qualifications contained in the merger agreement and qualified by information each of BPO and the Company filed with or furnished to the SEC on or after January 1, 2010 and prior to April 12, 2013 and in the disclosure schedules delivered in connection with the merger agreement.

Representations and Warranties of the MPG Parties

The MPG parties made representations and warranties in the merger agreement relating to, among other things:

•	due incorporation/formation/organization, valid existence, good standing and qualification of the Company, the Partnership and all subsidiaries of the Company;

•	absence of certain Company subsidiary securities;

•	due authorization and valid issuance of equity securities of the Company’s subsidiaries;

•	capitalization;

•	authority to enter into the merger agreement;

•	due authorization, execution and delivery of the merger agreement;

•	absence of certain organizational, regulatory and contractual conflicts;

•	consents and approvals required for the merger agreement and the surviving partnership agreement;

•	possession of necessary permits and compliance with permits and the law;

•	SEC filings, financial statements and internal controls under the Sarbanes-Oxley Act;

•	absence of a Material Adverse Effect (as defined below) and conduct of business in the ordinary course since December 31, 2012;

•	absence of undisclosed liabilities;

•	absence of material litigation that would prevent or materially delay the consummation of the contemplated transactions or have a Material Adverse Effect;

•	employee benefit plans and compensation arrangements;

•	labor and other employment matters;

•	accuracy of disclosure documents to be sent to common stockholders in connection with the mergers and the contemplated transactions;

•	real property (owned and leased);

•	intellectual property;

•	tax matters;

•	environmental matters;

•	material contracts;

•	investment banking and broker fees paid to financial advisors;

•	receipt of opinions from financial advisors;

•	insurance;

•	related party transactions;

•	inapplicability of state takeover statutes;

•	absence of need to register under the Investment Company Act of 1940; and

•	billing arrangements.

Representations and Warranties of Certain of the Brookfield Parties

Certain of the Brookfield parties, jointly and severally, made representations and warranties in the merger agreement relating to, among other things:

•	due incorporation/formation, valid existence and good standing;

•	authority to enter into the merger agreement;

•	due authorization, execution and delivery of the merger agreement;

•	absence of certain organizational, regulatory and contractual conflicts;

•	consents and approvals required for the merger agreement and the surviving partnership agreement;

•	absence of material litigation against certain of the Brookfield parties that would prevent or delay consummation of the mergers or other contemplated transactions;

•	investment banking and broker fees paid to financial advisors;

•	availability of funds to pay the required consideration for the merger;

•	ownership of Sub REIT, REIT Merger Sub and Partnership Merger Sub;

•	absence of ownership of Company or Partnership securities;

•	accuracy of disclosure documents supplied to the Company for inclusion in the proxy statement or other filings;

•	absence of entry into any contract with certain members of the Company or its affiliates; and

•	due execution, validity and enforceability of the guarantee made by BPO in favor of the Company.

Definition of Material Adverse Effect

Many of the representations of the Company in the merger agreement are qualified by a “Material Adverse Effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect). For the purposes of the merger agreement, “Material Adverse Effect” means (x) any casualty loss (as defined in the merger agreement) or (y) other event, circumstance, change or effect that is materially adverse to the financial condition, assets, properties or results of operations of the Company and its subsidiaries, taken as a whole. However, for purposes of clause (y) above, any event, circumstance, change or effect will not be considered a Material Adverse Effect to the extent arising out of or attributable to:

•
any decrease in the market price of Company common shares (but not any event, circumstance, change or effect underlying such decrease to the extent that such event, circumstance, change or effect would otherwise constitute a Material Adverse Effect or be taken into account in determining whether a Material Adverse Effect has occurred or is reasonably likely to occur);

•	any events, circumstances, changes or effects that affect the real estate ownership and leasing business generally;

•	any changes in the United States or global economy or capital, financial, banking or securities markets generally, including changes in interest or exchange rates;

•	national or international political or social conflicts, including the commencement or escalation of a war or hostilities or the occurrence of acts of terrorism or sabotage;

•	any changes in the general economic, labor, legal, regulatory or political conditions in the geographic regions in which the Company or its subsidiaries operate;

•
any events, circumstances, changes or effects arising from the consummation or anticipation of the transactions contemplated by the merger agreement or the announcement of the execution of the merger agreement;

•	any events, circumstances, changes or effects arising from the compliance with the terms of, or the taking of any action required by, the merger agreement;

•	fires, earthquakes, terrorism, flooding, hurricanes, other natural disasters, acts of God or other casualty;

•	changes in law or Generally Accepted Accounting Principles (“GAAP”) after the date of the merger agreement;

•	any change in the tenant occupancy of Company properties;

•	damage or destruction of any Company property caused by casualty, whether or not covered by insurance;

•	the bankruptcy or insolvency of any tenant or tenants of any Company property or the default by any tenant or tenants under the terms of any Company lease;

•
any failure by the Company to meet internal or analysts’ projections for any period ending (or for which revenues, earnings or other financial data are released) on or after the date of the merger agreement (but not any event, circumstance, change or effect underlying such failure to the extent that such event, circumstance, change or effect would otherwise constitute a Material Adverse Effect or be taken into account in determining whether a Material Adverse Effect has occurred or is reasonably likely to occur);

•
any impairment or other similar write down in the value of any Company property (but not any event, circumstance, change or effect underlying such impairment or other similar write down to the extent that such event, circumstance, change or effect would otherwise constitute a Material Adverse Effect or be taken into account in determining whether a Material Adverse Effect has occurred or is reasonably likely to occur);

•	the issuance of a qualified, modified or “going-concern” opinion in respect of the Company and/or its subsidiaries by the Company’s independent auditors;

•	any change in the trading price of the Company preferred shares, or failure to declare or pay dividends on the Company preferred shares; or

•	certain other environmental conditions.

Conditions to Completion of the Merger

Mutual Closing Conditions

The obligation of each of the relevant Brookfield parties and the MPG parties to complete the merger is subject to the satisfaction or waiver, at or prior to the effective time of the merger, of the following conditions:

•	Approval of the merger and the other transactions contemplated by the merger agreement by the Company’s common stockholders; and

•
the absence of any law, order, stipulation, or other legal restraint of any court of competent jurisdiction or governmental authority prohibiting the merger and the other transactions contemplated by the merger agreement.

Additional Closing Conditions for the Benefit of Certain of the Brookfield Parties

The obligation of the relevant Brookfield parties under the merger agreement to complete the merger is subject to the satisfaction or waiver, at or prior to the effective time of the merger, of the following conditions:

•
the accuracy in all material respects as of the date of the merger agreement and as of the effective time of the merger (but, in the case of representations and warranties that by their terms address matters only as of another specified date, then only as of that specified date) of certain representations and warranties made in the merger agreement by the MPG parties regarding their organization and valid existence, good standing, certain capitalization matters, authority relative to the merger agreement, the opinions of the Company’s financial advisors, brokers, state takeover statutes and registration under the Investment Company Act of 1940;

•
the accuracy as of the date of the merger agreement and as of the effective time of the merger (but, in the case of representations and warranties that by their terms address matters only as of another specified date, then only as of that specified date) of certain representations and warranties made in the merger agreement by the MPG parties regarding ownership and security interests in the Company’s subsidiaries and certain capitalization matters, except for any such inaccuracies that would not reasonably be expected to result in additional cost, expense or liability to the Company, Brookfield DTLA and their affiliates, in the aggregate, of more than $500,000;

•
the accuracy of all other representations and warranties made in the merger agreement by the MPG parties (disregarding any materiality or Material Adverse Effect qualifications contained in such representations and warranties) as of the date of the merger agreement and as of the effective time of the merger (but, in the case of representations and warranties that by their terms address matters only as of another specified date, then only as of that specified date) except for any such inaccuracies that do not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

•
the MPG parties must have performed and complied in all material respects with all agreements and covenants required to be performed or complied with by it at or prior to the effective time of the merger, except for certain tax matters;

•
since the date of the merger agreement, no event, circumstance, change or effect has occurred that, individually or in the aggregate, has resulted in, or would reasonably be expected to result in, a Material Adverse Effect;

•
receipt by Brookfield DTLA of an officer’s certificate dated as of the closing date and signed by the chief executive officer or any executive vice president of the Company, certifying that the closing conditions described in the five preceding bullets have been satisfied;

•
receipt by Brookfield DTLA of an opinion dated as of the closing date from L&W regarding the Company’s qualification and taxation as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”); and

•	certain debt consents (described under the “Debt Consents” subsection in “The Merger Agreement—Covenants” on page 96) have been obtained.

If Brookfield DTLA exercises its right to delay the closing because the Form S-4 has not become effective or the SEC has issued a stop order that is in effect, Brookfield DTLA will be deemed to have waived certain of the conditions to its obligations to close. See the “Form S-4” subsection under “The Merger—Proposal 1—Regulatory Approvals” on page 80.

Additional Closing Conditions for the Benefit of the Company

The obligation of the MPG parties to complete the merger is subject to the satisfaction or waiver, at or prior to the effective time of the merger, of the following conditions:

•
the accuracy of all representations and warranties in the merger agreement by the relevant Brookfield parties (disregarding any materiality or Material Adverse Effect qualifications contained in such representations and warranties) as of the date of the merger agreement and as of the effective time of the merger (but, in the case of representations and warranties that by their terms address matters only as of another specified date, then only as of that specified date) except for any such inaccuracies that would not prevent or materially delay consummation of the merger or the other transactions contemplated by the merger agreement;

•
certain of the Brookfield parties must have performed and complied in all material respects with all agreements and covenants required to be performed or complied with by it at or prior to the effective time of the merger, except certain tax matters;

•
receipt by the Company of an officer’s certificate dated as of the closing date and signed by the president, any vice president or any executive officer of Brookfield DTLA, certifying that the closing conditions described in the two preceding bullets have been satisfied;

•	due execution and delivery of a surviving partnership agreement by the relevant Brookfield parties; and

•	the closing payments required by the merger agreement.

Covenants

Affirmative Covenants

The merger agreement contains various affirmative covenants which provide that during the period between the signing of the merger agreement and the effective time of the merger agreement (the “interim period”), unless Brookfield DTLA consents in writing (which consent will not be unreasonably withheld or delayed), the Company and its subsidiaries will conduct the Company’s business in all material respects in the ordinary course and in a manner consistent with past practice, and will use commercially reasonable efforts to do the following, subject to certain exceptions:

•	keep available the services of present officers and key employees;

•	maintain assets and properties in current condition; and

•	maintain REIT status.

Negative Covenants

The merger agreement also contains numerous negative covenants that provide that during the interim period the Company and its subsidiaries will not take certain actions without the prior written consent of Brookfield DTLA (which consent in certain instances, will not be unreasonably withheld or delayed). These negative covenants include restrictions on the ability of the Company and its subsidiaries to, among other things:

•	amend their respective organizational or governance documents;

•	engage in certain transactions related to shares of capital stock of any class or any other securities or equity equivalents, except that the Company may:

◦	issue Company common shares under Company stock rights outstanding on the date of the merger agreement or granted during the interim period under the existing terms of certain incentive plans;

◦
grant Company stock rights or other equity-based awards under certain incentive plans to any director of the Company at an annual meeting of the stockholders or in connection with a director’s initial appointment or election to the Board;

◦	issue Company common shares in exchange for Partnership common units pursuant to the existing terms of the limited partnership agreement of the Partnership; or

◦	pledge equity interests in special purpose entities in connection with any financing or refinancing permitted pursuant to the merger agreement;

•	repurchase, redeem, tender for or otherwise acquire any securities or equity equivalents;

•	split, combine, subdivide or reclassify any shares of capital stock or partnership interests;

•	declare, set aside or pay dividends or other distributions;

•
acquire interests in entities or any assets or property, other than certain acquisitions of personal property in the ordinary course of business, acquisitions of certain assets under any Company lease in accordance with customary practice and acquisitions below a certain monetary threshold;

•
incur, create, assume, refinance or prepay any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person (other than a wholly-owned subsidiary) for indebtedness for borrowed money (subject to important exceptions, as discussed below);

•	make loans, advances or capital contributions to, or investments in, any other person;

•	make any change in existing borrowing or lending arrangements for or on behalf of any other person;

•	enter into any “keep well” or similar agreement to maintain the financial condition of another person, except to the extent required by existing contracts;

•	increase the compensation or benefits of directors, officers, employees or consultants, subject to significant exceptions;

•	make bonus payments, subject to certain exceptions;

•	grant or amend any rights to severance, change of control, retention or termination pay to, or enter into any employment or severance agreement with, any director, officer, consultant or employee;

•	establish, adopt, enter into or amend any collective bargaining or labor union agreement, profit sharing, thrift, pension, retirement, deferred compensation, retention or severance plan;

•	amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any plan;

•	hire new employees, other than to hire a replacement for an employee whose employment has terminated or with respect to vacant positions;

•	make payments to lenders or special servicers or pre-pay any indebtedness, subject to significant exceptions;

•	change accounting principles or practices, except as required by GAAP or a change in law, or pursuant to written instructions, comments or orders from the SEC;

•	terminate, modify, waive or amend provisions of the Company’s ground leases;

•
authorize, or enter into any commitment for, any new capital expenditure relating to the operating properties, except emergency repairs, expenditures required by law or contractual obligations, expenditures below a specified threshold that are incurred in the ordinary course or to preserve human health and safety, and certain other exceptions;

•	authorize, enter into, renew, modify, materially amend or terminate, or waive any right or give consent under, any material contract;

•	enter into new material lines of business;

•	amend or modify any engagement letter with financial advisors or engage additional financial advisors in connection with the transactions contemplated by the merger agreement;

•	enter into an agreement that would restrict the MPG parties or certain of the Brookfield parties from engaging in a material line of business;

•	waive, release, assign, settle or compromise claims, actions, suits, proceedings, arbitrations, mediations or other investigations;

•	take certain actions related to tax elections, returns, settlements and agreements;

•
take or fail to take any action that could reasonably be expected to cause the Company to fail to qualify as a REIT or any subsidiary to cease to be treated as (1) a partnership or disregarded entity for U.S. federal income tax purposes, or (2) a qualified REIT subsidiary or taxable REIT subsidiary;

•
enter into, amend or modify any existing tax protection agreement or take any action that could reasonably be expected to violate any existing tax protection agreement, except in connection with a potential disposition of Plaza Las Fuentes;

•	sell or dispose Company properties, except for Plaza Las Fuentes, or any other assets of the Company in excess of certain monetary limits;

•	initiate or consent to zoning, permit, development or site plan alterations;

•	enter into joint ventures or partnerships;

•	permit existing insurance policies to be canceled or terminated without replacement;

•	take any action that would reasonably be expected to cause a termination of the Partnership for tax or state law purposes;

•	enter into, renew or materially amend any material lease;

•	adopt a plan or resolutions for liquidation or dissolution;

•	call, give notice of, convene or hold the annual meeting of stockholders until after September 16, 2013; or

•	authorize or enter into any contract or otherwise make any commitment to do any of the foregoing.
Notwithstanding certain of the negative covenants, the Company may, among other things:

•	extend, replace or refinance the indebtedness encumbering US Bank Tower subject to certain limitations;

•	prepay US Bank Tower indebtedness up to a certain amount in order to obtain an extension on the indebtedness subject to certain limitations;

•	sell US Bank Tower and/or repay or prepay US Bank Tower indebtedness in connection with such a sale, subject to certain limitations;

•	take necessary action to remove any impediment to closing a sale of US Bank Tower, subject to certain limitations;

•	sell Plaza Las Fuentes and/or repay or prepay Plaza Las Fuentes indebtedness in connection with such a sale, subject to certain limitations;

•	extend the indebtedness encumbering KPMG Tower subject to certain limitations; or

•
take any action at any time that in the reasonable judgment of the Board, and upon notice to and consultation with Brookfield DTLA, is reasonably necessary for the Company to maintain its qualification as a REIT, other than declare, set aside, or pay dividends or other distributions.

Other Covenants Between the Parties

Access to Information. The merger agreement requires that the MPG parties provide Brookfield DTLA with reasonable access to information prior to the closing of the merger. Subject to certain exceptions, all information provided to Brookfield DTLA will be kept confidential in accordance with the confidentiality agreement between Brookfield DTLA and the Company.

Contact with 3rd Parties. Subject to certain exceptions, Brookfield DTLA will not contact any of the landlords, tenants, licensees or franchisees or ground lessors of the Company or any Company subsidiary with respect to the Company, any Company property or the transactions contemplated by the merger agreement.

Effort to Effectuate the Transactions. Subject to certain exceptions, all parties will use their commercially reasonable efforts to do all things reasonably necessary to consummate and make effective the merger and the other transactions contemplated by the merger agreement.

Debt Consents. Each of the parties agrees to use commercially reasonable efforts to obtain the required debt consents and will coordinate and reasonably cooperate in soliciting and obtaining such consents. Each of Brookfield DTLA and the Company agrees:

•	to keep the other party informed of material communications with lenders;

•	to give the other party at least two calendar days to review and comment on all debt consent materials;

•	not to engage or participate in material meetings or discussions with any lender without providing the other party reasonable opportunity to participate;

•	to participate in meetings with any lender or rating agency and assist in obtaining required ratings upon request;

•	in the case of the Company, to assist Brookfield DTLA in establishing or maintaining accounts and blocked account agreements and lock box arrangements;

•	to assist the other in obtaining waivers, consents, estoppels and approvals to material leases, encumbrances and contracts from other parties;

•	to execute and deliver certificates, legal opinions or other instruments relating to guarantees or the pledge of collateral;

•	to take corporate actions to permit the consummation of debt consents on the closing date;

•
that neither party will be required to execute any document or make any statements, certifications, or analyses for the benefit of the other party, other than those that become effective immediately after the closing;

•	that the Company will not be required to pay any commitment fee or expense, or incur any other material obligation or liability, in connection with obtaining debt consents; and

•
that the Company will not without the prior written consent of Brookfield DTLA (except for the extension of US Bank Tower indebtedness, KPMG Tower indebtedness, entry into certain material contracts, and sale of Plaza Las Fuentes and US Bank Tower, as provided in the merger agreement):

◦	prepay any portion of any indebtedness or establish any reserves in connection with obtaining the debt consents; or

◦
agree to amend, modify, supplement or waive the terms and conditions of the outstanding indebtedness in any material respect, provided that Brookfield DTLA will not unreasonably withhold its consent unless the cumulative effect of such changes would be reasonably likely to materially and adversely affect its economic benefit derived from the Company property.

Proxy Statement. The Company agreed to prepare and cause to be filed with the SEC a preliminary proxy statement as promptly as reasonably practicable following the date of the merger agreement. The Company and Brookfield DTLA also agreed to use commercially reasonable efforts to respond promptly to any comments of and requests by the SEC and to cause the proxy statement to be mailed to holders of Company common shares entitled to vote at the special meeting of Company stockholders for the purpose of seeking approval for the merger and the other transactions contemplated by the merger agreement as soon as reasonably practicable. Except as otherwise discussed in this proxy statement under the section “The Merger Agreement—Solicitation of Other Offers, Recommendation Withdrawal; Termination in Connection with a Superior Proposal” on page 99, the proxy statement must include the recommendation of the Board that the holders of Company common shares vote in favor of the merger.

Form S-4

Sub REIT will prepare and file with the SEC the Form S-4 relating to the issuance of Sub REIT preferred shares to the holders of Company preferred shares pursuant to the merger agreement. Thereafter, Sub REIT will use its commercially reasonable efforts to (a) have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing, (b) ensure that the Form S-4 complies in all material respects with the Exchange Act or Securities Act, and (c) keep the Form S-4 effective for so long as necessary to complete the contemplated transactions. The parties have agreed, among other things, to furnish to Sub REIT all necessary information and such other assistance as may be reasonably requested to prepare, file and distribute the Form S-4 and to cooperate to file any necessary amendments or supplements to the Form S-4.

In the absence of an SEC stop order that is then in effect, the effectiveness of the Form S-4 is not a condition to the relevant Brookfield parties’ obligations to consummate the merger or the other transactions contemplated by the merger agreement. However, if all the conditions to the obligations of the relevant Brookfield parties to consummate the mergers and the other transactions contemplated by the merger agreement have been satisfied (other than those required to be satisfied or waived at the closing of the merger) but either (i) the Form S-4 has not become effective or (ii) the SEC has issued a stop order suspending the effectiveness of the Form S-4 that remains in effect, then Brookfield DTLA will have the right, by written notice to the Company delivered one or more times, to delay the closing until the earliest to occur of (A) the date specified in the written notice by Brookfield DTLA, (B) one business day after the date of effectiveness of the Form S-4, (C) one business day after any stop order in respect of the Form S-4 has been lifted, reversed or otherwise terminated, and (D) September 25, 2013. If Brookfield DTLA exercises this right, then (x) it will be deemed to have immediately and irrevocably waived all of the conditions to its obligations to close the merger and the other transactions contemplated by the merger agreement, other than the conditions relating to the following: (1) the absence of a legal restraint prohibiting the consummation of the merger and the other transactions contemplated by the merger agreement to the extent not related to a stop order suspending the effectiveness of the Form S-4, (2) performance by the Company and the Partnership of their agreements and covenants under the merger agreement, but only if the failure of such condition to be satisfied arises from an action by the Company or the Partnership that constitutes a willful and material breach of the merger agreement, and (3) the absence of a Material Adverse Effect (as defined below); and (y) after August 15, 2013, Brookfield DTLA will be deemed to have irrevocably waived all conditions to its obligations to close the merger and the other transactions contemplated by the merger agreement except for the condition related to the Company and Partnership performance of agreements and covenants under the merger agreement, but only if the failure of such condition to be satisfied arises from an action by the Company or the Partnership that constitutes a willful and material breach of the merger agreement.

Solicitation of Other Offers; Recommendation Withdrawal; Termination in Connection with a Superior Proposal

The merger agreement provides that the MPG parties may not engage in certain actions with regard to any acquisition proposal (as defined below). Subject to certain exceptions, and among other prohibitions, the MPG parties may not:

•
directly or indirectly solicit, initiate, or knowingly encourage or knowingly facilitate the making, submission or announcement of any acquisition proposal, or any proposal or offer that would reasonably be expected to lead to an acquisition proposal;

•	provide third parties with access to the MPG parties’ properties, material contracts, personnel, books or records or non-public or confidential information in connection with an acquisition proposal;

•	take certain actions related to standstill, confidentiality or similar agreements; or

•	participate, engage in any negotiations or discussions, or enter into any letter of intent, contract or agreement in principle with respect to an acquisition proposal.

However, if a third party submits a bona fide unsolicited acquisition proposal after the date of the merger agreement and before the Company common stockholders approve the merger that the Board (or duly authorized committee thereof) determines in good faith is or could reasonably be expected to lead to a superior proposal (as defined below), and with respect to which the Company provides notice to Brookfield DTLA, the Company may provide such party with access to the Company’s properties, material contracts, personnel, books and records and other non-public or confidential information and participate in discussions or negotiations with such third party, subject to certain conditions. If such acquisition proposal was not improperly solicited and the Board (or duly authorized committee thereof) determines in good faith that the failure to take such action would be inconsistent with the duties of the Board under applicable law, then the Board may grant a limited waiver, amendment or release under any standstill or confidentiality agreement for the sole purpose of allowing the third party to make such a private and confidential unsolicited acquisition proposal.

Under the merger agreement, the Board generally cannot withhold, withdraw, qualify or modify (or publicly propose to do the same) its recommendation that the holders of Company common shares approve the merger in a manner adverse to Brookfield DTLA or approve, adopt or recommend (or publicly propose to do the same) any acquisition proposal (any such action, an “adverse recommendation change”); provided, however, at any point prior to receipt of the approval of Company common stockholders for the merger, the Board may make an adverse recommendation change and/or terminate the merger agreement if an alternative acquisition proposal received in compliance with the procedures noted above (i) is made after the date of the merger agreement and not withdrawn, (ii) the Board determines in good faith that the acquisition proposal constitutes a superior proposal and that a failure to take such action would be inconsistent with the duties of the Board under applicable law, and (iii) (a) the Company provides Brookfield DTLA three business days prior written notice, (b) the Company negotiates in good faith with Brookfield DTLA during such three-day period to make revisions to the merger agreement that would permit the Board not to effect an adverse recommendation change or terminate the merger agreement, and (c) the Board determines that the acquisition proposal continues to be a superior proposal compared to the merger agreement, as-revised by any changes irrevocably committed to by Brookfield DTLA.

“Acquisition proposal” means any bona fide offer or proposal, other than the merger and Partnership merger and the other transactions contemplated by the merger agreement, concerning any transaction or series of related transactions involving any (i) merger, consolidation, business combination, or similar transaction involving the Company or the Partnership, (ii) sale, lease or other disposition (including through joint ventures or similar arrangements), directly or indirectly, of assets of the Company or any subsidiary representing 20% or more of the consolidated assets of the Company and the subsidiaries, taken as a whole, (iii) issuance, sale, or other disposition by the Company of equity interests representing 20% or more of the voting power of the Company, (iv) any tender offer or exchange offer as defined pursuant to the Exchange Act, that if consummated, would result in any person or group acquiring beneficial ownership, or the right to acquire beneficial ownership, of 20% or more of the outstanding voting capital stock of the Company, or (v) any combination of the foregoing, as the same may be amended or revised from time to time. For purposes of this definition, the Company preferred shares will not be considered “voting” securities or to have “voting power,” whether or not such shares have the right to elect directors in accordance with Section 6 of the Articles Supplementary of the Company. In addition, neither (x) any bona fide offer or proposal solely concerning the sale, lease or other disposition, directly or indirectly, of dissolving subsidiaries nor (y) any issuance, sale or other disposition of equity interests to multiple purchasers not constituting a “group” within the meaning of Section 13(d)(3) of the Exchange Act in a bona fide capital raising transaction involving an underwritten offering or involving a private placement in which an investment bank or similar institution acts as initial purchaser or placement agent, will constitute an “acquisition proposal.”

“Superior proposal” means a written acquisition proposal (for this purpose, substituting “50%” for each reference to “20%” in the definition of acquisition proposal) made by a third party which, in the good faith judgment of the Board (or duly authorized committee thereof) (after consultation with outside legal counsel and financial advisors), would, if consummated, result in a transaction that is more favorable to the Company’s common stockholders than the transactions contemplated by the merger agreement, taking into account such factors as the Board deems appropriate, including (i) the third party making such acquisition proposal, (ii) the legal, financial, regulatory and other aspects of the merger agreement and such acquisition proposal, including any conditions relating to financing, regulatory or third-party approvals, (iii) the ability of the third party making such acquisition proposal to secure third-party approvals and (iv) other events or circumstances.

Termination

The Company and Brookfield DTLA may mutually agree to terminate the merger agreement before completing the merger, even after obtaining the approval of the Company’s common stockholders.

In addition either the Company or Brookfield DTLA may decide to terminate the merger agreement (so long as the terminating party is not at fault) if:

•
a governmental authority of competent jurisdiction has issued a final and non-appealable order permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the merger agreement;

•
the merger has not been consummated on or before August 15, 2013 (the “outside date”), except that (A) if as of August 15, 2013, all conditions to closing have been satisfied or waived other than the Company’s receipt of its stockholder approval and required debt consents (other than conditions which by their terms are required to be satisfied or waived at the closing), then (i) the Company will have the right to extend the outside date until September 16, 2013 and (ii) Brookfield DTLA will have the right to extend the outside date until August 30, 2013 and (B) if either (x) the Form S-4 has not become effective or (y) the SEC has issued a stop order suspending the effectiveness of the Form S-4, then the Company may extend the outside date up to until October 31, 2013; provided that, if Brookfield DTLA elects to exercise its right to delay the closing as discussed under the subsection “Form S-4” in “The Merger—Proposal 1—Regulatory Approvals” on page 80, then (1) on or prior to August 15, 2013, Brookfield DTLA’s right to terminate the merger agreement due to the failure of the merger to be consummated by the outside date will be limited to situations where there is a legal restraint prohibiting the consummation of the merger and the other transactions contemplated by the merger agreement (other than a stop order suspending the effectiveness of the Form S-4) or there has been an event or change that has resulted in, or would reasonably be expected to result in, a Material Adverse Effect, and (2) after August 15, 2013, Brookfield DTLA will be deemed to have waived irrevocably, and therefore will not have the right to terminate the merger agreement due to the failure of the merger to be consummated by the outside date;

•	the Company’s common stockholders fail to approve the merger and the other transactions contemplated by the merger agreement at the meeting of the Company’s stockholders to approve the merger; or

•
a breach of a representation or warranty of the other party occurs, or if a representation or warranty of that other party becomes untrue, which in either case would result in a failure of certain closing conditions and cannot be cured by August 15, 2013 (as extended, as provided above), or if capable of being cured, will not have been cured within 30 calendar days following notice;

Brookfield DTLA may also decide to terminate the merger agreement if, at any time prior to the approval of the merger by the Company’s common stockholders, the Board has made an adverse recommendation change with respect to the merger.

The Company may decide to terminate the merger agreement at any time prior to the approval of the merger by its common stockholders if: (i) the Company has received a superior proposal, (ii) the Board has determined in good faith that the failure to accept the superior proposal is reasonably likely to be inconsistent with the duties of its members under applicable law, (iii) the Company has complied with its non-solicitation obligations set forth in the merger agreement, and (iv) the Company concurrently pays the termination fee and the expense reimbursement.

Termination Payments and Expenses

The Company will be required to pay Brookfield DTLA a termination fee in the amount of $17.0 million plus an expense reimbursement fee up to $6.0 million under each of the following scenarios:

•
Brookfield DTLA terminates the merger agreement because of an adverse recommendation change by the Board in the manner described in “The Merger Agreement—Solicitation of Other Offers; Recommendation Withdrawal; Termination in Connection with a Superior Proposal” on page 99.

•
The Company terminates the merger agreement after receipt of a superior proposal in the manner described in “The Merger Agreement—Solicitation of Other Offers; Recommendation Withdrawal; Termination in Connection with a Superior Proposal” on page 99.

The Company will be required to pay Brookfield DTLA a no vote termination fee in the amount of $4.0 million plus an expense reimbursement fee of up to $6.0 million if either Brookfield DTLA or the Company terminates the merger agreement because the Company’s common stockholders fail to approve the merger.

The Company will be required to pay Brookfield DTLA a termination fee (as reduced by the amount of any no vote termination fee paid to Brookfield DTLA) plus an expense reimbursement fee under the following scenario:

•	a bona fide acquisition proposal was publicly announced after the date of the merger agreement and prior to the date of the meeting of the Company’s common stockholders to approve the merger;

•
such acquisition proposal (for this purpose, substituting “40%” for each reference to “20%” in the definition of acquisition proposal) was not withdrawn prior to the date of such meeting of the Company’s common stockholders to approve the merger; and

•
within twelve months after termination of the merger agreement, the Company consummates an acquisition proposal that results in the sale of (or enters into an agreement for such an acquisition proposal that is subsequently consummated):

◦
40% or more of Company common shares, and at the time of consummation of such acquisition proposal the Company owns directly or indirectly at least three of Gas Company Tower, Wells Fargo Tower, KPMG Tower and 777 Tower (together with the 755 South Figueroa land parcel); or

◦
three or more of Gas Company Tower, Wells Fargo Tower, KPMG Tower and 777 Tower (together with the 755 South Figueroa land parcel) to the same person or group in a transaction or series of related transactions unless the acquisition(s) are fully marketed transactions.

Employee Benefits

After the closing date of the merger, with respect to any employee benefit plan maintained by Brookfield DTLA or any of its subsidiaries, in which any director, officer, employee or independent contractor of the Company or any Company subsidiary will participate after the effective time of the merger, Brookfield DTLA and/or the surviving corporation will recognize all service of said individuals with the Company or a Company subsidiary, as the case may be, for purposes of eligibility, vesting and level of benefits (with respect to severance, vacation and other service-based benefits), but not for purposes of benefit accrual or computation, in any such benefit plan. In addition, Brookfield DTLA and/or the surviving corporation will use commercially reasonable efforts to (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Company employees under any welfare benefit plans that such employees may be eligible to participate in after the effective time of the merger (other than limitations or waiting periods that are in effect with respect to such employees and that have not been satisfied as of the effective time of the merger), and (ii) provide each Company employee with credit for any co-payments and deductibles paid prior to the effective time of the merger during the year in which the closing of the merger occurs in satisfying any applicable deductible or out-of-pocket requirements for such year under any welfare plans that such employees are eligible to participate in after the effective time of the merger.

From and after the effective time of the merger, Brookfield DTLA and/or the surviving corporation will honor in accordance with their terms all employment, severance, retention and termination plans and agreements (including, without limitation, any change-in-control provisions thereof) of employees or independent contractors of the Company or any Company subsidiary. For at least one year after the closing date of the merger, Brookfield DTLA and/or the surviving corporation will maintain for each Company employee who remains an employee of the surviving corporation compensation and benefits (excluding retention, sale, stay, or special bonuses, other change of control payments or awards or bonuses based upon leasing, occupancy or rentals and any equity-based compensation) that are, in the aggregate, substantially comparable to such employee as the compensation and benefits the Company or any Company subsidiary provided to such employee immediately prior to the effective time of the merger. In addition, immediately prior to, but conditioned on, the effective time of the merger, the Company and/or the Partnership will pay to each employee who is a participant in the Company’s quarterly cash incentive bonus program a pro-rata portion of the cash bonuses that would otherwise be payable to such employee as of the end of the applicable quarter in which the closing of the merger occurs.

Indemnification; Director and Officer Insurance

Subject to certain exceptions, Brookfield DTLA, Sub REIT, the surviving corporation and the Partnership will indemnify, among others, each director or executive officer of the Company against all claims, judgments, fines, penalties and amounts paid in settlement. Brookfield DTLA, Sub REIT, the surviving corporation and the Partnership will also pay or advance to each director or executive officer, to the fullest extent permitted by law, any expenses incurred in defending, serving as a witness with respect to or otherwise participating in any claim in advance of the final disposition of such claim, subject to repayment of such expenses if it is ultimately determined that such party is not entitled to indemnification. The indemnification and advancement obligations will extend to acts or omissions occurring at or before the effective time of the merger and any claim relating thereto. The foregoing is in addition to any other rights the directors and executive officers may have under any employment or indemnification agreement or under the organizational documents of the Company.

The surviving corporation and the surviving partnership will (i) for a period of six years after the effective time of the merger maintain in effect in their respective organizational documents, provisions regarding elimination of liability of directors and officers, indemnification of officers, directors and employees and advancement of expenses that are no less advantageous to the intended beneficiaries as those currently contained in the organizational documents, and (ii) on or before the closing date, in consultation with Brookfield DTLA, obtain a directors’ and officers’ liability insurance “tail” policy lasting for six years with respect to claims arising from facts or events that occurred on or before the effective time of the merger for the benefit of each person covered by, and on terms no less advantageous to, the Company’s existing insurance policies, except that the maximum premium payable will not exceed 300% of the annual directors’ and officers’ liability insurance premiums payable by the Company beginning in September 2012.

The Tender Offer

Promptly after the execution of the merger agreement, BPO or Brookfield DTLA will commence or will cause REIT Merger Sub or another subsidiary of BPO or Brookfield DTLA to commence (such commencing party the “tender offer purchaser”), in accordance with the Exchange Act, a tender offer (the “tender offer”) to purchase, subject to the offer conditions, all of the Company preferred shares outstanding immediately prior to the effective time of the merger at a price per share equal to $25.00, payable net to the seller in cash, without interest and less any withholding tax required by applicable law. The tender offer is to be made by means of an offer to purchase that contains certain agreed upon conditions, which, subject to certain exceptions, may be waived by the tender offer purchaser.

The tender offer will initially expire at midnight, New York City time, 20 business days following the commencement of the tender offer but may be extended by one or more successive periods of up to ten business days (or such longer periods as may be agreed to by the Company), subject to certain limits. In addition, the tender offer purchaser will extend the expiration date of the tender offer for any period or periods required by any applicable law, by interpretation or position of the SEC or its staff or the NYSE. The tender offer purchaser may not terminate or modify the tender offer prior to any scheduled expiration date without the prior written consent of the Company, subject to certain exceptions. The tender offer purchaser will not consummate the tender offer except immediately prior to the effective time of the merger unless both the Company and the tender offer purchaser agree in writing.

The tender offer is subject to numerous conditions which will be detailed in documentation prepared by the tender offer purchaser and filed with the SEC (as described below). In addition, the tender offer purchaser is not required to accept for payment or, subject to applicable rules and regulations of the SEC, pay for, and may delay payment of any validly tendered shares of Company preferred shares and may terminate the tender offer if the merger agreement is terminated by either Brookfield DTLA or the Company or if the Company has not sold US Bank Tower on the closing date of the merger.

As soon as practicable on or after the date of the commencement of the tender offer, the tender offer purchaser will file with the SEC, in accordance with Rule 14d-3 under the Exchange Act, a tender offer statement which will include all applicable tender offer documents to be mailed to holders of Company preferred shares. The Company will furnish the tender offer purchaser with information that is necessary for inclusion in the tender offer documents. The Company and the tender offer purchaser will work together to correct any information included in the offer documents and to address any correspondence with the SEC. Prior to the filing of the offer documents (or any amendment, supplement or exhibit thereto) or the dissemination thereof to the holders of Company preferred shares, or responding to any comments of the SEC or the staff of the SEC with respect thereto, the tender offer purchaser will provide the Company and its counsel a reasonable opportunity to review and propose comments on such document or response, but the tender offer purchaser will not be required to accept such comments.

Contemporaneous with the filing of the offer documents with the SEC, the Company will, in accordance with Rule 14d-9 under the Exchange Act, file with the SEC a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer and will mail Schedule 14D-9 to holders of the Company preferred shares. The Company may take no position with respect to the tender offer but cannot make a recommendation against the tender offer. The tender offer purchaser will furnish the Company with information that is necessary for inclusion in the Schedule 14D-9. The Company and the tender offer purchaser will work together to correct any information included in the Schedule 14D-9 and to address any correspondence with the SEC. Prior to the filing of the offer documents (or any amendment, supplement or exhibit thereto) or the dissemination thereof to the holders of Company preferred shares, or responding to any comments of the SEC or the staff of the SEC with respect thereto, the Company will provide the tender offer purchaser and its counsel a reasonable opportunity to review and propose comments on such document or response, but the Company will not be required to accept such comments.

The Company agrees to use reasonable efforts to provide the tender offer purchaser with information on the names and addresses of the record or beneficial holders of the Company preferred shares and provide such other assistance as the tender offer purchaser or its agents may reasonably request in communicating with the record and beneficial holders of Company preferred shares.

Miscellaneous Provisions

Payment of Expenses

Except for the termination fees and expenses discussed in the section “The Merger Agreement—Termination Payments and Expenses” on page 102, all costs and expenses incurred in connection with the merger agreement and the merger are to be paid by the party incurring such expenses, whether or not the merger and its related transactions are consummated; provided, however, that each of Brookfield DTLA and the Company will pay one-half of the expenses related to printing, filing and mailing this proxy statement (and any amendments or supplements thereto) and any other necessary SEC filings.

Specific Performance

The parties to the merger are entitled to specific performance of the terms of the agreement, in addition to any other remedy at law or equity, to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement.

Amendment

The parties to the merger agreement may amend the merger agreement by an instrument in writing signed by each of the parties, provided that, after the Company common stockholders approve the merger and the other transactions contemplated by the merger agreement, no amendment may be made without further stockholder approval which, by law or in accordance with the rules of the NYSE, requires further approval by such common stockholders.

Waiver

At any time prior to the effective time of the merger, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any inaccuracies in the representations and warranties of the other and (c) waive compliance by the other with any of the agreements or conditions contained in the merger agreement, provided that any extension or waiver is set forth in writing and signed by each of the parties.

Governing Law

The merger agreement is governed by the laws of the State of Maryland (without giving effect to the conflicts of law principles thereof).

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following discussion summarizes the material U.S. federal income tax consequences of the merger to holders of Company common shares that hold such Company common shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment).

This discussion is based upon the Code, Treasury regulations promulgated under the Code, which we refer to as the Treasury Regulations, judicial decisions and published administrative rulings, all as currently in effect and all of which are subject to change, possibly with retroactive effect. This discussion does not address U.S. federal tax laws other than income tax laws, including the Medicare tax on unearned income, or any state, local or non-U.S. tax laws. Moreover, it does not address any special considerations that may apply to holders of Company common shares that also own Company preferred shares. In addition, this discussion does not address U.S. federal income tax considerations applicable to holders of Company common shares that are subject to special treatment under U.S. federal income tax law, including, for example:

•	financial institutions, banks and thrifts;

•	partnerships, pass-through entities and persons holding our stock through a partnership or pass-through entity;

•	insurance companies;

•	tax-exempt organizations;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark to market method of accounting;

•	persons that hold Company common shares as part of a straddle, hedge, constructive sale or conversion transaction;

•	regulated investment companies;

•	real estate investment trusts;

•	certain U.S. expatriates;

•	“controlled foreign corporations,” “passive foreign investment companies,” or corporations that accumulate earnings to avoid U.S. federal income tax;

•	U.S. holders whose “functional currency” is not the U.S. dollar;

•	non-U.S. holders (as defined below) who at any time have held more than 5% of the Company common shares (except to the extent specifically set forth below); and

•	persons who acquired Company common shares through the exercise of an employee stock option or otherwise as compensation.

This discussion of material U.S. federal income tax consequences of the merger is not binding on the Internal Revenue Service, which we refer to as the IRS. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any described herein.

THIS DISCUSSION DOES NOT ADDRESS THE TAX TREATMENT OF THE EXCHANGE OF COMPANY PREFERRED SHARES FOR SUB REIT PREFERRED SHARES OR THE EXCHANGE OF COMPANY PREFERRED SHARES IN THE TENDER OFFER. HOLDERS OF COMPANY PREFERRED SHARES AND COMPANY COMMON SHARES (INCLUDING HOLDERS OF COMPANY COMMON SHARES WHO ALSO OWN COMPANY PREFERRED SHARES) ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND THE TREATMENT OF THE MERGER AS A TAXABLE TRANSACTION FOR U.S. FEDERAL INCOME TAX PURPOSES.

United States Holders

If you are a “U.S. holder,” as defined below, this section applies to you. Otherwise, the next section, “Non-United States Holders,” applies to you.

Definition of U.S. Holder. For purposes of this discussion, a “U.S. holder” means a beneficial owner of Company common shares that is:

•	an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust that (A) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (B) has a valid election in place under the Treasury Regulations to be treated as a U.S. person.

If you hold Company common shares and are not a U.S. holder, a partnership or an entity classified as a partnership for U.S. federal income tax purposes, you are a “non-U.S. holder.”

If a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Company common shares, the tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. Any partnership or entity or arrangement treated as a partnership for U.S. federal income tax purposes that holds Company common shares, and the partners in such partnership, should consult their tax advisors.

Exchange of Company Common Shares Pursuant to the Merger. The merger is intended to be a taxable transaction for U.S. federal income tax purposes. Accordingly, a U.S. holder that receives cash for Company common shares in the merger will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash received and the holder’s adjusted tax basis in the Company common shares exchanged therefor. Gain or loss will be determined separately for each block of Company common shares (i.e., Company common shares acquired at the same cost in a single transaction). This gain or loss, except as provided below, will be long-term capital gain or loss if the holder has held the Company common shares for more than one year at the time of the exchange in the merger. If, however, a U.S. holder recognizes loss upon the exchange of Company common shares that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. holder received distributions from us which were required to be treated as long-term capital gains. Long-term capital gains of noncorporate taxpayers generally are taxable at a reduced rates. The deductibility of capital losses may be subject to limitations. In addition, the IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a different tax rate to a portion of capital gain realized by a noncorporate shareholder on the sale of REIT shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.”

Non-United States Holders

The U.S. federal income tax consequences of the merger to a non-U.S. holder will depend on various factors, including whether the cash received in exchange for Company common shares is treated as a distribution from us to our stockholders that is attributable to gain from the sale of U.S. real property interests. The IRS has announced in Notice 2007-55 that it intends to (1) take the position that under current law a non-U.S. holder’s receipt of a liquidating distribution from a REIT (including the receipt of cash in exchange for Company common shares in the merger, which will be treated as a deemed liquidation for U.S. federal income tax purposes) is generally subject to tax under the Foreign Investment in Real Property Tax Act of 1980, which we refer to as FIRPTA, as a distribution to the extent attributable to gain from the sale of U.S. real property interests, and (2) issue regulations that will be effective for transactions occurring on or after June 13, 2007, clarifying this treatment. However, legislation effectively overriding Notice 2007-55 has previously been proposed, and it is not possible to say if or when any such legislation will be enacted. As a result, the following paragraphs provide alternative discussions of the tax consequences that would arise to the extent the tax treatment set forth in the Notice does or does not apply. Notwithstanding the discussion in the following paragraphs, we intend to take the position that the cash received in exchange for Company common shares will be subject to tax in accordance with Notice 2007-55 as described in more detail below. In general, the provisions governing the taxation of distributions by REITs can be less favorable to non-U.S. holders than the taxation of sales or exchanges of REIT shares by non-U.S. holders, and non-U.S. holders should consult their tax advisors regarding the application of these provisions.

Distribution of Gain from the Disposition of U.S. Real Property Interests. To the extent the tax treatment set forth in Notice 2007-55 applies, and to the extent the cash received by non-U.S. holders of Company common shares in the merger is attributable to gain from our deemed sale of U.S. real property interests (which we expect to be a substantial portion of such cash), such amount will be treated as income effectively connected with a U.S. trade or business of the non-U.S. holder and generally will be subject to U.S. federal income tax on a net basis. A corporate non-U.S. holder would also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty). In addition, 35% (or 20% to the extent provided in Treasury Regulations) of any such amounts paid to a non‑U.S. holder would be withheld and remitted to the IRS. Notwithstanding the foregoing, to the extent the tax treatment set forth in Notice 2007-55 does not apply, or if a non-U.S. holder has not owned more than 5% of the Company common shares at any time during the one-year period ending on the date of the merger, such distribution would not be subject to FIRPTA or the 35% withholding tax described above, and would instead be subject to the rules described below under “—Taxable Sale of Company Common Shares Pursuant to the Merger.”

Taxable Sale of Company Common Shares Pursuant to the Merger. Subject to the discussion of backup withholding and the rules described above under “—Distribution of Gain from the Disposition of U.S. Real Property Interests,” payments made to a non-U.S. holder with respect to Company common shares exchanged for cash pursuant to the merger generally would not be subject to U.S. federal income taxation unless such Company common shares constitute U.S. real property interests within the meaning of FIRPTA. Company common shares will not constitute U.S. real property interests so long as we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-U.S. holders. We believe, but cannot guarantee, that we have been a domestically-controlled qualified investment entity. However, because the Company common shares are publicly traded, no assurance can be given that we will continue to be a domestically-controlled qualified investment entity at the time of the merger.

Even if we do not qualify as a “domestically-controlled qualified investment entity” at the time a non-U.S. holder exchanges Company common shares for cash pursuant to the merger, gain realized upon the exchange would not be subject to U.S. federal income taxation under FIRPTA as a sale of a “U.S. real property interest” if:

•	the Company common shares are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market such as the NYSE; and

•
such non-U.S. holder owned, actually and constructively, 5% or less of the Company common shares throughout the shorter of the five-year period ending on the date of the exchange in the merger or the holder’s holding period for the Company common shares.

If gain on the exchange of Company common shares for cash pursuant to the merger were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals).

Notwithstanding the foregoing, any gain realized on the receipt of cash in exchange for Company common shares pursuant to the merger not otherwise subject to FIRPTA will be taxable to a non-U.S. holder if either:

•	the investment in the Company common shares is treated as effectively connected with the non-U.S. holder’s U.S. trade or business (through a U.S. permanent establishment, where applicable), or

•	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met.

In the case of gain described in the first bullet point above, the non-U.S. holder will be subject to the same treatment as a U.S. holder with respect to such gain, and a non-U.S. holder that is a foreign corporation may also be subject to the 30% branch profits tax or such lower rate as may be specified by an applicable income tax treaty. In the case of gain described in the second bullet point above, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains (reduced by certain capital losses).

A non-U.S. holder may be entitled to a refund or credit against the holder’s U.S. tax liability, if any, with respect to any amount withheld pursuant to these rules, provided that the required information is furnished to the IRS on a timely basis. Non-U.S. holders should consult their tax advisors regarding withholding tax considerations.

Information Reporting and Backup Withholding

Information reporting and backup withholding at the applicable rate (currently, 28%) may apply to payments made in exchange for Company common shares pursuant to the merger. Backup withholding will not apply, however, to a holder who (a) in the case of a U.S. holder, furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on an IRS Form W-9 (or applicable successor form), (b) in the case of a non-U.S. holder, furnishes the applicable IRS Form W-8 (or applicable successor form), or (c) otherwise establishes an exemption from backup withholding. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against such holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO PARTICULAR HOLDERS OF COMPANY COMMON SHARES. HOLDERS OF COMPANY COMMON SHARES SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF EXCHANGING THEIR COMPANY COMMON SHARES FOR CASH IN THE MERGER UNDER ANY FEDERAL, STATE, FOREIGN, LOCAL OR OTHER TAX LAWS.

ADJOURNMENTS AND POSTPONEMENTS OF THE SPECIAL MEETING – PROPOSAL 2

Proposal for Adjournments

The Company’s special meeting may be adjourned to another time or place, if necessary or appropriate, to permit, among other things, further solicitation of proxies, if necessary or appropriate, to obtain additional votes to approve the merger and the other transactions contemplated by the merger agreement.

If, at the Company’s special meeting, the number of Company common shares present or represented by proxy and voting in favor of the merger proposal is insufficient to approve the proposal to approve the merger and the other transactions contemplated by the merger agreement, the Company intends to move to adjourn the special meeting in order to enable the Board to solicit additional proxies for approval of the proposal.

The Company is requesting that Company common stockholders approve the adjournment of the Company’s special meeting, if necessary or appropriate, to another time and place for the purpose of soliciting additional proxies to approve the merger and the other transactions contemplated by the merger agreement. Approval of this proposal requires the affirmative vote of a majority of the votes cast at the special meeting.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES TO APPROVE THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT.

Postponements

At any time prior to convening the special meeting, the Board may postpone the special meeting for any reason without the approval of our common stockholders.

ADVISORY VOTE ON MERGER-RELATED COMPENSATION – PROPOSAL 3

Merger-Related Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act requires the Company to provide its common stockholders with the opportunity to cast an advisory (non-binding) vote on the compensation arising from any agreement or understanding, whether written or unwritten, between the Company’s named executive officers and the acquiring company or the Company, concerning any type of compensation, whether deferred or contingent, that is based upon or otherwise relates to the merger, and that may be paid or become payable to the named executive officers, as determined in accordance with Item 402(t) of Regulation S-K, which we refer to in this proxy statement as the “merger-related compensation.” As required by those rules, the Company is asking its common stockholders to vote on the adoption of the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to the named executive officers of MPG Office Trust, Inc. in connection with the merger as disclosed pursuant to Item 402(t) of Regulation S-K and as set forth in this proposal entitled “Advisory Vote on Merger-Related Compensation” is hereby APPROVED.”

The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about certain compensation for each of the Company’s named executive officers that is based on or otherwise relates to the merger.

Please note that the amounts indicated below are estimates based on the material assumptions described in the notes to the table below, which may or may not actually occur. Some of these assumptions are based on information not currently available and, as a result, the actual amounts, if any, that may be paid or become payable to a named executive officer may differ materially from the amounts set forth below. Furthermore, for purposes of calculating such amounts, we have assumed:

•	The completion of the merger occurred on May 10, 2013, and

•	A termination of the named executive officer’s employment by the Company without cause or by the named executive officer for good reason immediately following a change in control on May 10, 2013.

Merger-Related Compensation

	Cash ($)(2)
Name (1)	Multiple of Salary & Bonus, as reduced ($)	Pro-rated annual bonus ($)	Unpaid Retention Bonus ($)	Total Cash($)	Equity ($)(3)	Perquisites/ Benefits ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)
David L. Weinstein	$3,281,250	$206,044	$2,296,875	$5,784,169	$1,998,157	$17,805	$7,800,131
Peggy M. Moretti	493,750	8,791	87,500	590,041	142,257	42,304	774,602
Christopher M. Norton	262,500	27,473	306,250	596,223	188,688	28,304	813,215

________

(1)
The following named executive officers have terminated employment with the Company, and, consequently, are not entitled to any merger-related compensation: Shant Koumriqian, former Executive Vice President, Chief Financial Officer (termination date March 31, 2012); Jeanne M. Lazar, former Chief Accounting Officer (termination date March 29, 2013); Jonathan L. Abrams, former Executive Vice President, General Counsel and Secretary (termination date September 11, 2012); and Peter K. Johnston, former Senior Vice President, Leasing (termination date January 11, 2013).

(2)	Cash severance is payable in a lump sum upon a qualifying termination of employment, subject to the executive officer’s execution and non-revocation of a general release of claims, as follows:

Pursuant to the Weinstein Employment Agreement, if Mr. Weinstein’s employment is terminated by the Company without cause or by him for good reason within two years after a change in control, Mr. Weinstein would be entitled to receive cash severance equal to (i) 200% of the sum of his annual base salary in effect on the date of termination plus the average actual annual bonus awarded to him for the three full fiscal years immediately preceding the year in which the date of termination occurs (or such lesser number of full fiscal years that he has been employed by the Company if he has not been employed by the Company for at least three full fiscal years), (ii) any unpaid prior year annual bonus, and (iii) an amount equal to his maximum annual bonus pro-rated for the number of days elapsed through the date of termination, reduced by any semi-annual or quarterly incentive bonus payments made during the fiscal year in which the termination date occurs;
Pursuant to the Moretti Employment Agreement, if Ms. Moretti’s employment is terminated by the Company without cause, Ms. Moretti would be entitled to receive cash severance equal to (i) 100% of the sum of her then-current annual base salary and her then-current target annual bonus, (ii) any unpaid prior year annual bonus, and (iii) an amount equal to her pro-rated annual bonus for the year in which the termination occurs, reduced by any semi-annual or quarterly incentive bonus payments made during the fiscal year in which the termination date occurs; and
Pursuant to the Norton Employment Agreement, If Mr. Norton’s employment is terminated by the Company without cause or by him for good reason, Mr. Norton would be entitled to receive cash severance equal to (i) 100% of the sum of his annual base salary in effect on the date of termination plus the annual bonus earned by him for the most recently completed fiscal year of the Company preceding the termination, (ii) any unpaid prior year annual bonus, and (iii) an amount equal to his pro-rated annual bonus for the year in which the termination occurs, reduced by any semi-annual or quarterly incentive bonus payments made during the fiscal year in which the termination date occurs.
Pursuant to the merger agreement, immediately prior to, but conditioned on, the merger, the Company and/or the Partnership will pay to each employee who is a participant in the Company’s quarterly cash incentive bonus program, including Mr. Weinstein, Mr. Norton, Ms. Moretti and Ms. Samuelson, a pro-rata portion of the cash bonuses that would otherwise be payable to such employee as of the end of the applicable quarter in which the closing of the merger occurs. Amounts in the table above reflect the pro rata bonus payable to each executive officer immediately prior to the merger pursuant to the merger agreement, and consequently, do not reflect any additional pro rata bonus amount payable as severance. Such amounts are attributable to a “single trigger” arrangement (e.g., completion of the merger only).
Further, the amount of cash severance payable to each of Messrs. Weinstein and Norton and Ms. Moretti in the event that the executive officer’s employment is terminated by the Company without cause or, in the case of Messrs. Weinstein and Norton, by him for good reason, as described in the applicable preceding paragraph, will be reduced by an amount equal to 75% of the Retention Bonus paid to the executive officer under the Retention Bonus Plan (not including any Additional Retention Payments).
In addition to the foregoing, pursuant to the Retention Bonus Plan, in the event that the executive officer’s employment is terminated by the Company without cause or, in the case of Messrs. Weinstein and Norton, by him for good reason, the executive officer will receive payment of any unpaid portion of the Retention Bonus. The amounts set forth in the table above assume that the Company has not made an election under the Retention Bonus Plan to delay the payment of 25% of the final installment of the Retention Bonus.
Each separate form of cash compensation is quantified in the table above.

(3)
As discussed under the section entitled “The Merger—Proposal 1—Interests of Our Directors and Executive Officers in the Merger” on page 67, the merger agreement provides that, immediately prior to the effective time of the merger: (i) each outstanding Stock Option, whether or not then exercisable, will be canceled in exchange for the right to receive a cash payment equal to the product of (A) the number of shares subject to such Stock Option, whether or not vested or exercisable, and (B) the excess, if any, of the merger consideration over the exercise price per share of such Stock Option; (ii) each outstanding share of Restricted Stock will cease to be subject to any forfeiture or vesting conditions and each such share will automatically be canceled in exchange for the right to receive the merger consideration; and (iii) each outstanding RSU will be canceled in exchange for the right to receive a cash payment equal to the product of (X) the number of shares subject to such RSU immediately prior to the effective time of the merger, whether or not vested, and (Y) the merger consideration. Amounts shown in this column reflect payments for unvested Stock Options, RSUs and Restricted Stock. Such amounts are attributable to a “single trigger” arrangement (e.g., completion of the merger only).

In addition to the foregoing, all of the Stock Options, Restricted Stock and RSUs held by the named executive officers may have their vesting accelerated in connection with the merger pursuant to the terms of the applicable award agreement. The Weinstein Employment Agreement provides that to the extent not previously vested and exercisable as of the date of a change in control, any outstanding equity-based awards (including stock options, restricted common stock and restricted stock units), other than equity-based awards subject to performance vesting, will immediately vest and become exercisable in full upon a change in control. In addition, the Weinstein Employment Agreement provides for such accelerated vesting of outstanding equity-based awards pursuant to a “double trigger” arrangement (e.g. completion of the merger and a qualifying termination of employment).
The following table quantifies the value, based on the per share merger consideration of $3.15, of the unvested Stock Options, Restricted Stock and RSUs held by the named executive officers that would be accelerated pursuant to the merger, assuming that the completion of the merger had occurred on May 10, 2013:

Name	Number of Unvested Options	Value of Unvested Options	Number of Unvested RSUs	Value of Unvested RSUs	Total Equity Value
(a)	(b)	(c)	(d)	(e)	(f)
David L. Weinstein	15,000	$3,300	633,288	$1,994,857	$1,998,157
Peggy M. Moretti	—	—	45,161	142,257	142,257
Christopher M. Norton	—	—	59,901	188,688	188,688

(4)
Amounts shown for Messrs. Weinstein and Norton represent the estimated cost of 18 months of health benefits following termination at coverage levels that would have been in effect immediately preceding termination. For Ms. Moretti, the amount shown represents (i) the estimated cost of 18 months of health benefits following termination at coverage levels that would have been in effect immediately preceding termination, plus (ii) the estimated cost of outplacement services for a period of one year after termination.

Narrative Disclosure to Merger-Related Compensation Table

The Company has previously entered into employment agreements with each of its current named executive officers which provide for severance payments and benefits upon a qualifying termination of employment. For further information with respect to these agreements, see “The Merger—Proposal 1—Interests of Our Directors and Executive Officers in the Merger” on page 67, and the footnote disclosure to the Merger-Related Compensation Table above.

Additionally, the merger agreement provides that all equity awards, whether or not vested or exercisable, including those held by the named executive officers will be cashed-out in connection with the merger on the terms and conditions described above under “The Merger—Proposal 1—Interests of Our Directors and Executive Officers in the Merger” on page 67, “The Merger Agreement—Merger Consideration; Effects of the Merger and the Partnership Merger” on page 84, and the footnote disclosure to the Merger-Related Compensation Table above.

Vote Required and Board Recommendation

The vote regarding this proposal on merger-related compensation is a vote separate and apart from the vote on the proposal to approve the merger and the other transactions contemplated by the merger agreement. Accordingly, you may vote to approve this proposal on merger-related compensation and vote not to approve the merger and the other transactions contemplated by the merger agreement and vice versa. Because the vote regarding merger-related compensation is advisory in nature only, it will not be binding on either the Company or Brookfield DTLA. Accordingly, if the merger and the other transactions contemplated by the merger agreement are approved and completed, the merger-related compensation will be payable upon a consummation of the merger and the other transactions contemplated by the merger agreement and/or a qualifying termination of employment, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of the Company’s common stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS THAT COMMON STOCKHOLDERS VOTE “FOR” THIS PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, THE MERGER‑RELATED COMPENSATION.

The affirmative vote of a majority of the votes cast at the special meeting, provided a quorum is present, is required to approve the advisory resolution on the merger-related compensation as disclosed in this proxy statement.

DISSENTERS’ RIGHTS OF APPRAISAL

Under Section 3-202 of the MGCL, holders of Company common shares may not exercise the rights of objecting common stockholders to receive the fair value of their shares in connection with the merger because, among other things, the Company common shares are listed on the NYSE.

STOCKHOLDER PROPOSALS

Once the merger is completed, there will be no public participation in any future meetings of the Company’s stockholders. If the merger is not completed, our common stockholders will continue to be entitled to attend and participate in our stockholder meetings, and we would expect to hold our 2013 annual meeting of stockholders prior to the end of 2013.

OTHER MATTERS

We currently know of no other business that will be presented for consideration at the special meeting. Nevertheless, your proxy card confers discretionary authority to vote with respect to matters described in Rule 14a-4(c) under the Exchange Act, including matters that the Board does not know of at this time, if such matters are presented within a reasonable time before proxy solicitation. If any of these matters are presented at the special meeting, then the proxy agents named in your proxy card will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual and quarterly reports, proxy statements and other information with the SEC under the Exchange Act. You may read and obtain copies of this information in person or by mail from the Public Reference Section of the SEC, 100 F Street N.E., Room 1580, Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330.

The SEC also maintains an Internet website that contains annual, quarterly and current reports, proxy statements and other information about issuers like our Company, which file electronically with the SEC. The address of that site is http://www.sec.gov. You may also retrieve this information from our website at http://www.mpgoffice.com. You may also obtain copies of our SEC filings by directing a written request to MPG Office Trust, Inc., 355 South Grand Avenue, Suite 3300, Los Angeles, California, 90071, Attention: Peggy M. Moretti.

If you have any questions about the merger or how to authorize your proxy, or you need additional copies of this proxy statement, your proxy card or voting instructions, you can contact the Company or our proxy solicitor, MacKenzie Partners, at the following addresses and telephone numbers:

MPG Office Trust, Inc.
355 South Grand Avenue, Suite 3300
Los Angeles, California 90071
(213) 626-3300
Attention: Peggy M. Moretti
(213) 626-3300

MacKenzie Partners, Inc.
105 Madison Avenue
New York, New York 10016
(800) 322-2885

In addition certain of the BPO parties will file with the SEC a Schedule TO pursuant to Rule 14d-3 under the Exchange Act, together with exhibits, furnishing certain additional information with respect to the tender offer, and may file amendments to its Schedule TO. In addition, the Company will file the Schedule 14D-9 pursuant to Rule 14d-9 under the Exchange Act, together with exhibits thereto, setting forth the Company’s recommendation and furnishing certain additional related information with respect to the tender offer. The Schedule TO and the Schedule 14D-9 and any exhibits or amendments may be examined and copies may be obtained from the SEC by reading and copying any such filings, together with exhibits thereto, at the SEC’s Public Reference Room (as described above). Copies of such filings, together with exhibits thereto, may also be obtained by mail, upon payment of the SEC’s customary charges, by writing to the SEC at the address above. BPO, the tender offer purchaser and the Company’s filings are also available to the public from commercial document retrieval services and at the SEC’s website at http:// www.sec.gov.

The Company is not incorporating the contents of the websites of the SEC, the Company, the Brookfield parties or any other person into this proxy statement. The Company has not authorized anyone to give any information or make any representation about the merger of the Company that is different from, or in addition to, that contained in this proxy statement or in any of the materials that are incorporated into this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom or from whom it is unlawful to make such proxy solicitation in such jurisdiction. The information contained in this document is accurate only as of the date of this document, unless the information specifically indicates that another date applies.

Annex A

AGREEMENT AND PLAN OF MERGER
by and among
MPG OFFICE TRUST, INC.
MPG OFFICE, L.P.
BROOKFIELD DTLA HOLDINGS L.P.
BROOKFIELD DTLA FUND OFFICE TRUST INVESTOR INC.
BROOKFIELD DTLA FUND OFFICE TRUST INC.
and
BROOKFIELD DTLA FUND PROPERTIES LLC
Dated as of April 24, 2013

The merger agreement has been provided solely to inform stockholders of its terms. The representations, warranties and covenants contained in the merger agreement were made only for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the merger agreement and may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the merger agreement and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of the Company. The Company’s stockholders are not third-party beneficiaries under the merger agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the MPG parties, the relevant Brookfield parties or any of their respective subsidiaries or affiliates.

The merger agreement contains customary representations and warranties the MPG parties and the relevant Brookfield parties made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract among the MPG parties and the relevant Brookfield parties and may be subject to important qualifications and limitations agreed to by the MPG parties and the relevant Brookfield parties in connection with the negotiated terms. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for purposes of allocating risk among the MPG parties and the relevant Brookfield parties rather than establishing matters as facts.

A-i

A-ii

A-iii

A-iv

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of April 24, 2013, is made by and among Brookfield DTLA Holdings L.P., a Delaware limited partnership (“Parent”), Brookfield DTLA Fund Office Trust Investor Inc., a Maryland corporation (“Sub REIT”), Brookfield DTLA Fund Office Trust Inc., a Maryland corporation (“REIT Merger Sub”), Brookfield DTLA Fund Properties LLC, a Maryland limited liability company (“Partnership Merger Sub”), MPG Office Trust, Inc., a Maryland corporation (the “Company”), and MPG Office, L.P., a Maryland limited partnership (the “Partnership”). Except as otherwise set forth herein, capitalized terms used in this Agreement shall have the meanings set forth in Section 1.01 hereof.
RECITALS
WHEREAS, the parties wish to effect a business combination through a merger of the Company with REIT Merger Sub (the “REIT Merger”) on the terms and subject to the conditions set forth in this Agreement and in accordance with the Maryland General Corporation Law (the “MGCL”);
WHEREAS, the parties also wish to effect a merger of Partnership Merger Sub with the Partnership (the “Partnership Merger” and, together with the REIT Merger, the “Mergers”), on the terms and subject to the conditions set forth in this Agreement and in accordance with Section 10-208 of the Maryland Revised Uniform Limited Partnership Act, as amended (the “MRULPA”), and Section 4A-701, et seq., of the Maryland Limited Liability Company Act (the “MLLCA”);
WHEREAS, the Board of Directors of the Company (the “Company Board”) has approved this Agreement, the REIT Merger and the other transactions contemplated by this Agreement (the “Contemplated Transactions”) and declared that the REIT Merger and the other Contemplated Transactions are advisable and in the best interests of the Company, on the terms and conditions set forth herein;
WHEREAS, the Company Board on behalf of the Company, as the sole general partner of the Partnership and as holder of a majority of the Partnership Common Units, has approved this Agreement, the Partnership Merger and the other Contemplated Transactions (to the extent that the Partnership is a party thereto) and deemed it advisable and in the best interests of the Partnership to enter into this Agreement and to consummate the Partnership Merger and the other Contemplated Transactions (to the extent that the Partnership is a party thereto) on the terms and conditions set forth herein;
WHEREAS, the Board of Directors of REIT Merger Sub has approved this Agreement, the REIT Merger and the other Contemplated Transactions (to the extent that REIT Merger Sub is a party thereto) and declared that this Agreement, the REIT Merger and the other Contemplated Transactions (to the extent that REIT Merger Sub is a party thereto) are advisable on the terms and conditions set forth herein;
WHEREAS, the Board of Directors of Sub REIT has approved this Agreement, the REIT Merger and the other Contemplated Transactions (to the extent that Sub REIT is a party thereto) and declared that this Agreement, the REIT Merger and the other Contemplated Transactions (to the extent that Sub REIT is a party thereto) are advisable on the terms and conditions set forth herein;
WHEREAS, Parent, as the sole direct or indirect stockholder of Sub REIT, has approved the REIT Merger and the other Contemplated Transactions (to the extent that Sub REIT is a party thereto);
WHEREAS, Sub REIT, as the sole stockholder of REIT Merger Sub, has approved the REIT Merger and the other Contemplated Transactions (to the extent that REIT Merger Sub is a party thereto);
WHEREAS, REIT Merger Sub, as the sole member of Partnership Merger Sub, has approved this Agreement, the Partnership Merger and the other Contemplated Transactions (to the extent that Partnership Merger Sub is a party thereto) and declared that this Agreement, the Partnership Merger and the other Contemplated Transactions (to the extent that Partnership Merger Sub is a party thereto) are advisable on the terms and conditions set forth herein; and
WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Mergers and the other Contemplated Transactions, and also to prescribe various conditions to such transactions.
NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, intending to be legally bound hereby, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
SECTION 1.01.    Definitions.
(a)    For purposes of this Agreement:
“777 Tower” means the real and personal property encumbered by the mortgage Indebtedness relating to the property commonly known as 777 Tower located at 777 South Figueroa Street, Los Angeles, California.
“2003 Plan” means the Second Amended and Restated 2003 Incentive Award Plan of MPG Office Trust, Inc., MPG Office Trust Services, Inc. and MPG Office, L.P., as amended.
“Acquisition Proposal” means any bona fide offer or proposal, other than the Mergers and the other Contemplated Transactions, concerning any transaction or series of related transactions involving any (i) merger, consolidation, business combination, or similar transaction involving the Company or the Partnership, (ii) sale, lease or other disposition (including through joint ventures or similar arrangements), directly or indirectly, of assets of the Company or any Subsidiary representing 20% or more of the consolidated assets of the Company and the Subsidiaries, taken as a whole, (iii) issuance, sale, or other disposition by the Company of equity interests representing 20% or more of the voting power of the Company, (iv) any tender offer or exchange offer as defined pursuant to the Exchange Act, that if consummated, would result in any person or group acquiring beneficial ownership, or the right to acquire beneficial ownership, of 20% or more of the outstanding voting capital stock of the Company, or (v) any combination of the foregoing, as the same may be amended or revised from time to time. For purposes of this definition, the Company Preferred Shares will not be considered “voting” securities or to have “voting power,” whether or not such shares have the right to elect directors in accordance with Section 6 of the Articles Supplementary of the Company. In addition, neither (x) any bona fide offer or proposal solely concerning the sale, lease or other disposition, directly or indirectly, of Dissolving Subsidiaries nor (y) any issuance, sale or other disposition of equity interests to multiple purchasers not constituting a “group” within the meaning of Section 13(d)(3) of the Exchange Act in a bona fide capital raising transaction involving an underwritten offering or involving a private placement in which an investment bank or similar institution acts as initial purchaser or placement agent, shall constitute an “Acquisition Proposal”.
“Action” means any claim, action, suit, proceeding, arbitration, mediation or other investigation.
“Affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such specified person.
“Ancillary Agreement” means the Surviving Partnership Agreement.
“Balance Sheet Date” means December 31, 2012.
“Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in New York City.
“Casualty Loss” means any damage or destruction to, or otherwise the making unavailable or unuseable for the intended purpose of, all or a portion of one or more of the Company Properties caused by fire, earthquake, terrorism, flooding, hurricane, act of God or other casualty, whether or not insured, which either (i) renders more than 10% of the rentable square footage, in the aggregate, of all of the Company Properties unsuitable for its intended use for a period expected to exceed six (6) months or give rise to an estimated cost of repair and business interruption (excluding any amounts covered or reasonably expected to be covered by insurance but including the amount of any insurance deductibles) exceeding $20 million for any or all such damaged properties or (ii) permits one or more tenants occupying at least 35% of the rentable square footage of any Company Property or at least 10% of the rentable square footage, in the aggregate, of all of the Company Properties to cancel its lease or forego the making of rental payments which are not covered by rental insurance.
“Certificate” means any certificate representing Company Common Shares.
“Company Shares” means the Company Common Shares and the Company Preferred Shares.

“Company Stockholder Meeting” means the meeting of the holders of the Company Common Shares for the purpose of seeking the Company Stockholder Approval, including any postponement or adjournment thereof.
“Contract” means any legally binding contract, agreement, commitment or obligation, other than the Company Leases and the Company Ground Leases.
“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.
“Disclosure Schedule” means the Company Disclosure Schedule or the Parent Disclosure Schedule, as the case may be.
“Disposed Property” means any real property or the entity owning such real property which, in either case, was sold, transferred or otherwise disposed of by the Company, the Partnership or any Subsidiary (including by foreclosure or voluntary surrender to a debtholder or the servicer of any indebtedness) at any time during the 24 months immediately preceding the date of this Agreement, which property or entity had related debt of at least $1,000,000.
“Environmental Laws” means any United States federal, state or local laws in existence on the date hereof governing pollution, occupational health and safety or protection of the environment (including indoor or ambient air, surface water, groundwater, land surface or subsurface), or natural resources, including Laws relating to the release or threatened release of Hazardous Substances or to the manufacture, management, possession, presence, generation, processing, distribution, use, treatment, storage, disposal, transportation, abatement, removal, remediation or handling of, or exposure to, Hazardous Substances.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“GAAP” means generally accepted accounting principles as applied in the United States.
“Gas Company Tower” means the real and personal property encumbered by the mortgage Indebtedness relating to the property commonly known as Gas Company Tower located at 555 West Fifth Street, Los Angeles, California.
“General Partner Common Units” means Partnership Common Units held by the Company.
“General Partner Preferred Units” means the 7.625% Series A Cumulative Redeemable Preferred Units of the Partnership.
“Hazardous Substances” means (i) those substances defined in or regulated under the following federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Resource Conservation and Recovery Act, the

Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act and the Clean Air Act; (ii) petroleum and petroleum products, including crude oil and any fractions thereof; (iii) polychlorinated biphenyls, asbestos, mold, fungus or other hazardous biological materials and radon; and (iv) any other contaminant, substance, material, or waste regulated by any Governmental Authority pursuant to any Environmental Law.
“Incentive Plan” means the 2003 Plan or any other plan (including any successor to the 2003 Plan) maintained from time to time by the Company that provides for equity compensation to any employee, consultant or director of the Company or any Subsidiaries.
“Indebtedness” means, without duplication, any amount owed for (i) borrowed money, (ii) capitalized lease obligations or (iii) obligations under interest rate agreements and currency agreements; provided, however, that notwithstanding the foregoing, Indebtedness shall not be deemed to include (w) any intercompany indebtedness between the Company and any Subsidiary or between any Subsidiaries, (x) any accounts payable incurred in the ordinary course of business or (y) any contractual commitments to tenants of any Company Property for tenant improvements.
“Intellectual Property” means (i) United States, international, and foreign patents, patent applications and statutory invention registrations, (ii) trademarks, service marks, trade dress, logos, trade names, corporate names, brand names, domain names and other source identifiers, and registrations and applications for registration thereof, (iii) copyrightable works, copyrights, and registrations and applications for registration thereof, and (iv) confidential and proprietary information, including trade secrets, know-how, processes, inventions, data and formulae.
“knowledge of the Company” or “Company’s knowledge” means (i) with respect to Sections 4.05(a), 4.08, 4.12 and 4.15(b) and (e) of this Agreement, the actual knowledge of the individuals listed on Section 1.01(b) of the Company Disclosure Schedule (such persons, the “Designated Executives”), after inquiry of the property managers of the Company Properties and (ii) in all other cases, the actual knowledge of the Designated Executives.
“KPMG Tower” means the real and personal property encumbered by the mortgage Indebtedness relating to the property commonly known as KPMG Tower located at 355 South Grand Avenue, Los Angeles, California.
“Latest Balance Sheet” means the unaudited consolidated statement of financial position of the Company and its consolidated subsidiaries as of the Balance Sheet Date.
“Law” means any foreign or domestic statute, law, ordinance, regulation, rule, code, executive order, treaty, or Order.
“Liens” means with respect to any asset (including any security), any mortgage, claim, lien, pledge, charge, deed of trust, easement, hypothecation, restriction, option, security interest or encumbrance of any kind in respect of such asset.

“Limited Partner Common Units” means Partnership Common Units held by any limited partner of the Partnership.
“Material Adverse Effect” means any (I) Casualty Loss or (II) other event, circumstance, change or effect that is materially adverse to the financial condition, assets, properties or results of operations of the Company and the Subsidiaries, taken as a whole; provided, however, that “Material Adverse Effect” for purposes of this clause (II) shall not include any event, circumstance, change or effect arising out of or attributable to (i) any decrease in the market price of the Company Shares (but not any event, circumstance, change or effect underlying such decrease to the extent that such event, circumstance, change or effect would otherwise constitute a Material Adverse Effect or be taken into account in determining whether a Material Adverse Effect has occurred or is reasonably likely to occur), (ii) any events, circumstances, changes or effects that affect the real estate ownership and leasing business generally, (iii) any changes in the United States or global economy or capital, financial, banking or securities markets generally, including changes in interest or exchange rates, (iv) national or international political or social conflicts, including the commencement or escalation of a war or hostilities or the occurrence of acts of terrorism or sabotage, (v) any changes in general economic, labor, legal, regulatory or political conditions in the geographic regions in which the Company and its Subsidiaries operate, (vi) any events, circumstances, changes or effects arising from the consummation or anticipation of the Contemplated Transactions or the announcement of the execution of this Agreement, (vii) any events, circumstances, changes or effects arising from the compliance with the terms of, or the taking of any action required by, this Agreement, (viii) fires, earthquakes, terrorism, flooding, hurricanes, other natural disasters, acts of God or other casualty, (ix) changes in Law or GAAP after the date of this Agreement, (x) any change in the tenant occupancy of the Company Properties, (xi) damage or destruction of any Company Property caused by casualty, whether or not covered by insurance, (xii) the bankruptcy or insolvency of any tenant or tenants of any Company Property or the default by any tenant or tenants under the terms of any Company Lease, (xiii) any failure by the Company to meet internal or analysts’ projections for any period ending (or for which revenues, earnings or other financial data are released) on or after the date of this Agreement (but not any event, circumstance, change or effect underlying such failure to the extent that such event, circumstance, change or effect would otherwise constitute a Material Adverse Effect or be taken into account in determining whether a Material Adverse Effect has occurred or is reasonably likely to occur), (xiv) any impairment or other similar write down in the value of any Company Property (but not any event, circumstance, change or effect underlying such impairment or other similar write down to the extent that such event, circumstance, change or effect would otherwise constitute a Material Adverse Effect or be taken into account in determining whether a Material Adverse Effect has occurred or is reasonably likely to occur), (xv) the issuance of a qualified, modified or “going-concern” opinion in respect of the Company and/or the Subsidiaries by the Company’s independent auditors, (xvi) any change in the trading price of the Company Preferred Shares, or failure to declare or pay dividends on the Company Preferred Shares, or (xvii) any event, fact or circumstance set forth in Section 4.15(e) of the Company Disclosure Schedule.
“Order” means any award, decree, decision, writ, judgment, injunction, order, ruling, subpoena, or verdict, entered, issued, made or rendered by any Governmental Authority.

“Other Filings” means all filings made by, or required to be made by, the Company, the Partnership, Parent, Sub REIT, REIT Merger Sub, Partnership Merger Sub or Tender Offer Purchaser with the SEC in connection with the Contemplated Transactions other than the Proxy Statement.
“Partnership Common Units” means each unit representing a partnership interest in the Partnership that is not a General Partner Preferred Unit.
“Partnership Units” means the Partnership Common Units and the General Partner Preferred Units.
“Permits” means all franchises, grants, authorizations, licenses, permits, consents, certificates, approvals and orders of any Governmental Authority necessary for each of the Company or the Subsidiaries (i) to own, lease and operate the Operating Properties, (ii) to own and carry on the current stage of development of the Development Properties or (iii) to carry on its respective business as it is now being conducted.
“Permitted Liens” means (i) Liens for Taxes not yet delinquent and Liens for Taxes being contested in good faith by appropriate proceedings and for which there are adequate reserves on the financial statements of the Company (if such reserves are required pursuant to GAAP); (ii) mechanics’ and materialmen’s Liens for construction in progress; (iii) workmen’s, repairmen’s, warehousemen’s, carriers’ and similar Liens arising in the ordinary course of business of the Company or any Subsidiary; (iv) Liens with respect to real property, zoning restrictions, survey exceptions, utility easements, rights of way and similar Liens that are imposed by any Governmental Authority having jurisdiction thereon or otherwise are typical for the applicable property type and locality, (v) all matters that are disclosed in any Company Title Insurance Policy provided or made available to Parent (whether material or immaterial); (vi) Liens and obligations arising under the Material Contracts (including but not limited to any Lien securing Indebtedness disclosed in Section 4.02(g) of the Company Disclosure Schedule), the Company Leases and any other Lien, title defect, covenant or reservation of interests in title that does not interfere materially with the current use of the property affected thereby (assuming its continued use in the manner in which it is currently used) or materially adversely affect the value or marketability of such property; (vii) matters that are disclosed on current title reports or surveys, (viii) Liens on any Dissolving Subsidiary, and/or (ix) other Liens being contested in good faith in the ordinary course of business of the Company or any Subsidiary.
“person” or “Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.
“Plaza Las Fuentes” means the real and personal property encumbered by the mortgage Indebtedness relating to the land and improvements commonly known as Plaza Las Fuentes located at 135 North Los Robles Avenue, Pasadena, California.

“Representative” of a person means any officer, trustee, director, Affiliate, employee, investment banker, financial advisor, financing source, attorney, accountant, consultant, broker, finder or other agent or representative of such person.
“Restricted Shares” means Company Common Shares subject to forfeiture or vesting conditions that are issued or issuable pursuant to the Incentive Plan or a stand-alone award agreement.
“Restricted Stock Units” shall mean restricted stock units granted pursuant to the Incentive Plan or a stand-alone award agreement in respect of Company Common Shares.
“RSU Agreement” shall mean an incentive award agreement evidencing the grant of Restricted Stock Units.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Subsidiary” means any corporation more than 50% of whose outstanding voting securities, or any partnership, limited liability company, joint venture or other entity more than 50% of whose total equity interest, is directly or indirectly owned by the Company. Without limiting the generality of the foregoing, the Partnership is a Subsidiary for purposes of this Agreement.
“Superior Proposal” means a written Acquisition Proposal (for this purpose, substituting “50%” for each reference to “20%” in the definition of Acquisition Proposal) made by a third party which, in the good faith judgment of the Company Board (or duly authorized committee thereof) (after consultation with outside legal counsel and financial advisors), would, if consummated, result in a transaction that is more favorable to the Company’s stockholders than the transactions contemplated by this Agreement, taking into account such factors as the Company Board deems appropriate, including (i) the third party making such Acquisition Proposal, (ii) the legal, financial, regulatory and other aspects of this Agreement and such Acquisition Proposal, including any conditions relating to financing, regulatory or third-party approvals, (iii) the ability of the third party making such Acquisition Proposal to secure third-party approvals and (iv) other events or circumstances.
“Tax” or “Taxes” means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including, without limitation: taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers’ duties, tariffs and similar charges.
“Tax Protection Agreement” means any written or oral agreement to which the Company or any Subsidiary is a party pursuant to which, (i) any liability to holders of limited partnership interests in any Subsidiary or joint venture that is classified as a partnership for federal income Tax purposes relating to Taxes may arise, whether or not as a result of the consummation of the transactions contemplated by this Agreement; and/or (ii) in connection with the deferral of income Taxes of a third party partner in any Subsidiary that is classified as a partnership for federal income Tax purposes, the Company or any Subsidiary has agreed to, or agreed to indemnify or hold harmless for the failure to, (w) maintain a minimum level of debt, continue a particular debt or maintain a particular debt obligation, provide rights to guarantee debt or allocate a certain amount of indebtedness to a third party, (x) retain or not dispose of assets for a period of time, (y) make or refrain from making any Tax elections, and/or (z) only dispose of assets in a particular manner.
“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
“Unit Certificates” means any certificate evidencing Partnership Units.
“USBT Property” means the real and personal property encumbered by the mortgage Indebtedness relating to the properties commonly known as US Bank Tower and West Lawn Garage located at 633 West Fifth Street, Los Angeles, California.
(b)    The following terms have the meaning set forth in the Sections set forth below:

Defined Term	Location of Definition
Acceptable Confidentiality Agreement	§ 7.04(a)
Acceptance Time	§ 7.14(a)
Adverse Recommendation Change	§ 7.04(b)
Agreement	Preamble
Articles of Merger	§ 2.04(a)
Blue Sky Laws	§ 4.04(b)
Brokerage Agreements	§ 4.12(k)
Closing	§ 2.06
Closing Date	§ 2.06
Code	§ 4.09(a)
Company	Preamble
Company Board	Recitals
Company Board Recommendation	§ 7.01(a)
Company Bylaws	§ 4.01(g)
Company’s Charter	§ 4.01(g)
Company Common Shares	§ 3.01(b)
Company Common Share Merger Consideration	§ 3.01(b)
Company Disclosure Schedule	Article IV
Company Employees	§ 7.08(a)
Company Ground Leases	§ 4.12(f)
Company Intellectual Property	§ 4.13
Company Leases	§ 4.12(e)
Company Parties	§ 9.03(e)

Defined Term	Location of Definition
Company Preferred Shares	§ 3.01(c)
Company Properties	§ 4.12(a)
Company Stock Options	§ 3.01(d)
Company Stock Rights	§ 4.02(c)
Company Stockholder Approval	§ 4.03(b)
Confidentiality Agreement	§ 7.03(b)
Contemplated Transactions	Recitals
Current Annual Premium	§ 7.07(c)
Designated Executives	§ 1.01(a)
Development Properties	§ 4.12(a)
Dissolving Subsidiary	§ 4.01(c)
DTLA Fund Holding Co. Investment Effective Time	§ 2.02 § 2.04(a)
Enforceability Exceptions	§ 4.03(a)
Environmental Permits Equity Source	§ 4.15(a) § 7.03(b)
ERISA	§ 4.09(a)
ERISA Affiliate	§ 4.09(d)
Exchange Fund	§ 3.03(a)
Existing Units	§ 3.02(a)
Expiration Date	§ 7.14(c)
Financing Source	§ 7.03(b)
Form S-4	§ 7.15(a)
Governmental Authority	§ 4.04(b)
Guarantee	§ 5.11
Guarantor	§ 5.11
Initial Expiration Date	§ 7.14(c)
Interim Period	§ 6.01(a)
IRS	§ 4.09(a)
Lease	§ 4.12(e)
Loan Consents	§ 4.04(a)
Loan Documents	§ 4.02(g)
Maguire Tax Protection Agreement	§ 4.14(j)
Material Contract	§ 4.16
Material Lease	§ 6.01(b)(xxv)
Mergers	Recitals
MGCL	Recitals
MLLCA	Recitals
MPG Indemnified Parties	§ 7.07(a)
No Vote Termination Fee	§ 9.03(c)
NYSE	§ 4.04(b)
Offer Conditions	§ 7.14(b)
Offer Documents	§ 7.14(g)
Offer Price Offer to Purchase	§ 7.14(a) § 7.14(b)

Defined Term	Location of Definition
Operating Properties	§ 4.12(a)
Option Merger Consideration	§ 3.01(d)
Organizational Documents	§ 4.01(g)
Outside Date	§ 9.01(c)
Parent	Preamble
Parent Benefit Plans	§ 7.08(a)
Parent Disclosure Schedule	Article V
Parent Expenses	§ 9.03(c)
Parent Loan Payment Notice	§ 7.05(f)
Parent Parties	§ 9.03(e)
Participation Party	§ 4.12(i)
Partnership	Preamble
Partnership Agreement	§ 4.01(g)
Partnership Articles of Merger	§ 2.04(b)
Partnership Cash Merger Consideration	§ 3.02(a)
Partnership Merger	Recitals
Partnership Merger Effective Time	§ 2.04(b)
Partnership Merger Sub	Preamble
Paying Agent	§ 3.03(a)
Plans	§ 4.09(a)
Proxy Statement	§ 4.04(b)
Qualified REIT Subsidiary	§ 4.14(b)
REIT	§ 4.14(b)
REIT Merger	Recitals
REIT Merger Sub	Preamble
Required Consents	§ 8.02(f)
RSU Merger Consideration	§ 3.01(f)
Schedule 14D-9	§ 7.14(h)
Schedule TO	§ 7.14(g)
SDAT	§ 2.04(a)
SEC	§ 4.04(b)
SEC Approval	§ 7.01(a)
SEC Reports	§ 4.06(a)
Section 16	§ 7.08(d)
Series B Partnership General Partner Unit	§ 3.02(b)
Sub REIT	Preamble
Sub REIT Organizational Documents	§ 2.05(a)
Sub REIT Preferred Shares	§ 3.01(c)
Surviving Entity	§ 2.01
Surviving Organizational Documents	§ 2.05(a)
Surviving Partnership	§ 2.03
Surviving Partnership Agreement	§ 2.05(b)
Taxable REIT Subsidiary	§ 4.14(b)
Tender Offer Tender Offer Purchaser	§ 7.14(a) § 7.14(a)

Defined Term	Location of Definition
Termination Date	§ 9.01
Termination Fee	§ 9.03(c)
Third Party Confidentiality Agreements	§ 4.16
Thomas Tax Protection Agreement	§ 4.14(j)
Transfer Taxes	§ 7.09
USBT PSA	§ 6.01(b)(xxv)

ARTICLE II
THE MERGERS
SECTION 2.01.    REIT Merger. Subject to the terms and conditions of this Agreement, and in accordance with the MGCL, at the Effective Time, REIT Merger Sub and the Company shall consummate the REIT Merger pursuant to which (i) the Company shall be merged with and into REIT Merger Sub and the separate existence of the Company shall thereupon cease and (ii) REIT Merger Sub shall be the surviving entity in the REIT Merger (the “Surviving Entity”). The REIT Merger shall have the effects specified in Section 3-114 of the MGCL and this Agreement. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, the Surviving Entity shall possess all properties, rights, privileges, powers and franchises of the Company and REIT Merger Sub, and all of the claims, obligations, liabilities, debts and duties of the Company and REIT Merger Sub shall become the claims, obligations, liabilities, debts and duties of the Surviving Entity.
SECTION 2.02.    DTLA Fund Holding Co. Investment in the Partnership. Immediately after the Effective Time and immediately prior to the Partnership Merger Effective Time, at the election of Parent, DTLA Fund Holding Co., a Maryland corporation, will purchase from the Partnership newly issued Limited Partner Common Units (the “DTLA Fund Holding Co. Investment”).
SECTION 2.03.    Partnership Merger. Subject to the terms and conditions of this Agreement, and in accordance with Section 10-208 of the MRULPA, at the Partnership Merger Effective Time, Partnership Merger Sub and the Partnership shall consummate the Partnership Merger pursuant to which (i) Partnership Merger Sub shall be merged with and into the Partnership and the separate existence of Partnership Merger Sub shall thereupon cease and (ii) the Partnership shall be the surviving partnership in the Partnership Merger (the “Surviving Partnership”). The Partnership Merger shall have the effects specified in Section 10-208(j) of the MRULPA. Without limiting the generality of the foregoing, and subject thereto, from and after the Partnership Merger Effective Time, the Surviving Partnership shall possess all properties, rights, privileges, powers and franchises of the Partnership and Partnership Merger Sub, and all of the claims, obligations, liabilities, debts and duties of the Partnership and Partnership Merger Sub shall become the claims, obligations, liabilities, debts and duties of the Surviving Partnership.
SECTION 2.04.    Effective Times. (a) At the Closing and, if Parent so elects, immediately prior to the DTLA Fund Holding Co. Investment and the Partnership Merger Effective Time, REIT Merger Sub and the Company shall duly execute and file with the State

Department of Assessments and Taxation of Maryland (the “SDAT”) in accordance with the MGCL articles of merger (the “Articles of Merger”). The REIT Merger shall become effective at such time as the Articles of Merger have been accepted for record by the SDAT or such later time that the parties hereto shall have agreed upon and designated in the Articles of Merger in accordance with the MGCL as the effective time of the REIT Merger, but not to exceed five (5) days after the Articles of Merger are accepted for record by the SDAT (the “Effective Time”).
(b)    At the Closing, immediately after the Effective Time and, if Parent so elects, the DTLA Fund Holding Co. Investment, Partnership Merger Sub and the Partnership shall duly execute and file with the SDAT articles of merger (the “Partnership Articles of Merger”), executed in accordance with the applicable provisions of the MRULPA and the MLLCA, and shall make all other filings or recordings required under the MRULPA and the MLLCA to effect the Partnership Merger. The Partnership Merger shall become effective after the Effective Time, at such time as the Partnership Articles of Merger have been accepted for record by the SDAT, or such later time that the parties hereto shall have agreed upon and designated in the Partnership Articles of Merger in accordance with the MRULPA and the MLLCA as the effective time of the Partnership Merger, but not to exceed five (5) days after the Partnership Articles of Merger are accepted for record by the SDAT (the “Partnership Merger Effective Time”).
SECTION 2.05.    Surviving Organizational Documents. (a) (i) The charter and bylaws of the Surviving Entity (the “Surviving Organizational Documents”) shall be in the forms attached hereto as Exhibit A and Exhibit B, respectively, until thereafter amended as provided therein or by Law and (ii) the charter of Sub REIT shall be in the form attached hereto as Exhibit C and the bylaws shall be in the form attached hereto as Exhibit D (together, the “Sub REIT Organizational Documents”). Notwithstanding the foregoing, Parent may modify the charter of the Surviving Entity and/or Sub REIT (1) to the extent reasonably approved by the Company and (2) to reflect changes and additions reasonably requested by investors or dealers in connection with the issuance of preferred stock by the Surviving Entity and/or Sub REIT as is reasonably necessary to ensure that each of the Surviving Entity and Sub REIT is beneficially owned by at least 100 stockholders in accordance with Section 856(a)(5) of the Code, disregarding Section 856(h)(2) of the Code, provided that in each case no such change will change the rank, dividend rights or preferences, liquidation rights or preference or voting rights of the Series A Preferred Stock or otherwise adversely affect the Series A Preferred Stock (as defined in each of the Surviving Organizational Documents and Sub REIT Organizational Documents).
(b)    The certificate of limited partnership of the Partnership, as in effect immediately prior to the Partnership Merger Effective Time, shall be the certificate of limited partnership of the Surviving Partnership until thereafter amended as provided therein or by Law. The limited partnership agreement of the Partnership, as in effect immediately prior to the Partnership Merger Effective Time, shall be the limited partnership agreement of the Surviving Partnership until thereafter amended as provided therein or by Law (the “Surviving Partnership Agreement”).
SECTION 2.06.    Closing. The closing of the Mergers (the “Closing”) shall occur upon the later of (a) the first (1st) Business Day after June 27, 2013 on which all of the conditions set forth in Article VIII (other than conditions which by their terms are required to be satisfied or waived at the Closing but subject to the waiver or satisfaction of such conditions) shall have been satisfied or waived by the party entitled to the benefit of the same, and (b) the second (2nd) Business Day after all of the conditions set forth in Article VIII (other than conditions which by their terms are required to be satisfied or waived at the Closing but subject to the waiver or satisfaction of such conditions) shall have been satisfied or waived by the party entitled to the benefit of the same, and, subject to the foregoing, shall take place at such time and on a date to be specified by the parties (the “Closing Date”). The Closing shall take place at the offices of Latham & Watkins LLP, 355 South Grand Avenue, Los Angeles, CA, or at such other place as agreed to by the parties hereto. Notwithstanding the foregoing, if the Closing is scheduled to occur on the second (2nd) day through last Business Day of any month pursuant to the other provisions of this Section 2.06, Parent shall have a one-time right to delay the Closing until the earlier of (x) one Business Day prior to the Outside Date and (y) the last Business Day of such month; provided that Parent irrevocably waives, for all purposes under this Agreement, all conditions to Closing in Section 8.02.
SECTION 2.07.    Directors and Officers of the Surviving Entity and Sub REIT. (a) The directors of REIT Merger Sub immediately prior to the Effective Time shall, together with the two directors of the Company who were elected by the holders of the Company Preferred Shares prior to the Closing solely in the event that all of the Company Preferred Shares are not purchased in the Tender Offer or cancelled pursuant to the proviso of Section 3.01(c), be the directors of the Surviving Entity immediately following the Closing, and the officers of the REIT Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Entity immediately following the Closing, each to hold office in accordance with the Surviving Organizational Documents.
(b)    The directors of Sub REIT immediately prior to the Effective Time shall, together with the two directors of the Company who were elected by the holders of the Company Preferred Shares prior to the Closing solely in the event that all of the Company Preferred Shares are not purchased in the Tender Offer or cancelled pursuant to the proviso of Section 3.01(c), be the directors of the Sub REIT immediately following the Closing, and the officers of Sub REIT immediately prior to the Effective Time shall be the initial officers of Sub REIT immediately following the Closing, each to hold office in accordance with the Sub REIT Organizational Documents.
SECTION 2.08.    Partnership Matters. The Surviving Entity shall be the general partner of the Surviving Partnership following the Partnership Merger Effective Time.
SECTION 2.09.    Pre-Merger Transactions. Parent shall have the option, in its sole discretion and without requiring the further consent of the Company or the Partnership, upon reasonable notice to the Company, to request that the Company, immediately prior to, and conditioned upon, the Effective Time, cooperate with and agree to a change to the direction of the REIT Merger so that the other party to the Merger survives; provided, however, that (1) neither the Company nor any Subsidiary shall be required to take any action in contravention of any certificate of incorporation, partnership agreement, or similar organizational document or other Contract, (2) the Company’s obligation to take any actions required by this Section 2.09 shall be subject to the condition that all conditions to the Closing have been satisfied or waived (other than those conditions which may only be satisfied or waived at the Effective Time, but subject to the satisfaction or waiver of such conditions), (3) such actions shall not affect or modify in any respect the obligations of Parent under this Agreement, including the payments required to be made by Parent under Article III, and (4) appropriate changes approved by Parent, such approval not to be unreasonably withheld, shall be made to this Agreement and the tax opinion of Latham & Watkins LLP set forth on Section 8.02(e) of the Company Disclosure Schedule to take into account the Company’s survival in the REIT Merger.
ARTICLE III
EFFECT OF THE MERGERS
SECTION 3.01.    Effect on Shares. As of the Effective Time, by virtue of the REIT Merger and without any action on the part of the holders of any Company Shares or the holders of any equity interests in Parent, Sub REIT or REIT Merger Sub:
(a)    Each share of common stock of REIT Merger Sub issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding.
(b)    Each share of common stock, par value $0.01 per share, of the Company (collectively, the “Company Common Shares”) issued and outstanding at or immediately prior to the Effective Time shall automatically be converted into, and canceled in exchange for, the right to receive an amount in cash to be paid by Parent equal to $3.15, without interest (the “Company Common Share Merger Consideration”).
(c)    Each share of 7.625% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, of the Company (collectively, the “Company Preferred Shares”) issued and outstanding immediately prior to the Effective Time, shall be converted into, and canceled in exchange for, one share of 7.625% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, of Sub REIT (collectively, the “Sub REIT Preferred Shares”) with the rights, terms and conditions set forth in the Sub REIT Organizational Documents; provided that if more than 66.6% of the Company Preferred Shares outstanding on the date of this Agreement are tendered and accepted for payment in the Tender Offer, then Parent shall have the right, exercisable by written notice not less than one (1) Business Day prior to the Closing, to convert in the REIT Merger at the Effective Time all remaining (i.e., not being tendered pursuant to the Tender Offer) Company Preferred Shares into cash (upon which payment such Company Preferred Shares shall be canceled and no longer be outstanding) in an amount per Company Preferred Share equal to the Offer Price, but only if such conversion complies with applicable Law and with the Company’s Charter in all respects at the time of conversion (and in the event it would not comply, then immediately prior to the Effective Time, each such remaining Company Preferred Share shall be converted into, and cancelled in exchange for, a Sub REIT Preferred Share in accordance with this Section 3.01(c)).
(d)    Immediately prior to the Effective Time, each outstanding option to purchase Company Common Shares (collectively, “Company Stock Options”) granted under the Incentive Plan or a stand-alone award agreement, whether or not then exercisable and regardless of the exercise price thereof, shall be canceled in exchange for the right to receive a single lump sum cash payment, without interest, equal to the product of (i) the number of Company Common Shares subject to such Company Stock Option immediately prior to the Effective Time, whether or not vested or exercisable, and (ii) the excess, if any, of the Company Common Share Merger Consideration over the exercise price per share of such Company Stock Option (collectively, the “Option Merger Consideration”), payable in accordance with Section 3.04. If the exercise price per share of any such Company Stock Option is equal to or greater than the Company Common Share Merger Consideration, such Company Stock Option shall be canceled without any cash payment being made in respect thereof.
(e)    Immediately prior to the Effective Time, each outstanding Restricted Share will cease to be subject to any forfeiture or vesting conditions and each such share shall be automatically converted into, and canceled in exchange for, the right to receive the Company Common Share Merger Consideration, without interest, pursuant to Section 3.01(b), payable in accordance with Section 3.04.
(f)    Immediately prior to the Effective Time, each outstanding Restricted Stock Unit, including the right to receive Company Common Shares or cash that are, pursuant to the terms of the applicable RSU Agreements, distributable with respect to such outstanding Restricted Stock Unit upon or by reference to a Change in Control (as defined in such RSU Agreement), shall be canceled in exchange for the right to receive a single lump sum cash payment, without interest, equal to the product of (i) the number of Company Common Shares subject to such Restricted Stock Unit immediately prior to the Effective Time, whether or not vested, and (ii) the Company Common Share Merger Consideration (collectively, the “RSU Merger Consideration”), payable in accordance with Section 3.04.
(g)    Prior to the Effective Time, the Company shall take all necessary actions to effectuate the treatment of Company Stock Options, Restricted Shares and Restricted Stock Units contemplated in Section 3.01(d), Section 3.01(e) and Section 3.01(f).
SECTION 3.02.    Effect on Partnership Interests. At the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any action on the part of the holder of any partnership interest of the Partnership or Partnership Merger Sub:
(a)    Each Limited Partner Common Unit issued and outstanding immediately prior to the Partnership Merger Effective Time (other than Limited Partner Common Units held by the Company or any Subsidiary, or acquired pursuant to Section 2.02 or Section 7.12) (the “Existing Units”) shall automatically be converted into, and canceled in exchange for, the right to receive an amount in cash equal to the Company Common Share Merger Consideration, without interest (the “Partnership Cash Merger Consideration”).
(b)    Each General Partner Common Unit issued and outstanding immediately prior to the Partnership Merger Effective Time shall automatically be converted into, and canceled in exchange for, one general partner common unit entitled to preferred distribution in the Surviving Partnership, which shall, with respect to dividend and redemption rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Partnership, rank junior to the Series A Preferred Units (as defined in the Partnership Agreement) and have such other rights, terms and conditions set forth in the Surviving Partnership Agreement (each, a “Series B Partnership General Partner Unit”).

(c)    Each Limited Partner Common Unit, if any, held by any Subsidiary issued and outstanding immediately prior to the Partnership Merger Effective Time shall automatically be converted into, and canceled in exchange for, one Series B Partnership General Partner Unit.
(d)    Each Limited Partner Common Unit, if any, acquired pursuant to Section 2.02 or Section 7.12 issued and outstanding immediately prior to the Partnership Merger Effective Time shall remain outstanding as one Limited Partner Common Unit of the Surviving Partnership, with the rights, terms and conditions set forth in the Surviving Partnership Agreement.
(e)    Each General Partner Preferred Unit issued and outstanding immediately prior to the Partnership Merger Effective Time shall remain outstanding as one General Partner Preferred Unit of the Surviving Partnership, with the rights, terms and conditions set forth in the Surviving Partnership Agreement.
(f)    Each limited liability company interest in Partnership Merger Sub issued and outstanding immediately prior to the Partnership Merger Effective Time shall automatically be canceled and retired and shall cease to exist and no payment shall be made with respect thereto.
SECTION 3.03.    Exchange of Company Common Shares, Unit Certificates and Company Preferred Shares.
(a)    Paying Agent.  Prior to the Effective Time, Parent shall appoint a bank or trust company reasonably satisfactory to the Company to act as Paying Agent (the “Paying Agent”) for the payment or exchange in accordance with this Article III of the Company Common Share Merger Consideration (exclusive of payments to holders of Restricted Shares pursuant to Section 3.01(e)) and the Partnership Cash Merger Consideration (collectively, such cash being referred to as the “Exchange Fund”). On or before the Effective Time, Parent shall deposit with the Paying Agent the Company Common Share Merger Consideration (exclusive of payments to holders of Restricted Shares pursuant to Section 3.01(e)) and the Partnership Cash Merger Consideration. The Parent shall cause the Paying Agent to make, and the Paying Agent shall make, payments of the Company Common Share Merger Consideration and the Partnership Cash Merger Consideration out of the Exchange Fund in accordance with this Agreement, the Articles of Merger and the Partnership Articles of Merger. The Exchange Fund shall not be used for any other purpose.  Any and all interest earned on cash deposited in the Exchange Fund shall be paid to Parent. Without limiting any of the foregoing, in the event Parent elects to convert all remaining (i.e., not being tendered pursuant to the Tender Offer) Company Preferred Shares into cash as provided for in the proviso of Section 3.01(c), then Parent shall deposit with the Paying Agent, in the Exchange Fund, on or before the Effective Time, the additional funds necessary to convert all such remaining Company Preferred Shares into cash. Any such additional funds shall not be used for any other purpose.
(b)    Share and Unit Transfer Books.  At the Effective Time, the Company Common Share transfer books shall be closed and thereafter there shall be no further registration of transfers of the Company Common Shares.  From and after the Effective Time, persons who held Company Common Shares immediately prior to the Effective Time shall cease to have rights with respect to such shares, except as otherwise provided for herein. From and after the Partnership Merger Effective Time, there shall be no transfers on the transfer books of the Partnership or the Surviving Partnership of Partnership Units, other than transfers with respect to the Series B Partnership General Partner Units in accordance with the terms of the Surviving Partnership Agreement. From and after the Partnership Merger Effective Time, the holders of Limited Partner Common Units outstanding immediately prior to the Partnership Merger Effective Time, other than with respect to the Series B Partnership General Partner Units, shall cease to have rights with respect to such Limited Partner Common Units, except as otherwise provided for herein.
(c)    Exchange Procedures for Uncertificated Company Common Shares. Reasonably promptly after the Effective Time (but in any event within five (5) Business Days), the Surviving Entity shall cause the Paying Agent to mail to each holder of record of Company Common Shares represented by book-entry as of immediately prior to the Effective Time (i) a letter of transmittal in customary form (which shall be subject to the reasonable approval of Parent prior to the Effective Time) and (ii) instructions for use in effecting the surrender of the Company Common Shares in exchange for the Company Common Share Merger Consideration to which such holder is entitled pursuant to this Agreement. Upon adherence to the applicable procedures set forth in the letter of transmittal and delivery to the Paying Agent of such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Paying Agent, the holder of such Company Common Shares shall receive the Company Common Share Merger Consideration payable in respect of the Company Common Shares held by such person immediately prior to the Effective Time pursuant to the provisions of this Article III, and the Company Common Shares so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Shares that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name such Company Common Shares are registered, if Parent shall be presented with a proper form for such transfer and if the person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a person other than such holder of Company Common Shares or establish to the satisfaction of Parent that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.03, each Company Common Share shall be deemed at any time after the Effective Time to represent only the right to receive, upon such surrender, the Company Common Share Merger Consideration as contemplated by this Section 3.03. No interest shall be paid or accrue on the Company Common Share Merger Consideration.
(d)    Exchange Procedures for Certificated Company Common Shares. Reasonably promptly after the Effective Time (but in any event within five (5) Business Days), the Surviving Entity shall cause the Paying Agent to mail to each person who immediately prior to the Effective Time held of record Company Common Shares that were exchanged for the right to receive the Company Common Share Merger Consideration pursuant to Section 3.01: (i) a letter of transmittal in customary form (which shall specify that delivery of Certificates shall be effected, and risk of loss and title to the Certificates shall pass to the Paying Agent, only upon delivery of the Certificates to the Paying Agent, and which letter shall be subject to the reasonable approval of Parent prior to the Effective Time) and (ii) instructions for use in effecting the surrender of the holder’s Certificates in exchange for the Company Common Share Merger Consideration to which such holder is entitled pursuant to this Agreement. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall receive in exchange therefor the Company Common Share Merger Consideration payable in respect of the Company Common Shares previously represented by such Certificate pursuant to the provisions of this Article III, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Shares that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such Tax has been paid or is not applicable.  Until surrendered as contemplated by this Section 3.03, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive, upon such surrender, the Company Common Share Merger Consideration as contemplated by this Section 3.03. No interest shall be paid or accrue on the Company Common Share Merger Consideration.
(e)    Exchange Procedures for Preferred Shares. Reasonably promptly after the Effective Time (but in any event within five (5) Business Days), Sub REIT shall cause the Paying Agent to mail to each holder of record of Company Preferred Shares represented by book-entry as of immediately prior to the Effective Time (i) a letter of transmittal in customary form (which shall be subject to the reasonable approval of Parent prior to the Effective Time) and (ii) instructions for use in effecting the surrender of the Company Preferred Shares in exchange for Sub REIT Preferred Shares to which such holder is entitled pursuant to this Agreement. Upon adherence to the applicable procedures set forth in the letter of transmittal and delivery to the Paying Agent of such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Paying Agent, the holder of such Company Preferred Shares shall be entitled to receive in exchange therefor that number of shares of Sub REIT Preferred Shares which such holder has the right to receive pursuant to the provisions of this ARTICLE III, in book-entry form, and the Company Preferred Shares so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Preferred Shares which is not registered in the transfer records of the Company, Sub REIT Preferred Shares may be issued in book-entry form to a person other than the person in whose name Company Preferred Shares are registered, if Sub REIT shall be presented with a proper form for such transfer and if the person requesting such payment shall pay any transfer or other Taxes required by reason of the issuance of Sub REIT Preferred Shares to a person other than the registered holder of such Company Preferred Shares or establish to the satisfaction of Sub REIT that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.03, each Company Preferred Share shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender, the appropriate number of shares of Sub REIT Preferred Shares, in book-entry form. Alternatively, if Parent elects to convert all remaining (i.e., not being tendered pursuant to the Tender Offer) Company Preferred Shares into cash as provided for in the proviso of Section 3.01(c), then reasonably promptly after Parent provides written notice pursuant to the proviso of Section 3.01(c) (but in any event within three (3) Business Days of such notice), Parent shall cause Paying Agent to follow the foregoing procedures provided in this Section 3.03(e) to notify and instruct holders of such remaining Company Preferred Shares to exchange all such remaining Company Preferred Shares for cash in an amount per Company Preferred Share equal to the Offer Price. Until surrendered as contemplated by this Section 3.03, each remaining Company Preferred Share shall be deemed at any time after the Effective Time to represent only the right to receive, upon such surrender, cash in an amount per Company Preferred Share equal to the Offer Price as contemplated by this Section 3.03. No interest shall be paid or accrue on the Company Preferred Shares.
(f)    Exchange Procedures for Unit Certificates. Reasonably promptly after the Partnership Merger Effective Time (but in any event within five (5) Business Days), the Surviving Entity shall cause the Paying Agent to mail to each person who immediately prior to the Partnership Merger Effective Time held of record Limited Partner Common Units that were automatically converted into, and canceled in exchange for, the right to receive the Partnership Cash Merger Consideration pursuant to Section 3.02: (i) a letter of transmittal (which shall specify that delivery of Unit Certificates shall be effected, and risk of loss and title to the Unit Certificates shall pass to the Paying Agent, only upon delivery of the Unit Certificates to the Paying Agent, and which letter shall be in customary form and subject to the reasonable approval of Parent prior to the Partnership Merger Effective Time) and (ii) instructions for use in effecting the surrender of the holder’s Unit Certificates in exchange for the Partnership Cash Merger Consideration to which the holder thereof is entitled. Upon surrender of a Unit Certificate for cancellation to the Paying Agent or to such other agent or agents reasonably satisfactory to the Company as may be appointed by Parent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Paying Agent, the holder of such Unit Certificate shall receive in exchange therefor the Partnership Cash Merger Consideration payable in respect of the Limited Partner Common Units previously represented by such Unit Certificate pursuant to the provisions of this Article III, and the Unit Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Limited Partner Common Units that is not registered in the transfer records of the Partnership, payment may be made to a person other than the person in whose name the Unit Certificate so surrendered is registered if such Unit Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a person other than the registered holder of such Unit Certificate or establish to the satisfaction of Parent that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.03, each Unit Certificate, other than Unit Certificates representing Series B Partnership General Partner Units, shall be deemed at any time after the Partnership Merger Effective Time to represent only the right to receive, upon such surrender, the Partnership Cash Merger Consideration as contemplated by this Section 3.03. No interest shall be paid or accrue on the Partnership Cash Merger Consideration.
(g)    No Further Ownership Rights in Company Shares, or Limited Partner Common Units Exchanged; Share and Unit Transfers.  At the Effective Time, holders of Company Shares shall cease to be, and shall have no rights as, stockholders of the Company other than the right to receive the Company Common Share Merger Consideration provided under this Article III. The Company Common Share Merger Consideration paid in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights and privileges pertaining to the Company Common Shares exchanged theretofore. The

Partnership Cash Merger Consideration paid in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights and privileges pertaining to the Existing Units exchanged therefor, and on and after the Partnership Merger Effective Time such holders of Existing Units shall have no further rights with respect to any Existing Units so exchanged, and shall have no rights as, limited partners of the Partnership with respect to such Existing Units, other than the right to receive the Partnership Cash Merger Consideration immediately prior to the Closing as provided under this Article III.
(h)    Termination of Exchange Fund.  Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Shares or Limited Partner Common Units that were exchanged for the right to receive the Partnership Cash Merger Consideration for one (1) year after the Effective Time shall be delivered to the Surviving Entity, and any holders of Company Common Shares or Limited Partner Common Units prior to the Mergers who have not theretofore complied with this Article III shall thereafter look only to the Surviving Entity and/or the Surviving Partnership for payment of the Company Common Share Merger Consideration or the Partnership Cash Merger Consideration, as applicable, in each case without interest, as general creditors. If any certificates representing Company Common Shares or Limited Partner Common Units shall not have been surrendered prior to five (5) years after the Effective Time (or a date which is immediately prior to such time on which any payment in respect hereof would otherwise escheat or become the property of any Governmental Authority), the payment in respect of such certificates shall, to the extent permitted by applicable Law, become the property of the Surviving Entity, free and clear of all claims or interest of any person previously entitled thereto. Notwithstanding the foregoing, none of Parent, Sub REIT, the Company, the Surviving Corporation, the Surviving Partnership nor the Paying Agent shall be liable to any holder of Company Common Shares for any Company Common Share Merger Consideration delivered in respect of such Company Common Shares to a public official pursuant to any abandoned property, escheat or other similar Law.
(i)    No Liability.  None of Parent, Sub REIT, REIT Merger Sub, Partnership Merger Sub, the Surviving Entity, the Company, the Partnership, the Surviving Partnership or the Paying Agent, or any employee, officer, director, agent or Affiliate thereof, shall be liable to any person in respect of the Company Common Share Merger Consideration or the Partnership Cash Merger Consideration, as applicable, if the Exchange Fund has been delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.
(j)    Investment of Exchange Fund.  The Paying Agent shall invest the cash included in the Exchange Fund, as directed by the Surviving Entity, on a daily basis.  Any net profit resulting from, or interest or income produced by, such investments, shall be placed in the Exchange Fund.  To the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for other reasons below the level required to make prompt payments of the Company Common Share Merger Consideration or the Partnership Cash Merger Consideration as contemplated hereby, Parent shall promptly replace or restore the portion of the Exchange Fund lost through investments or other events so as to ensure that the Exchange Fund is, at all times, maintained at a level sufficient to make such payments.
(k)    Lost Certificates or Unit Certificates.  If any Certificate or Unit Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate or Unit Certificate to be lost, stolen or destroyed and, if required by the Surviving Entity or the Paying Agent, the posting by such person of a bond in such amount as the Surviving Entity or the Paying Agent reasonably may direct, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Company Common Share Merger Consideration payable in respect thereof, or will issue in exchange for such lost, stolen or destroyed Unit Certificate the Partnership Cash Merger Consideration payable in respect thereof pursuant to this Agreement.
SECTION 3.04.    Payment of Option Merger Consideration, Restricted Share Payments and RSU Merger Consideration.  Prior to the Effective Time, the Company shall deliver to Parent a schedule setting forth (a) the Option Merger Consideration to be paid to the holders of Company Stock Options pursuant to Section 3.01(d), (b) the amount of Company Common Share Merger Consideration to be paid to holders of Restricted Shares pursuant to Section 3.01(b) and Section 3.01(e) and (c) the RSU Merger Consideration to be paid to holders of Restricted Stock Units pursuant to Section 3.01(f). On or before the Effective Time, Parent shall deposit with the Company the Option Merger Consideration, the amount of Company Common Share Merger Consideration to be paid to holders of Restricted Shares and the RSU Merger Consideration. The Company shall thereafter pay, less any applicable withholding pursuant to Section 3.05, the Option Merger Consideration, the amount of Company Common Share Merger Consideration to be paid to holders of Restricted Shares and the RSU Merger Consideration to the holders of Company Stock Options, Restricted Shares and Restricted Stock Units, as the case may be, reasonably promptly (but in no event more than five (5) Business Days) following the Closing Date. The payment of the Option Merger Consideration paid with respect to Company Stock Options in accordance with the terms of this Article III shall be in full satisfaction of all rights and privileges pertaining to the canceled Company Stock Options, and on and after the Effective Time the holder of a Company Stock Option shall have no further rights with respect to any Company Stock Option, other than the right to receive the Option Merger Consideration as provided in Section 3.01(d). The payment of the Company Common Share Merger Consideration to holders of Restricted Shares in accordance with the terms of this Article III shall be in full satisfaction of all rights and privileges pertaining thereto, and on and after the Effective Time the holder of a Restricted Share shall have no further rights with respect thereto, other than the right to receive the Company Common Share Merger Consideration as provided in Section 3.01(b) and Section 3.01(e). The payment of the RSU Merger Consideration paid with respect to Restricted Stock Units in accordance with the terms of this Article III shall be in full satisfaction of all rights and privileges pertaining to the canceled Restricted Stock Units, and on and after the Effective Time the holder of a Restricted Stock Unit shall have no further rights with respect to any Restricted Stock Unit, other than the right to receive the RSU Merger Consideration as provided in Section 3.01(f). All payments under this Section 3.04 shall be subject to any applicable withholding Tax pursuant to Section 3.05.
SECTION 3.05.    Withholding Rights. Parent, Sub REIT, the Company, the Surviving Entity, the Surviving Partnership or the Paying Agent, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, and the rules and regulations promulgated thereunder, or any provision of Tax law.  To the extent that amounts are so withheld by Parent, Sub REIT, the Company, the Surviving Entity, the Surviving Partnership or the Paying Agent, as applicable, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such person in respect of which such deduction and withholding was made.
SECTION 3.06.    Dissenters’ Rights. No dissenters’ or appraisal rights shall be available with respect to the Mergers or the other Contemplated Transactions.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE
COMPANY AND THE PARTNERSHIP
Subject to (i) any information contained, or incorporated by reference, in any SEC Report filed with, or furnished to, the SEC, and in either case publicly available, on or after January 1, 2010 and prior to April 12, 2013 (excluding any risk factor disclosures contained in such documents under the heading “Risk Factors” and any disclosure or risks or other matters included in any “forward-looking statements” disclaimer or other statements that are cautionary, predictive or forward-looking in nature, including in “Management’s Discussion and Analysis”) to the extent the qualifying nature of such disclosure is reasonably apparent, and (ii) the exceptions and qualifications set forth in a disclosure schedule with numbered sections corresponding to the relevant sections in this Agreement (the “Company Disclosure Schedule”), the Company and the Partnership hereby represent and warrant to Parent, Sub REIT, REIT Merger Sub and Partnership Merger Sub that:
SECTION 4.01.    Existence; Good Standing; Authority. (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland. The Company is duly qualified or licensed to do business as a foreign entity and is in good standing under the laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, has not had or would not reasonably be expected to have a Material Adverse Effect. The Company has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.
(b)    The Partnership is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Maryland. The Partnership is duly qualified or licensed to do business as a foreign limited partnership and is in good standing under the laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, has not had or would not reasonably be expected to have a Material Adverse Effect. The Partnership has all requisite partnership power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.
(c)    Section 4.01(c) of the Company Disclosure Schedule sets forth as of the date of this Agreement: (i) each Subsidiary, including whether that Subsidiary is expected to be active after the Closing or whether it is expected to be dissolved prior to the Closing (each such subsidiary, a “Dissolving Subsidiary”); and (ii) the legal form of each Subsidiary, including the state of formation. Except as set forth on Section 4.01(c) of the Company Disclosure Schedule, the Company does not own, directly or indirectly, beneficially or of record, any interest in, shares of stock or other equity security of any person.
(d)    Each of the Subsidiaries is duly organized, validly existing and in good standing (or the equivalent thereof) under the laws of its respective jurisdiction of organization and duly qualified or licensed to do business as a foreign entity and in good standing under the laws of each jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, has not had or would not reasonably be expected to have a Material Adverse Effect. Each of the Subsidiaries has all requisite corporate or partnership power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.
(e)    Except for the Partnership, as of the date of this Agreement, all of the Subsidiaries are, directly or indirectly, wholly-owned by the Company. There are no securities of any Subsidiary convertible or exchangeable for equity securities of any Subsidiary and no agreements, arrangements or other subscription rights, options, warrants, conversion rights, stock appreciation rights, “phantom stock”, stock units, calls, claims, rights of first refusal, rights (including preemptive rights), commitments, arrangements or agreements to which any Subsidiary is a party or by which it is bound in any case obligating the Subsidiary to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, stock or ownership interests of the Subsidiary, or obligating the Subsidiary to grant, extend or enter into any such subscription right, option, warrant, conversion right, stock appreciation right, “phantom stock”, stock unit, call, claim, right of first refusal, right, commitment, arrangement or agreement.
(f)    All of the outstanding equity or voting securities of each of the Subsidiaries that is a corporation have been duly authorized, validly issued and are (i) fully paid and nonassessable, and (ii) owned by the Company or by one of the Subsidiaries, directly or indirectly, free and clear of any Lien, other than Permitted Liens. All outstanding equity or voting interests in each of the Subsidiaries that is a partnership, limited liability company or trust which are owned by the Company, by one of the Subsidiaries or by the Company and one of the Subsidiaries are duly authorized and validly issued and are owned free and clear of any Lien, other than Permitted Liens.
(g)    The Company has previously made available to Parent true and complete copies of the Company’s charter (amended to date, the “Company’s Charter”), the Fourth Amended and Restated Bylaws of the Company (the “Company Bylaws”), the Partnership’s Certificate of Limited Partnership and the Partnership’s Second Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”), each as amended through the date hereof (collectively the “Organizational Documents”), and the comparable organizational documents of each of its Subsidiaries, each as amended through the date hereof. All Organizational Documents are in full force and effect and no dissolution, revocation or forfeiture proceedings regarding the Company or the Partnership have been commenced. Except as would not have a Material Adverse Effect, the Company and the Partnership are not in default or violation (and no event has occurred which, with notice or lapse of time or both, would constitute a default or violation) of any term, condition or provision of the Organizational Documents.
SECTION 4.02.    Capitalization. (a) The authorized shares of stock of the Company consist of 100,000,000 Company Common Shares, of which, as of April 24, 2013, 57,322,671 were issued and outstanding, and 50,000,000 shares of preferred stock, par value $0.01 per share, of the Company, of which, 10,000,000 shares have been classified and designated as Company Preferred Shares, of which 9,730,370 shares were issued and outstanding as of April 24, 2013. As of the date of this Agreement, the Company had no Company Common Shares reserved for issuance or required to be reserved for issuance other than (i) as described in Section 4.02(c) below or (ii) Company Common Shares which are issuable to holders of Partnership Units in exchange for those Partnership Units in accordance with Section 8.6 of the Partnership Agreement. All issued and outstanding shares of the Company are, and all shares subject to issuance as specified above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be, duly authorized, validly issued, fully paid, nonassessable, free of preemptive rights, under any provisions of the MGCL, the Company’s Charter and the Company Bylaws.
(b)    The Company has no outstanding bonds, debentures, notes or other obligations for borrowed money, the holders of which have the right to vote (or which are convertible into, exchangeable for or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.
(c)    As of the date of this Agreement, no Company Common Shares are available for issuance pursuant to the Incentive Plan (it being understood, however, that the Company has issued and, subject to the limitations in this Agreement, may from time to time issue new Company Stock Rights (as defined below) which may be settled in cash if no Company Common Shares are then available for issuance under the Incentive Plan). As of April 24, 2013, 1,097,101 Company Stock Options, 6,129 Restricted Shares and 2,259,605 Restricted Stock Units are outstanding under the Incentive Plan(s). Except for the Company Stock Options, the Restricted Shares, the Restricted Stock Units and any dividend equivalent rights thereon (collectively, the “Company Stock Rights”), and the Partnership Common Units, there are no existing options, warrants, calls, subscription rights, convertible or exchangeable securities or other rights, stock based performance units, agreements or commitments (contingent or otherwise) that obligate the Company to issue, deliver, transfer or sell any Company Common Shares or Company Preferred Share or any investment that is convertible into or exercisable or exchangeable for any such shares. Section 4.02(c) of the Company Disclosure Schedule sets forth a list of the Company Stock Rights, the number of shares subject to each Company Stock Right, the type of Company Stock Right, the per share exercise price or purchase price for each Company Stock Right that is a Company Stock Option, in each case, as of the date of this Agreement. Each grant of a Company Stock Option was duly authorized by the taking of all necessary corporate action no later than the date on which the grant of such Company Stock Option was by its terms to be effective. The per share exercise price of each Company Stock Option was not less than the fair market value of a Company Common Share on the applicable grant date. Except for the Company Stock Rights, there are no outstanding stock options, stock appreciation rights, dividend equivalent rights, restricted stock awards or “phantom” share awards issued by the Company in respect of Company Common Shares or Company Preferred

Shares. Except as set forth in Section 4.02(a), this Section 4.02(c) and/or Section 4.02(c) of the Company Disclosure Schedule, (i) there are no other equity securities of the Company, (ii) since April 24, 2013 through the date of this Agreement and, except as otherwise permitted pursuant to Section 6.01(b), after the date of this Agreement, the Company has not issued or committed to issue any shares of capital stock in connection with the exchange of Partnership Units in accordance with the existing terms of the Partnership Agreement or pursuant to Company Stock Rights outstanding as of April 24, 2013, and (iii) no agreements, arrangements, or other subscriptions, options, warrants, conversion rights, stock appreciation rights, “phantom stock”, stock units, calls, claims, rights of first refusal, rights (including preemptive rights), commitments, arrangements or agreements to which the Company is a party or by which it is bound in any case obligating the Company to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, stock or other equity securities of the Company, or obligating the Company to grant, extend or enter into any such subscription, option, warrant, conversion right, stock appreciation right, call, commitment, arrangement or agreement. True and complete copies of all instruments (or the forms of such instruments) referred to in this Section 4.02(c) have been made available to Parent. The Company does not have a stockholder rights plan, “poison pill” or comparable plan in effect, other than the “Ownership Limit” as set forth and defined in the Company’s Charter.
(d)    Except for this Agreement, the Company Stock Rights and the Partnership Agreement, there are no agreements or understandings (including voting trusts and proxies) to which the Company or any Subsidiary is a party with respect to the voting of any capital stock of, or the voting of any other interests in, the Company or any of its Subsidiaries.
(e)    Except as set forth in Section 4.02(e) of the Company Disclosure Schedule, the Company and its Subsidiaries are under no obligation, contingent or otherwise, by reason of any agreement to register the offer and sale or resale of any of their securities under the Securities Act.
(f)    The Company is the sole general partner of the Partnership and, as of the date hereof, owns 100% of the General Partner Preferred Units and approximately 99.8% of the Partnership Common Units. Section 4.02(f) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a list of all holders of record of Partnership Common Units, including the Company, and the number of Partnership Common Units held of record by each such holder. Without limiting the representation in Section 4.01(e) as it applies to the Partnership, (i) there are no existing options, warrants, calls, subscriptions, convertible or exchangeable securities, or other rights, agreements or commitments that obligate the Partnership to issue, deliver, transfer or sell any partnership interests of such Partnership and (ii) except as set forth in the Partnership Agreement, there are no contractual obligations of the Partnership to issue, repurchase, redeem or otherwise acquire any partnership interests of the Partnership. The General Partner Preferred Units and the General Partner Common Units are subject only to the restrictions on transfer set forth in the Partnership Agreement, and those imposed by applicable securities laws. As of the date of this Agreement, neither the Company nor the Partnership has received any Notice of Redemption (as defined in the Partnership Agreement) pursuant to which the Company or the Partnership has any unsatisfied obligation to repurchase, redeem or otherwise acquire any partnership interests in the Partnership. As of the date of this Agreement, except as required by (A) Section 8.6 of the Partnership Agreement or (B) this Agreement, neither the Company nor the Partnership is otherwise obligated to repurchase, redeem or otherwise acquire any partnership interests in the Partnership.
(g)    (i) Section 4.02(g)(i) of the Company Disclosure Schedule sets forth a list of Contracts and instruments (including any loan or credit agreement, repurchase agreement, any note, or any bond, mortgage, indenture, or other similar loan or credit agreement, or guarantee thereof), evidencing, securing or memorializing any Indebtedness of the Company or any Subsidiary in excess of $250,000 as of the date hereof (collectively, the “Loan Documents”), which list includes the applicable current interest rates (including rate swaps and caps) as of such date and the applicable maturity dates; and (ii) Section 4.02(g)(ii) of the Company Disclosure Schedule sets forth the aggregate outstanding principal amounts as of March 31, 2013 of the indebtedness for borrowed money memorialized by the Loan Documents.
(h)    Except as set forth in the Organizational Documents, there are no outstanding contractual obligations of the Company or any of the Subsidiaries to repurchase, redeem or otherwise acquire any Company Common Shares or capital stock of any Subsidiary.
SECTION 4.03.    Authority Relative to this Agreement and the Ancillary Agreement. (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and the Ancillary Agreement to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the REIT Merger and the other Contemplated Transactions (to the extent that it is a party thereto). No other corporate or partnership proceedings on the part of the Company or any of its Subsidiaries are necessary to authorize this Agreement and the Ancillary Agreement or to consummate the REIT Merger and the other Contemplated Transactions (to the extent that it is a party thereto) (other than, with respect to the REIT Merger and this Agreement, to the extent required by Law, the Company Stockholder Approval). This Agreement and the Ancillary Agreement to which the Company is a party (I) have been duly and validly executed and delivered by the Company and (II) assuming due authorization, execution and delivery of this Agreement and the Ancillary Agreement by each of the parties thereto other than the Company and the Partnership, each constitutes a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with and subject to its terms and conditions, except as enforceability may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium or similar Laws from time to time in effect affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) (the “Enforceability Exceptions”).
(b)    The Company Board has duly and validly authorized the execution and delivery of this Agreement and the Ancillary Agreement to which the Company is a party and approved the consummation of the REIT Merger and the other Contemplated Transactions (to the extent that the Company is a party thereto) on the terms and conditions set forth herein, and no other actions are required to be taken by the Company Board for the consummation of the REIT Merger and the other Contemplated Transactions (to the extent that the Company is a party thereto). The Company Board has directed that this Agreement be submitted to the holders of Company Common Shares for their approval to the extent required by Law and the Company’s Charter and, subject to the provisions of Section 7.04 hereof, will recommend to the holders of

Company Common Shares that they vote in favor of the REIT Merger and the Contemplated Transactions (to the extent that the Company is a party thereto). No other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Contemplated Transactions (to the extent that it is a party thereto), including the REIT Merger, other than (i) the affirmative approval of the REIT Merger by the holders of Company Common Shares, voting together as a single class, entitled to cast at least two-thirds (2/3) of all votes entitled to be cast by the holders of all outstanding Company Common Shares as of the record date for the Company Stockholder Meeting (the “Company Stockholder Approval”) and (ii) the execution of, filing with the SDAT of, and acceptance for record by the SDAT of, the Articles of Merger as required by the MGCL.
(c)    The Partnership has all necessary partnership power and authority to execute and deliver this Agreement and the Ancillary Agreement, to perform its obligations hereunder and thereunder, and to consummate the Partnership Merger and the other Contemplated Transactions (to the extent that it is a party thereto). No other partnership proceedings on the part of the Partnership are necessary to authorize this Agreement or to consummate the Partnership Merger and the other Contemplated Transactions (to the extent that it is a party thereto), other than the execution of the Partnership Articles of Merger and the filing with, and acceptance for record by the SDAT of the Partnership Articles of Merger as required by the MRULPA and the MLLCA. This Agreement (I) has been duly and validly authorized, executed and delivered by the Partnership and the Company, as sole general partner of the Partnership and as owner of a majority of the Partnership Common Units, has approved the execution and delivery of this Agreement, the Partnership Merger and the other Contemplated Transactions, and (II) assuming due authorization, execution and delivery of this Agreement by each of the parties thereto other than the Company and the Partnership, constitutes a valid, legal and binding agreement of the Partnership, enforceable against the Partnership in accordance with and subject to its terms and conditions, except as enforceability may be limited by applicable Enforceability Exceptions.
SECTION 4.04.    No Conflict; Required Filings and Consents. (a) The execution and delivery by the Company and the Partnership of this Agreement and the Ancillary Agreement to which they are a party do not, and the performance of their respective obligations hereunder and thereunder and the consummation of the Contemplated Transactions will not, subject to Company Stockholder Approval, (i) conflict with or violate the Organizational Documents or any equivalent organizational or governing document of any Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in subsection (b) have been obtained and all filings and obligations described in subsection (b) have been made, conflict with or violate any Law applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) require any consent or approval other than the consents set forth on Section 4.04(a) of the Company Disclosure Schedule, including the applicable lender consents set forth thereon (such lender consents, the “Loan Consents”), or result in any violation or breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in any right of purchase, first offer, forced sale or similar right or obligation under or result in the triggering of any payments or the creation of a Lien or other encumbrance (other than Permitted Liens) on any property or asset of the Company or any Subsidiary pursuant to, any note, bond, mortgage, indenture, Contract, Lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, consents, breaches, defaults or other occurrences that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.
(b)    The execution and delivery by the Company and the Partnership of this Agreement and the Ancillary Agreement to which they are a party do not, and the performance of their respective obligations hereunder and thereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States federal, state, county or local or any foreign government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body (a “Governmental Authority”), except (i) for (A) applicable requirements, if any, of the Securities Act, the Exchange Act, state securities or “blue sky” laws (“Blue Sky Laws”) and state takeover Laws, (B) the filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement relating to the Mergers to be sent to the holders of Company Common Shares (as amended or supplemented from time to time, the “Proxy Statement”), (C) any filings required under the rules and regulations of the New York Stock Exchange (the “NYSE”), and (D) the filing of the Articles of Merger and Partnership Articles of Merger with the SDAT in accordance with the MGCL and the MRULPA, as applicable, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.
SECTION 4.05.    Permits; Compliance with Law. (a) Each of the Company and the Subsidiaries is in possession of all Permits, and all such Permits are valid and in full force and effect, except where the failure to have or where the failure to be valid or in full force and effect, or the suspension or cancellation of, any of the Permits, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. No suspension or cancellation of any of the Permits is pending or, to the knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of, any of the Permits, individually or in the aggregate, has not had and would not have reasonably be expected to have a Material Adverse Effect. All applications required to have been filed for the renewal of any Permits of the Company and the Subsidiaries have been duly filed on a timely basis with the appropriate Governmental Authority, except where failures to have filed, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. None of the Company or any Subsidiary is, or has been, in conflict with, or in default, breach or violation of, (i) any Law applicable to the Company or any Subsidiary or by which any of their properties or assets is bound or affected, or (ii) any note, bond, mortgage, indenture, Contract, Lease, license, Permit, franchise or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their properties or assets is bound, except for any such conflicts, defaults, breaches or violations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect with respect to the foregoing clauses (i) and (ii).
(b)    Since November 21, 2010, and except as has not had and would not reasonably be expected to materially adversely affect the Company or any Subsidiary, none of the Company, its Subsidiaries or their respective, directors, officers, agents or employees acting for or on behalf of any of the Company or its Subsidiaries, has, in violation of any applicable Law: (i) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any person, private or public, regardless of form, whether in money, property or services (A) to obtain favorable treatment in securing business, (B) to pay for favorable treatment for business secured, or (C) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any of its Subsidiaries; or (ii) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, governmental employee or other person or entity with whom the Company or any of its Subsidiaries will do business directly or indirectly.
SECTION 4.06.    SEC Filings; Financial Statements. (a) The Company has filed or furnished, on a timely basis, all forms, reports, schedules, statements and documents (including all exhibits) required to be filed or furnished by it with the SEC since January 1, 2010 through the date of this Agreement (the “SEC Reports”). The SEC Reports, each as amended or supplemented prior to the date hereof, (i) have been prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not, when filed as amended or supplemented prior to the date hereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary is required to file any form, report or other document with the SEC.
(b)    Each of the consolidated financial statements (including, in each case, any notes or schedules thereto) contained in the SEC Reports was prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the applicable rules of the SEC) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presented, in all material respects, in accordance with GAAP, the consolidated financial position, results of operations, stockholders’ equity, and cash flows of the Company and its consolidated subsidiaries, as of the respective dates thereof and for the respective periods indicated therein except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year‑end adjustments which are not material).
(c)    The Company has made available to Parent copies of all comment letters received by the Company from the Staff of the SEC since January 1, 2010 through the date of this Agreement and all responses to such comment letters by or on behalf of the Company. There are no outstanding or unresolved comments from the SEC with respect to any of the SEC Reports. To the knowledge of the Company, as of the date of this Agreement, none of the SEC Reports is subject of ongoing SEC review or outstanding SEC comments or investigation.
(d)    To the knowledge of the Company, none of the Company or any consolidated Subsidiary has, as of the date of this Agreement, any material liabilities or material obligations, except for liabilities or obligations (i) reflected or adequately reserved against on the Latest Balance Sheet as of the Balance Sheet Date, (ii) contemplated by or under this Agreement or incurred in connection with the Contemplated Transactions in compliance with the terms of this Agreement, (iii) incurred in the ordinary course of business and in a manner consistent with past practice since the date of the Latest Balance Sheet, (iv) that individually or in the aggregate do not exceed $15.0 million or (v) that are disclosed on the Company Disclosure Schedule.
(e)    Except as has not and would not reasonably be expected to have a Material Adverse Effect, the Company has established and maintains “disclosure controls and procedures” (as such terms are defined in Rule 13a-15 under the Exchange Act) that are reasonably designed to ensure that all material information concerning the Company (including its Subsidiaries) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is made known on a timely basis to the Company’s principal executive officer and its principal financial officer (as appropriate) in order to allow for the preparation of the SEC Reports.
(f)    Except as has not and would not reasonably be expected to have a Material Adverse Effect, the Company has established and maintains a system of “internal control over financial reporting” (as such term is defined in Rules 13a-15 under the Exchange Act) designed to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with GAAP and provide reasonable assurance regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.
(g)    Since January 1, 2010 through the date of this Agreement, the Company has not received any written notification from its independent accountants of any (i) “significant deficiency” or (ii) “material weakness” in the Company’s internal control over financial reporting. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meanings assigned to them in Release 2004-001 of the Public Company Accounting Oversight Board, as in effect on the date hereof.
(h)    Neither the Company nor any of its Subsidiaries has entered into or is subject to (1) any “off balance sheet arrangement” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act) or (2) any other commitment to become a party to any joint venture, off balance sheet partnership or any similar Contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, in each case where the results, purpose or effect of such arrangement or commitment is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company’s or such Subsidiary’s published financial statements or other SEC Reports.
SECTION 4.07.    Absence of Material Adverse Effect. Since the Balance Sheet Date until the date of this Agreement, (a) except as contemplated by this Agreement or as set forth in Section 4.07 of the Company Disclosure Schedule, the business of the Company and its Subsidiaries has been conducted in all material respects in the ordinary course of business consistent with past practice, and (b) there has not occurred any changes, effects, events or circumstances that, individually or in the aggregate, has had or would reasonably be likely to have a Material Adverse Effect.

SECTION 4.08.    Absence of Litigation. As of the date hereof, except (i) as set forth in the SEC Reports filed prior to the date of this Agreement, or (ii) for Actions arising from the ordinary course of operations of the Company and the Subsidiaries involving (A) collection matters that are not material to the relevant entity, (B) personal injury or other tort litigation which are covered by adequate insurance (subject to customary deductibles and self-insured retention payments) or for which all material costs and liabilities arising therefrom are reimbursable pursuant to common area maintenance or similar agreements, or (C) disputes with tenants with respect to area remeasurements, pass through audits and other similar audits by tenants of operating or maintenance expenses, there is no Action pending (in which service of process has been received by an employee of the Company) or, to the Company’s knowledge, threatened since January 1, 2011, against the Company or any Subsidiary or any of its or their respective properties or assets that, if adversely determined, would, (x) prevent or materially delay consummation of the Contemplated Transactions or (y) individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the date hereof, except as set forth on Section 4.08 of the Company Disclosure Schedule, none of the Company or any Subsidiary is subject to any Order, which restricts its ability to own or operate its respective properties or assets.
SECTION 4.09.    Employee Benefit Plans. (a)  Section 4.09(a) of the Company Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) and all material bonus, stock option, stock purchase, restricted stock, restricted stock unit, incentive, deferred compensation, retiree medical or life insurance, supplemental executive retirement plans or severance plans, programs, policies or arrangements and all material employment, termination, severance or change in control Contracts, to which the Company or any Subsidiary is a party, or which are sponsored, maintained or contributed to by the Company or any Subsidiary for the benefit of any current employee, officer or director of the Company or any Subsidiary or, to the extent that the Company or any Subsidiary has any continuing liability, any former employee, officer or director of the Company or any Subsidiary (collectively, the “Plans”). As applicable with respect to each Plan, the Company has made available to Parent a true and correct copy of (i) each Plan document, including all amendments thereto, (ii) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the “IRS”), if any, (iii) the most recent summary plan description, (iv) each currently effective trust agreement or other funding vehicle, if any, and (v) the most recent determination letter or prototype opinion letter, if any, issued by the IRS with respect to any Plan that is intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”).
(b)    Each Plan complies in all material respects in form and operation with its terms and the requirements of all applicable Laws, including, ERISA and the Code. No Action, claim or proceeding is pending or, to the knowledge of the Company, threatened in writing since January 1, 2011, with respect to any Plan (other than claims for benefits in the ordinary course) that, individually or in the aggregate, has had and would reasonably be expected to have a Material Adverse Effect.
(c)    Each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS or may rely on a favorable prototype opinion letter from the IRS, and to the knowledge of the Company no fact or event has occurred since the date of such determination letter or prototype opinion letter, as applicable, from the IRS that could reasonably be expected to adversely affect the qualified status of any such Plan.
(d)    No Plan is, and none of Company, Subsidiary or any ERISA Affiliate contributes to or has, within the past six (6) years, contributed to any Plan that is, (i) a “multiemployer plan” (within the meaning of Section 3(37) of ERISA) or (ii) a pension plan that is subject to Title IV or Section 302 of ERISA or Section 412 of the Code. Neither the Company, nor its Subsidiaries nor any ERISA Affiliate has incurred or is reasonably likely to incur any liability under Title IV of ERISA. For purposes of this Section 4.09(d), “ERISA Affiliate” means any entity (whether or not incorporated) other than the Company, that, together with the Company, is required to be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.
(e)    Except as contemplated by this Agreement, neither the execution and delivery of this Agreement nor the consummation of the Contemplated Transactions (either alone or in conjunction with any other event) will (i) result in any payment or any increase or acceleration (of vesting or delivery) of any payment or benefit to any current or former employee or director of the Company or any Subsidiary under any Plan, or (ii) trigger the funding of any compensation or benefits under any Plan. Except as set forth in Section 4.09(e) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the Contemplated Transactions (either alone or in conjunction with any other events) will result in any payment or benefit that will or may be made by the Company or its Subsidiaries that may be characterized as an “excess parachute payment” within the meaning of Section 280G(b)(1) of the Code.
(f)    None of the Plans provide for health or life insurance benefits with respect to, or on behalf of, any former employee after the termination of employment except as may be required by Section 4980B of the Code or any similar Law. To the Company’s knowledge, there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code and other than a transaction that is exempt under a statutory or administrative exemption) with respect to any Plan that would reasonably be expected to result in material liability to the Company.
(g)    Each Plan that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code and that is subject to Section 409A of the Code has been operated and maintained in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder during the respective time periods in which such operational or documentary compliance has been required, except as would not reasonably be expected to result in material liability to the Company.
(h)    Neither the Company nor any Subsidiary has sponsored, maintained or contributed to any employee benefit plan outside of the United States.
(i)    The representations and warranties contained in this Section 4.09 constitute the sole representations and warranties of the Company and the Partnership under this Agreement as to employee benefit plans.

SECTION 4.10.    Labor Matters. (a)  Neither the Company nor any Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any Subsidiary. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) neither the Company nor any Subsidiary has breached or otherwise failed to comply with any provision of any such agreement or contract, and there are no grievances outstanding against the Company or any Subsidiary under such agreement or contract; and (ii) there is no strike, slowdown, work stoppage or lockout by or with respect to any employees of the Company or any Subsidiary.
(b)    The Company and its Subsidiaries are in compliance with all applicable laws relating to employment and labor, including but not limited to, laws relating to wages, hours, collective bargaining, employment discrimination, safety and health, workers’ compensation and the collection and payment of withholding or social security taxes, except as would not reasonably be expected to result in material liability to the Company.
(c)    Neither the Company nor any of its Subsidiaries has classified an individual as an “independent contractor” or of similar status who, according to any Plan or agreement or applicable law, should have been classified as an employee or of similar status, except as would not reasonably be expected to result in material liability to the Company.
(d)    To the knowledge of the Company, no employee or officer of the Company or any Subsidiary is in violation of any employment contract, confidentiality or trade secret disclosure agreement, or non-competition agreement, in any material respect, in each case only with respect to agreements to which the Company or any Subsidiary is a party.
SECTION 4.11.    Disclosure Documents. The information relating to the Company and the Subsidiaries to be contained in the Proxy Statement and any Other Filings, and any amendments thereof or supplements thereto, will not, on the date the Proxy Statement or such Other Filing (or any amendment thereof or supplement thereto) is first mailed to holders of Company Shares or at the time of the Company Stockholder Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading at the time and in light of the circumstances under which such statement is made. All documents that the Company is responsible for filing with the SEC in connection with the Mergers or the other Contemplated Transactions, including the Proxy Statement and any Other Filings, and any amendments thereof or supplements thereto will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder, and the Exchange Act and the rules and regulations thereunder. The representations and warranties contained in this Section 4.11 will not apply to the failure of the Proxy Statement or any Other Filing, or any amendment thereof or supplement thereto, to comply as to form as a result of, or statements or omissions included in the Proxy Statement or any Other Filings based upon, information supplied by, or the sufficiency of disclosures related to, Parent, Sub REIT, REIT Merger Sub or Partnership Merger Sub.
SECTION 4.12.    Property and Leases. (a)  Section 4.12(a) of the Company Disclosure Schedule sets forth a correct and complete list and address of (i) all operating real property that is owned by the Company and the

Subsidiaries or leased by the Company and the Subsidiaries as a tenant or ground lessee as of the date of this Agreement (together with all buildings, structures and other improvements and fixtures located on or under such real property and all easements, rights and other appurtenances to such real property, the “Operating Properties”), and (ii) all undeveloped real property and all real property currently under development that is owned by the Company and the Subsidiaries or leased by the Company and the Subsidiaries as a tenant or ground lessee as of the date of this Agreement (together with any buildings, structures and other improvements and fixtures located on or under such real property and all easements, rights and other appurtenances to such real property, the “Development Properties” and, together with the Operating Properties, the “Company Properties”). As of the date hereof, each of the Company Properties is owned or leased by the Subsidiaries, as indicated in Section 4.12(a) of the Company Disclosure Schedule. As of the date hereof, the Subsidiaries own (and have valid title in fee simple to) or, if so indicated in Section 4.12(a) of the Company Disclosure Schedule, lease (and have a valid leasehold interest in, subject to Enforceability Exceptions) each of the Company Properties, in each case, free and clear of any Liens, title defects, covenants or reservations of interests in title (collectively, “Property Restrictions”), except for (w) Permitted Liens, (x) Property Restrictions imposed or promulgated by Law or by any Governmental Authority or which are customary and typical for similar properties, (y) Property Restrictions set forth on Section 4.12(a) of the Company Disclosure Schedule, and (z) Property Restrictions which, individually or in the aggregate, do not have a Material Adverse Effect. Except as otherwise permitted to be incurred, created or placed on any Company Property pursuant to Section 6.01(b), since the date of this Agreement, the Company has not voluntarily incurred, created or placed any Property Restrictions on any Company Property which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the value or marketability of any Company Property.
(b)    Section 4.12(b) of the Company Disclosure Schedule sets forth a correct and complete list, as of the date hereof, of all Contracts to which any of the Company or the Subsidiaries is a party for the pending acquisition, sale, option to sell, right of first refusal, right of first offer or any other contractual right to sell or dispose of (by merger, purchase or sale of assets or stock or otherwise) any real property or personal property for its own account (excluding tenant improvement costs for the account of third parties) valued at $50,000 individually or $500,000 in the aggregate or more. Except as would not reasonably be expected to result in a Material Adverse Effect, the Company and each of the Subsidiaries have good and valid title to all the material personal and non-real properties and assets reflected in their books and records as being owned or leased by them, free and clear of all Liens, except for Permitted Liens and other matters that do not interfere materially with the value or current use of such property.
(c)    Policies of title insurance (including updates and/or endorsements thereto, each a “Company Title Insurance Policy”) have been issued insuring, as of the effective date of each such Company Title Insurance Policy, the applicable Subsidiary’s (or the applicable predecessor’s or acquirer’s) title to or leasehold interest in each of the Company Properties, subject to the matters disclosed on the Company Title Insurance Policies. A correct and complete copy of each Company Title Insurance Policy has been previously made available to Parent. To the Company’s knowledge, as of the date hereof, each Company Title Insurance Policy is in full force and effect and no claim has been made under any such policy.

(d)    There are no pending or, to the Company’s knowledge, threatened condemnation, expropriation, eminent domain or rezoning proceedings affecting all or any portion of any of the Company Properties. Except as set forth on Section 4.12(d) of the Company Disclosure Schedule, each Subsidiary is in possession of all licenses or rights required by applicable Law for use and occupancy as are necessary to conduct the Company’s business thereon as presently conducted or currently intended by the Company to be conducted, except to the extent that the failure to have such license or right would not reasonably be expected to have a Material Adverse Effect.
(e)    The rent rolls for the Operating Properties, dated as of March 31, 2013, which have previously been made available to Parent, list each lease, sublease, ground lease or other right of occupancy (each, a “Lease”) that the Subsidiaries are party to as of March 31, 2013 as landlord with respect to each of the applicable Operating Properties (such Leases, together with all amendments, modifications, supplements, renewals, extensions and guarantees related thereto, the “Company Leases”) and are correct and complete in all material respects as of the date thereof. The Company has made available to Parent correct and complete (in all material respects) copies of all those Company Leases which are in effect as of the date hereof and (i) which relate to at least 10,000 square feet of rentable area or (ii) belong to a group of Company Leases with the same tenant (or multiple related tenants) relating to more than 30,000 square feet of net rentable area in the aggregate at one or more Company Properties. To the Company’s knowledge, as of the date hereof, each Company Lease is in full force and effect and no Subsidiary has received written notice that it is in default under any Company Lease as of March 31, 2013, except for violations or defaults that have been cured or are disclosed in the rent rolls or that would not be material. No Subsidiary has, prior to the date hereof, received from any counterparty under any Company Lease that is a Material Lease a notice from the tenant of any intention to vacate prior to the end of the term of such Company Lease. No Subsidiary has, prior to the date hereof, pledged or otherwise hypothecated the lessor’s interest under any of the Company Leases which pledge or other hypothecation remains outstanding, except to secure any existing mortgage loan. Prior to the date hereof, no Subsidiary has received written notice from any tenant under any Company Lease that is a Material Lease that such tenant has exercised its right to audit the lessor’s books and records to confirm or challenge the lessor’s calculation of rent or the lessor’s calculation of charges for electricity, heating, ventilation and air-conditioning services, cleaning services, freight elevator service or any other similar services, except for (x) any such audit that has heretofore been settled or otherwise terminated and (y) audits that are currently being conducted by the tenants set forth on Section 4.12(e) of the Company Disclosure Schedule. Except as set forth in Section 4.12(e) of the Company Disclosure Schedule or except as has been resolved prior to the date hereof, as of the date of this Agreement, to the knowledge of the Company, (1) no tenant under a Company Lease that is a Material Lease is currently asserting a right of set-off or claim or counterclaim against the landlord arising out of the Company Lease which would affect the collection of rent from such tenant; (2) no tenant under any Company Lease that is a Material Lease is currently asserting a right to cancel or terminate such Company Lease prior to the end of the current term; (3) no Subsidiary has received notice of any insolvency or bankruptcy proceeding involving any tenant under any Company Lease that is a Material Lease where such proceeding remains pending; and (4) no tenant under a Company Lease that is a Material Lease is in monetary default in an amount in excess of $10,000 under its Company Lease relating to the payment of (x) base rent or (y) escalation, pass-through or similar charges or taxes that have been billed to such tenant by the Company or its Subsidiaries under such Company Lease.
(f)    Section 4.12(f) of the Company Disclosure Schedule sets forth a correct and complete list, as of the date of this Agreement, of each ground or air space lease pursuant to which any Subsidiary is a lessee (individually, a “Company Ground Lease” and collectively, “Company Ground Leases”). Except as would not have a Material Adverse Effect, each Company Ground Lease is in full force and effect. With respect to each Company Ground Lease, as of the date hereof, except as set forth in Section 4.12(f) of the Company Disclosure Schedule, (i) the applicable Subsidiary has performed all material obligations required to be performed by it to date under such Company Ground Lease, (ii) neither the applicable Subsidiary, on the one hand, nor, to the Company’s knowledge, any other party, on the other hand, is in material breach or default under such Company Ground Lease, (iii) no basis for termination of such Company Ground Lease has occurred and (iv) no event has occurred which with or without the lapse of time or the giving of notice or opportunity to cure would constitute a material breach or default or give rise to a right of termination by the applicable Subsidiary, nor, to the Company’s knowledge, any other party thereunder, and no written termination of or notice of default has been received with respect to such Company Ground Lease. Except as set forth in Section 4.12(f) of the Company Disclosure Schedule, none of the Company Ground Leases is subject to termination or modification as a result of the execution of this Agreement or the consummation of the Contemplated Transactions. No purchase option has been exercised under any such Company Ground Lease. The Company has made available to Parent a correct and complete (in all material respects) copy of each Company Ground Lease and all amendments thereto.
(g)    As of the date hereof, none of the Company or any Subsidiary has granted any unexpired option agreements or rights of first refusal with respect to the purchase of a Company Property or any portion thereof or any other unexpired rights in favor of any party (other than the Company or any Subsidiary) to purchase or otherwise acquire a Company Property or any material portion thereof, or entered into any contract for sale, ground lease or letter of intent to sell or ground lease any Company Property or any material portion thereof. As of the date hereof, no purchase or other option has been exercised, except options whose exercise has been evidenced by a written document as described in Section 4.12(g) of the Company Disclosure Schedule, a true and complete copy of which has been made available to Parent prior to the date hereof.
(h)    Except as set forth in Section 4.12(h) of the Company Disclosure Schedule, as of the date of this Agreement, none of the Company or any Subsidiary is a party to any agreement pursuant to which the Company or any Subsidiary manages, acts as managing or leasing agent for or provides development services for any real property for any person (including related guarantees) other than the Company or a Subsidiary.
(i)    As of the date hereof, none of the Company or any Subsidiary has entered into (or is a party to) any Contract with any employee, consultant, Affiliate or other person (other than the Company or any Subsidiary) that provides for a right of such person (the “Participation Party”) to participate, invest, join, partner, have any interest in whatsoever (whether characterized as a contingent fee, profits interest, equity interest or otherwise) or have the right to any of the foregoing in any proposed or anticipated investment opportunity, joint venture, partnership or any other current or future transaction or property in which the Company or any Subsidiary has or will have an interest, including but not limited to those transactions or properties identified, sourced, produced or developed by such Participation Party.
(j)    Other than as set forth in Section 4.12(j) of the Company Disclosure Schedule, none of the Company, the Partnership or any Subsidiary would reasonably be expected to have any financial or other obligations (including guarantees of payment of Indebtedness or commitments to pay all or a portion of Indebtedness or contribute equity to any Disposed Property) relating to or arising from the ownership or disposition of any Disposed Property in excess of $1,000,000 in the aggregate with respect to all Disposed Properties.
(k)    Section 4.12(k) of the Company Disclosure Schedule sets forth, as of the date hereof, a true, correct and complete list of all brokerage agreements, except those relating to renewals or expansion options under any Company Lease, entered into by each Subsidiary and entered into by any prior owner of the Company Properties, in each case relating to any Company Lease with respect to the Company Properties in excess of 25,000 square feet and which are in such Subsidiary’s possession and are binding on such Subsidiary and under which any future commissions may become due and payable (the “Brokerage Agreements”). The Company has made available to Parent prior to the date hereof true, correct and complete copies of such Brokerage Agreements. The Company has no knowledge of brokerage agreements relating to renewals or expansion options under Company Leases referred to in the second preceding sentence.
(l)    Section 4.12(l) of the Company Disclosure Schedule is a true, correct and complete list of the security deposits (whether cash or letters of credit) held by or on behalf of any Subsidiary as of the date hereof under the Company Leases and each Subsidiary has held all such security deposits in all material respects in accordance with Law and the terms of the applicable Company Leases.
SECTION 4.13.    Intellectual Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) the conduct of the business of the Company and the Subsidiaries as currently conducted does not infringe the Intellectual Property rights of any third party, (b) with respect to Intellectual Property owned by, or licensed to and used by, the Company or any Subsidiary and material to the business of the Company and the Subsidiaries, taken as a whole (“Company Intellectual Property”), the Company or Subsidiary has the right to use such Intellectual Property in the continued operation of its business as currently conducted and (c) all fees and filings required to maintain any registration of any Company Intellectual Property registered by the Company or the Subsidiaries have been paid or timely filed, are current and are not in default or in arrears. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there are no claims pending (in which service of process has been received by an employee of the Company), or to the knowledge of the Company, threatened against the Company (a) against the use of any Company Intellectual Property or computer software programs by the Company or any of its Subsidiaries in their businesses as currently conducted, (ii) challenging the ownership, validity or effectiveness of any Company Intellectual Property owned by the Company or any of its Subsidiaries, or (iii) challenging the license or legally enforceable right to use the Company

Intellectual Property. The representations and warranties contained in this Section 4.13 constitute the sole representations and warranties of the Company, the Subsidiaries, and the Partnership under this Agreement as to Intellectual Property matters.
SECTION 4.14.    Taxes. (a)  The Company and the Subsidiaries have filed with the appropriate Governmental Authorities all federal income tax and other material Tax Returns required to be filed by them and all such Tax Returns are correct and complete in all material respects, and have paid and discharged all federal income tax and other material Taxes due, whether or not shown on any Tax Returns, other than where such payments are being contested in good faith by appropriate proceedings and for which there are adequate reserves on the financial statements of the Company; provided that for purposes of clarification, this Section 4.14 shall not apply to any Taxes due for the period ending with the Merger.
(b)    The Company (i) for all taxable years commencing with its taxable year ended December 31, 2003 through the taxable year ended December 31, 2012, has been subject to taxation as a real estate investment trust within the meaning of Section 856 of the Code (a “REIT”) and has satisfied all requirements to qualify as a REIT for such years, (ii) has operated since January 1, 2013 to the date hereof in a manner consistent with the requirements for qualification and taxation as a REIT (disregarding the distribution requirements set forth in Section 857(a)(1) of the Code), (iii) intends to operate in a manner that will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code through the Effective Time (determined as if the Company’s taxable year ended on the Closing Date and disregarding the distribution requirements set forth in Section 857(a)(1) of the Code), and (iv) to the knowledge of the Company, has not taken or omitted to take any action that could reasonably be expected to result in a challenge by the IRS or any other Governmental Authority to its status as a REIT, and no such challenge is pending or threatened in writing. No Subsidiary is a corporation for United States federal income tax purposes, other than a corporation that qualifies as a “qualified REIT subsidiary” within the meaning of Section 856(i)(2) of the Code (a “Qualified REIT Subsidiary”) or as a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code (a “Taxable REIT Subsidiary”).
(c)    Neither the Company nor any Subsidiary is currently the beneficiary of any extension of time within which to file any material Tax Return.
(d)    Each Subsidiary that has not elected for federal income tax purposes to be classified as a Taxable REIT Subsidiary has been since its formation treated for United States federal income tax purposes as a partnership or disregarded entity and not as a corporation, an association taxable as a corporation or a “publicly traded partnership” within the meaning of Section 7704(b) of the Code.
(e)    Neither the Company nor any Subsidiary holds any assets the disposition of which would be subject to Section 1374 of the Code (or rules similar to such Section).
(f)    Neither the Company nor any Subsidiary has incurred (i) any liability for material Taxes under Sections 857(b), 860(c) or 4981 of the Code which has not been previously paid, and (ii) any material liability for Taxes other than (x) in the ordinary course of business or consistent with past practice, or (y) transfer or similar Taxes arising in connection with sales or other dispositions of property. No event has occurred, and no condition or circumstance exists, which presents a risk that any material Tax described in the preceding sentence will be imposed upon the Company or any Subsidiary.
(g)    Neither the Company nor any Subsidiary has waived any statute of limitations with respect to the assessment of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency for any open Tax. No written requests for waivers of the time to assess any material Taxes of the Company or any Subsidiary, are pending.
(h)    There are no pending or, to the Company’s knowledge, threatened audits, examinations, investigations or other proceedings by any Governmental Authority in respect of any material Taxes or material Tax Returns of the Company or any Subsidiary. No material deficiency for Taxes of the Company or any Subsidiary has been claimed, proposed or assessed in writing or, to the knowledge of the Company, threatened, by any Governmental Authority, which deficiency has not yet been settled, except for such deficiencies which are being contested in good faith and for which there are adequate reserves on the financial statements of the Company.
(i)    The Company and each Subsidiary have withheld or collected all material Taxes it is required by Law to withhold or to collect for payment (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446 and 3402 of the Code or similar provisions under any state and non-U.S. Laws). The Company and each of its Subsidiaries has, in each case, paid over all such amounts to the appropriate Governmental Authority to the extent required under applicable Law.
(j)    Except for (i) the Tax Protection Agreement set forth as Exhibit F to the contribution agreement between Robert F. Maguire, et. al., and Maguire Properties, L.P., dated as of November 11, 2002 (the “Maguire Tax Protection Agreement”), and (ii) the Tax Protection Agreement set forth as Exhibit G to the contribution agreement between Philadelphia Plaza - Phase II, et. al., and Maguire Properties, L.P., dated as of November 8, 2002 (the “Thomas Tax Protection Agreement”), there are no Tax Protection Agreements binding upon the Company or its Subsidiaries and in force and effect as of the date of this Agreement, and, as of the date of this Agreement, no person has raised in writing, or threatened in writing to raise, a material claim against the Company or any Subsidiary for any breach of any Tax Protection Agreement. The “Protected Period,” as that term is defined in the Maguire Tax Protection Agreement, will expire with respect to all obligations of the Company and each Subsidiary under the Maguire Tax Protection Agreement as of June 27, 2013. The “Protected Period,” as that term is defined in the Thomas Tax Protection Agreement, will expire with respect to all obligations of the Company and each Subsidiary under the Thomas Tax Protection Agreement as of June 27, 2013. True, correct and complete copies of all such Tax Protection Agreements have been made available to Parent.
(k)    Since January 1, 2013, neither the Company nor any Subsidiary has engaged in any transaction outside of the ordinary course of business that caused the Company or any Subsidiary to recognize a material amount of income for U.S. federal or California income Tax purposes, except for a sale or other disposition of the interests of the Company or any Subsidiary in (i) Plaza Las Fuentes or the entities that own such property or (ii) USBT Property or the entities that own such property, in each case pursuant to Section 6.01(b)(xx).
(l)    As of the date of this Agreement, neither the Company nor any Subsidiary, has made or is obligated to make any payment that would not be deductible pursuant to Section 162(m) of the Code.
(m)    Neither the Company nor any Subsidiary has entered into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax Law). Neither the Company nor any Subsidiary is subject to any private letter ruling of the IRS or comparable ruling of any other Governmental Authority.
(n)    There are no Liens for Taxes upon any property or assets of the Company or any Subsidiary except Permitted Liens.
(o)    There are no Tax allocation or sharing agreements or similar arrangements (excluding customary Tax indemnification provisions in commercial Contracts not primarily relating to Taxes) with respect to or involving the Company or any Subsidiary, except the Maguire Tax Protection Agreement, the Thomas Tax Protection Agreement, the Partnership Agreement and the agreements pursuant to which the Company transferred its interests in MPG Beacon Venture, LLC, and after the Closing Date neither the Company nor any Subsidiary shall be bound by any such Tax allocation agreements or similar arrangements or have any liability thereunder for amounts due in respect of periods prior to the Closing Date, except the Maguire Tax Protection Agreement, the Thomas Tax Protection Agreement, the Partnership Agreement and the agreements pursuant to which the Company transferred its interests in MPG Beacon Venture, LLC.
(p)    To the Company’s knowledge, no claim has been made by a Governmental Authority in a jurisdiction where the Company or any Subsidiary does not file Tax Returns that the Company or any Subsidiary is or may be subject to taxation by that jurisdiction.
(q)    Neither the Company nor any Subsidiary (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (ii) has any liability for the Taxes of any Person (other than the Company or any Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise, except for any liability for the Taxes of any Person arising under the Maguire Tax Protection Agreement or the Thomas Tax Protection Agreement.
(r)    On or before December 31, 2012, MPG TRS Holdings, Inc. underwent a “complete liquidation” governed by Section 331 of the Code and any corresponding provision of California Tax Law. On or about April 17, 2013, MPG TRS Holdings II, Inc. underwent a “complete liquidation” governed by Section 331 of the Code and any corresponding provision of California Tax Law.
(s)    Neither the Company nor any Subsidiary, has been a party to any “listed transaction” described in Treasury Regulations Section 1.6011-4(b)(2).

(t)    The Partnership has in effect a valid election pursuant to Section 754 of the Code.
(u)    The representations and warranties contained in this Section 4.14 and Section 4.09 constitute the sole representations and warranties of the Company and the Partnership under this Agreement as to Tax matters.
SECTION 4.15.    Environmental Matters. The Company has made available to Parent true and complete copies of the most recent Phase I and Phase II Environmental Reports and Property Condition Reports of each Company Property prepared for it or its Subsidiaries in connection with the Contemplated Transactions, and each of the other Phase I Environmental Reports and Property Condition Reports for each Company Property that have been made available to Parent are true and complete copies of such report. Except as set forth in Section 4.15 of the Company Disclosure Schedule and as would not have a Material Adverse Effect:
(a)    each of the Company and the Subsidiaries (i) is in compliance with all, and is not in violation of any, Environmental Laws, (ii) holds all Permits, approvals, identification numbers, licenses and other authorizations required under any Environmental Law to own or operate its assets as currently owned and operated and to carry on its business as it is now being conducted (“Environmental Permits”) and (iii) is in compliance with all of, and is not in violation of any of, its respective Environmental Permits;
(b)    none of the Company or any Subsidiary has released, and to the knowledge of the Company, no other person has released, Hazardous Substances on any real property currently or formerly owned or leased by the Company or the Subsidiaries or any of their respective predecessors in violation of any Environmental Law that could result in liability of the Company or any of its Subsidiaries under any Environmental Laws;
(c)    none of the Company or any Subsidiary has received any unresolved written notice or claim alleging that the Company or any Subsidiary is or may be in violation of, or liable under, or a potentially responsible party pursuant to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 or any other Environmental Law; and
(d)    (i) none of the Company or any Subsidiary has entered into or agreed to any consent decree or Order or is a party to any Order regarding compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Substances that has not been resolved in all material respects, and no litigation or other proceeding before a Governmental Authority is pending or, to the knowledge of the Company, threatened with respect to any of the above or (ii) none of the Company or any Subsidiary is an indemnitor in connection with any asserted or, to the knowledge of the Company, threatened claim by any third party indemnitee for any liability under any Environmental Law or relating to any Hazardous Substances.
(e)    To the knowledge of the Company, there are no past or present conditions: (i) that would reasonably be expected to interfere with or prevent continued compliance by the Company or any Subsidiary with Environmental Laws and the requirements of Environmental Permits, (ii) that would reasonably be expected to result in liability of or adversely affect the

Company or any Subsidiary under or pursuant to any Environmental Law, or (iii) that would reasonably be expected to form the basis of any claim, action, suit, proceeding, hearing, investigation, inquiry or Lien against the Company or any Subsidiary under or pursuant to any Environmental Law.
(f)    The representations and warranties contained in this Section 4.15 constitute the sole representations and warranties of the Company and the Partnership under this Agreement as to environmental matters.
SECTION 4.16.    Material Contracts. Except as filed as an exhibit to the SEC Reports, Section 4.16 of the Company Disclosure Schedule lists each of the following Contracts (and all material amendments, modifications, supplements and side letters thereto) to which the Company or any Subsidiary, as of the date of this Agreement, is a party or by which any of their respective properties or assets are bound (each such Contract, being a “Material Contract”) (notwithstanding anything below, “Material Contract” shall not include any Contract between the Company and any of the Subsidiaries or any Contract that (1) is terminable upon sixty (60) or fewer days’ notice without a penalty or premium, (2) will be fully performed and satisfied as of or prior to Closing, (3) is a Company Lease, (4) is a Company Ground Lease, or (5) is a Third Party Confidentiality Agreement to the extent it relates solely to the non-disclosure of confidential information and all rights and obligations appurtenant thereto or would not reasonably be expected to result in an obligation (other than with respect to the non-disclosure of confidential information and all rights and obligations appurtenant thereto) to the Company or any Subsidiary after the date of this Agreement):
(a)    all Contracts that call for aggregate annual payments by, or other consideration from, the Company or any Subsidiary under such Contract of more than $500,000 over the remaining term of such Contract, including the Loan Documents;
(b)    other than any operation and reciprocal easement agreements or other agreements for certain property specific restrictive covenants, exclusive use clauses, or use, leasing, building, other similar property specific restrictions and other Property Restrictions, any Contract that restricts (or purports to restrict) in any material respect, the Company or any Subsidiary, or any of their respective Affiliates, including, following consummation of the Contemplated Transactions, any controlling affiliates, from (i) engaging in any material line of business in which the Company or any Subsidiary or any of their respective Affiliates is currently engaged, (ii) owning any material properties or material assets, or (iii) conducting any material property development in any geographic area;
(c)    any Contracts for the pending or future purchase or sale, option to purchase or sell, right of first refusal, right of first offer or any other contractual right to purchase or sell, by merger, purchase or sale of assets or stock or otherwise, any real property, including any Company Property or any asset that, if purchased by the Company or any Subsidiary, would be a Company Property, or any Contracts for the pending or future disposition of any Company Property;
(d)    any Contract concerning Intellectual Property which is material to the business of the Company and the Subsidiaries, taken as a whole;

(e)    any other Contract that is in full force and effect as of the date of this Agreement that is filed or required to be filed as an exhibit to the SEC Reports filed subsequent to January 1, 2012 pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;
(f)    any partnership, limited liability company, joint venture or other similar agreement with any third party, including the Partnership Agreement;
(g)    any Contract pursuant to which the Company or any Subsidiary agrees to indemnify or hold harmless any director or executive officer of the Company or any Subsidiary (other than the Organizational Documents and the organizational documents of the Subsidiaries) or, other than in the ordinary course of business (which ordinary course of business includes indemnities to any lender, servicer or financing source in connection with the incurrence, assignment, termination or amendment of any Indebtedness, indemnities to any party to a purchase and sale agreement with the Company, and indemnities to any financial advisor, consultant or vendor in the ordinary course of business), any third party;
(h)    any loan agreement, letter of credit, indenture, note, bond, debenture, mortgage, pledge agreement, securities agreement or any other document, agreement or instrument evidencing a capitalized leased obligation or other Indebtedness of, for the benefit of, the Company or any Subsidiary or any guaranty thereof in excess of $1,000,000;
(i)    any guarantee of any Indebtedness or debt securities of another person (other than another Company or its Subsidiaries), or any “keep well” or other agreement to maintain any financial statement condition of another Person or any other agreement having the economic effect of any of the foregoing;
(j)    any Contract pursuant to which any Company, or any of its Subsidiaries, has potential liability in respect of any purchase price adjustment, earn-out or contingent purchase price in excess of $1,000,000;
(k)    any Contract concerning an interest rate cap, interest rate collar, interest rate swap, currency hedging transaction, master lease or any other derivate contract or similar agreement to which the Company or any Subsidiary is a party;
(l)    any employment Contracts, severance, change in control or termination Contracts with executive officers of the Company;
(m)    any Third Party Confidentiality Agreement that is not specifically excluded as a Material Contract pursuant to clause (5) of this Section 4.16;
(n)    any Contract which requires or purports to require the Company or any Subsidiary, or after the consummation of the Contemplated Transactions, Parent or any of its Affiliates, to offer any third party co‑development or participation rights in any new development or acquisition; and
(o)    any brokerage agreement, service contract, or any contract pursuant to which the Company or any of its Subsidiaries, acts as leasing or managing agent for or provides development services for any real property for any third party, and in each case, pursuant to which the Company or any of its Subsidiaries realizes fee income in excess of $100,000 per annum.
Except as set forth in Section 4.16 of the Company Disclosure Schedule, (i) none of the Company or any Subsidiary is and, to the knowledge of the Company, no other party is in breach or violation of, or default under, any Material Contract in any material respects, (ii) none of the Company or any Subsidiary has received since January 1, 2011, any written claim of default by the Company or such Subsidiary under any Material Contract that has not been cured to the satisfaction of the other part(y)(ies) thereto, and (iii) no event or circumstance, with or without the passage of time, has occurred which would result in a default or acceleration of payment, or forfeiture of any rights, under a Material Contract except, in the case of each of clauses (i), (ii) and (iii) above, as would not (x) prevent or materially delay the consummation of the Mergers or (y) result in a Material Adverse Effect. Except as, individually or in the aggregate, has not had and would not be reasonably expected to have a Material Adverse Effect, each Material Contract is valid, binding and enforceable in accordance with its terms and is in full force and effect with respect to the Company and the Subsidiaries, as applicable, and to the knowledge of the Company, the other part(y)(ies) thereto. Except for Material Contracts filed as exhibits to the SEC Reports, the Company has made available to Parent copies of all Material Contracts (including any material amendments, modifications or side letters thereto in existence as of the date hereof). As of the date of this Agreement, none of the Company, the Partnership, or any of the Subsidiaries (or any party acting on their behalf) has amended or waived the provisions of any confidentiality, standstill or similar agreement entered into by the Company and third parties in connection with the Company’s exploration of strategic alternatives since January 1, 2012 (“Third Party Confidentiality Agreements”), other than pursuant to the Company’s invitations to submit Acquisition Proposals prior to the date hereof (without otherwise changing the terms of any such agreement).
SECTION 4.17.    Brokers. As of the date of this Agreement and, except as permitted pursuant to Section 6.01(b)(xiii), after the date of this Agreement, no broker, finder or investment banker (other than Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated) is entitled to any brokerage, finder’s or other fee or commission in connection with the Mergers or the Contemplated Transactions based upon arrangements made by or on behalf of the Company or any Subsidiary.
SECTION 4.18.    Opinion of Financial Advisor. The Company Board has received separate written opinions (or oral opinions to be confirmed in writing) of Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated to the effect that, as of the date of such opinion and subject to the assumptions, qualifications and limitations set forth therein, the Company Common Share Merger Consideration to be received in the REIT Merger by holders of Company Common Shares is fair, from a financial point of view, to such holders. A copy of such opinions shall be delivered to Parent, solely for informational purposes, following receipt thereof by the Company.
SECTION 4.19.    Insurance. Section 4.19 of the Company Disclosure Schedule sets forth a correct and complete list, as of the date hereof, of the insurance policies held by, or for the benefit of, the Company or any Subsidiary, including the underwriter of such policies and the type, amount of coverage, premiums payable and expiration dates of such policies. The

Company and each of its Subsidiaries, have paid, or caused to be paid, all premiums due under such policies and, as of the date hereof, have not received written notice that they are in default with respect to any material obligations under such policies. As of the date of this Agreement, neither the Company nor any Subsidiary has received any written notice of cancellation or termination with respect to any existing insurance policy set forth in Section 4.19 of the Company Disclosure Schedule that is held by, or for the benefit of, any of the Company or any of its Subsidiaries. As of the date of this Agreement, there is no claim by the Company or any Subsidiary pending under any such policies which (a) has been denied or disputed by the insurer and (b) would reasonably be likely to have a Material Adverse Effect. Except as set forth in Section 4.19 of the Company Disclosure Schedule, none of such policies will terminate or lapse by reason of this Agreement or the Contemplated Transactions. No representation or warranty is made under this Section 4.19 with respect to any Dissolving Subsidiary.
SECTION 4.20.    Related Party Transactions. Except as disclosed in the SEC Reports and except for ordinary course compensation and benefits to employees, set forth in Section 4.20 of the Company Disclosure Schedule is a list, as of the date hereof, of all Contracts entered into by the Company or any Subsidiary under which continuing obligations exist with any person who is as of the date of this Agreement an officer, director or Affiliate of the Company or any of the Subsidiaries, any member of the “immediate family” (as such term is defined in Item 404 of Regulation S-K promulgated under the Securities Act) of any of the foregoing or any entity of which any of the foregoing is an Affiliate.
SECTION 4.21.    Takeover Statutes. Assuming the accuracy of the representations and warranties set forth in Section 5.09, the Company has taken all actions required to be taken by it in order to exempt this Agreement and the Mergers from, and this Agreement and the Mergers are exempt from, the requirements of any “moratorium,” “control share,” “fair price,” “affiliate transaction,” “business combination” or other takeover Laws and regulations of the MGCL and the MRULPA.
SECTION 4.22.    Investment Company Act. Neither the Company nor any Subsidiary is, or on the Closing Date will be, required to be registered under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.
SECTION 4.23.    Billing Arrangements. Section 4.23 of the Company Disclosure Schedule sets forth the Company’s outside  legal, accounting and financial advisors retained as of the date hereof by the Company, the Partnership or any of the Subsidiaries in connection with the Contemplated Transactions, and discloses any contingent payment arrangements requiring payments to be made after the date of the Balance Sheet Date to any such advisors in connection with the transactions contemplated by this Agreement that are contingent upon the execution of this Agreement or the consummation of the transactions contemplated hereby or, in the case of advisors customarily compensated on the basis of hourly time charges, are not based on actual time charges and expense reimbursement.  Since the Balance Sheet Date, neither the Company, the Partnership nor any of the Subsidiaries have made any material payments in excess of the amounts contemplated by this Section 4.23.
SECTION 4.24.    No Other Representations or Warranties. (a)  Except for the representations and warranties contained in this Article IV of this Agreement, Parent, Sub REIT,

REIT Merger Sub and Partnership Merger Sub acknowledge that neither the Company, the Partnership, any Subsidiary, nor any other person or entity on behalf of the Company has made, and none of Parent, Sub REIT, REIT Merger Sub or Partnership Merger Sub has relied upon, any representation or warranty, whether express or implied, with respect to the Company, any Subsidiary or their respective businesses, operations, affairs, assets, liabilities, tax status, financial condition, results of operations or prospects or with respect to the accuracy or completeness of any other information provided or made available to Parent, Sub REIT, REIT Merger Sub and Partnership Merger Sub by or on behalf of the Company, the Partnership or any Subsidiary. Except for the representations and warranties contained in this Article IV, none of the Company, the Partnership, any Subsidiary nor any other person or entity will have or be subject to any liability to Parent, Sub REIT, REIT Merger Sub or Partnership Merger Sub or any other person or entity resulting from the distribution in written or verbal communications to Parent, Sub REIT, REIT Merger Sub or Partnership Merger Sub, or use by Parent, Sub REIT, REIT Merger Sub or Partnership Merger Sub of, any such information, including any information, documents, projections, forecasts or other material made available to Parent, Sub REIT, REIT Merger Sub or Partnership Merger Sub in online “data rooms,” confidential information memoranda or management interviews and presentations in expectation of the Contemplated Transactions.
(b)    In connection with any investigation by Parent, Sub REIT, REIT Merger Sub and Partnership Merger Sub of the Company and the Subsidiaries, Parent, Sub REIT, REIT Merger Sub and Partnership Merger Sub have received or may receive from the Company, the Partnership, and/or other persons or entities on behalf of the Company or the Partnership certain projections, pro forma information, estimates and other forecasts in written or verbal communications. Parent, Sub REIT, REIT Merger Sub and Partnership Merger Sub acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, pro forma information and other forecasts and plans, that Parent, Sub REIT, REIT Merger Sub and Partnership Merger Sub are familiar with such uncertainties, that Parent, Sub REIT, REIT Merger Sub and Partnership Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, pro forma information and other forecasts and plans so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, pro forma information, forecasts or plans), and that Parent, Sub REIT, REIT Merger Sub and Partnership Merger Sub shall have no claim against any person or entity with respect thereto. Accordingly, Parent, Sub REIT, REIT Merger Sub and Partnership Merger Sub acknowledge that neither the Company, the Partnership nor any other person or entity on behalf of either of them makes any representation or warranty with respect to such estimates, projections, pro forma information, forecasts or plans (including the reasonableness of the assumptions underlying such estimates, projections, pro forma information, forecasts or plans).
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PARENT, SUB REIT, REIT MERGER
SUB AND PARTNERSHIP MERGER SUB
Subject to the exceptions and qualifications set forth in the disclosure schedule (the “Parent Disclosure Schedule”) delivered by Parent to the Company concurrently with the execution and delivery of this Agreement, Parent, Sub REIT, REIT Merger Sub and Partnership Merger Sub hereby jointly and severally represent and warrant to the Company as follows:
SECTION 5.01.    Organization. (a)  Parent is a Delaware limited liability company or limited partnership duly formed, validly existing and in good standing under the Laws of the State of Delaware. No dissolution, revocation or forfeiture proceedings regarding Parent have been commenced. Parent is in good standing under the Laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, has not or would not reasonably be expected to have a material adverse effect on Parent. Parent has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now conducted.
(b)    Sub REIT is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Maryland. The charter of Sub REIT has been made available to the Company and is in effect and no dissolution, revocation or forfeiture proceedings regarding Sub REIT have been commenced. REIT Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland. The charter of REIT Merger Sub has been made available to the Company and is in effect and no dissolution, revocation or forfeiture proceedings regarding REIT Merger Sub have been commenced. Partnership Merger Sub is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Maryland. The certificate of formation of Partnership Merger Sub has been made available to the Company and is in effect and no dissolution, revocation or forfeiture proceedings regarding Partnership Merger Sub have been commenced. Each of Sub REIT, REIT Merger Sub and Partnership Merger Sub is in good standing under the Laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, has not had or would not reasonably be expected to have a material adverse effect on Parent. Each of Sub REIT, REIT Merger Sub and Partnership Merger Sub has all requisite power and authority to own, operate, lease and encumber its properties and to carry on its businesses as now conducted.
SECTION 5.02.    Authority Relative to this Agreement and the Ancillary Agreement. (a)  Each of Parent, Sub REIT, REIT Merger Sub and Partnership Merger Sub has all necessary power and authority to execute and deliver this Agreement and the Ancillary Agreement to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the Contemplated Transactions. No other proceedings on the part of Parent, Sub REIT, REIT Merger Sub and Partnership Merger Sub or any of their respective subsidiaries, are necessary to authorize this Agreement or the Ancillary Agreement or to consummate the Contemplated Transactions. This Agreement and the Ancillary Agreement, as applicable, have been duly and validly executed and delivered by each of Parent, Sub REIT, REIT Merger Sub and Partnership Merger Sub and, assuming due authorization, execution and delivery of this Agreement and the Ancillary Agreement by each of the parties thereto other than Parent, Sub REIT, REIT Merger Sub, and Partnership Merger Sub, each constitutes a valid, legal and binding agreement of each of Parent, Sub REIT, REIT Merger Sub, and Partnership Merger Sub,

enforceable against each of Parent, Sub REIT, REIT Merger Sub and Partnership Merger Sub in accordance with and subject to its terms and conditions, except as enforceability may be limited by applicable Enforceability Exceptions.
(b)    The partners or members of Parent have duly and validly authorized the execution and delivery of this Agreement and each Ancillary Agreement to which it is a party and approved the consummation of the Mergers and the other Contemplated Transactions (to the extent that Parent is a party thereto), and Parent has taken all corporate actions required to be taken by Parent to perform its obligations hereunder and for the consummation of the Mergers and the other Contemplated Transactions (to the extent that Parent is a party thereto).
(c)    The board of directors of Sub REIT has duly and validly authorized the execution and delivery of this Agreement and each Ancillary Agreement to which Sub REIT is a party and approved the consummation of the Mergers and the other Contemplated Transactions (to the extent that Sub REIT is a party thereto), and Sub REIT has taken all corporate actions required to be taken by Sub REIT to perform its obligations hereunder and for the consummation of the REIT Merger and the other Contemplated Transactions (to the extent that Sub REIT is a party thereto).
(d)    The board of directors of REIT Merger Sub has duly and validly authorized the execution and delivery of this Agreement and each Ancillary Agreement to which REIT Merger Sub is a party and approved the consummation of the Mergers and the other Contemplated Transactions (to the extent that REIT Merger Sub is a party thereto), and REIT Merger Sub has taken all corporate actions required to be taken by REIT Merger Sub to perform its obligations hereunder and for the consummation of the REIT Merger and the other Contemplated Transactions (to the extent that REIT Merger Sub is a party thereto).
(e)    REIT Merger Sub, as the sole member of Partnership Merger Sub, has duly and validly authorized the execution and delivery of this Agreement and each Ancillary Agreement to which Partnership Merger Sub is a party and approved the consummation of the Partnership Merger and the other Contemplated Transactions (to the extent that Partnership Merger Sub is a party thereto), and Partnership Merger Sub has taken all corporate proceedings required to be taken by Partnership Merger Sub to perform its obligations hereunder and for the consummation of the Partnership Merger and the other Contemplated Transactions (to the extent that Partnership Merger Sub is a party thereto).
SECTION 5.03.    Consents and Approvals; No Violations. (a)  The execution and delivery of this Agreement and the Ancillary Agreement by Parent, Sub REIT, REIT Merger Sub and Partnership Merger Sub do not, and the performance of Parent, Sub REIT, REIT Merger Sub and Partnership Merger Sub’s obligations hereunder and thereunder will not, (i) conflict with or violate (A) the certificate of formation and operating agreement of Parent, (B) the charter and bylaws of Sub REIT, (C) the charter and bylaws of REIT Merger Sub, or (D) the certificate of formation and operating agreement of Partnership Merger Sub, (ii) assuming that all consents, approvals, authorizations and other actions described in subsection (b) have been obtained and all filings and obligations described in subsection (b) have been made, conflict with or violate any Law applicable to Parent, Sub REIT, REIT Merger Sub or Partnership Merger Sub or by which any of their properties or assets is bound or affected, or (iii) require any consent or approval or result in any violation or breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien or other encumbrance on any of their properties or assets pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which either of them is a party or by which they or any of their properties or assets is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or materially delay consummation of the Mergers or the other Contemplated Transactions or otherwise prevent Parent, Sub REIT, REIT Merger Sub and Partnership Merger Sub from performing in all material respects their obligations under this Agreement or the Ancillary Agreement.
(b)    The execution and delivery of this Agreement and the Ancillary Agreement by Parent, Sub REIT, REIT Merger Sub or Partnership Merger Sub do not, and the performance of Parent, Sub REIT, REIT Merger Sub or Partnership Merger Sub’s obligations hereunder and thereunder will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Authority, except (i) for (A) applicable requirements, if any, of the Exchange Act, Blue Sky Laws and state takeover Laws, (B) the filing with the SEC of the Proxy Statement, and (C) the filing of the Articles of Merger and Partnership Articles of Merger with the SDAT in accordance with the MGCL and the MRULPA, as applicable, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay consummation of the Mergers, or otherwise prevent any of Parent, Sub REIT, REIT Merger Sub or Partnership Merger Sub from performing in all material respects its obligations under this Agreement or the Ancillary Agreements.
SECTION 5.04.    Litigation. As of the date of this Agreement, there is no Action pending or, to Parent’s knowledge, threatened in writing against Parent, Sub REIT, REIT Merger Sub or Partnership Merger Sub or any of their respective properties or assets that questions the validity of this Agreement or the Ancillary Agreement or any action to be taken by Parent, Sub REIT, REIT Merger Sub or Partnership Merger Sub in connection with the consummation of the Mergers or the other Contemplated Transactions except for any such Actions that would not prevent or delay consummation of the Mergers or the other Contemplated Transactions or otherwise prevent Parent, Sub REIT, REIT Merger Sub and Partnership Merger Sub from performing their respective obligations under this Agreement or the Ancillary Agreement. As of the date of this Agreement, none of Parent, Sub REIT, REIT Merger Sub or Partnership Merger Sub is subject to any Order, except as would not prevent or delay consummation of the Mergers or the other Contemplated Transactions or otherwise prevent Parent, Sub REIT, REIT Merger Sub and Partnership Merger Sub from performing their respective obligations under this Agreement or the Ancillary Agreement.
SECTION 5.05.    Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission payable by the Company in connection with the Mergers or the Contemplated Transactions based upon arrangements made by and on behalf of Parent, Sub REIT, REIT Merger Sub or Partnership Merger Sub or any of their respective Affiliates.

SECTION 5.06.    Available Funds. Parent currently has or has access to, and on the Closing Date will have available, all funds necessary to pay (i) the Company Common Share Merger Consideration, (ii) the Partnership Cash Merger Consideration, and (iii) the Option Merger Consideration, and to satisfy the obligations of Parent, Sub REIT, REIT Merger Sub and Partnership Merger Sub set forth in this Agreement and the Ancillary Agreement, including, without limitation, in connection with the Mergers and the other Contemplated Transactions, and all related expenses required to be paid by Parent and the Surviving Entity. The obligations of Parent hereunder are not subject to any conditions regarding the ability of Parent, Sub REIT, REIT Merger Sub or Partnership Merger Sub to obtain financing.
SECTION 5.07.    Ownership of Sub REIT, REIT Merger Sub and Partnership Merger Sub; No Prior Activities. Sub REIT is a direct or indirect wholly-owned subsidiary of Parent (except for shares of preferred stock reasonably necessary to satisfy REIT requirements and the Sub REIT Preferred Shares). REIT Merger Sub is a direct wholly-owned subsidiary of Sub REIT (except for shares of preferred stock reasonably necessary to satisfy REIT requirements). Partnership Merger Sub is a direct wholly-owned subsidiary of REIT Merger Sub. None of Sub REIT, REIT Merger Sub or Partnership Merger Sub has conducted any activities other than in connection with its organization, the negotiation and execution of this Agreement and the Ancillary Agreement and the consummation of the Mergers and the other Contemplated Transactions. None of Sub REIT, REIT Merger Sub or Partnership Merger Sub has any subsidiaries except only as set forth in this paragraph. Section 5.07 of the Parent Disclosure Schedule lists the minimum equity value that will be held indirectly by Parent at the Closing in certain office properties that are not the Company Properties.
SECTION 5.08.    No Ownership of Company Capital Stock. Except as disclosed in Section 5.08 of the Parent Disclosure Schedule, neither Parent nor any of its subsidiaries, including Sub REIT, REIT Merger Sub and Partnership Merger Sub, owns (directly or indirectly, beneficially or of record) or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any Company Shares or other securities of the Company or the Partnership (other than as contemplated by this Agreement).
SECTION 5.09.    Disclosure Documents. The information supplied by Parent, Sub REIT, REIT Merger Sub or Partnership Merger Sub to the Company for inclusion in the Proxy Statement or any Other Filings, or any amendments thereof or supplements thereto, will not, on the date the Proxy Statement or such Other Filing (or any amendment or supplement thereto) is first mailed to holders of Company Shares or at the time of the Company Stockholder Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make statements therein not false or misleading at the time and in light of the circumstances under which such statement is made.
SECTION 5.10.    Management Arrangements. As of the date of this Agreement, none of Parent, Sub REIT, REIT Merger Sub or Partnership Merger Sub nor any of their Affiliates has entered into any Contract with any of the employees, officers or directors of the Company or their affiliates that is currently in effect or that would become effective in the future (upon consummation of the Mergers or otherwise) that has not been disclosed.

SECTION 5.11.    Guarantee. Concurrently with the execution of this Agreement, Brookfield Office Properties Inc. (the “Guarantor”) has delivered to the Company the guarantee of the Guarantor, dated as of the date hereof, a form of which is attached hereto as Exhibit E (the “Guarantee”), in favor of the Company with respect to certain obligations of the “Parent Parties” (as defined therein) in connection with this Agreement duly executed by the Guarantor with respect to certain matters on the terms specified therein. The Guarantee is in full force and effect and constitutes a valid, binding and enforceable obligation of the Guarantor party thereto in favor of the Company, subject to the Enforceability Exceptions, and no event has occurred, which, with or without notice, lapse of time or both, would constitute a default on the part of the Guarantor under such Guarantee.
SECTION 5.12.    No Other Representations or Warranties. Except for the representations and warranties contained in this Article V of this Agreement, the Company acknowledges that none of Parent, Sub REIT, REIT Merger Sub or Partnership Merger Sub or any other person or entity on behalf of Parent has made, and the Company has not relied upon, any representation or warranty, whether express or implied, with respect to Parent, Sub REIT, REIT Merger Sub or Partnership Merger Sub or their respective businesses, operations, affairs, assets, liabilities, tax status, financial condition, results of operations or prospects or with respect to the accuracy or completeness of any other information provided to the Company by or on behalf of Parent, Sub REIT, REIT Merger Sub or Partnership Merger Sub.
ARTICLE VI
CONDUCT OF BUSINESS PENDING THE CLOSING
SECTION 6.01.    Conduct of Business by the Company. (a)  Unless Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed) and except as otherwise contemplated by this Agreement, during the period commencing on the date hereof and terminating on the earlier to occur of the Effective Time and the termination of this Agreement pursuant to and in accordance with Article IX (the “Interim Period”), the Company shall, and shall cause each Subsidiary to, (i) conduct the Company’s business in all material respects in the ordinary course and in a manner consistent with past practice, (ii) use commercially reasonable efforts, subject to the limitations set forth in this Agreement, to keep available the services of the officers and key employees of the Company and the Subsidiaries and to preserve the current relationships of the Company and the Subsidiaries with lessees and other persons with which the Company or any of the Subsidiaries have significant business relations, (iii) use commercially reasonable efforts to maintain the assets and properties of the Company and the Subsidiaries in their current condition, and (iv) subject to Section 6.01(b), use commercially reasonable efforts to maintain the status of the Company as a REIT, subject to, in each case of (i) through (iv) above, (A) normal wear and tear and damage caused by casualty or by any reason outside of the Company’s control, (B) current and anticipated renovation projects, (C) contractual commitments to tenants of any Company Property for tenant improvements with respect to such Company Property and (D) any requirements of applicable Law.
(b)    Except as otherwise contemplated by this Agreement or set forth in Section 6.01(b) of the Company Disclosure Schedule, during the Interim Period, the Company shall not, and shall cause the Subsidiaries not to, do or cause to be done any of the following without the prior written consent of Parent (which consent, in the case of clauses (vi) (i.e., compensation arrangements), (vii) (i.e., employees), (xii) (i.e., Contracts) and (xxv) (i.e., Leases) (solely to the extent relating to the foregoing clauses below) shall not be unreasonably withheld or delayed):
(i)    amend its Organizational Documents or similar organizational or governance documents;
(ii)    (A) authorize for issuance, issue or sell or agree or commit to issue or sell (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) or pledge, encumber, transfer or dispose of any shares of capital stock of any class or any other securities or equity equivalents (including, without limitation, share appreciation rights, “phantom” stock plans or stock equivalents), other than the (1) issuance of Company Common Shares under the Company Stock Rights outstanding on the date of this Agreement or granted during the Interim Period under the existing terms of the Incentive Plan(s), (2) grant of Company Stock Rights or other equity-based awards under the Incentive Plan(s) to any director of the Company at an annual meeting of the stockholders of the Company or in connection with such director’s initial appointment or election to the Company Board, (3) issuance of Company Common Shares in exchange for Partnership Common Units pursuant to the existing terms of the Partnership Agreement, or (4) the pledge of equity interests in special purpose entities in connection with any financing or refinancing permitted pursuant to Section 6.01(b)(iv) or (B) repurchase, redeem, tender for or otherwise acquire any securities or equity equivalents (including, without limitation, Company Stock Rights of the Company or the Subsidiaries and the Company Preferred Shares) except in connection with the exercise of Company Stock Options in accordance with their existing terms, the lapse of restrictions on Restricted Shares in accordance with their existing terms, the repurchase or forfeiture of Restricted Shares upon the cessation of employment of the holder thereof, the settlement of Restricted Stock Units in accordance with their existing terms, or the redemption of Partnership Common Units under Section 8.6 of the Partnership Agreement;
(iii)    (A) split, combine, subdivide or reclassify any shares of capital stock or partnership interests, as the case may be, of the Company or the Partnership or (B) declare, set aside or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof and whether or not out of earnings and profits of the Company or the Partnership) in respect of any Company Common Shares, Company Preferred Shares or partnership interests of the Partnership or with respect to equity or ownership interests in any Subsidiary, except to the extent required by existing Contracts, or except for distributions by an entity directly or indirectly wholly-owned by the Partnership (but, for the avoidance of doubt, not the Partnership or the Company);
(iv)    (A) acquire (including, without limitation, by merger, consolidation, acquisition of stock or assets, or any other business combination) any interest in any entity or any division thereof or any assets or property, other than (1) acquisitions of personal property in the ordinary course of business consistent with past practice or pursuant to existing contractual commitments, (2) acquisitions of tenant improvements, furniture, equipment or other assets under any Company Lease in accordance with customary practice, and (3) any other acquisitions for consideration that are individually not in excess of $250,000, or in the aggregate, not in excess of $1,000,000 for the Company and the Subsidiaries taken as a whole;

provided that, nothing in the foregoing clauses (1) through (3) shall be interpreted to permit the Company or the Subsidiaries to acquire or lease (as lessee) any interest in real property (or enter into any option, commitment, or agreement to acquire or lease (as lessee), any real property or commence any development activity on the Company Properties), or (B) incur, create, assume, refinance or prepay any Indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible (whether directly, contingently or otherwise) for, the obligations of any person (other than a wholly-owned Subsidiary) for Indebtedness for borrowed money (or, except as otherwise expressly provided in this Agreement, negotiate with or seek bids from any current or prospective financing sources for such purposes, or hire advisors or agents to assist in such process), except (1) in connection with capital lease obligations made or entered into in the ordinary course of business, (2) in connection with entering into any interest rate swap or other similar hedging instrument relating thereto required under any of its Loan Documents, or (3) as described in Section 6.01(b)(iv) of the Company Disclosure Schedule;
(v)    make any loans, advances (other than petty cash or travel cost advances to employees of the Company in the ordinary course of business) or capital contributions to, or investments in, any other Person (other than the Company or its Subsidiaries, but including any officer, director or employee thereof) or make any change in its existing borrowing or lending arrangements for or on behalf of such person (in each case excluding (A) any obligations to tenants for tenant improvements or obligations under Company Leases, (B) leasing or brokerage commission entered into pursuant to the terms hereof or (C) the incurrence of trade payables in the ordinary course of business or advances to trade creditors in the ordinary course of business) or enter into any “keep well” or similar agreement to maintain the financial condition of another Person except to the extent required by existing Contracts;
(vi)    (1) increase the compensation or benefits payable or to become payable to its directors, officers, employees or consultants (except for increases in the ordinary course of business and in accordance with past practices in salaries or wages of employees of the Company or any Subsidiary who are not directors or executive officers of the Company or the Partnership); (2) make bonus payments to its officers or other employees (other than quarterly bonuses and leasing bonus payments as set forth in Section 6.01(b)(vi) of the Company Disclosure Schedule); (3) grant or amend any rights to severance, change of control, retention or termination pay to, or enter into any employment or severance agreement with, any director, officer, consultant or employee of the Company or any Subsidiary; (4) except for extensions of the term of any employment agreement or similar arrangement with any employee who holds the title of vice-president or above, but in no event including any Designated Executive, for a period not to exceed nine (9) months, establish, adopt, enter into or amend any collective bargaining or labor union agreement, profit sharing, thrift, pension, retirement, deferred compensation, retention or severance plan for the benefit of any director, officer or employee or any other arrangement that would be a Plan if it were in effect on the date hereof; or (5) take any affirmative action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any Plan;
(vii)    hire any new employee other than to hire a replacement for an employee whose employment has terminated or with respect to vacant positions;

(viii)    without limiting, and except as expressly provided in Section 6.01(b)(iv) or Section 7.05(d), make payments to lenders or special servicers or pre-pay any Indebtedness, except (1) as may be required by existing contractual commitments, (2) as otherwise expressly permitted by this Agreement (including, without limitation, Section 6.01(b)(iv)), or (3) for the establishment of reserves that may be required under the terms of any lease or by any lender or servicer, including, without limitation, reserves for interest, maintenance, tenant improvements, capital improvements, leasing commissions and other leasing costs;
(ix)    change in any material respect any of the accounting principles or practices used by it (except as required by GAAP or change in Law, or pursuant to written instructions, comments or orders from the SEC, in which case written notice shall be provided to Parent prior to any such change);
(x)    except in connection with a right being exercised by either party under the existing terms thereof or in connection with or to facilitate the sale or disposition of all or any portion of Plaza Las Fuentes as expressly permitted elsewhere in this Agreement, terminate, modify, waive or amend any provisions of any Company Ground Lease;
(xi)    except as otherwise permitted by this Section 6.01(b), authorize, or enter into any commitment for, any new capital expenditure relating to the Operating Properties, except (1) emergency repairs in order to maintain the Operating Property, (2) expenditures not to exceed $250,000, individually, or $1,000,000, in the aggregate incurred in the ordinary course, (3) expenditures included in any of the capital plans in respect of the Company Properties set forth on Section 4.12(a) of the Company Disclosure Schedule or (4) expenditures required by Law, existing contractual obligation or any contractual obligation arising under any agreement permitted to be entered into hereafter pursuant to this Section 6.01(b), including any Company Lease, or which are reasonably necessary for the preservation of human health and safety;
(xii)    authorize, enter into, renew, modify, materially amend or terminate, or waive any right or give consent under, any Material Contract (or any Contract that, if existing as of the date hereof, would be a Material Contract), other than (A) in the ordinary course of business and solely with respect to Contracts that are terminable upon sixty (60) or fewer days’ notice without penalty or premium, (B) any termination or renewal in accordance with the terms of any existing Material Contract that occur automatically without any action by the Company or any Subsidiary, (C) as otherwise expressly permitted by this Agreement (including, without limitation, Section 6.01(b)(iv), (vi), (vii) and (viii) and Section 7.05(d)), (D) as required by any Company Lease, the entering into of any consent with any lender under any Loan Document with respect thereto or the modification or amendment to any Loan Document with respect to the establishment or increase of reserves held by any lender for any tenant improvement costs or leasing commissions associated with such Company Lease, or (E) as may be reasonably necessary to comply with the terms of this Agreement;
(xiii)    (a) amend or modify the engagement letters of the financial advisors referred to in Section 4.17 that increases the fee or commission payable by the Company in connection with the Contemplated Transactions, or (b) engage any other financial advisor in connection with the Contemplated Transactions unless the Company Board shall have reasonably determined that it is advisable to do so based on facts and circumstances that arise, or are made known to, the Company Board after the date of this Agreement; it being agreed that the Company will provide Parent with written notice of such amendment or engagement within two (2) Business Days following such amendment or engagement; provided that nothing in this clause (xiii) shall prevent the Company from hiring advisors or agents to assist with the financing of 777 Tower, KPMG Tower and/or USBT Property as permitted under this Section 6.01(b);
(xiv)    enter into any new material line of business;
(xv)    enter into any Contract that would limit or otherwise restrict (or purport to do so) the Company or any of the Subsidiaries or any of their successors or, following consummation of the Contemplated Transactions, Parent, Sub REIT, REIT Merger Sub or the Partnership from engaging or competing in any material line of business or owning property in, whether or not restricted to, any geographic area in any material respect;
(xvi)    waive, release, assign, settle or compromise any Action, including Actions related to the Mergers and the other Contemplated Transactions, other than (A) settlements and compromises of ordinary course disputes with tenants, including area remeasurements, pass-through audits and other similar audits by tenants of operating or maintenance expenses, where the amount paid does not exceed $400,000, individually, or $1.0 million, in the aggregate, or (B) settlements and compromises where the amount paid in the settlement or compromise of such Action (after reduction for insurance proceeds to be received by the Company, net of any deductibles and/or self-insured retention payments paid by the Company) does not exceed $250,000, individually, or $1.0 million, in the aggregate; provided, however, that no settlement and compromise of any claim or Action relating to the Mergers and the other Contemplated Transactions or with any holder of Company Preferred Shares (in their capacity as such) shall be permissible without Parent’s consent (which, other than in connection with any Action with any holder of Company Preferred Shares (in their capacity as such), shall not be unreasonably withheld, conditioned or delayed if such settlement and compromise does not delay the consummation of the Contemplated Transactions, does not contemplate any financial obligations of the Company, any Subsidiary, or Parent or any of its Affiliates (other than reasonable attorneys’ fees) or amendment to this Agreement, and includes a complete release of Parent and its Affiliates and the Company and any parties entitled to indemnification by the Company or any Subsidiary in connection with such claim or Action. The Company shall keep Parent informed of, and cooperate with Parent in connection with, any Action relating to the Company Preferred Shares;
(xvii)    make, change or rescind any material Tax election, amend any material Tax Return, file any Tax Return in violation of Section 7.10(b), settle or compromise any material Tax audit, liability, claim or assessment, enter into any material closing agreement related to Taxes, or surrender any right to claim any material Tax refund, unless, in each case such action is required by Law or is intended (A) to preserve the Company’s status as a REIT under the Code, or (B) to qualify or preserve any Subsidiary’s status as a partnership or disregarded entity for federal income tax purposes or a Taxable REIT Subsidiary, as the case may be;

(xviii)    take any action that could, or fail to take any action the failure of which could, reasonably be expected to cause (A) the Company to fail to qualify as a REIT (disregarding the distribution requirement set forth in Section 857(a)(1) of the Code) or (B) any Subsidiary to cease to be treated as any of (1) a partnership or disregarded entity for federal income tax purposes or (2) a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be;
(xix)    enter into, amend or modify any Tax Protection Agreement, or take any action that would, or could reasonably be expected to, violate any Tax Protection Agreement or otherwise give rise to any liability of the Company or any Subsidiary with respect thereto, other than with respect to a potential sale or other disposition of the interests of the Company or any Subsidiary in Plaza Las Fuentes or the entities that own such property pursuant to Section 6.01(b)(xx);
(xx)    without limiting any of the Company’s rights under Section 6.01(b)(iv), sell or otherwise dispose (A) any of the Company Properties, other than sales or disposition of the interests of the Company or any Subsidiary in (x) Plaza Las Fuentes or the entities that own such property and/or (y) USBT Property, or the entities that own such property; provided that (1) the gross consideration received in respect of the sales or dispositions contemplated in clauses (x) and (y) above shall be at least the amounts set forth in Section 6.01(b)(xx) of the Company Disclosure Schedule, (2) such sales or dispositions shall otherwise be on market terms (including with respect to the indemnities provided by the Company or any Subsidiary and the survival thereof), (3) no action taken by the Company in connection therewith will violate, or give rise to any obligation or liability under, any Tax Protection Agreement except as permitted pursuant to Section 6.01(b)(xx) of the Company Disclosure Schedule, and (4) the Company provides written notice to Parent of the closing within two (2) Business Days following the closing date under any such transaction, or (B) any other assets or properties of the Company in excess of $250,000, individually, or $1,000,000, in the aggregate. For the avoidance of doubt, nothing in this clause (xx) shall prohibit or restrict the rights of the Company or any Subsidiary to incur, create, assume or refinance Indebtedness or grant pledges, encumbrances or mortgages with respect thereto, which prohibitions and restrictions are expressly provided for elsewhere in this Section 6.01(b);
(xxi)    initiate or consent to any zoning reclassification of any Company Property or any material change to any approved site plan, special use permit, planned unit development approval or other land use entitlement affecting any Company Property except (a) to the extent any of the foregoing would not materially adversely affect the value of the affected Company Properties and (b) as may be necessary or desirable to extend or preserve entitlements (including with respect to 755 South Figueroa);
(xxii)    enter into any joint venture or partnership or other similar Contract with any Person that is not a wholly-owned Subsidiary;
(xxiii)    permit existing insurance policies set forth in Section 4.19 of the Company Disclosure Schedule to be cancelled or terminated without replacing such insurance policies with comparable insurance policies, to the extent available on commercially reasonable terms, covering the Company, the Subsidiaries, and their respective properties, assets and businesses;
(xxiv)    take any action that would reasonably be expected to cause a termination of the Partnership for U.S. federal income Tax, California income Tax or relevant state Law purposes; provided, however, the Company and the Partnership may repurchase, redeem or acquire partnership interests in the Partnership pursuant to the Partnership Agreement and in accordance with Section 7.12;
(xxv)    enter into, renew or materially amend any provision under any Material Lease (other than (A) pursuant to a tenant’s exercise of existing renewal options and (B) entering into or renewing Material Leases (but not materially amending Material Leases) for USBT Property while subject to that certain Purchase and Sale Agreement and Joint Escrow Instructions dated March 11, 2013 (as the same may be amended or modified from time to time in accordance with the terms thereof) between Library Square Associates, LLC (as “Seller,” and Beringia Central LLC, as “Buyer” (the “USBT PSA”) or terminate any Lease (other than, with respect to any Lease that is not a Material Lease, for any default by the tenant thereunder). A “Material Lease” means, with respect to any Company Property, any Lease (or one or more Leases with the same tenant at such Company Property) relating to at least 50,000 square feet;
(xxvi)    adopt a plan of complete or partial liquidation or dissolution or adopt resolutions providing for or authorizing such liquidation or dissolution;
(xxvii)    except as otherwise required by law, call, give notice of, convene or hold the annual meeting of the holders of the Company Common Shares until a date after September 16, 2013; or
(xxviii)     authorize or enter into any Contract or otherwise make any commitment to do any of the foregoing.
Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit the Company or the Partnership from (i) taking any action at any time or from time to time that in the reasonable judgment of the Company Board, upon advice of counsel, and upon reasonable prior notice to, and consultation with, Parent, is reasonably necessary for the Company to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the Effective Time; provided, however, that, except as otherwise permitted under Section 6.01(b)(iii)(B), neither the Company nor the Partnership shall be permitted to declare, set aside or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof and whether or not out of earnings and profits of the Company or the Partnership) in respect of any Company Common Shares, Company Preferred Shares or partnership interests of the Partnership or with respect to equity or ownership interests in any Subsidiary; (ii) complying with its Material Contracts; (iii) taking such actions as the Company determines necessary or appropriate to dissolve, wind-up and/or liquidate the Dissolving Subsidiaries, (iv) taking any action that is reasonably necessary in connection with the Company’s right to sell Plaza Las Fuentes and/or the USBT Property in accordance with Section 6.01(b)(xx); or (v) except as contemplated in respect of the USBT Property in Section

6.01(b)(iv), Section 6.01(b)(xx) and Section 6.01(b)(iv) of the Company Disclosure Schedule, complying with the USBT PSA.
ARTICLE VII
ADDITIONAL AGREEMENTS
SECTION 7.01.    Proxy Statement. (a)  Subject to the terms and conditions of this Agreement, as promptly as reasonably practicable after the execution of this Agreement, the Company shall prepare and file a preliminary Proxy Statement with the SEC under the Exchange Act, and shall use its commercially reasonable efforts to have the Proxy Statement cleared by the SEC. In addition, each of the Company and Parent shall prepare and file with the SEC any Other Filings as and when required or requested by the SEC. Subject to Section 7.05 hereof, each of the Company and Parent shall use its commercially reasonable efforts, after consultation with the other parties hereto, to respond promptly to any comments of and requests by the SEC and to cause the Proxy Statement and all required amendments and supplements thereto to be mailed to the holders of Company Common Shares entitled to vote at the Company Stockholder Meeting as soon as reasonably practicable, but in no event more than five (5) Business Days following the earlier of (i) clearance by the SEC of the Proxy Statement and (ii) the conclusion of any SEC review of the Proxy Statement (the “SEC Approval”). Subject to and without limiting the rights of the Company Board (or duly authorized committee thereof) pursuant to Section 7.04 hereof, the Proxy Statement shall include the recommendation of the Company Board (or duly authorized committee thereof) that the holders of Company Common Shares approve the REIT Merger (the “Company Board Recommendation”).
(b)    Subject to Section 7.04 hereof and other than with respect to releases made in compliance with Section 7.06 of this Agreement, no amendment or supplement to the Proxy Statement or any Other Filings, nor any response to any comments or inquiry from the SEC, will be made by the Company or Parent without the approval of the other party, which approval shall not be unreasonably conditioned, withheld or delayed. The Company and Parent each will advise the other promptly after it receives notice of any request by the SEC for amendment of the Proxy Statement or any Other Filings or comments thereon and responses thereto or requests by the SEC for additional information.
(c)    If at any time prior to the Company Stockholder Meeting, the Company or Parent becomes aware of any information relating to the Company, Parent or any of their respective Affiliates, directors or officers that, pursuant to the Securities Act or the Exchange Act, should be disclosed in an amendment or supplement to the Proxy Statement or any Other Filing, then the party that discovers such information shall promptly notify the other party thereof and shall cooperate with the Company in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the holders of Company Common Shares entitled to vote at the Company Stockholder Meeting.
(d)    All filings by the Company with the SEC in connection with the Contemplated Transactions, including the Proxy Statement and any amendment or supplement thereto and all mailings to the Company’s stockholders in connection with the Merger and the other Contemplated Transactions shall be subject to the reasonable prior review and comment of Parent.

SECTION 7.02.    Stockholders’ Meeting; Consents of Parent, Sub REIT and REIT Merger Sub. (a)  Subject to Section 7.04 hereof, the Company, acting through the Company Board, shall, in accordance with applicable Law and the Company’s Charter and Company Bylaws, duly call, give notice of, convene and hold the Company Stockholder Meeting as promptly as reasonably practicable after the date that the Proxy Statement is cleared by the SEC for the purpose of seeking the Company Stockholder Approval (unless otherwise consented to by Parent). Notwithstanding anything to the contrary in the preceding sentence, subject to compliance with Section 7.04 hereof (i) if the Company shall have received an Acquisition Proposal within the five (5) Business Day period prior to the date of the Company Stockholder Meeting, the Company shall have the right on no more than four (4) separate occasion in the aggregate under this clause (i) to postpone or adjourn the Company Stockholder Meeting to the date that is five (5) Business Days after receipt of the Acquisition Proposal solely for the purpose of facilitating consideration of the Acquisition Proposal by the Company Board or a duly appointed committee thereof, and (ii) so long as neither the Company Board nor any committee thereof is then considering an Acquisition Proposal, if, on a date for which the Company Stockholder Meeting is scheduled, the Company has not received proxies representing a sufficient number of Company Common Shares to obtain the Company Stockholder Approval, whether or not a quorum is present, the Company shall have the right to make one or more successive postponements or adjournments of the Company Stockholder Meeting in order to seek additional proxies voting in favor of the Merger; provided that the Company Stockholder Meeting is not postponed or adjourned to a date that is more than thirty (30) days after the date for which the Company Stockholder Meeting was originally scheduled (excluding any adjournments or postponements required by applicable Law or effected pursuant to clause (i) above).
(b)    Parent will take all action reasonably necessary (a) to cause Sub REIT to perform its obligations under this Agreement and to consummate the REIT Merger on the terms and conditions set forth in this Agreement, and (b) to ensure that, prior to the Effective Time, Sub REIT shall not conduct any business or activities or make any investments other than in connection with the Contemplated Transactions.
(c)    Sub REIT will take all action reasonably necessary (a) to cause REIT Merger Sub to perform its obligations under this Agreement and to consummate the Partnership Merger on the terms and conditions set forth in this Agreement, and (b) to ensure that, prior to the Effective Time, REIT Merger Sub shall not conduct any business or activities or make any investments other than in connection with the Contemplated Transactions.
(d)    REIT Merger Sub will take all action reasonably necessary (a) to cause Partnership Merger Sub to perform its obligations under this Agreement and to consummate the Partnership Merger on the terms and conditions set forth in this Agreement, and (b) to ensure that, prior to the Partnership Merger Effective Time, Partnership Merger Sub shall not conduct any business or activities or make any investments other than in connection with the Contemplated Transactions.
SECTION 7.03.    Access to Information; Confidentiality. (a) From the date hereof to the Closing and in compliance with applicable Laws, the Company shall, and shall cause each of the Subsidiaries to, afford Representatives of Parent, continued access to the electronic data room and, following notice from Parent to the Company in accordance with this Section 7.03, reasonable access (though accompanied at all times by a Representative of the Company) during normal business hours to the properties, offices and other facilities, books and records of the Company and each Subsidiary, and such other financial, operating and other data and information as Parent may reasonably request. Notwithstanding the foregoing, neither Parent nor any of its Representatives shall (i) contact or have any discussions with any of the Company’s Representatives (other than any Designated Executive or any attorneys at Latham & Watkins or any other law firm retained by the Company) with respect to the Company, any Company Property or the Contemplated Transactions, unless in each case Parent obtains the prior written consent of the Company, which shall not be unreasonably withheld, conditioned or delayed, (ii) with respect to the Company, any Company Property or the Contemplated Transactions, contact or have any discussions with (x) any of the landlords/sublandlords, tenants/subtenants, licensees or franchisees or ground lessors of the Company or any Subsidiary (y) other than pursuant to and subject to limitations in Section 7.05(d), any holders of Indebtedness of the Company or any Subsidiary (or any master or special servicer for same), including, without limitation, any holder of any B Note, or (z) other than in consultation with the Company, including at least two (2) Business Days’ advance notice to the Company and providing the Company a reasonable opportunity to participate in any such contact or communication, any holders of Company Preferred Shares (in their capacity as such), unless in each case Parent obtains the prior written consent of the Company, which shall not be unreasonably withheld, conditioned or delayed, (iii) communicate with officials or representatives of any Governmental Authority regarding any specific Company Property, unless in each case Parent obtains the prior written consent of the Company, which shall not be unreasonably withheld, conditioned or delayed, as to the nature and level of such communications with specific officials or representatives, (iv) damage any property or any portion thereof or making invasive testing, (v) except as requested by any lender or prospective lender with respect to any Company Property or otherwise in connection with obtaining indebtedness with respect to any Company Property or the Company, and then only upon at least two (2) Business Days’ advance notice to the Company and providing the Company a reasonable opportunity to participate in any such inspection or investigation and after entering into an access agreement in the form set forth in Section 7.03 of the Company Disclosure Schedule, perform any onsite appraisal, inspection, procedure or investigation (including any engineering or onsite environmental investigation or study), but subject to the limitations in the preceding subclause (iv), or (vi) except as requested by Parent or any Equity Source (defined below), and then only upon the prior written consent of the Company (which shall not be unreasonably withheld, conditioned or delayed) and after entering into or, if to be conducted by an Equity Source, causing such Equity Source to enter into, an access agreement in the form set forth in Section 7.03 of the Company Disclosure Schedule, perform any onsite appraisal, inspection, procedure or investigation (including any engineering or onsite environmental investigation or study), but subject to the limitations in the preceding subclause (iv). Parent shall schedule and coordinate all inspections with the Company and shall give the Company at least two (2) Business Days prior written notice thereof, setting forth the inspection or materials that Parent or its Representatives intend to conduct. The Company shall be entitled to have Representatives present at all times during any such inspection. Notwithstanding the foregoing, neither the Company nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of the Company or its Subsidiaries or contravene any Law, lease or binding agreement entered into prior to the date of this Agreement.
(b)    All information obtained by Parent pursuant to this Section 7.03 shall be kept confidential in accordance with the confidentiality agreement, dated as of July 30, 2012 (the “Confidentiality Agreement”), between Parent and the Company, the terms of which shall continue to apply and remain binding upon Parent, Sub REIT, REIT Merger Sub and Partnership Merger Sub and their respective Representatives notwithstanding any termination of this Agreement; provided, however, to the extent of any inconsistency or ambiguity between the terms of this Agreement and the Confidentiality Agreement, this Agreement shall control. Notwithstanding the foregoing, “Representatives” (as defined in the Confidentiality Agreement) of Parent is hereby deemed to be amended to specifically include (i) any debt financing sources and/or (ii) to the extent disclosed to the Company prior to the date hereof or approved by the Company after the date hereof (such approval not be unreasonably withheld, delayed or conditioned), any equity financing sources, joint venture partners and co-investors in connection with the Contemplated Transactions or such person’s potential investment in Parent or its Affiliates or the Company or any Company Property (each, an “Equity Source”, and together with the Persons identified in clause (i) above, each, a “Financing Source”). Parent acknowledges and agrees that, (a) prior to furnishing any Confidential Information (as defined in the Confidentiality Agreement) to any Financing Source that has not been disclosed to the Company prior to the date hereof, it shall obtain a written undertaking or joinder from such Financing Source, to which the Company shall be an express third-party beneficiary with enforcement rights, in which such Financing Source agrees to comply with the confidentiality provisions of the Confidentiality Agreement, it being acknowledged and agreed that Parent will be liable for any actions taken by any such Financing Source in violation or breach of the Confidentiality Agreement, and (b) to the extent Parent has not identified any Financing Source to the Company prior to the date hereof, Parent shall identify such Financing Source to the Company prior to the release of any Confidential Information to such Financing Source.
SECTION 7.04.    No Solicitation of Transactions. (a)  The Company shall, and shall cause each Subsidiary to, and shall direct their Representatives to, immediately cease and cause to be terminated any discussions or negotiations with any third parties with respect to an Acquisition Proposal. The Company shall not, and shall cause each Subsidiary not to, and they shall direct their Representatives not to, (i) directly or indirectly solicit, initiate, or knowingly encourage or knowingly facilitate the making, submission or announcement of any Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, (ii) in connection with an Acquisition Proposal, provide access to its properties, Material Contracts, personnel, books or records or non-public or confidential information to any person (other than to Parent and its Representatives), (iii) waive, terminate, modify, fail to enforce or release any Person other than Parent and its Affiliates from any provision of or grant any permission, waiver or request under any standstill, confidentiality or similar agreement or obligation, (iv) enter into any letter of intent, Contract or agreement in principle with respect to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement as contemplated, and subject to the limitations set forth below), (v) participate or engage in any negotiations or discussions with any person (other than Parent and its Representatives) with respect to any Acquisition Proposal or (vi) grant any waiver, amendment or release under any standstill or confidentiality agreement (including any Third Party Confidentiality Agreement) for the purpose of allowing any Person to make an Acquisition Proposal; provided, however, that at any time prior to the receipt of the Company Stockholder Approval, the Company may (A) in response to a bona fide Acquisition Proposal received by the Company after the date of this Agreement that was not solicited in violation of this Section 7.04 and that the Company Board (or duly authorized committee thereof) determines in good faith (after consultation with outside legal counsel and financial advisors) constitutes, or could reasonably be expected to lead to, a Superior Proposal and, with respect to which the Company provides to Parent the notice required by Section 7.04(c), (x) provide access to its properties, Material Contracts, personnel, books and records and furnish non-public or confidential information, data and/or draft agreements with respect to the Company and the Subsidiaries to the person making such Acquisition Proposal (and its Representatives) if the Company Board (or duly authorized committee thereof) receives from such person a reasonable and customary confidentiality agreement (an “Acceptable Confidentiality Agreement”) and (y) participate in discussions or negotiations with the person making such Acquisition Proposal (and its Representatives) regarding such Acquisition Proposal; and (B) so long as (x) such Acquisition Proposal was not solicited in violation of this Section 7.04 and (y) the Company Board (or duly authorized committee thereof) determines in good faith, after consultation with its outside counsel, that the failure to take such action would be inconsistent with the duties of the members of the Company Board (or duly authorized committee thereof) under applicable Law, grant a limited waiver, amendment or release under any standstill or confidentiality agreement (including any Third Party Confidentiality Agreement) for the sole purpose of allowing a Person to make a private and confidential unsolicited written Acquisition Proposal to the Company Board and/or taking such other actions as permitted under subsection (A) of this paragraph above.
(b)    Except as otherwise provided in this Section 7.04(b) and Section 7.04(d), neither the Company Board nor any duly authorized committee thereof may (i) withhold, withdraw, qualify or modify, or publicly propose to withhold, withdraw, qualify or modify, the Company Board Recommendation in a manner adverse to Parent, or (ii) approve, adopt or recommend, or propose publicly to approve, adopt or recommend, any Acquisition Proposal (any such action, an “Adverse Recommendation Change”). Notwithstanding anything in this Agreement to the contrary, with respect to an Acquisition Proposal, the Company Board may at any time prior to receipt of the Company Stockholder Approval, make an Adverse Recommendation Change and/or terminate this Agreement pursuant to Section 9.01(f), if: (I) (A) an Acquisition Proposal (that did not result from a material breach of Section 7.04(a)) is made after the date of this Agreement to the Company by a third party, and such Acquisition Proposal is not withdrawn, and (B) the Company Board determines in good faith, after consultation with outside legal counsel and financial advisors, that such Acquisition Proposal constitutes a Superior Proposal and, after consultation with outside legal counsel that a failure to take such action would be inconsistent with the duties of the members of the Company Board under applicable Law; and (II) (A) the Company provides Parent three (3) Business Day prior written notice of its intention to take such action, which notice shall include the information with respect to such Superior Proposal that is specified in Section 7.04(c), (B) after providing such notice and prior to making such Adverse Recommendation Change in connection with a Superior Proposal or taking any action pursuant to Section 9.01(f) with respect to a Superior Proposal, the Company shall negotiate in good faith with Parent during such three (3) Business Day period (to the extent that Parent desires to negotiate) to make such revisions to the terms of this Agreement as would permit the Company Board not to effect an Adverse Recommendation Change in connection with a Superior Proposal or to take such action pursuant to Section 9.01(f) in response to a Superior Proposal, and (C) the Company Board shall have considered in good faith any changes to this Agreement irrevocably committed to in writing by Parent and shall have determined in good faith, after consultation with outside legal counsel and financial advisors, that the Acquisition Proposal continues to constitute a Superior Proposal; provided, however, that, in the event that the Acquisition Proposal is thereafter modified by the Person making such Acquisition Proposal, the Company shall provide written notice of such modified Acquisition Proposal and shall again comply with this Section 7.04(b), except that the Company’s advance written notice obligation shall be reduced to two (2) Business Days (rather than the three (3) Business Days otherwise contemplated by this Section 7.04(b)); and (III) in the case of a termination of this Agreement pursuant to Section 9.01(f), the Company has paid Parent the Termination Fee and the Parent Expenses in accordance with Section 9.03(b)(iii). If the Company makes an Adverse Recommendation Change in respect of an Acquisition Proposal that constitutes a Superior Proposal in accordance with this Section 7.04(b), it shall be entitled to waive the “Ownership Limit” in the Company’s Charter for each Person that the Company Board (or duly authorized committee thereof) determines is reasonably necessary to effect the consummation of the Acquisition Proposal at the time the Company terminates this Agreement pursuant to Section 9.01(f).
(c)    The Company shall promptly (and in any event within one (1) Business Day) provide written notice to Parent of the Company’s receipt of any bona fide Acquisition Proposal (including providing the identity of such person making or submitting such Acquisition Proposal) and, if applicable, provide Parent copies of the Acquisition Proposal and any draft agreements related to the Acquisition Proposal (or, if written copies are unavailable or such Acquisition Proposal is oral, a summary of the material terms thereof) and, if applicable and unless already provided to Parent and/or its Representatives, provide Parent with access (which, to the extent applicable, may be via submission to the “virtual data room”) to its properties, Material Contracts, personnel, books and records and any non-public or confidential information and/or data that are provided to the person making such Acquisition Proposal. The Company shall keep Parent reasonably informed of the status thereof including any material change to the status or terms of any such Acquisition Proposal (and in any event within one (1) Business Day after receipt or delivery thereof). If the Company Board determines in good faith, after consultation with outside legal counsel and financial advisors, that such Acquisition Proposal constitutes a Superior Proposal and, after consultation with outside legal counsel that a failure to take such action would be inconsistent with the duties of the members of the Company Board under applicable Law, then the Company shall promptly (and in any event within one (1) Business Day) deliver to Parent a written notice advising it that the Company Board has made such determination and, if applicable and unless already provided to Parent and/or its Representatives, provide Parent copies of the Superior Proposal and any draft agreements related to the Superior Proposal (or, if written copies are unavailable or such Superior Proposal is oral, a summary of the material terms thereof).
(d)    Notwithstanding anything to the contrary contained herein, nothing in this Section 7.04 shall prohibit or restrict the Company or the Company Board (or duly authorized committee thereof) from at any time prior to the receipt of the Company Stockholder Approval and other than in response to an Acquisition Proposal, effecting an Adverse Recommendation Change if the Company Board (or duly authorized Committee thereof) has determined in good faith that the failure to take such action would be inconsistent with its duties to the stockholders of the Company under applicable Law. Subject to the Company’s compliance, in all material respects, with Section 7.04(b), the Company may take and/or disclose to the stockholders of the Company a position contemplated by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act or by Item 1012(a) of Regulation M-A.
(e)    During the period from the date of this Agreement through the Effective Time, and except as otherwise provided in this Section 7.04, the Company (x) shall not terminate, amend or modify or waive any provision of any Third Party Confidentiality Agreement or other standstill agreement to which the Company or any of its Subsidiaries is a party or waive the “Ownership Limit” in the Company’s Charter (other than in the ordinary course to any Person who has not made or is not directly or indirectly participating in any Acquisition Proposal) and (y) agrees to use commercially reasonable efforts to enforce the provisions of any such agreements.
SECTION 7.05.    Further Action; Commercially Reasonable Efforts. (a) Subject to Section 7.04, upon the terms and subject to the conditions hereof, each of the parties hereto shall use its commercially reasonable efforts to take, or cause to be taken, all reasonably appropriate action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws to consummate and make effective the Mergers and the other Contemplated Transactions (and shall use its commercially reasonable efforts to refrain from taking any action that would materially impair or delay the foregoing), including, without limitation, using its commercially reasonable efforts to obtain all Permits, consents, approvals, authorizations, waivers, exemptions, qualifications and Orders as are necessary for the consummation of the Mergers and the other Contemplated Transactions and to fulfill the conditions to the Closing. In case, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and the Ancillary Agreement, each of the parties hereto shall use all commercially reasonable efforts to cause its respective officers, employees and agents to take all such action.
(b)    The parties hereto shall cooperate and assist one another in connection with all actions to be taken pursuant to Section 7.05(a), including the preparation and making of the filings referred to therein and, if requested, amending or furnishing additional information thereunder, including, subject to applicable Law and the Confidentiality Agreement, providing copies of all related documents to the non-filing party and their advisors prior to filing, and to the extent practicable none of the parties will file any such document or have any communication with any Governmental Authority without prior consultation with the other parties. Subject to Section 7.04, each party shall keep the others apprised of the content and status of any communications with, and communications from, any Governmental Authority with respect to the Mergers and the other Contemplated Transactions. Subject to Section 7.04, to the extent practicable, and permitted by a Governmental Authority, each party hereto shall permit representatives of the other party to participate in meetings (whether by telephone or in person) with such Governmental Authority.
(c)    Subject to Section 7.04, each of the parties hereto agrees to cooperate and use its commercially reasonable efforts to defend through litigation on the merits any Action, including administrative or judicial Action, asserted by any party in order to avoid the entry of, or to have vacated, lifted, reversed, terminated or overturned, any Order (whether temporary, preliminary or permanent) that in whole or in part restricts, delays, prevents or prohibits consummation of the Mergers and the other Contemplated Transactions, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal.
(d)    Without limiting the generality of the foregoing, each of the parties hereto acknowledges that consents and waivers with respect to the Contemplated Transactions may be required from certain lenders under Loan Documents of the Company and the Subsidiaries, as set forth in Section 4.02(g) of the Company Disclosure Schedule, and that such Loan Consents have not been obtained as of the date of this Agreement. The Company and Parent shall, and shall cause their respective Representatives to, use commercially reasonable efforts (which, in the case of Parent, is expressly agreed to include payment of up to all amounts contemplated on Section 7.05(d) of the Company Disclosure Schedule) to obtain each of the Loan Consents promptly after the date of this Agreement in accordance with this Section 7.05 and Section 7.05(d) of the Company Disclosure Schedule. The Company and Parent shall coordinate and reasonably cooperate in connection with soliciting and obtaining the Loan Consents, including the preparation and delivery of any information relating to Parent, Sub REIT, REIT Merger Sub, and Partnership Merger Sub and the Company and the Subsidiaries as may be reasonably requested by any such lender, any loan servicer on behalf of any lender or any rating agency and shall act in a coordinated manner. Without limiting the foregoing, each of Parent and the Company agrees as follows:
(i)    Each party agrees to keep the other informed of any material communications and notices with any such lender, any loan servicer on behalf of any such lender or any rating agency;
(ii)    Each party shall give the other no less than two (2) calendar days to review and comment on all materials or documents with respect to the Loan Consents and any such materials or documents shall be revised by Parent and the Company, as applicable, to reflect the reasonable comments of the other;
(iii)    Neither party, nor its Representatives, shall engage or participate in any material meeting or discussion or proposed material discussion or communication with, and communications from, any lender, any loan servicer on behalf of any such lender or rating agency with respect to the Loan Consents and the Contemplated Transactions without providing representatives of the other reasonable opportunity to participate;
(iv)    Each party shall, upon the request of the other, participate in meetings or discussions with any lender, any loan servicer on behalf of any such lender or rating agency with respect to the Loan Consents and assist the other in obtaining ratings as required for the Loan Consents (including the participation in such meetings or discussions of such party’s senior management);
(v)    The Company shall assist Parent in establishing or maintaining, as of the Closing, bank and other accounts and blocked account agreements and lock box arrangements in connection with any Loan Consent;

(vi)    Each party shall assist the other in obtaining waivers, consents, estoppels and approvals, to the extent necessary, proper or advisable in connection with any Loan Consent, from other parties to material leases, encumbrances and contracts to which the Company or any Subsidiary of the Company is a party;
(vii)    Each party shall execute and deliver customary certificates, legal opinions, or other documents and instruments relating to guarantees, the pledge of collateral and other matters ancillary to the Indebtedness underlying the Loan Consents as may be reasonably requested by the other or any lender or any loan servicer on behalf of any such lender (provided that the Company may elect to form a committee comprised of one or more individuals designated by Parent to be appointed by the Company as a director immediately prior to the Effective Time to execute any such documents); and
(viii)    Each party shall take all corporate actions, subject to the occurrence of the Closing, reasonably necessary or customary to permit the consummation of any Loan Consent on the Closing Date (including executing and delivering certificates with respect to solvency matters and cooperating with respect to any request the other or any lender or any loan servicer on behalf of any such lender has with respect to a new non-consolidation opinion) (provided that the Company may elect to form a committee comprised of one or more individuals designated by Parent to be appointed by the Company as a director immediately prior to the Effective Time to execute any such documents);
provided, however, that with respect to all matters described in this Section 7.05(d), (A) neither the Company nor Parent shall be required to execute any document or make any statements, certifications, or analysis for the benefit of the other or any other person other than documents, statements, certifications and analyses to become effective immediately after the Closing, and (B) the Company shall not be required to pay any commitment or other similar fee, pay any expense (other than as provided in this Agreement) or incur any other material obligation or liability in connection with this Section 7.05(d) prior to the Effective Time. Parent shall make available funds in connection with obtaining the Loan Consents, as set forth in Section 7.05(d) of the Company Disclosure Schedule; provided, however, that such funds shall be payable by Parent only in the event the Contemplated Transactions are actually consummated in accordance with the terms of this Agreement. Without the prior written consent of Parent, except as provided in Section 6.01(b)(iv), Section 6.01(b)(xii), Section 6.01(b)(xx) and Section 7.05(e) of the Company Disclosure Schedule, (i) the Company shall not prepay all or any portion of any Indebtedness or establish any reserves in connection with obtaining the Loan Consents, and (ii) the Company shall not, and it shall not agree to, amend, modify, supplement or waive the terms and conditions of the outstanding Indebtedness in any material respect, including, without limitation, changing any of the parties subject to the obligations of such Indebtedness of the Company, increasing the principal amount or interest due or changing the maturity date; provided, however, that in the case of this clause (ii), Parent shall not unreasonably withhold or delay such consent unless the cumulative effect of such amendments, modifications, supplements, waiver or other changes would be reasonably likely to materially and adversely affect the economic benefits that Parent otherwise would reasonably expect to derive from the Company Property encumbered by the applicable Indebtedness from and after the Closing.

(e)    Except as expressly provided in Section 7.05(d) or as contemplated by Section 7.05(e) of the Company Disclosure Schedule, for the avoidance of doubt, the obligation of any party hereto to use commercially reasonable efforts to take actions to consummate the Contemplated Transactions or to avoid, delay or remove impediments to such consummation or any injunction, shall not be breached if such party does not agree to the assumption or incurrence of financial obligations (other than to a de minimis extent), to any amendment to this Agreement, to any change in the amount or type of consideration payable in the Mergers, or otherwise to take action which would materially and adversely change the contemplated costs or benefits of the Contemplated Transactions to that party.
(f)    In the event Parent gives irrevocable written notice to the Company at least three (3) Business Days prior to the Closing specifying any Indebtedness that it wishes to prepay or refinance at or immediately prior to the Closing (a “Parent Loan Payment Notice”), then Parent shall prepay or refinance (in each case, at or immediately prior to the Closing) such Indebtedness; provided, however, that prepayment or refinancing of any such Indebtedness with respect to which Parent has given a Parent Loan Payment Notice is not a condition to Parent’s obligations hereunder and shall not permit Parent to delay consummation of the Contemplated Transactions. At the request of Parent, the Company agrees to provide, and to cause its Subsidiaries and its and their respective officers, employees, counsel, financial advisors, auditors and other representatives to provide, cooperation reasonably requested by Parent in connection with any such refinancing, including, without limitation:
(i)    providing available financial information that is customarily provided in such financings and is reasonably necessary by Parent or the lender for the consummation of such financing;
(ii)    assisting in the preparation and updating of information memoranda and other materials to be used in connection with the financing and any related syndication efforts, including, as applicable, participating in due diligence and drafting sessions;
(iii)    making the officers and advisors of the Company and its Subsidiaries available from time to time to attend and make presentations regarding their respective businesses;
(iv)    participating in meetings with rating agencies and assisting Parent in obtaining ratings as contemplated by refinancing (including the participation in such meetings of the Company’s and its Subsidiaries’ senior management);
(v)    assisting Parent in establishing or maintaining, as of the Closing, bank and other accounts and blocked account agreements and lock box arrangements in connection with the refinancing;
(vi)    assisting Parent to obtain waivers, consents, estoppels and approvals, to the extent necessary, proper or advisable in connection with any refinancing, from other parties to material leases, encumbrances and contracts to which the Company or any Subsidiary of the Company is a party and to arrange discussions among Parent and its financing sources with other parties to material leases, encumbrances and contracts as of the Closing;

(vii)    executing and delivering customary certificates, legal opinions, hedging agreements or other documents and instruments relating to guarantees, the pledge of collateral and other matters ancillary to the refinancing as may be reasonably requested by Parent (provided that the Company may elect to form a committee comprised of one or more individuals designated by Parent to be appointed by the Company as a director immediately prior to the Effective Time to execute any such documents); and
(viii)    take all corporate actions, subject to the occurrence of the Closing, reasonably requested by Parent that are necessary or customary to permit the consummation of the refinancing and to permit the proceeds thereof, to be made available to the Company on the Closing Date to consummate the transactions contemplated by this Agreement (including cooperation in connection with the pay-off of existing debt and the release of related liens) (provided that the Company may elect to form a committee comprised of one or more individuals designated by Parent to be appointed by the Company as a director immediately prior to the Effective Time to execute any such documents);
provided, however, that with respect to all matters described in this Section 7.05(f), the Company shall not be required to (A) execute any document or make any statements, certifications, or analysis for the benefit of Parent or any other person other than documents, statements, certifications and analyses to become effective immediately after the Closing, or (B) pay any commitment or other similar fee, pay any expense (other than as provided in this Agreement) or incur any other material obligation or liability in connection with this Section 7.05(f) prior to the Effective Time. Nothing in this Section 7.05(f) shall require the Company’s or its Subsidiaries’ cooperation to the extent it would (I) cause any condition to Closing set forth in Article VIII to fail to be satisfied or otherwise cause any breach of this Agreement (unless waived by Parent), (II) require the Company or any of its Subsidiaries to take any action that will conflict with or violate the Company’s organizational documents or any Laws or result in the material contravention of, or that would reasonably be expected to result in a material violation or breach of, or default under, any material Contract to which the Company or any of its Subsidiaries is a party or (III) result in any officer or director of the Company or any of its Subsidiaries incurring any personal liability.
SECTION 7.06.    Public Announcements. Parent and the Company shall, to the extent reasonably practicable, consult with each other before issuing, and give each other the opportunity to review and comment upon, giving due consideration to all reasonable additions, deletions or changes suggested in connection therewith, any press releases or otherwise making any public statements with respect to the Mergers and the other Contemplated Transactions, other than any press release by the Company to announce action taken by the Company pursuant to, or as permitted by, Section 7.04 hereof. Parent and the Company shall not issue any such press release (other than any press release by the Company to announce action taken by the Company pursuant to, or as permitted by, Section 7.04 hereof) or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or any listing agreement with or rule of any national securities exchange or association which the securities of Parent or the Company, as applicable, are listed; provided that Parent and the Company shall coordinate and consult with respect to the timing, basis and scope of such disclosure requirement.

SECTION 7.07.    Indemnification.
(a)    Without limiting any other rights that any MPG Indemnified Parties may have under any employment or indemnification agreement or under the Organizational Documents or this Agreement or, if applicable, similar organizational documents or agreements of any of the Subsidiaries, from and after the Effective Time, Parent, Sub REIT, the Surviving Entity and the Partnership shall: (i) indemnify and hold harmless (A) the individuals listed on Section 7.07(a) of the Company Disclosure Schedule, and (B) each person who is on the date hereof or during the period from the date hereof through the Effective Time serving as a director or executive officer of the Company or any Subsidiary or as a fiduciary under or with respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA) (together with the individuals listed in the foregoing subclause (A), collectively, the “MPG Indemnified Parties”) to the fullest extent authorized or permitted by applicable Law, as now or hereafter in effect, in connection with any Claim and any judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) resulting therefrom; and (ii) promptly pay on behalf of or, within thirty (30) days after any written request for advancement, advance to each of the MPG Indemnified Parties, to the fullest extent authorized or permitted by applicable Law, as now or hereafter in effect, any Expenses incurred in defending, serving as a witness with respect to or otherwise participating in any Claim in advance of the final disposition of such Claim, including payment on behalf of or advancement to the MPG Indemnified Party of any Expenses incurred by such MPG Indemnified Party in connection with enforcing any rights with respect to such indemnification and/or advancement, in each case without the requirement of any bond or other security, but subject to Parent’s, Sub REIT’s, the Surviving Entity’s or the Partnership’s, as applicable, receipt of a contractual undertaking by or on behalf of such MPG Indemnified Party to repay such Expenses if it is ultimately determined under applicable Laws that such MPG Indemnified Party is not entitled to be indemnified; provided, however, that neither Parent, Sub REIT, the Surviving Entity nor the Partnership shall be liable for any settlement effected without Parent’s, Sub REIT’s, the Surviving Entity’s or the Partnership’s written consent (not to be unreasonably withheld, delayed or conditioned) and shall not be obligated to pay the fees and expenses of more than one counsel (selected by a plurality of the applicable MPG Indemnified Parties) for all MPG Indemnified Parties in any jurisdiction with respect to any single Claim. The indemnification and advancement obligations of Parent, Sub REIT, the Surviving Entity and the Partnership pursuant to this Section 7.07(a) shall extend to acts or omissions occurring at or before the Effective Time and any Claim relating thereto (including with respect to any acts or omissions occurring in connection with the approval of this Agreement and the consummation of Contemplated Transactions, including the consideration and approval thereof and the process undertaken in connection therewith and any Claim relating thereto), and all rights to indemnification and advancement conferred hereunder shall continue as to a person who has ceased to be a director, executive officer or other fiduciary of the Company or the Subsidiaries after the date hereof and shall inure to the benefit of such person’s heirs, executors and personal and legal representatives. As used in this Section 7.07(a), (i) the term “Claim” means any threatened, asserted, pending or completed Action, whether instituted by any party hereto, any Governmental Authority or any other party, that might reasonably lead to the institution of any such Action, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism, arising out of or pertaining to matters that relate to, arise out of or contemplated by this Agreement, the

Contemplated Transactions and/or the Company’s exploration of strategic alternatives since January 1, 2012; and (ii) the term “Expenses” means reasonable attorneys’ fees and all other reasonable costs, expenses and obligations (including, without limitation, reasonable experts’ fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Claim for which indemnification is authorized pursuant to this Section 7.07(a), including any Action relating to a claim for indemnification or advancement brought by a MPG Indemnified Party unless it is ultimately determined by final non-appealable judgment under applicable Laws that such MPG Indemnified Party is not entitled to be indemnified. Neither Parent, Sub REIT, the Surviving Entity nor the Partnership shall settle, compromise or consent to the entry of any judgment in any Action in respect of which indemnification has been or could be sought by such MPG Indemnified Party hereunder unless (x) such settlement, compromise or judgment includes an unconditional release of such MPG Indemnified Party from all liability arising out of such Action, (y) such MPG Indemnified Party otherwise consents thereto, or (z) Parent, Sub REIT, the Surviving Entity and the Partnership irrevocably commit that Claims in respect of such Action will be paid by them as required to hold harmless the applicable MPG Indemnified Party(ies).
(b)    Without limiting Section 7.07(a) or any other rights that any employee, officer, director, agent or other fiduciary may have under any employment or indemnification agreement with the Company or any Subsidiary, Sub REIT, REIT Merger Sub and Partnership Merger Sub agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time, as applicable, now existing in favor of the current or former directors, officers, employees, agents or other fiduciaries of the Company or any of the Subsidiaries as provided in the Organizational Documents (or, as applicable, the charter, bylaws, partnership agreement or other organizational documents of any of the other Subsidiaries) and indemnification agreements of the Company or any of the Subsidiaries identified in Section 7.07(b) of the Company Disclosure Schedule shall be assumed by the Surviving Entity and the Surviving Partnership in the Mergers, without further action, at the Effective Time and Partnership Merger Effective Time, as applicable, and shall survive the Mergers and shall continue in full force and effect in accordance with their terms.
(c)    The Surviving Entity and the Surviving Partnership shall (i) for a period of six (6) years after the Effective Time cause to be maintained in effect in the Organizational Documents (other than the Partnership Agreement) and the Surviving Partnership Agreement (or similar governing documents), provisions regarding elimination of liability of directors and officers, indemnification of officers, directors and employees and advancement of expenses that are no less advantageous to the intended beneficiaries as those currently contained in the Organizational Documents and (ii) on or before the Closing Date, in consultation with Parent, obtain prepaid policies of directors’ and officers’ liability insurance (which policies shall provide the Company’s and the Subsidiaries’ current and former directors, officers, employees, agents and other persons covered by the current policies of directors’ and officers’ liability insurance maintained by the Company and its Subsidiaries with at least the same coverage and amounts, and contain terms and conditions which are, in the aggregate, no less advantageous to the insured, as those provided under such current policies) for an aggregate period of six (6) years with respect to claims arising from facts or events that occurred on or before the Effective Time, including, without limitation, in respect of the Mergers and other Contemplated Transactions, at an aggregate cost for such six-year tail policies not to exceed 300% of the annual director’ and officers’ liability insurance premiums payable by the Company and its Subsidiaries beginning in September 2012 (the “Current Annual Premium”); provided, however, that if such insurance policies cannot be obtained at all or can be obtained only for an amount in excess of 300% of the Current Annual Premium therefor, prior to the Effective Time, the Surviving Entity and the Surviving Partnership may, in consultation with Parent, obtain as much director’ and officers’ liability insurance coverage as can be obtained for an amount equal to 300% of the Current Annual Premium therefor.
(d)    This Section 7.07 shall survive the consummation of the Mergers and the other Contemplated Transactions and shall be binding, jointly and severally, on all successors and assigns of Parent, Sub REIT, the Surviving Entity, the Surviving Partnership and their respective subsidiaries. If either the Surviving Entity or the Surviving Partnership or any of their respective successors or assigns (i) consolidates with or merges with or into any other person and shall not be the continuing or surviving corporation, partnership or other entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Entity or the Surviving Partnership assume the obligations set forth in this Section 7.07.
(e)    The provisions of this Section 7.07 shall not be terminated or modified in such a manner as to adversely affect any indemnitee to whom this Section 7.07 applies without the consent of such affected indemnitee and are intended to be for the benefit of, and will be enforceable by, each indemnified party and his or her heirs, successors, executors, trustees, fiduciaries, administrators and legal representatives. The Surviving Entity shall pay all reasonable expenses, including attorneys’ fees, that may be incurred by any indemnitee in successfully enforcing the indemnity and other obligations provided in this Section 7.07.
(f)    The rights of each indemnitee under this Section 7.07 shall be in addition to any rights such person or any employee of the Company or any Subsidiary may have under the Organizational Documents (or equivalent organization or governing documents) of the Company and the Subsidiaries, or the Surviving Entity or the Surviving Partnership or any of their respective subsidiaries, or under any applicable Law or under any agreement of any indemnitee or any employee with the Company or any of the Subsidiaries.
SECTION 7.08.    Employee Benefits Matters. (a)  After the Closing Date, with respect to each “employee benefit plan” as defined in Section 3(3) of ERISA and each vacation and severance plan maintained by Parent or any subsidiary of Parent (collectively, the “Parent Benefit Plans”) in which any director, officer, employee or independent contractor of the Company or any Subsidiary (the “Company Employees”) will participate after the Effective Time, Parent shall, or shall cause Sub REIT to cause the Surviving Entity to, recognize all service of the Company Employees with the Company or a Subsidiary, as the case may be, for purposes of eligibility, vesting and level of benefits (with respect to severance, vacation and other service-based benefits), but not for purposes of benefit accrual or computation, in any such Parent Benefit Plan (except to the extent such credit would result in a duplication of benefits for the same period of service). In addition, Parent shall use commercially reasonable efforts to, or shall cause the Surviving Entity to use commercially reasonable efforts to, (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Company Employees under any welfare benefit plans that such employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any welfare benefit plan maintained for the Company Employees immediately prior to the Effective Time and (ii) provide each Company Employee with credit for any co-payments and deductibles paid prior to the Effective Time during the year in which the Closing occurs in satisfying any applicable deductible or out-of-pocket requirements for such year under any welfare plans that such employees are eligible to participate in after the Effective Time.
(b)    From and after the Effective Time, Parent shall cause Sub REIT to cause the Surviving Entity (or the Subsidiary party to such agreement) to honor in accordance with their terms all employment, severance, retention and termination plans and agreements (including, without limitation, any change-in-control provisions thereof) of employees or independent contractors of the Company and the Subsidiaries.
(c)    For a period of not less than one (1) year after the Closing Date, for each Company Employee who remains an employee of the Surviving Entity, Parent shall, or shall cause Sub REIT to cause the Surviving Entity to, maintain compensation and benefits (including, without limitation, group health, life, disability, bonus, and severance plans) (but excluding retention, sale, stay, special bonuses, other change of control payments or awards or bonuses based upon leasing, occupancy or rentals and any equity-based compensation) that are, in the aggregate, substantially comparable to such employee as the compensation and benefits the Company or such Subsidiary provided to such employee immediately prior to the Effective Time.
(d)    Prior to the Effective Time, the Company Board, or an appropriate committee of non‑employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the disposition by any officer or director of the Company who is a covered person of the Company for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder (“Section 16”) of Company Common Shares or options to acquire Company Common Shares pursuant to this Agreement and the Mergers shall be an exempt transaction for purposes of Section 16.
(e)    Nothing in this Agreement shall (i) modify or amend any Plan of the Company or other agreement, plan, program, or document regarding employee benefits or compensation unless this Agreement explicitly states that the provision “amends” such Plan of the Company or other agreement, plan, program, or document or (ii) prohibit Parent, Sub REIT or the Surviving Entity from amending or terminating any particular Plan or other compensation or benefit plan, program, or arrangement. Nothing in this Section 7.08 shall obligate Parent to, or cause Sub REIT to cause the Surviving Entity to, employ any person for any period of time after the Effective Time, and this Section 7.08 shall not be construed to limit the ability of Parent to alter the terms and conditions of, or terminate, the employment of any person.

(f)    Notwithstanding anything to the contrary in this Agreement, immediately prior to, but conditioned on, the Effective Time, the Company and/or the Partnership shall pay to each employee who is a participant in the Company’s quarterly cash incentive bonus program a pro-rata portion (reflecting the number of days elapsed through the calendar quarter in which the Closing occurs) of the cash bonuses that would otherwise be payable to such employee as of the end of the applicable quarter in which the Closing occurs, pursuant to the terms and conditions of the program.
SECTION 7.09.    Transfer Taxes. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer or stamp taxes, any transfer, recording, registration and other fees and any similar taxes that become payable in connection with the transactions contemplated by this Agreement (together with any related interests, penalties or additions to Tax, “Transfer Taxes”), and shall cooperate in attempting to minimize the amount of Transfer Taxes. From and after the Effective Time, the Surviving Entity shall pay or cause to be paid, without deduction or withholding from any consideration or amounts payable to holders of the Company Common Shares, Limited Partner Common Units and/or Company Stock Options, all Transfer Taxes.
SECTION 7.10.    Tax Matters.
(a)    The parties intend that, for U.S. federal and applicable state income Tax purposes, the REIT Merger will be treated as a taxable sale by the Company of all of the Company’s assets (subject to all of its liabilities) to REIT Merger Sub in exchange for (i) the Company Common Share Merger Consideration and (ii) the Sub REIT Preferred Shares or cash into which the Company Preferred Shares are converted pursuant to the REIT Merger, followed by a taxable liquidation of the Company. This Agreement shall constitute a “plan of liquidation” of the Company for U.S. federal income and applicable state Tax purposes. For U.S. federal and applicable state income Tax purposes, each of the parties hereto shall report and treat the Partnership Merger as a taxable sale of interests in the Partnership to the extent of Limited Partner Common Units exchanged for the Partnership Cash Merger Consideration.
(b)    During the Interim Period, at least thirty (30) days prior to the due date for filing any U.S. federal or California income Tax Return, the Company and each Subsidiary shall submit each such Tax Return to Parent for review by Parent. The Company and each Subsidiary shall consider in good faith any comment or revision reasonably requested by Parent.
(c)    Parent shall use its reasonable best efforts, and shall cause each of Sub REIT and Merger Sub to use its reasonable best efforts, to ensure that, prior to Closing, each of Sub REIT and Merger Sub is beneficially owned by at least 100 stockholders in accordance with Section 856(a)(5) of the Code, disregarding Section 856(h)(2) of the Code (including, as contemplated by Section 5.07, by issuing shares of preferred stock necessary to satisfy such requirements).
SECTION 7.11.    Officer’s Certificate. The Company shall use its best efforts to deliver to Latham & Watkins LLP an officer’s certificate dated as of the Closing Date, signed by an officer of the Company, in form and substance as set forth on Section 7.11 of the Company

Disclosure Schedule, with such changes as are reasonably determined by Latham & Watkins LLP to be necessary or appropriate to account for the operation of the Company after the execution of this Agreement and that are approved by Parent, such approval not to be unreasonably withheld, and such other changes as are mutually agreeable to Parent and the Company, to enable Latham & Watkins LLP to render the opinion described in Section 8.02(e) of this Agreement.
SECTION 7.12.    Partnership Redemptions. During the Interim Period, the Company shall (i) provide Parent written notice within three (3) days of receipt by the Company or the Partnership of a Notice of Redemption (as defined in the Partnership Agreement) with respect to the repurchase, redemption or other acquisition by the Company or the Partnership of any partnership interests in the Partnership, (ii) allow Parent or its designee, on one occasion, effective as of at least one day prior to the Specified Redemption Date (as defined in the Partnership Agreement), to purchase $10,000 in Limited Partner Common Units and (iii) cause Parent or such designee to be admitted as a partner in the Partnership, effective as of at least one day prior to the Specified Redemption Date, pursuant to the Partnership Agreement; provided, however, in the event of termination of this Agreement and abandonment of the Mergers and the other Contemplated Transactions pursuant to and in accordance with Section 9.01, Parent or such designee shall immediately tender such Limited Partner Common Units for redemption pursuant to the Partnership Agreement.
SECTION 7.13.    Director Resignations. The Company shall use its commercially reasonable efforts to obtain resignations, effective as of, but subject to the occurrence of, the Closing, from each director of the Company listed on Section 7.13 of the Company Disclosure Schedule. For the avoidance of doubt, solely in the event that all of the Company Preferred Shares are not purchased in the Tender Offer or are not cancelled pursuant to the proviso of Section 3.01(c), the two directors of the Company who were elected by the holders of the Company Preferred Shares prior to the Closing shall remain as directors of the Surviving Entity following the Closing.
SECTION 7.14.    Tender Offer.
(a)    Promptly after the date of this Agreement, Guarantor or Parent shall commence or shall cause REIT Merger Sub or another subsidiary of Guarantor or Parent to commence (such party to commence, the “Tender Offer Purchaser”), in accordance with the Exchange Act, a tender offer (the “Tender Offer”) to purchase, subject to the Offer Conditions, all of the Company Preferred Shares outstanding immediately prior to the Effective Time at a price per share equal to $25.00 (the “Offer Price”), payable net to the seller in cash, without interest, subject to any withholding of Taxes required by applicable Law (the time and date of acceptance for payment, the “Acceptance Time”).
(b)    Terms and Conditions of the Tender Offer. The Tender Offer shall be made by means of an offer to purchase (the “Offer to Purchase”) that contains the terms and conditions (and only such conditions) of the Tender Offer as set forth in Exhibit F to this Agreement (the “Offer Conditions”). The Offer Conditions are for the benefit of the Tender Offer Purchaser and the Tender Offer Purchaser may waive, in whole or in part, any Offer Condition at any time and from time to time, in its discretion, but subject to the provisions of this Section 7.14. Notwithstanding the foregoing, unless previously approved by the Company in writing, the Tender Offer Purchaser shall not (i) reduce the number of shares of Company

Preferred Shares sought to be purchased in the Tender Offer, (ii) reduce the Offer Price, (iii) change the form of consideration payable in the Tender Offer, (iv) consummate the Tender Offer except immediately prior to the Effective Time, (v) abandon or terminate the Tender Offer except as expressly provided in this Agreement, or (vi) amend, modify, supplement or waive any Offer Condition in a manner adverse to the holders of Company Preferred Shares without the Company’s prior written consent.
(c)    Expiration of the Tender Offer. Unless extended pursuant to and in accordance with Section 7.14(d) of this Agreement, the Tender Offer shall expire at midnight, New York City time, on the date that is twenty (20) Business Days following the commencement of the Tender Offer (the “Initial Expiration Date”) or, in the event the Initial Expiration Date has been extended pursuant to and in accordance with this Agreement, the date and time to which the Tender Offer has been so extended (the Initial Expiration Date, or such later date and time to which the Initial Expiration Date has been extended pursuant to and in accordance with this Agreement (the “Expiration Date”).
(d)    Extension of the Tender Offer. The Tender Offer shall be extended from time to time as follows:
(i)    If on or prior to any then-scheduled Expiration Date, any of the Offer Conditions shall not have been satisfied (other than conditions which by their nature are to be satisfied at the Acceptance Time), or waived by the Tender Offer Purchaser, if permitted hereunder, then the Tender Offer Purchaser shall extend the Tender Offer for one or more successive periods of up to ten (10) Business Days each (or such longer period to which the Company shall have agreed in writing, such agreement not to be unreasonably withheld, conditioned or delayed) in order to permit the satisfaction of such conditions; provided that such extension of the Tender Offer does not extend past the earlier of (A) the termination of this Agreement pursuant to Article IX, and (B) the Outside Date;
(ii)    If, within five (5) Business Days prior to any then-scheduled Expiration Date, the Company exercises its right to postpone or adjourn the Company Stockholder Meeting pursuant to Section 7.02(a) of this Agreement in order to consider an Acquisition Proposal, then the Tender Offer Purchaser shall extend the Tender Offer so that the Expiration Date does not occur until the date that is at least one (1) Business Day after the postponed Company Stockholder Meeting date; provided that such extension of the Tender Offer shall not extend past the earlier of (A) the termination of this Agreement pursuant to Article IX and (B) the Outside Date; and
(iii)    The Tender Offer Purchaser shall extend the Tender Offer for any period or periods required by applicable Law, by interpretation or position of the SEC or its staff or by the NYSE applicable to the Tender Offer.
The Tender Offer Purchaser shall not terminate the Tender Offer prior to any scheduled Expiration Date (including any rescheduled Expiration Date) without the prior written consent of the Company except in the event that this Agreement is terminated pursuant to Article IX or as provided in Section 7.14(f) below. Nothing in this Section 7.14 shall affect any of the termination rights set forth in Article IX.

(e)    Acceptance and Payment. Subject to the satisfaction, or waiver by the Tender Offer Purchaser, of the Offer Conditions, the Tender Offer Purchaser shall accept and pay for all Company Preferred Shares validly tendered and not validly withdrawn pursuant to the Tender Offer as soon as practicable after the Expiration Time (as it may be extended in accordance with this Agreement). The Tender Offer Purchaser expressly reserves the right to, in its sole discretion, following the closing of the Tender Offer, extend the Tender Offer for a “subsequent offering period” (and one or more extensions thereof) in accordance with Rule 14d-11 under the Exchange Act.
(f)    Termination of the Tender Offer. Notwithstanding the foregoing or any other provision of the Tender Offer, the Tender Offer Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, pay for, and may delay the acceptance for payment of or the payment for, any validly tendered shares of Company Preferred Shares and may (and in the case of the immediately following clause (i), shall) terminate the Tender Offer (i) on or at any time after this Agreement is validly terminated by Parent or the Company in accordance with Section 9.01, or (ii) on the Closing Date if the Company has not then sold the USBT Property subject to and in accordance with Section 6.01(b)(xx). If the Tender Offer is terminated or withdrawn by the Tender Offer Purchaser, or this Agreement is terminated pursuant to Article IX, the Tender Offer Purchaser shall promptly return, and shall cause any depository acting on behalf of the Tender Offer Purchaser to return, in accordance with applicable Law, all tendered Company Preferred Shares to the registered holders thereof.
(g)    Offer Documents. As soon as practicable on or after the date of commencement of the Tender Offer, the Tender Offer Purchaser shall file with the SEC, in accordance with Rule 14d-3 under the Exchange Act, a Tender Offer Statement on Schedule TO with respect to the Tender Offer (together with all amendments, supplements and exhibits thereto, the “Schedule TO”), which shall include, as exhibits, the Offer To Purchase, a form of letter of transmittal, a form of summary advertisement and other ancillary Tender Offer documents pursuant to which the Tender Offer will be made (such Schedule TO and the documents attached as exhibits thereto, together with any supplements or amendments thereto, collectively, the “Offer Documents”) and promptly thereafter shall mail the Offer Documents to the holders of the Company Preferred Shares as and to the extent required by the Exchange Act. The Company shall promptly furnish to the Tender Offer Purchaser in writing all information concerning the Company that may be required by applicable securities Laws or reasonably requested by the Tender Offer Purchaser for inclusion in the Offer Documents. Each of the Tender Offer Purchaser and the Company shall promptly correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect or as otherwise required by applicable Law. The Tender Offer Purchaser shall take all steps necessary to cause the Offer Documents, as so corrected, to be filed with the SEC and the other Offer Documents, as so corrected, to be disseminated to the holders of Company Preferred Shares, in each case as and to the extent required by applicable Laws. The Tender Offer Purchaser shall promptly notify the Company upon the receipt of any comments from the SEC or the staff of the SEC or any request from the SEC or the staff of the SEC for amendments or supplements to the Offer Documents, and shall provide the Company with copies of all written correspondence between the Tender Offer Purchaser and its respective Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Offer Documents. The Tender Offer Purchaser shall use commercially reasonable efforts to respond as promptly as reasonably practicable to any comments of the SEC or the staff of the SEC with respect to the Offer Documents, and the Tender Offer Purchaser shall provide the Company and its counsel a reasonable opportunity to participate in the formulation of any written response to any such written comments of the SEC or its staff. Prior to the filing of the Offer Documents (or any amendment, supplement or exhibit thereto) or the dissemination thereof to the holders of Company Preferred Shares, or responding to any comments of the SEC or the staff of the SEC with respect thereto, the Tender Offer Purchaser shall provide the Company and its counsel a reasonable opportunity to review and propose comments on such document or response, but the Tender Offer Purchaser shall not be required to accept such comments.
(h)    Schedule 14D-9. Contemporaneous with the filing of the Offer Documents with the SEC, the Company shall, in a manner that complies with Rule 14d-9 under the Exchange Act, file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Tender Offer (such Schedule 14D‑9, together with any supplements, amendments and exhibits thereto, the “Schedule 14D-9”), and promptly thereafter shall mail the Schedule 14D-9 to the holders of the Company Preferred Shares. The Company may take no position with respect to the Tender Offer but shall not make a recommendation against the Tender Offer in Schedule 14D‑9. In addition, the Company Board shall waive the “Ownership Limit” in the Company’s Charter for the Tender Offer Purchaser prior to the consummation of the Tender Offer. The Tender Offer Purchaser shall promptly furnish to the Company in writing all information concerning the Tender Offer Purchaser that may be required by applicable securities Laws for inclusion in the Schedule 14D-9. Each of the Tender Offer Purchaser and the Company shall promptly correct any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect or as otherwise required by applicable Law. The Company shall take all steps necessary to cause the Schedule 14D-9, as so corrected, to be filed with the SEC and the Schedule 14D-9, as so corrected, to be disseminated to the holders of Company Preferred Shares, in each case as and to the extent required by applicable Laws. The Company shall promptly notify the Tender Offer Purchaser upon the receipt of any comments from the SEC or the staff of the SEC or any request from the SEC or the staff of the SEC for amendments or supplements to the Schedule 14D-9, and shall provide the Tender Offer Purchaser with copies of all written correspondence between the Company and its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand with respect to the Schedule 14D-9. The Company shall use commercially reasonable efforts to respond as promptly as reasonably practicable to any comments of the SEC or the staff of the SEC with respect to the Schedule 14D-9, and the Company shall provide the Tender Offer Purchaser and its respective counsel a reasonable opportunity to participate in the formulation of any written response to any such written comments of the SEC or its staff. Prior to the filing of the Schedule 14D-9 (or any amendment, supplement or exhibit thereto) or the dissemination thereof to the holders of Company Preferred Shares, or responding to any comments of the SEC or the staff of the SEC with respect thereto, the Company shall provide the Tender Offer Purchaser and its respective counsel a reasonable opportunity to review and to propose comments on such document or response, but the Company shall not be required to accept such comments.

(i)    Promptly after the date hereof and otherwise from time to time as requested by the Tender Offer Purchaser or its agents, the Company shall use reasonable efforts to (i) furnish or cause to be furnished to the Tender Offer Purchaser mailing labels, security position listings, and any other listings or computer files containing the names and addresses of the record or beneficial holders of the Company Preferred Shares as of the most recent practicable date, (ii) furnish the Tender Offer Purchaser with such information (including, but not limited to, updated lists of holders of the Company Preferred Shares and their addresses, mailing labels and security position listings) and (iii) provide such other assistance as the Tender Offer Purchaser or its agents may reasonably request in communicating with the record and beneficial holders of Company Preferred Shares. In addition, in connection with the Tender Offer, the Company shall, and shall use its reasonable efforts to cause any third parties to, cooperate with the Tender Offer Purchaser to disseminate the Offer Documents to holders of Company Preferred Shares.
(j)    To the extent neither Parent nor Guarantor is the Tender Offer Purchaser, Parent hereby agrees to cause the Tender Offer Purchaser to comply with this Section 7.14 and to guarantee the payment and performance of the Tender Offer Purchaser’s obligations under this Section 7.14, the Tender Offer and all applicable Laws.
SECTION 7.15.    Sub REIT Preferred Shares Registration Statement. (a)  If at any time after the date of this Agreement either (i) Sub REIT determines that it is so required under applicable Law, or (ii) the Company reasonably requests in writing (including a request intended to ensure that the Closing is not delayed), then, as soon as practicable thereafter, Sub REIT shall prepare and file with the SEC a registration statement on Form S-4 relating to the issuance (if any) of Sub REIT Preferred Shares to the holders of Company Preferred Shares pursuant to this Agreement (such registration statement, together with any amendments or supplements thereto, the “Form S-4”). Thereafter, Sub REIT shall use its commercially reasonable efforts to (x) have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing, (y) ensure that the Form S-4 complies in all material respects with the applicable provisions of the Exchange Act or Securities Act, and (z) keep the Form S-4 effective for so long as necessary to complete the Contemplated Transactions.
(b)    If Sub REIT is required to file the Form S-4 in accordance with clause (a) immediately above, then:
(i)    Each party to this Agreement shall furnish to Sub REIT all information concerning itself, its Affiliates and the holders of its capital stock to the other and provide such other assistance as may be reasonably requested in connection with the preparation, filing and distribution of the Form S-4.
(ii)    Sub REIT shall promptly notify the Company upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Form S-4, and shall, as promptly as practicable after receipt thereof, provide the Company with copies of all correspondence between it and its Representatives, on one hand, and the SEC, on the other hand, and all written comments with respect to the Form S-4 received from the SEC and advise the Company of any oral comments with respect to the Form S-4 received from the SEC.

(iii)    Sub REIT shall use its commercially reasonable efforts to respond as promptly as practicable to any comments from the SEC with respect to the Form S-4.
(iv)    Notwithstanding the foregoing, prior to filing the Form S-4 (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, such filings and responses shall be subject to the reasonable prior review and comment of Parent (including the proposed final version of such document or response).
(v)    Sub REIT shall advise the Company, promptly after it receives notice thereof, of the time of effectiveness of the Form S-4, the issuance of any stop order relating thereto or the suspension of the qualification of the Sub REIT Preferred Shares for offering or sale in any jurisdiction, and Sub REIT shall use its commercially reasonable efforts to have any such stop order or suspension lifted, reversed or otherwise terminated.
(vi)    Sub REIT shall also take any other action required to be taken under the Securities Act, the Exchange Act, any applicable foreign or state securities or “blue sky” Laws and the rules and regulations thereunder in connection with the issuance of the Sub REIT Preferred Shares pursuant to this Agreement.
(vii)    If, at any time prior to the effectiveness of the Form S-4, any information relating to any party to this Agreement, or any of their respective Affiliates, should be discovered by any party to this Agreement which, in the reasonable judgment of such party, should be set forth in an amendment of, or a supplement to, the Form S-4, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto, and Sub REIT and the Company shall cooperate to effect the prompt filing with the SEC of any necessary amendment of, or supplement to, the Form S-4 and, to the extent required by Law, in disseminating the information contained in such amendment or supplement to holders of Company Preferred Shares.
ARTICLE VIII
CONDITIONS
SECTION 8.01.    Conditions to the Obligations of Each Party. The respective obligations of each party to effect the Mergers and to consummate the other Contemplated Transactions shall be subject to the satisfaction or waiver (in writing), at or prior to the Effective Time, of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by Section 9.04 and applicable Law:
(a)    Company Stockholder Approval. The Company Stockholder Approval shall have been obtained in accordance with the MGCL and the Company’s Charter.
(b)    No Order. No court of competent jurisdiction or other Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law, Order, stipulation, or other legal restraint (whether temporary, preliminary or permanent), in any case which is in effect and which prevents, makes illegal, enjoins or otherwise prohibits the consummation of the Mergers and the other Contemplated Transactions; provided, however, that the right to assert that the condition in this Section 8.01(b) has not been satisfied shall not be available to any party who has not used its reasonable best efforts to resist, appeal, obtain consent under, resolve or lift, as applicable, such Law, Order, stipulation, or other legal restraint, or who has not complied in all material respects with its obligations under Section 7.05.
SECTION 8.02.    Additional Conditions to the Obligations of Parent, Sub REIT, REIT Merger Sub and Partnership Merger Sub. The obligations of Parent, Sub REIT, REIT Merger Sub and Partnership Merger Sub to consummate the Mergers and to consummate the other Contemplated Transactions are subject to the satisfaction or waiver at or prior to the Effective Time of the following additional conditions, any or all of which may be waived, in whole or in part, to the extent permitted by Section 9.04 and applicable Law:
(a)    Representations and Warranties. The representations and warranties of the Company and the Partnership in this Agreement (other than those covered in the immediately following sentence) that (i) are not made as of a specific date shall be true and correct as of the date of this Agreement and as of the Closing, as though made on and as of the Closing, and (ii) are made as of a specific date shall be true and correct as of such date, in each case, except where the failure of such representations or warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. In addition, (1) the representations and warranties of the Company set forth in Section 4.01(e), Section 4.02(a), the first, second, third, fourth, seventh and eighth sentences of Section 4.02(c), the first, second and third sentences of Section 4.02(f), and Section 4.02(g)(ii) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except for such representations and warranties made as of a specified date, which shall have been true and correct in all respects as of that specified date), except where the failure to be so true and correct would not reasonably be expected to result in additional cost, expense or liability to the Company, Parent and their Affiliates, in the aggregate, of more than $500,000 and (2) the representations and warranties of the Company set forth in Section 4.01(a)-(b), Section 4.02(b), Section 4.02(h), Section 4.03(a) (except for Section 4.03(a)(II)), Section 4.03(b), Section 4.17, Section 4.18, Section 4.21 and Section 4.22 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing, as though made on and as of the Closing (except for such representations and warranties made as of a specified date, which shall have been true and correct in all material respects as of that specified date).
(b)    Agreements and Covenants. The Company and the Partnership shall have performed in all material respects, all obligations, and complied with, in all material respects, all agreements and covenants to be performed or complied with by them under this Agreement (except for Section 7.10(a)) on or prior to the Effective Time.
(c)    No Material Adverse Effect.    Since the execution and delivery of this Agreement, there has not occurred any event, circumstances, change or effect that, individually or in the aggregate, has resulted in, or would reasonably be expected to result in, a Material Adverse Effect.

(d)    Officer’s Certificate. The Company shall have delivered to Parent a certificate, dated the Closing Date, signed by the Chief Executive Officer or any Executive Vice President of the Company, certifying as to the satisfaction of the conditions specified in Section 8.02(a), Section 8.02(b) and Section 8.02(c).
(e)    Opinion of Counsel. Parent shall have received a written opinion of Latham & Watkins LLP, tax counsel to the Company, dated as of the Closing Date and in the form set forth on Section 8.02(e) of the Company Disclosure Schedule, to the effect that, commencing with the Company’s taxable year that ended on December 31, 2003, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code and its actual method of operation has enabled the Company to meet, through the Closing Date, the requirements for qualification and taxation as a REIT under the Code, which opinion will be subject to customary exceptions, assumptions and qualifications and based on customary representations, warranties and covenants contained in the officer’s certificate executed by the Company.
(f)    Consents. The Company shall have obtained (i) the written consents set forth in Section 8.02(f) of the Company Disclosure Schedule (the “Required Consents”) which shall be in full force and effect as of the Closing Date (but which may be conditioned on the Closing) and Parent shall have received evidence reasonably satisfactory to Parent of the receipt thereof; provided, however, that no Required Consent shall be required with respect to any Loan Documents with respect to which Parent has given a Parent Loan Payment Notice pursuant to Section 7.05(f).
SECTION 8.03.    Additional Conditions to the Obligations of the Company and the Partnership. The obligations of the Company and the Partnership to consummate the Mergers and to consummate the other Contemplated Transactions are subject to the satisfaction at or prior to the Effective Time of the following additional conditions, any or all of which may be waived, in whole or in part, to the extent permitted by Section 9.04 and applicable Law:
(a)    Representations and Warranties. The representations and warranties of Parent, Sub REIT, REIT Merger Sub and Partnership Merger Sub in this Agreement that (i) are not made as of a specific date shall be true and correct as of the date of this Agreement and as of the Closing, as though made on and as of the Closing, and (ii) are made as of a specific date shall be true and correct, as of such date, in each case, except where the failure of such representations or warranties to be true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” set forth therein) would not prevent or materially delay consummation of the Mergers or the other Contemplated Transactions.
(b)    Agreements and Covenants. Parent, Sub REIT, REIT Merger Sub and Partnership Merger Sub shall have performed in all material respects, all obligations, and complied with, in all material respects, all agreements and covenants to be performed or complied with by them under this Agreement (except for Section 7.10(a)) on or prior to the Effective Time.
(c)    Officer’s Certificate. Parent shall have delivered to the Company a certificate, dated the Closing Date, signed by the President, any Vice President or any executive officer of Parent, certifying as to the satisfaction of the conditions specified in Section 8.03(a) and Section 8.03(b).
(d)    Ancillary Agreement. The Ancillary Agreement to which each of Parent, Sub REIT, REIT Merger Sub or Partnership Merger Sub is a party shall have been duly executed and delivered by Parent, Sub REIT, REIT Merger Sub or Partnership Merger Sub, respectively.
(e)    Closing Payments. Parent will make (or cause to be made) the payments required to be made pursuant to Article III.
SECTION 8.04.    Frustration of Closing Conditions. None of the Company, the Partnership, Parent, Sub REIT, REIT Merger Sub or Partnership Merger Sub may rely on the failure of any condition set forth in this Article VIII to be satisfied if such failure was caused by such party’s failure to act in good faith to comply with this Agreement or use its reasonable best efforts in accordance with Section 7.05 to consummate and make effective the Mergers and the other Contemplated Transactions.
ARTICLE IX
TERMINATION AND WAIVER
SECTION 9.01.    Termination. This Agreement may be terminated at any time prior to the Effective Time in writing whether before or after the Company Stockholder Meeting (except as otherwise provided below) (the date of any such termination, the “Termination Date”):
(a)    by the mutual written consent of Parent and the Company;
(b)    by either the Company or Parent by written notice to the other party if any court of competent jurisdiction or other Governmental Authority with jurisdiction over such matters shall have issued an Order permanently restraining, enjoining or otherwise prohibiting the Mergers, and such Order shall have become final and unappealable; provided that the party terminating this Agreement pursuant to this Section 9.01(b) shall have used its reasonable best efforts to resist, appeal, obtain consent under, resolve or lift, as applicable, such Order and shall have complied in all material respects with its obligations under Section 7.05; provided, further, that the terms of this Section 9.01(b) shall not be available to any party whose breach of this Agreement has been the cause of, or resulted in, any such Order;
(c)    by either the Company or Parent by written notice to the other party if the Mergers shall not have been consummated on or before August 15, 2013 (the “Outside Date”); provided that the right to terminate this Agreement under this Section 9.01(c) shall not be available to any party if such party’s breach of this Agreement, including the failure to use commercially reasonable efforts to consummate the Mergers and the other Contemplated Transactions, has been the cause of the failure of the Mergers and the other Contemplated Transactions to be consummated on or before such date; provided, further, that if all conditions to the Closing have been satisfied (or waived by the applicable party) prior to the Outside Date other than the conditions set forth in Section 8.01(a) or Section 8.02(f)(i), then (i) the Company shall have the right, by delivery of written notice to Parent prior to the Outside Date to extend the Outside Date until September 16, 2013 and (ii) Parent shall have the right, by delivery of written notice to the Company prior to the Outside Date to extend the Outside Date until August 30, 2013;
(d)    by either the Company or Parent if the Company Stockholder Approval is not obtained at the Company Stockholder Meeting (after giving effect to any adjournment or postponement thereof required by applicable Law or as expressly permitted in this Agreement);
(e)    by Parent, prior to the Company Stockholder Approval, if the Company Board (or duly authorized committee thereof) shall have made an Adverse Recommendation Change;
(f)    by the Company, prior to the Company Stockholder Approval, if (i) the Company has received a Superior Proposal, (ii) the Company Board (or duly authorized committee thereof) has determined in good faith (after consulting with its outside legal counsel) that the failure to accept such Superior Proposal is reasonably likely to be inconsistent with the duties of the members of the Company Board (or such duly authorized committee’s) under applicable Law, (iii) the Company has complied in all material respects with Section 7.04(b), and (iv) prior to, or simultaneously with, such termination, the Company pays the Termination Fee and the Parent Expenses to Parent in accordance with Section 9.03(b)(iii) (any purported termination pursuant this Section 9.01(f) shall not become effective unless and until the Company shall have made such payment);
(g)    by Parent, in the event of a breach by the Company or the Partnership of any representation, warranty, covenant or other agreement contained herein (other than breaches arising under circumstances described in Section 9.01(e) above), or if a representation or warranty of the Company or the Partnership shall have become untrue, which in either case, (i) would result in a failure of a condition set forth in Section 8.02(a), (b) or (c) to be satisfied by the Closing, and (ii) cannot be cured by the Outside Date or, if capable of being cured, shall not have been cured within thirty (30) calendar days following receipt of written notice from Parent stating Parent’s intention to terminate this Agreement pursuant to this Section 9.01(g) and the basis for such termination; provided, however, that none of Parent, Sub REIT, REIT Merger Sub or Partnership Merger Sub is in material breach of any representation, warranty, covenant or other agreement contained herein that would result in the failure of a condition set forth in Section 8.03(a) or (b); or
(h)    by the Company, in the event of a breach by Parent, Sub REIT, REIT Merger Sub or Partnership Merger Sub of any representation, warranty, covenant or other agreement contained herein, or if a representation or warranty of Parent, Sub REIT, REIT Merger Sub or Partnership Merger Sub shall have become untrue, which in either case, (i) would result in a failure of a condition set forth in Section 8.03(a) or (b) to be satisfied by the Closing and (ii) cannot be cured by the Outside Date or, if capable of being cured, shall not have been cured within thirty (30) calendar days following receipt of written notice from the Company stating the Company’s intention to terminate this Agreement pursuant to this Section 9.01(h) and the basis for such termination; provided, however, that neither the Company nor the Partnership is in material breach of any representation, warranty, covenant or other agreement contained herein that would result in the failure of a condition set forth in Section 8.02(a), (b) or (c).

SECTION 9.02.    Effect of Termination. In the event of termination of this Agreement and abandonment of the Mergers and the other Contemplated Transactions pursuant to and in accordance with Section 9.01 by either Parent or the Company, this Agreement shall forthwith become void and of no further force or effect whatsoever and there shall be no liability on the part of any party, or their respective Representatives or Affiliates, except that the agreements set forth in Section 7.03(b), Section 7.06, Section 7.12, Section 9.02, Section 9.03 and Article X shall survive termination; provided, however, that nothing contained in this Agreement shall relieve any party to this Agreement from any liability resulting from or arising out of actual fraud or any willful and material breach of any agreement or covenant hereunder prior to such termination. If this Agreement is terminated as provided herein, all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the agency or other person to which they were made.
SECTION 9.03.    Fees and Expenses. (a)  Except as otherwise explicitly set forth in this Section 9.03 or elsewhere in this Agreement, all costs and expenses incurred in connection with this Agreement, the Ancillary Agreement or the Contemplated Transactions shall be paid by the party incurring such expenses, whether or not the Contemplated Transactions are consummated; provided, however, that each of Parent and the Company shall pay one-half of the expenses related to printing, filing and mailing the Proxy Statement (and any amendments or supplements thereto) and any Other Filings.
(b)    The parties hereto agree that if this Agreement shall be terminated:
(i)    by Parent or the Company pursuant to Section 9.01(d), (A) the Company shall pay Parent, within three (3) Business Days following the date of such termination, the Parent Expenses and the No Vote Termination Fee and (B) if (1) a bona fide Acquisition Proposal was publicly announced after the date of this Agreement and prior to the date of the Company Stockholder Meeting or any adjournment or postponement thereof giving rise to Parent’s or the Company’s right to terminate pursuant to Section 9.01(d), (2) such Acquisition Proposal was not withdrawn prior to the date of such Company Stockholder Meeting or any adjournment or postponement thereof (provided that for purposes of this Section 9.03(b)(i), each reference in the definition of Acquisition Proposal to “20%” will be deemed to be references to “40%”), and (3) within twelve (12) months after termination of this Agreement pursuant to Section 9.01(d), the Company (x) consummates an Acquisition Proposal that results in the sale of (I) 40% or more of the Company’s common stock, and at the time of consummation of such Acquisition Proposal the Company owns directly or indirectly at least three of Gas Company Tower, Wells Fargo Tower, KPMG Tower and 777 Tower (together with the 755 South Figueroa land parcel); provided that a Company Property shall not qualify as “owned” for purposes of this clause (I) if, at the time of consummation of the Acquisition Proposal, (a) such Company Property is under a bona fide binding contract to be sold to any unrelated third party other than the maker of the Acquisition Proposal or (b) a definitive agreement has been reached with lenders or servicers to relinquish ownership of, hold for sale or hold in receivership such Company Property or (II) three or more of Gas Company Tower, Wells Fargo Tower, KPMG Tower and 777 Tower (together with the 755 South Figueroa land parcel) to the same person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) in a transaction or series of related transactions (other than the acquisition by the same person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) pursuant to separate fully marketed transactions for each Company Property); or (y) enters into an agreement for such an Acquisition Proposal that is subsequently consummated, then the Company shall pay Parent, within three (3) Business Days following the consummation of an Acquisition Proposal that satisfies the criteria set forth in clause (3) immediately above, the Termination Fee (provided that the Termination Fee so payable shall be reduced to the extent of the amount of any No Vote Termination Fee paid to Parent pursuant to this Section 9.03(b)(i));
(ii)    by Parent pursuant to Section 9.01(e), then the Company shall pay Parent, within three (3) Business Days after such termination is effective, the Termination Fee and the Parent Expenses; or
(iii)    by the Company pursuant to Section 9.01(f), then the Company shall deliver to Parent before or simultaneously with the termination of this Agreement, the Termination Fee and the Parent Expenses, and such payment shall be a condition to the effectiveness of such termination.
(c)    For purposes of this Agreement, (i) the “No Vote Termination Fee” shall mean an amount equal to four million ($4,000,000) dollars in cash, (ii) “Termination Fee” shall mean an amount equal to seventeen million ($17,000,000) dollars in cash and (iii) “Parent Expenses” shall mean all reasonable and documented out-of-pocket third-party expenses, including the reasonable fees and expenses of lawyers, investment bankers or financial advisors, accountants, engineers, experts, advisors and consultants, incurred by Parent, the Equity Sources and their respective Affiliates in connection with this Agreement and the Contemplated Transactions, up to an aggregate maximum amount of six million ($6,000,000) dollars; provided, however, that in no event shall Parent Expenses include any ticking fees, capital commitment fees, advisory fees or investment banking fees payable to Parent, the Equity Sources or any of their respective Affiliates. All payments under this Section 9.03 shall be made by wire transfer of immediately available funds.
(d)    The Company acknowledges that the agreements contained in this Section 9.03 are a material inducement to the entrance into this Agreement by Parent and, accordingly, if the Company shall fail to pay the Termination Fee or Parent Expenses when due, the Company shall reimburse Parent for all reasonable costs and expenses incurred by Parent (including reasonable fees and expenses of counsel) in connection with the collection and enforcement of this Section 9.03. In addition, if the Company fails to pay the Termination Fee and/or Parent Expenses when due, the Company shall also pay to Parent any interest on the unpaid amount under this Section 9.03, accruing from its due date, at an interest rate per annum equal to two percentage points in excess of the prime commercial lending rate quoted by The Wall Street Journal. Any change in the interest rate hereunder resulting from a change in such prime rate will be effective at the beginning of the date of such change in such prime rate.
(e)    Notwithstanding anything to the contrary in this Agreement but subject to Section 9.03(d), Section 10.07 and Section 10.09, (x) in connection with any termination of this Agreement pursuant to Section 9.01(d), Section 9.01(e) or Section 9.01(f), Parent’s right to receive payment from the Company of the Termination Fee, the No Vote Termination Fee and the Parent Expenses, as applicable, pursuant to Sections 9.03(b)(i), 9.03(b)(ii), or 9.03(b)(iii) shall be the sole and exclusive remedy of Parent, Sub REIT, REIT Merger Sub, Partnership

Merger Sub and their respective Affiliates (the “Parent Parties”) against the Company and the Subsidiaries and any of their respective former, current or future officers, directors, partners, stockholders, managers, members or Affiliates (the “Company Parties”) for the loss suffered as a result of the failure of the Contemplated Transactions to be consummated or for a breach or failure to perform hereunder or otherwise and (y) any payment of the Termination Fee, the No Vote Termination Fee and/or the Parent Expenses shall be reduced by an amount of any damages or other monetary awards payable or paid by any of the Company Parties to any of the Parent Parties; provided, however, that unless the Company promptly pays to Parent when due, and does not dispute the amount or payment of, the Termination Fee or No Vote Termination Fee, nothing contained in this Section 9.03(e) shall relieve the Company Parties from any liability resulting from or arising out of (i) actual fraud or (ii) any material and willful breach of any agreement or covenant contained in Section 7.04 that causes actual harm.
SECTION 9.04.    Waiver. At any time prior to the Effective Time, Parent, Sub REIT, REIT Merger Sub and Partnership Merger Sub, on the one hand, and the Company and the Partnership, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.
ARTICLE X
GENERAL PROVISIONS
SECTION 10.01.    Non-Survival of Representations, Warranties and Agreements. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 10.01 shall not limit any covenant or agreement of the parties to the extent its terms contemplate performance after the Effective Time, but any other covenants and agreements shall not survive the Effective Time.
SECTION 10.02.    Notices. Any notices or other communications required or permitted under, or otherwise in connection with this Agreement, shall be in writing and shall be deemed to have been duly given when delivered in person or upon electronic confirmation of receipt when transmitted by electronic mail (but only if followed by transmittal by national overnight courier or by hand for delivery on the next Business Day) or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next Business Day if transmitted by national overnight courier, in each case as follows:
if to Parent, Sub REIT, REIT Merger Sub or Partnership Merger Sub:
Brookfield Office Properties Inc.
Brookfield Place
250 Vesey Street, 15th Floor
New York, NY 10281-1023

Attention:           Mark Brown
                           Kathleen Kane

with a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, NY 10004-1980
Attention:           Joshua Mermelstein, Esq.
                           Lee S. Parks

if to the Company or the Partnership:

MPG Office Trust, Inc.
355 South Grand Ave., Suite 3300
Los Angeles, CA 90071
Attention:           Christopher M. Norton, Executive Vice President

with a copy to:

Latham & Watkins LLP
355 South Grand Ave.
Los Angeles, CA 90071
Attention:           Julian Kleindorfer, Esq.
                           Brad Helms, Esq.

SECTION 10.03.    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible and the relevant provision may be given effect to the fullest extent consistent with applicable Law.
SECTION 10.04.    Amendment. This Agreement may be amended by the parties hereto by action taken by their respective boards of directors (or similar governing body or entity) at any time prior to the Effective Time, whether before or after the Company Stockholder Approval; provided, however, that, after the Company Stockholder Approval, no amendment may be made without further stockholder approval which, by Law or in accordance with the rules of the NYSE, requires further approval by such stockholders. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

SECTION 10.05.    Entire Agreement; Assignment. This Agreement (together with the Exhibits, the Company Disclosure Schedule and the Parent Disclosure Schedule), the Ancillary Agreement and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede, except as set forth in Section 7.03(b), all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise (except after the Closing the Surviving Entity and Partnership Merger Sub may assign its rights to one or more Affiliates of Parent) by any of the parties hereto without the prior written consent of the other parties hereto, and any purported assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.
SECTION 10.06.    Parties In Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement other than (a) as specifically provided in Section 7.07 and (b) after the Effective Time, the rights of the Company’s stockholders, the holders of Company Stock Options, Restricted Shares and Restricted Stock Units, and the holders of Partnership Units to receive the consideration specified in Article III of this Agreement. Notwithstanding the foregoing, the parties agree that, in the event of Parent’s, Sub REIT’s, REIT Merger Sub’s or Partnership Merger Sub’s material breach, wrongful repudiation or termination of this Agreement or fraud, the Company shall have the right, on behalf of the Company’s stockholders, the holders of Company Stock Options, Restricted Shares and Restricted Stock Units and/or the holders of Partnership Units by the Company or the Partnership, as applicable, to pursue claims for damages against Parent, Sub REIT, REIT Merger Sub and Partnership Merger Sub (including, to the extent established by the Company, claims for damages based on loss of the economic benefits of the Contemplated Transactions to the Company’s stockholders, the holders of Company Stock Options, Restricted Shares and Restricted Stock Units and/or the holders of Partnership Units). Except as set forth in the parenthetical in the immediately preceding sentence, neither party shall have the right to bring any claims for consequential, punitive or exemplary damages or any claims sounding in tort.
SECTION 10.07.    Specific Performance. Notwithstanding anything in this Agreement to the contrary, the parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.
SECTION 10.08.    Governing Law. This Agreement, and all claims and causes of action arising out of, based upon, or related to this Agreement or the negotiation, execution or performance hereof, shall be governed by, construed, interpreted and enforced in accordance with, the Laws of the State of Maryland, without regard to laws that may be applicable under conflicts of laws principles. All Actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Maryland state or federal court.

Each of the parties hereto hereby irrevocably and unconditionally (a) submits to the exclusive jurisdiction of any Maryland state or federal court, for the purpose of any Action arising out of or relating to this Agreement or any Ancillary Agreement brought by any party hereto, (b) agrees not to commence any such action or proceeding except in such courts, (c) agrees that any claim in respect of any such action or proceeding may be heard and determined in any Maryland state or federal court, (d) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding, and (e) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.02. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.
SECTION 10.09.    Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement, any Ancillary Agreement or the Contemplated Transactions. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.09.
SECTION 10.10.    Headings; Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to an Article, a Section, or an Exhibit, such reference shall be to an Article of, a Section of, or an Exhibit to, this Agreement unless otherwise indicated. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The words “include” and “including,” and other words of similar import when used herein shall not be deemed to be terms of limitation but rather shall be deemed to be followed in each case by the words “without limitation.” The word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if.” The words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Article, Section or other subdivision of this Agreement. Any reference herein to “dollars” or “$” shall mean United States dollars. The words “as of the date of this Agreement” and words of similar import shall be deemed in each case to refer to the date of this Agreement as set forth in the Preamble hereto. The words “consistent with past practice” and words of similar import, when used in reference to the Company and/or its Subsidiaries, shall mean the ordinary course of business of the Company and/or its Subsidiaries since January 1, 2011.

SECTION 10.11.    Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
SECTION 10.12.    Mutual Drafting. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties.
SECTION 10.13.    Tax Advice. Neither Parent, Sub REIT, REIT Merger Sub, Partnership Merger Sub or their respective advisors, on the one hand, nor the Company, the Partnership or their respective advisors, on the other hand, make any representations or warranties to the other regarding the Tax treatment of the REIT Merger, the Partnership Merger or any other transaction contemplated pursuant to this Agreement, and each of the parties acknowledges that it is relying solely on its own Tax advisors in connection with this Agreement.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

BROOKFIELD DTLA HOLDINGS L.P.

By: Brookfield DTLA GP LLC, its general partner

By:		BOP Management Inc., its sole member

	By:	/s/ G. MARK BROWN
Name: G. Mark Brown Title: Global Chief Investment Officer

BROOKFIELD DTLA FUND OFFICE TRUST INVESTOR INC.

By:		/s/ G. MARK BROWN
Name: G. Mark Brown Title: Global Chief Investment Officer

BROOKFIELD DTLA FUND OFFICE TRUST INC.

By:		/s/ G. MARK BROWN
Name: G. Mark Brown Title: Global Chief Investment Officer

BROOKFIELD DTLA FUND PROPERTIES LLC
By:		/s/ G. MARK BROWN
Name: G. Mark Brown Title: Global Chief Investment Officer

MPG OFFICE TRUST, INC.

	By:	/s/ CHRISTOPHER M. NORTON
Name: Christopher M. Norton Title: EVP & General Counsel

MPG OFFICE, L.P.

By:	MPG Office Trust, Inc.
a Maryland corporation, its sole general partner

	By:	/s/ CHRISTOPHER M. NORTON
Name: Christopher M. Norton Title: EVP & General Counsel

Annex B

WAIVER AND FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER
This WAIVER AND FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Amendment”), dated as of May 19, 2013, is entered into by and among MPG Office Trust, Inc., a Maryland corporation, MPG Office, L.P., a Maryland limited partnership, Brookfield DTLA Holdings LLC, a Delaware limited liability company (which was converted from a Delaware limited partnership on May 10, 2013), Brookfield DTLA Fund Office Trust Investor Inc., a Maryland corporation, Brookfield DTLA Fund Office Trust Inc., a Maryland corporation, and Brookfield DTLA Fund Properties LLC, a Maryland limited liability company (each, a “Party”, and collectively, the “Parties”). Capitalized terms used herein and not otherwise defined shall have the same meanings as set forth in the Agreement and Plan of Merger, dated as of April 24, 2013, by and among the Parties (the “Agreement”).
WHEREAS, Section 10.04 of the Agreement provides that amendments may be made to the Agreement by execution of an instrument in writing signed by each of the Parties; and
WHEREAS, the Parties wish to amend the Agreement and waive certain rights under the Agreement in order to address certain matters relating to the Form S-4 and other changes.
NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements and provisions herein contained, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
1.    Amendments to and Waivers of Rights Under the Agreement.
(a)    The last sentence of Section 2.05(b) of the Agreement is deleted in its entirety and replaced with the following:
“The limited partnership agreement of the Partnership, as in effect immediately prior to the Partnership Merger Effective Time, shall be the limited partnership agreement of the Surviving Partnership (subject to any amendments made or requested by Parent substantially contemporaneously with the Closing in order to effectuate the provisions of Sections 2.02, 3.02(b) and 3.02(c) ) until thereafter amended or further amended as provided therein or by Law (the “Surviving Partnership Agreement”).”
(b)    Parent hereby irrevocably waives its rights under the last proviso of Section 3.01 (c) of the Agreement, which provides as follows:
“… provided, that if more than 66.6% of the Company Preferred Shares outstanding on the date of this Agreement are tendered and accepted for payment in the Tender Offer, then Parent shall have the right, exercisable by written notice not less than one (1) Business Day prior to the Closing, to convert in the REIT Merger at the Effective Time all remaining (i.e., not being tendered pursuant to the Tender Offer) Company Preferred Shares into cash (upon which payment such Company Preferred Shares shall be canceled and no longer be outstanding) in an amount per Company Preferred Share equal to the Offer Price, but only if such conversion complies with applicable Law and with the Company’s Charter in all respects at the time of conversion (and in the event it would not comply, then immediately prior to the Effective Time, each such remaining Company Preferred Share shall be converted into, and cancelled in exchange for, a Sub REIT Preferred Share in accordance with this Section 3.01(c)).”
Accordingly, and for the sake of clarity, Company Preferred Shares that are not tendered pursuant to the Tender Offer will not be converted into cash in the REIT Merger, but will be converted into Sub REIT Preferred Shares pursuant to the remaining portions of Section 3.01(c).
(c)    Section 7.14(b)(iv) of the Agreement is deleted in its entirety and replaced with the following:
“(iv) consummate the Tender Offer except immediately prior to the Effective Time unless otherwise agreed to by the Company and the Tender Offer Purchaser in writing”
(d)    Section 7.15 of the Agreement is deleted in its entirety and replaced with the following:
“SECTION 7.15. Sub REIT Preferred Shares Registration Statement. (a) As soon as practicable after the date of this Agreement, Sub REIT shall prepare and file with the SEC a registration statement on Form S-4 relating to the issuance (if any) of Sub REIT Preferred Shares to the holders of Company Preferred Shares pursuant to this Agreement (such registration statement, together with any amendments or supplements thereto, the “Form S-4”). Thereafter, Sub REIT shall use its commercially reasonable efforts to (x) have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing, (y) ensure that the Form S-4 complies in all material respects with the applicable provisions of the Exchange Act or Securities Act, and (z) keep the Form S-4 effective for so long as necessary to complete the Contemplated Transactions.
(b) In connection with Sub REIT’s obligations under Section 7.15(a), the parties further agree as follows:
(i) Each party to this Agreement shall furnish to Sub REIT all information concerning itself, its Affiliates and the holders of its capital stock to the other and provide such other assistance as may be reasonably requested in connection with the preparation, filing and distribution of the Form S-4.
(ii) Sub REIT shall promptly notify the Company upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Form S-4, and shall, as promptly as practicable after receipt thereof, provide the Company with copies of all correspondence between it and its Representatives, on one hand, and the SEC, on the other hand, and all written comments with respect to the Form S-4 received from the SEC and advise the Company of any oral comments with respect to the Form S-4 received from the SEC.
(iii) Sub REIT shall use its commercially reasonable efforts to respond as promptly as practicable to any comments from the SEC with respect to the Form S-4.

(iv) Notwithstanding the foregoing, prior to filing the Form S-4 (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, such filings and responses shall be subject to the reasonable prior review and comment of Parent (including the proposed final version of such document or response).
(v) Sub REIT shall advise the Company, promptly after it receives notice thereof, of the time of effectiveness of the Form S-4, the issuance of any stop order from the SEC relating thereto or the suspension of the qualification of the Sub REIT Preferred Shares for offering or sale in any jurisdiction, and Sub REIT shall use its commercially reasonable efforts to have any such stop order or suspension lifted, reversed or otherwise terminated.
(vi) Sub REIT shall also take any other action required to be taken under the Securities Act, the Exchange Act, any applicable foreign or state securities or “blue sky” Laws and the rules and regulations thereunder in connection with the issuance of the Sub REIT Preferred Shares pursuant to this Agreement.
(vii) If, at any time prior to the effectiveness of the Form S-4, any information relating to any party to this Agreement, or any of their respective Affiliates, should be discovered by any party to this Agreement which, in the reasonable judgment of such party, should be set forth in an amendment of, or a supplement to, the Form S-4, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto, and Sub REIT and the Company shall cooperate to effect the prompt filing with the SEC of any necessary amendment of, or supplement to, the Form S-4 and, to the extent required by Law, in disseminating the information contained in such amendment or supplement to holders of Company Preferred Shares.
(viii) In the absence of a stop order from the SEC that has been issued prior to the Closing and has not been lifted, reversed or otherwise terminated, the effectiveness of the Form S-4 is not, nor shall anything in Article VIII be deemed to make the absence of an effective Form S-4, a condition to the obligations of Parent, Sub REIT, REIT Merger Sub and/or Partnership Merger Sub to consummate the Mergers and the other Contemplated Transactions.
(ix) Notwithstanding clause (viii) or anything to the contrary elsewhere in this Agreement, if all conditions to the obligations of Parent, Sub REIT, REIT Merger Sub and/or Partnership Merger Sub to consummate the Mergers and the other Contemplated Transactions have been satisfied (other than conditions which by their terms are required to be satisfied or waived at the Closing) but either (A) the Form S-4 shall not have become effective in accordance with the provisions of the Securities Act or (B) the SEC shall have issued a stop order suspending the effectiveness of the Form S-4 that remains in effect, then Parent shall have the right, by written notice to the Company (delivered one or more times) at least one (1) Business Day prior to the date on which the

Closing would otherwise be required to occur pursuant to Section 2.06 or the date set forth in clause (I) below, to delay the Closing until the earliest to occur of (I) the date specified by Parent in such written notice, (II) one (1) Business Day after the date on which the Form S-4 shall have become effective in accordance with the Securities Act, (III) one (1) Business Day after any stop order (if any) issued by the SEC in respect of the Form S-4 has been lifted, reversed or otherwise terminated, and (IV) September 25, 2013; provided, that, as a result of delivering such written notice, Parent shall be deemed to have immediately and irrevocably waived all conditions to Closing set forth in Section 8.01 (other than Section 8.01(b) to the extent not related to a stop order suspending the effectiveness of the Form S-4) and in Section 8.02 (other than (x) Section 8.02(b) but only if the failure of such condition to be satisfied arises from an action by the Company or the Partnership that constitutes a willful and material breach of this Agreement and that results in a long-term adverse effect on the business of the Company and the Partnership and (y) Section 8.02(c)), and, after August 15, 2013, to also have irrevocably waived the conditions to Closing set forth in Sections 8.01(b) and 8.02(c).”
(e)    Section 9.01(c) of the Agreement is deleted in its entirety and replaced with the following:
“(c) by either the Company or Parent by written notice to the other party if the Mergers shall not have been consummated on or before August 15, 2013 (the “Outside Date”); provided that the right to terminate this Agreement under this Section 9.01(c) shall not be available to any party if such party’s breach of this Agreement, including the failure to use commercially reasonable efforts to consummate the Mergers and the other Contemplated Transactions, has been the cause of the failure of the Mergers and the other Contemplated Transactions to be consummated on or before such date; provided, further, that if all conditions to the Closing have been satisfied (or waived by the applicable party) prior to the Outside Date other than the conditions set forth in Section 8.01(a) or Section 8.02(f)(i) (and other than conditions which by their terms are required to be satisfied or waived at the Closing), then (i) the Company shall have the right, by delivery of written notice to Parent prior to the Outside Date to extend the Outside Date until September 16, 2013 and (ii) Parent shall have the right, by delivery of written notice to the Company prior to the Outside Date to extend the Outside Date until August 30, 2013; provided, further, that, if either (A) the Form S-4 shall not have become effective in accordance with the provisions of the Securities Act or (B) the SEC shall have issued a stop order suspending the effectiveness of the Form S-4, then the Company shall have the right, by delivery of written notice to Parent prior to the Outside Date on one or more occasions to extend the Outside Date up to until October 31, 2013; provided, further, that if Parent elects to delay the Closing in accordance with Section 7.15(b)(ix), then on or prior to August 15, 2013 the only grounds for termination by Parent pursuant to this Section 9.01(c) shall be the failure of the conditions set forth in Sections 8.01(b) (other than to the extent related to a stop order suspending the effectiveness of the Form S-4) and 8.02(c), and after August 15, 2013, Parent shall be deemed to have waived irrevocably any right to terminate this Agreement in accordance with this Section 9.01(c);”

2.    Full Force and Effect. Except as expressly amended hereby, each term, provision and Exhibit of the Agreement (i) is hereby ratified and confirmed, (ii) is hereby incorporated herein and (iii) will and does remain in full force and effect. This Amendment may not be amended except by an instrument in writing signed by the Parties.
3.    Mutual Drafting. Each Party hereto has participated in the drafting of this Amendment, which each Party acknowledges is the result of extensive negotiations between the Parties.
4.    Severability. If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that transactions contemplated by this Amendment be consummated as originally contemplated to the fullest extent possible and the relevant provision may be given effect to the fullest extent consistent with applicable Law.
5.    Counterparts. This Amendment may be executed in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same Amendment.
6.    Governing Law. This Amendment, and all claims or causes of actions arising out of, based upon, or related to this Amendment or the negotiation, execution or performance hereof, shall be governed by, construed, interpreted and enforced in accordance with, the Laws of the State of Maryland, without regard to laws that may be applicable under conflicts of laws principles. All Actions and proceedings arising out of or relating to this Amendment shall be heard and determined exclusively in any Maryland state or federal court. Each of the Parties hereto hereby irrevocably and unconditionally (a) submits to the exclusive jurisdiction of any Maryland state or federal court, for the purpose of any Action arising out of or relating to this Amendment brought by any Party hereto, (b) agrees not to commence any such action or proceeding except in such courts, (c) agrees that any claim in respect of any such action or proceeding may be heard and determined in any Maryland state or federal court, (d) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding, and (e) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each of the Parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Amendment irrevocably consents to service of process in the manner provided for notices in Section 10.02 of the Agreement. Nothing in this Amendment will affect the right of any party to this Amendment to serve process in any other manner permitted by Law.

7.    Waiver of Jury Trial. Each of the Parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Amendment. Each of the Parties hereto (a) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other Parties hereto have been induced to enter into this Amendment and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 7.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the date first written above by their respective officers thereunto duly authorized.

BROOKFIELD DTLA HOLDINGS LLC

By:	/s/ G. MARK BROWN
Name: G. Mark Brown Title: Global Chief Investment Officer

BROOKFIELD DTLA FUND OFFICE TRUST INVESTOR INC.

By:	/s/ G. MARK BROWN
Name: G. Mark Brown Title: Global Chief Investment Officer

BROOKFIELD DTLA FUND OFFICE TRUST INC.

By:	/s/ G. MARK BROWN
Name: G. Mark Brown Title: Global Chief Investment Officer

BROOKFIELD DTLA FUND PROPERTIES LLC
By:	/s/ G. MARK BROWN
Name: G. Mark Brown Title: Global Chief Investment Officer

Annex C

GUARANTEE
This Guarantee is made and entered into as of April 24, 2013 (the “Guarantee”) by and between Brookfield Office Properties Inc., an Ontario corporation (“Guarantor”), and MPG Office Trust, Inc., a Maryland Corporation (the “Company”). Except as specified herein, capitalized terms used in this Guarantee shall have the meanings assigned to such terms in the Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, by and among Brookfield DTLA Holdings L.P., a Delaware limited partnership (“Parent”), Brookfield DTLA Fund Office Trust Inc., a Maryland corporation (“Sub REIT”), Brookfield DTLA Fund Office Trust Inc., a Maryland corporation (“REIT Merger Sub”), Brookfield DTLA Fund Properties LLC, a Maryland limited liability company (“Partnership Merger Sub” and, together with Parent, Sub REIT, REIT Merger Sub, the Tender Offer Purchaser and their respective successors and assigns, the “Parent Parties”), the Company, and MPG Office, L.P., a Maryland limited partnership (the “Partnership”).

1.    GUARANTEE. In consideration of, and as an inducement to the Company and the Partnership entering into the Merger Agreement and performing their obligations thereunder, Guarantor hereby absolutely, irrevocably and unconditionally guarantees to the Company, subject to the terms and conditions set forth herein, the full performance and payment by the Parent Parties of all of their respective payment and/or other monetary obligations and liabilities arising under or in connection with the Merger Agreement and the other Contemplated Transactions, including without limitation (i) all obligations of the Parent Parties to pay consideration to holders of securities of the Company and the Partnership (including the Company Common Share Merger Consideration (including the Company Common Share Merger Consideration payable to holders of Restricted Shares), the Option Merger Consideration, the RSU Merger Consideration, the Partnership Cash Merger Consideration, the Offer Price if and to the extent payable in the Tender Offer in accordance with Section 7.14 of the Merger Agreement and any cash payable to holders of Company Preferred Shares as contemplated by Section 3.01(c) of the Merger Agreement), (ii) all obligations of the Parent Parties in respect of payments to lenders, servicers and others in connection with obtaining the Loan Consents pursuant to Section 7.05(d) of the Merger Agreement and Section 7.05(d) of the Company Disclosure Schedule, and (iii) all obligations in respect of claims, judgments or other monetary liabilities arising from any breach, default or non-compliance with the Merger Agreement by any of the Parent Parties (collectively, the “Guaranteed Obligations”); provided, however, notwithstanding anything to the contrary contained herein, the Guaranteed Obligations shall not include the obligations of any Parent Party arising under Section 7.07 of the Merger Agreement. The Company shall have the right, exercisable in its sole discretion, to pursue any and all available remedies it may have arising out of the Guaranteed Obligations directly against Guarantor or any Parent Party in the first instance.

2.    NATURE OF GUARANTEE. The Company shall not be obligated to file any claim relating to Guarantor’s obligations in the event that any Parent Party becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Company to so file shall not affect Guarantor’s Guaranteed Obligations. In the event that any payment in respect of any Guaranteed Obligation is rescinded or must otherwise be returned for any reason whatsoever, Guarantor shall remain liable hereunder, subject to the terms and provisions hereof, with respect to the Guaranteed Obligations as if such payment had not been made. This Guarantee is an unconditional guarantee of payment and performance, and not of collectability.

3.    CHANGES IN OBLIGATIONS; CERTAIN WAIVERS.
I.    Guarantor agrees that the Company may at any time and from time to time, without notice to or further consent of Guarantor, extend the time of payment of any of the Guaranteed Obligations, and may also make any agreement with the Parent Parties, without Guarantor’s consent, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any other agreement between the Company and any of the Parent Parties without in any way impairing or affecting Guarantor’s obligations under this Guarantee. Guarantor agrees that, subject to the terms and provisions hereof, the Guaranteed Obligations shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure or delay of the Company to assert any claim or demand or to enforce any right or remedy against any Parent Party; (b) any change in the time, place or manner of payment of any of the Guaranteed Obligations or any rescission, waiver, compromise, consolidation or other amendment to or modification of any of the terms or provisions of the Merger Agreement made in accordance with the terms thereof or any agreement evidencing, securing or otherwise executed in connection with any of the Guaranteed Obligations, including the Tender Offer; (c) the addition, substitution or release of any other Person interested in the transactions contemplated by the Merger Agreement; (d) any change in the corporate or organizational existence, structure or ownership of any Parent Party or any other Person interested in the transactions contemplated by the Merger Agreement; (e) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Parent Party or any other Person liable with respect to any of the Guaranteed Obligations; (f) the existence of any claim, set-off or other rights which Guarantor may have at any time against the Parent Parties, the Company or any of their respective Affiliates, whether in connection with the Guaranteed Obligations or otherwise; (g) the adequacy of any other means the Company may have of satisfying any of the Guaranteed Obligations; (h) any other act or omission which might in any manner or to any extent vary the risk of Guarantor or otherwise operate as a release or discharge of Guarantor, all of which may be done without notice to Guarantor; or (i) any other event or circumstance, whether similar or dissimilar to the foregoing. To the fullest extent permitted by Law, Guarantor hereby expressly waives any and all rights or defenses arising by reason of any Law which would otherwise require any election of remedies by the Company. Guarantor waives promptness, diligence, notice of the acceptance of this Guarantee and of the Guaranteed Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of any obligations incurred and all other notices of any kind (other than notices to any of the Parent Parties pursuant to the Merger Agreement), all defenses which may be available by virtue of any valuation, stay, moratorium Law or other similar Law now or hereafter in effect, any right to require the marshaling of assets of the Parent Parties or any other entity or other Person interested in the transactions contemplated by the Merger Agreement, and all suretyship defenses generally (other than defenses to the payment of the Guaranteed Obligations that are available to any of the Parent Parties under the Merger Agreement or breach by the Company of this Guarantee). Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Merger Agreement and that the waivers set forth in this Guarantee are knowingly made in contemplation of such benefits. Subject to the provisions of Section 2 and this Section 3, Guarantor reserves the right to assert defenses which any of the Parent Parties may have to payment of any Guaranteed Obligations in accordance with the terms and conditions of the Merger Agreement. Notwithstanding anything to the contrary contained in this Guarantee or otherwise, the Company hereby agrees that to the extent the Parent Parties are relieved of all or any portion of any Guaranteed Obligation, Guarantor shall be similarly relieved of its corresponding obligations under this Guarantee. Each party hereby covenants and agrees that it shall not institute, directly or indirectly, any proceeding asserting that any of the terms and provisions of this Guarantee are illegal, invalid or unenforceable.

II.    Guarantor hereby unconditionally waives any rights that it may now have or hereafter acquire against any of the Parent Parties that arise from the existence, payment, performance, or enforcement of the Guaranteed Obligations or Guarantor’s obligations under or in respect of any other agreement in connection with the Merger Agreement or this Guarantee, including without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Company against any Parent Party, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Parent Party, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations shall have been previously paid in full in immediately available funds. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the payment in full of the Guaranteed Obligations, such amount shall be received and held in trust for the benefit of the Company, shall be segregated from other property and funds of the Guarantor and shall forthwith be paid or delivered to the Company in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, or to be held as collateral for any Guaranteed Obligations thereafter arising.

4.    NO WAIVER; CUMULATIVE RIGHTS. No failure on the part of the Company to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Company of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power. Each and every right, remedy and power hereby granted to the Company or allowed it by Law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Company at any time or from time to time. The Company shall not have any obligation to proceed at any time or in any manner against, or exhaust any or all of the Company’s rights against, any Parent Party prior to proceeding against Guarantor.

5.    REPRESENTATIONS AND WARRANTIES. Guarantor hereby represents and warrants that: (a) it is a corporation, duly incorporated, validly existing and in good standing under the Laws of the Province of Ontario, (b) it has all necessary power and authority to enter into, execute and deliver this Guarantee and to perform fully its Guaranteed Obligations, (c) this Guarantee has been duly executed and delivered by Guarantor and constitutes a valid, binding and enforceable obligation of Guarantor, except as enforceability may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium or similar Laws from time to time in effect affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (d) the execution, delivery and performance of this Guarantee by Guarantor does not conflict with or violate Guarantor’s organizational documents or any Law or contractual restriction binding on Guarantor or its assets; and (e) all consents, approvals, authorizations and permits of, filings with and notifications to, any Governmental Authority necessary for the due execution, delivery and performance of this Guarantee by Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Authority is required in connection with the execution, delivery or performance of this Guarantee, except, in the case of clauses (d) and (e) of this paragraph, for any such conflicts, violations, consents, breaches, defaults or other occurrences that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

6.    CONFIDENTIALITY. This Guarantee shall be treated as confidential and is being provided to the Company solely in connection with the transactions contemplated by the Merger Agreement and the Contemplated Transactions. This Guarantee may not be used, circulated, quoted or otherwise referred to in any document, except with the written consent of Guarantor; provided, however, that the Company may disclose this Guarantee to the extent required by applicable Law, the applicable rules of any national securities exchange or in connection with any U.S. Securities Exchange Commission filings relating to the Merger Agreement and/or the Contemplated Transactions.

7.    NO ASSIGNMENT. Neither Guarantor nor the Company may assign or delegate its rights, interests or obligations hereunder to any other Person (except by operation of law) without the prior written consent of the Company or such Guarantor, as the case may be. Any purported assignment without such consent shall be null and void.

8.    TERMINATION. This Guarantee shall terminate automatically and immediately, and Guarantor shall have no further obligations under this Guarantee in the event of the Closing under the Merger Agreement or the termination of the Merger Agreement pursuant to and in accordance with Section 9.01 of the Merger Agreement; provided, however, that if on the date of termination of this Guarantee, any proceeding to enforce this Guarantee is brought within forty-five (45) days of such termination, the Guaranteed Obligations shall continue and survive such termination until such proceeding is finally and conclusively resolved.

9.    NOTICES. Any notices or other communications required or permitted under, or otherwise in connection with this Agreement, shall be in writing and shall be deemed to have been duly given when delivered in person or upon electronic confirmation of receipt when transmitted by electronic mail (but only if followed by transmittal by national overnight courier or by hand for delivery on the next Business Day) or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next Business Day if transmitted by national overnight courier, in each case as follows:

if to Guarantor:

Brookfield Office Properties Inc.
Brookfield Place
250 Vesey Street, 15th Floor
New York, NY 10281-1023
Attention:           Mark Brown
                           Kathleen Kane

with a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, NY 10004-1980
Attention:           Joshua Mermelstein, Esq.
                           Lee S. Parks

if to the Company:

MPG Office Trust, Inc.
355 South Grand Ave., Suite 3300
Los Angeles, CA 90071
Attention:           Christopher M. Norton, Executive Vice President

with a copy to:

Latham & Watkins LLP
355 South Grand Ave.
Los Angeles, CA 90071
Attention:           Julian Kleindorfer, Esq.
                           Brad Helms, Esq.

10.    AMENDMENT. This Guarantee may not be amended, supplemented or modified, except by an express written consent of Guarantor and the Company.

11.    GOVERNING LAW. This Guarantee and all actions arising under or in connection therewith shall be governed by and construed and enforced in accordance with the Laws of the State of Maryland, without regard to laws that may be applicable under conflicts of laws principles. Each party hereto hereby irrevocably and unconditionally (a) submits to the exclusive jurisdiction of any Maryland state or federal court, for the purpose of any Action arising out of or relating to this Guarantee brought by any party hereto, (b) agrees not to commence any such action or proceeding except in such courts, (c) agrees that any claim in respect of any such action or proceeding may be heard and determined in any Maryland state or federal court, (d) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding, and (e) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding.

12.    WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTEE. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAS BEEN INDUCED TO ENTER INTO THIS LIMITED GUARANTEE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.

13.    COUNTERPARTS. This Guarantee may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, Guarantor and the Company have caused this Guarantee to be executed as of the date first written above by their respective officers thereunto duly authorized.

BROOKFIELD OFFICE PROPERTIES INC.

By:	/s/ DENNIS FRIEDRICH
Name:	Dennis Friedrich
Title:	Chief Executive Officer

Accepted and Agreed to:

MPG OFFICE TRUST, INC.

By:	/s/ CHRISTOPHER M. NORTON
Name:	Christopher M. Norton
Title:	Executive Vice President, General Counsel and Secretary

Annex D
[LETTERHEAD OF WELLS FARGO SECURITIES, LLC]

April 24, 2013

The Board of Directors
MPG Office Trust, Inc.
355 South Grand Avenue, Suite 3300
Los Angeles, California 90071

The Board of Directors:

The Board of Directors (the “Board”) of MPG Office Trust, Inc., a Maryland corporation (“MPG”), has asked Wells Fargo Securities, LLC (“Wells Fargo Securities”) to advise it with respect to the fairness, from a financial point of view, to holders of the common stock, par value $0.01 per share, of MPG (“MPG Common Shares”) of the Common Share Consideration (as hereinafter defined) to be received by such holders pursuant to an Agreement and Plan of Merger (the “Agreement”) proposed to be entered into among Brookfield DTLA Holdings L.P. (“Parent”), a Delaware limited partnership and an affiliate of Brookfield Office Properties Inc. (“Brookfield”), Brookfield DTLA Fund Office Trust Investor Inc., a Maryland corporation and wholly owned subsidiary of Parent (“Sub REIT”), Brookfield DTLA Fund Office Trust Inc., a Maryland corporation and wholly owned subsidiary of Sub REIT (“REIT Merger Sub”), Brookfield DTLA Fund Properties LLC, a Maryland limited liability company and wholly owned subsidiary of REIT Merger Sub (“Partnership Merger Sub”), MPG and MPG Office, L.P., a Maryland limited partnership and operating partnership of MPG (the “Partnership”). The Agreement provides, among other things, for the (i) merger of Partnership Merger Sub and the Partnership (the “Partnership Merger”) and (ii) merger of MPG and REIT Merger Sub (the “REIT Merger” and, together with the Partnership Merger, the “Transaction”) pursuant to which each outstanding MPG Common Share in such REIT Merger will be converted into, and canceled in exchange for, the right to receive $3.15 per share in cash (the “Common Share Consideration”). The terms and conditions of the Transaction and certain related transactions are more fully set forth in the Agreement.

In arriving at our opinion, we have, among other things:

•	Reviewed an execution version, provided on April 24, 2013, of the Agreement, including the financial terms of the REIT Merger;

•
Reviewed certain publicly available business, financial and other information regarding MPG, including information set forth in its annual reports to stockholders and annual reports on Form 10-K for the fiscal years ended December 31, 2010, 2011 and 2012;

•
Reviewed certain other business and financial information regarding MPG furnished to us by and discussed with the management of MPG, including financial forecasts and estimates prepared by the management of MPG for fiscal years ending December 31, 2013 through 2017 after giving effect to pending and planned sales and dispositions of, and refinancings of loans related to, certain properties of MPG;

The Board of Directors
MPG Office Trust, Inc.
April 24, 2013

•	Discussed with the management of MPG the operations and prospects of MPG, including the historical financial performance and trends in the results of operations of MPG;

•
Participated in discussions among representatives of MPG, Brookfield and their respective advisors regarding the proposed Transaction and related transactions and considered the results of the efforts on behalf of MPG to solicit, at the direction of MPG, indications of interest and definitive proposals from third parties with respect to a possible acquisition of MPG;

•
Analyzed the estimated net asset value of MPG’s real estate portfolio based upon financial forecasts and estimates referred to above and assumptions relating thereto discussed with and confirmed as reasonable by the management of MPG;

•
Analyzed the estimated value of MPG upon liquidation based upon financial forecasts and estimates referred to above and assumptions relating thereto discussed with and confirmed as reasonable by the management of MPG;

•
Analyzed the estimated present value of the future cash flows of MPG based upon financial forecasts and estimates referred to above and assumptions relating thereto discussed with and confirmed as reasonable by the management of MPG; and

•	Considered other information, such as financial studies, analyses, and investigations, as well as financial, economic and market criteria, that we deemed relevant.
In connection with our review, we have assumed and relied upon the accuracy and completeness of the financial and other information provided, discussed with or otherwise made available to us, including all accounting, tax, regulatory and legal information, and we have not made (and have not assumed any responsibility for) any independent verification of such information. We have relied upon assurances of the management of MPG that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial forecasts, estimates and other information utilized in our analyses, we have been advised by the management of MPG and, at the direction of MPG, we have assumed that they have been reasonably prepared and reflect the best currently available estimates, judgments and assumptions of the management of MPG as to the future financial performance of MPG. We assume no responsibility for, and express no view as to, such forecasts, estimates or other information utilized in our analyses or the judgments or assumptions upon which they are based. We also have assumed that there have been no material changes in the condition (financial or otherwise), results of operations, business or prospects of MPG since the respective dates of the most recent financial statements and other information provided to us. In arriving at our opinion, we have not conducted physical inspections of the properties or assets of MPG or any other entity, nor have we made or been provided with any evaluations or appraisals of the properties, assets or liabilities (contingent or otherwise) of MPG or any other entity. We also have not evaluated the solvency or fair value of MPG, Brookfield or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters.

In rendering our opinion, we have assumed, at the direction of MPG, that the final form of the Agreement, when signed by the parties thereto, will not differ from the execution version of the Agreement reviewed by us in any respect meaningful to our analyses or opinion, that the Transaction and related transactions will be consummated in accordance with the terms

The Board of Directors
MPG Office Trust, Inc.
April 24, 2013

described in the Agreement and in compliance with all applicable laws, without amendment or waiver of any material terms or conditions, that, in the course of obtaining any necessary legal, regulatory or third party consents, approvals or agreements for the Transaction and related transactions, no delay, limitation or restriction, including any divestiture or other requirements, will be imposed or action will be taken that will have an adverse effect on MPG or the Transaction and that no such adverse effect will result in the event that the REIT Merger is effected through an alternative structure as permitted under the terms of the Agreement. We have been advised by representatives of MPG that MPG has operated in conformity with the requirements for qualification as a real estate investment trust (“REIT”) for federal income tax purposes since its formation as a REIT. Our opinion is necessarily based on economic, market, financial and other conditions existing, and information made available to us, as of the date hereof. As the Board is aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on MPG or the Transaction. Although subsequent developments may affect the matters set forth in this opinion, we do not have any obligation to update, revise, reaffirm or withdraw this opinion or otherwise comment on or consider any such events occurring or coming to our attention after the date hereof.

Our opinion only addresses the fairness, from a financial point of view and as of the date hereof, of the Common Share Consideration to be received in the REIT Merger by holders of MPG Common Shares pursuant to the Agreement to the extent expressly specified herein, and no opinion or view is expressed with respect to any other consideration to be received or other amounts payable in respect of any other securities of MPG or any other party. Our opinion does not address any other terms, aspects or implications of the Transaction, any related transactions or any other agreement, arrangement or understanding entered into in connection with or contemplated by the Transaction, any related transactions or otherwise, including, without limitation, the form or structure of the Transaction or any terms, aspects or implications of the Partnership Merger or any related transactions, including the purchase by DTLA Fund Holding Co. of newly issued common units representing limited partnership interests in the Partnership or Parent’s (or its subsidiary’s) offer to purchase outstanding shares of 7.625% Series A Cumulative Redeemable Preferred Stock of MPG (the “Tender Offer”). Our opinion also does not address any terms or other aspects of pending or planned sales or dispositions of, or refinancings of loans related to, certain properties of MPG or any alternatives with respect to such properties. In addition, our opinion does not address the fairness of the amount or nature of, or any other aspects relating to, any compensation to be received by any officers, directors, managers or employees of any parties to the Transaction or any related transactions, or class of such persons, relative to the Common Share Consideration or otherwise. Our opinion also does not address the merits of the underlying decision by MPG to enter into the Agreement or the relative merits of the Transaction or any related transactions compared with other business strategies or transactions available or that have been or might be considered by the management of MPG or the Board or in which MPG might engage. We also are not expressing any view or opinion with respect to, and with the consent of MPG have relied upon the assessments of representatives of MPG regarding, accounting, tax, regulatory, legal or similar matters as to which we understand that MPG obtained such advice as it deemed necessary from qualified professionals.

The issuance of this opinion was approved by an authorized committee of Wells Fargo Securities. Wells Fargo Securities is the trade name for certain capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo

The Board of Directors
MPG Office Trust, Inc.
April 24, 2013

Securities, LLC. Wells Fargo Securities has been engaged to act as financial advisor to MPG in connection with the Transaction and will receive a fee for such services, a portion of which is payable upon delivery of this opinion and a significant portion of which is contingent upon consummation of the Transaction. MPG also has agreed to reimburse certain of Wells Fargo Securities’ expenses and to indemnify us and certain related parties against certain liabilities that may arise out of our engagement. Wells Fargo Securities and our affiliates provide a full range of investment banking and financial advisory, securities trading, brokerage and lending services in the ordinary course of business, for which we and such affiliates receive customary fees. In connection with unrelated matters, Wells Fargo Securities and our affiliates in the past have provided, currently are providing and in the future may provide banking and financial services to MPG, Brookfield and certain of their respective affiliates, for which Wells Fargo Securities and our affiliates have received and expect to receive fees, including (i) acting as syndication agent for and/or lender or participant under certain credit facilities of, and providing certain real estate, financial advisory and other financial services to, MPG and (ii) acting as a lender under certain credit facilities of, and providing real estate, financial advisory, capital markets and other financial services to, Brookfield and its affiliates. As you are aware, our affiliate, Eastdil Secured, LLC, has been retained by MPG to provide certain real estate brokerage services relating to pending and planned sales of certain properties expected to be consummated prior to the closing of the Transaction, for which services such affiliate will receive customary compensation. In addition, an affiliate of Wells Fargo Securities has filed a Schedule 13G with respect to its beneficial ownership of approximately 9.79% of outstanding MPG Common Shares. In the ordinary course of business, Wells Fargo Securities and our affiliates may actively trade, hold or otherwise effect transactions in the securities or financial instruments (including bank loans or other obligations) of MPG, Brookfield and their respective affiliates for our and our affiliates’ own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities or financial instruments.

It is understood that this opinion is for the information and use of the Board (in its capacity as such) in connection with its evaluation of the Transaction. Our opinion does not constitute a recommendation to the Board or any other person or entity in respect of the Transaction or any related transactions, including whether any securityholder should participate in the Tender Offer or how any securityholder should vote or act in connection with the Transaction or any related transactions.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, it is our opinion that, as of the date hereof, the Common Share Consideration to be received in the REIT Merger by holders of MPG Common Shares pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ WELLS FARGO SECURITIES, LLC

WELLS FARGO SECURITIES, LLC

Annex E  .

[LETTERHEAD OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED]

April 24, 2013

The Board of Directors
MPG Office Trust, Inc.
355 South Grand Avenue, Suite 3300
Los Angeles, California 90071

The Board of Directors:

We understand that MPG Office Trust, Inc. (“MPG”) proposes to enter into an Agreement and Plan of Merger (the “Agreement”) among Brookfield DTLA Holdings L.P. (“Parent”), an affiliate of Brookfield Office Properties Inc. (“Brookfield”), Brookfield DTLA Fund Office Trust Investor Inc., a wholly owned subsidiary of Parent (“Sub REIT”), Brookfield DTLA Fund Office Trust Inc., a wholly owned subsidiary of Sub REIT (“REIT Merger Sub”), Brookfield DTLA Fund Properties LLC, a wholly owned subsidiary of REIT Merger Sub (“Partnership Merger Sub”), MPG and MPG Office, L.P., the operating partnership of MPG (the “Partnership”), pursuant to which, among other things, (i) Partnership Merger Sub and the Partnership will merge (the “Partnership Merger”) and (ii) MPG and REIT Merger Sub will merge (the “REIT Merger” and, together with the Partnership Merger, the “Transaction”) and, in such REIT Merger, each outstanding share of the common stock, par value $0.01 per share, of MPG (“MPG Common Shares”) will be converted into, and canceled in exchange for, the right to receive $3.15 per share in cash (the “Common Share Consideration”). The terms and conditions of the Transaction and certain related transactions are more fully set forth in the Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to the holders of MPG Common Shares of the Common Share Consideration to be received by such holders in the REIT Merger.

In connection with this opinion, we have, among other things:

(i)	reviewed certain publicly available business and financial information relating to MPG;

(ii)
reviewed certain internal financial and operating information with respect to the business, operations and prospects of MPG furnished to or discussed with us by the management of MPG, including certain financial forecasts relating to MPG prepared by such management after giving effect to pending and planned sales and dispositions of, and refinancings of loans related to, certain properties of MPG (such forecasts, “MPG Forecasts”);

(iii)	discussed the past and current business, operations, financial condition and prospects of MPG with members of senior management of MPG;

(iv)	reviewed the trading history for MPG Common Shares and a comparison of that trading history with the trading histories of other companies we deemed relevant;

(v)	compared certain financial and stock market information of MPG with similar information of other companies we deemed relevant;

(vi)	compared certain financial terms of the REIT Merger to financial terms, to the extent publicly available, of other transactions we deemed relevant;

The Board of Directors MPG Office Trust, Inc. Page 2	[LETTERHEAD OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED]

(vii)
considered the results of the efforts on behalf of MPG to solicit, at the direction of MPG, indications of interest and definitive proposals from third parties with respect to a possible acquisition of MPG;

(viii)	reviewed an execution version, provided on April 24, 2013, of the Agreement; and

(ix)	performed such other analyses and studies and considered such other information and factors as we deemed appropriate.
In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the management of MPG that it is not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the MPG Forecasts, we have been advised by MPG, and we have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of MPG as to the future financial performance of MPG. We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of MPG or any other entity, nor have we made any physical inspection of the properties or assets of MPG or any other entity. We have not evaluated the solvency or fair value of MPG, Brookfield or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of MPG, that the Transaction and related transactions will be consummated in accordance with their respective terms without waiver, modification or amendment of any material term, condition or agreement, that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction and related transactions, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on MPG or the Transaction and that no such adverse effect will result in the event that the REIT Merger is effected through an alternative structure as permitted under the terms of the Agreement. We also have assumed, at the direction of MPG, that the final executed Agreement will not differ in any material respect from the execution version of the Agreement reviewed by us. We have been advised by representatives of MPG that MPG has operated in conformity with the requirements for qualification as a real estate investment trust (“REIT”) for federal income tax purposes since its formation as a REIT.

We express no view or opinion as to any terms or other aspects or implications of the Transaction (other than the Common Share Consideration to the extent expressly specified herein), any related transactions or any other agreement, arrangement or understanding entered into in connection with or contemplated by the Transaction, any related transactions or otherwise, including, without limitation, the form or structure of the Transaction or any terms, aspects or implications of the Partnership Merger or any related transactions, including (i) the purchase by DTLA Fund Holding Co. of newly issued common units representing limited partnership interests in the Partnership or (ii) Parent’s (or its subsidiary’s) offer to purchase outstanding shares of 7.625% Series A Cumulative Redeemable Preferred Stock of MPG (the “Tender Offer”). We also express no view or opinion as to any terms or other aspects of pending or planned sales or dispositions of, or refinancings of loans related to, certain properties of MPG or any alternatives with respect to such properties. Our opinion is limited to the fairness, from a financial point of view, of the Common Share Consideration to be received by holders of MPG Common Shares in the REIT Merger and no opinion or view is expressed with respect to any consideration received in connection with the Transaction or any related transactions by, or other amounts payable to, holders of any other securities of MPG or any other party or any class of securities, creditors or other constituencies

The Board of Directors MPG Office Trust, Inc. Page 3	[LETTERHEAD OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED]

of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any officers, directors, managers or employees of any party to the Transaction or any related transactions, or class of such persons, relative to the Common Share Consideration or otherwise. Furthermore, no opinion or view is expressed as to the relative merits of the Transaction or any related transactions in comparison to other strategies or transactions that might be available to MPG or in which MPG might engage or as to the underlying business decision of MPG to proceed with or effect the Transaction or any related transactions. We also are not expressing any view or opinion with respect to, and have relied, with the consent of MPG, upon the assessments of MPG’s representatives regarding, legal, regulatory, accounting, tax and similar matters as to which we understand that MPG obtained such advice as it deemed necessary from qualified professionals. In addition, we express no opinion or recommendation as to whether any securityholder should participate in the Tender Offer or how any securityholder should vote or act in connection with the Transaction or any related transactions or matter.

We have acted as financial advisor to MPG in connection with the Transaction and will receive a fee for our services, a portion of which is payable upon the rendering of this opinion and a portion of which is contingent upon consummation of the Transaction. In addition, MPG has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.

We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of MPG, Brookfield and certain of their respective affiliates.

MPG and/or its affiliates currently lease or in the past have leased various properties to us or our affiliates.

In addition, we and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Brookfield and/or its affiliates and have received or in the future may receive compensation for the rendering of these services, including having (i) acted or acting as a lender under certain credit facilities and (ii) provided or providing certain treasury management services.

It is understood that this letter is for the benefit and use of the Board of Directors of MPG (in its capacity as such) in connection with and for purposes of its evaluation of the Transaction.

Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. As you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on MPG or the Transaction. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise or reaffirm this opinion. The issuance of this opinion was approved by our Americas Fairness Opinion Review Committee.

The Board of Directors MPG Office Trust, Inc. Page 4	[LETTERHEAD OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED]

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Common Share Consideration to be received in the REIT Merger by holders of MPG Common Shares is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ MERRILL LYNCH, PIERCE, FENNER AND SMITH INCORPORATED

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

MPG
OFFICE TRUST

AUTHORIZE YOUR PROXY BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

AUTHORIZE YOUR PROXY BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

AUTHORIZE YOUR PROXY BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to MPG Office Trust, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

DRAFT

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M60732-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MPG OFFICE TRUST, INC.

	For	Against	Abstain
Vote on the Merger and Other Transactions Contemplated by the Merger Agreement			
1. To approve the merger and the other transactions contemplated by the merger agreement, as more particularly described in the MPG Office Trust, Inc. Proxy Statement.	☐	☐	☐
Vote to Adjourn the Special Meeting			
2. To adjourn the Special Meeting if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the merger and the other transactions contemplated by the merger agreement.	☐	☐	☐
Advisory Vote on Merger-Related Compensation			
3. To approve, on an advisory (non-binding basis), the merger-related compensation that may be paid or become payable to the Company's named executive officers in connection with the merger, as more particularly described in the MPG Office Trust, Inc. Proxy Statement.	☐	☐	☐

4. To vote and otherwise represent the undersigned on any other matter that may properly come before the Special Meeting or any continuation, postponement or adjournment thereof in the discretion of the proxy holder.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED. IF THIS PROXY IS PROPERLY EXECUTED BUT NO INSTRUCTIONS ARE GIVEN WITH RESPECT TO ANY PARTICULAR MATTER, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" THE PROPOSAL TO APPROVE THE MERGER AND OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, "FOR" THE PROPOSAL TO ADJOURN THE SPECIAL MEETING, AND "FOR" THE ADVISORY VOTE TO APPROVE THE MERGER-RELATED COMPENSATION. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AT THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY CONTINUATION, POSTPONEMENT OR ADJOURNMENT THEREOF. THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" PROPOSAL 1, "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3.

Signature(s) shall agree with the name(s) printed on this Proxy. If shares are registered in two names, both stockholders should sign this Proxy. If signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the stockholder is a corporation, please sign in full corporate name by an authorized officer. If the stockholder is a partnership or other entity, please sign that entity's name by authorized person. (Please note any change of address on this Proxy.)

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement and this Proxy Card are available at www.proxyvote.com.

DRAFT

M60733-TBD

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS - [ ] 8:00 AM
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, as record owner of the shares of common stock of MPG Office Trust, Inc., a Maryland corporation (the "Company"), described below, hereby appoints David L. Weinstein and Christopher M. Norton, and each of them, as Proxies for the undersigned with full power of substitution, to attend the Special Meeting of Stockholders of the Company (the "Special Meeting"), to be held on __ , __ at 8:00 a.m., local time, at the Omni Los Angeles Hotel, 251 South Olive Street, Los Angeles, California 90012, and any continuation, postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders, dated __________, and the Proxy Statement of the Company furnished therewith, the terms of each of which are incorporated by reference. Any proxy heretofore given to vote said shares is hereby revoked.

PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.